Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230007

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Pass Through Certificates, Series 2019-1B	$115,584,000	$15,002.81

(1)	The total registration fee of $15,002.81 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 1, 2019)

$115,584,000

2019-1B Pass Through Trust

Pass Through Certificates, Series 2019-1B

JetBlue Airways Corporation (“JetBlue”) is creating a pass through trust, which will issue JetBlue Airways Class B Pass Through Certificates, Series 2019-1. The Class B Certificates are being offered pursuant to this prospectus supplement. Subject to the distribution provisions described herein, the Class B Certificates will rank generally junior to the JetBlue Airways Class AA Pass Through Certificates, Series 2019-1 and the JetBlue Airways Class A Pass Through Certificates, Series 2019-1. The Class AA Certificates and the Class A Certificates were each, and the Class B Certificates will be, issued by separate trusts. The Class AA Certificates and the Class A Certificates were originally issued on November 12, 2019 and are not being offered pursuant to this prospectus supplement.

Each Class B Certificate will represent an interest in the assets of the related pass through trust. The proceeds from the sale of the Class B Certificates will be used by such pass through trust on the date of issuance of the Class B Certificates to acquire the related series of equipment notes to be issued by JetBlue on a full recourse basis. Payments on the equipment notes held in such pass through trust will be passed through to the Certificateholders of such trust. Distributions on the Class B Certificates will be subject to certain subordination provisions described herein. The Class B Certificates do not represent interests in, or obligations of, JetBlue or any of its affiliates.

The equipment notes to be held by the pass through trust for the Class B Certificates will be issued to finance twenty-five Airbus A321-231 aircraft, each delivered new to JetBlue from February 2017 to December 2018. The equipment notes held by the pass through trust for the Class AA Certificates and the Class A Certificates also have been issued for each such aircraft. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the issued and outstanding equipment notes to be held by the pass through trust for the Class B Certificates will be payable semiannually on May 15 and November 15 of each year, commencing on November 15, 2020, and principal on such equipment notes is scheduled for payment on May 15 and November 15 of each year, commencing on November 15, 2020.

Crédit Agricole Corporate and Investment Bank, acting through its New York Branch, will provide a liquidity facility for the Class B Certificates in an amount sufficient to make three semiannual interest distributions on the outstanding balance of the Class B Certificates.

The Class B Certificates will not be listed on any national securities exchange.

Investing in the Class B Certificates involves risks. See “Risk Factors” beginning on page S-20.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pass Through Certificates	Aggregate Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public (1)
Class B	$115,584,000	8.000%	November 15, 2027	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class B Certificates if any are purchased. The aggregate proceeds from the sale of the Class B Certificates will be $115,584,000. JetBlue will pay the underwriters a commission of $1,155,840. In addition, JetBlue has agreed to pay Morgan Stanley & Co. LLC a structuring fee in the amount of $650,000 in connection with structuring services provided in connection with the offering of the Class B Certificates. Delivery of the Certificates in book-entry form will be made on or about August 27, 2020 against payment in immediately available funds.

Sole Structuring Agent and Lead Bookrunner

Morgan Stanley

Bookrunner

Credit Agricole Securities

The date of this prospectus supplement is August 13, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects, as well as the affairs of the Trusts and the Liquidity Provider, may have changed since those dates.

We are not making and the underwriters are not making an offer to sell or solicitation of an offer to purchase the securities offered by this prospectus supplement, the accompanying prospectus and any related free writing prospectus in any jurisdiction where such offer or any sale is not permitted.

Prospectus Supplement

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Index of Defined Terms	Appendix I
Appraisal Letters	Appendix II
Loan to Value Ratios of Equipment Notes	Appendix III
Equipment Note Principal Amounts and Amortization Schedules	Appendix IV

Prospectus

CERTAIN VOLCKER RULE CONSIDERATIONS

The Class B Trust is structured so as to, immediately following the issuance of the Class B Certificates pursuant to the applicable Pass Through Trust Agreement, not constitute a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule”. In reaching this conclusion, although other statutory or regulatory exemptions or exclusions from registration as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), may be available to the Class B Trust, we are relying on the exemption from registration set forth in Rule 3a-7 under the Investment Company Act with respect to the Class B Trust.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Class B Certificates that we are currently offering and information about us, and (b) the accompanying prospectus, which provides general information about us and our pass through certificates, some of which may not apply to the Class B Certificates that we are currently offering. This prospectus supplement contains information that supplements or replaces any inconsistent information included in the accompanying prospectus. To the extent the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. See “About this Prospectus” in the accompanying prospectus.

In this prospectus supplement, references to “JetBlue”, “Company”, “we”, “us” and “our” and all similar references are to JetBlue Airways Corporation and its wholly-owned subsidiaries.

We have given certain capitalized terms specific meanings for purposes of this prospectus supplement. The “Index of Defined Terms” attached as Appendix I to this prospectus supplement lists the page in this prospectus supplement on which we have defined each such term.

At various places in this prospectus supplement, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement can be found is listed in the foregoing Table of Contents. All such cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not the accompanying prospectus, unless otherwise stated.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements about our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or behavior; restrictions on our business related to the financing we accepted under the CARES Act; our significant fixed obligations and substantial indebtedness; risk associated with execution of our strategic operating plans in the near-term and long- term; the recording of a material impairment loss of tangible or intangible assets; our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers, including for aircraft, aircraft engines and parts and vulnerability to delays by those suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation, including new or increased tariffs; changes in our industry due to other airlines’ financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; adverse weather conditions or natural disasters; and external geopolitical events and conditions. These and other known material risk factors applicable to JetBlue are described under the heading “Risk Factors” in this prospectus supplement, in “Risks Related to JetBlue” and “Risks Associated with the Airline Industry” in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, in “Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 and in any subsequent filing incorporated by reference herein, other than risks that could apply to any issuer or offering. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov.

We also make available, free of charge, on or through our Internet web site (blueir.investproductions.com/investor-relations) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may request copies of these filings at no cost through our Investor Relations Department at: ir@jetblue.com, telephone no. +1 (718) 709-2202 or our Internet web site (blueir.investproductions.com/investor-relations). The contents of our web site are not incorporated into this prospectus supplement or the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site listed above.

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus supplement certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus supplement, even though it is not repeated in this prospectus supplement; and

•	information that we file later with the SEC will automatically update and supersede this prospectus supplement.

The following documents listed below that we have previously filed with the SEC (Commission File Number 000-49728) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020;

•	Current Reports on Form 8-K filed on February 18, 2020, March 6, 2020, March 9, 2020, March 18, 2020, April 24, 2020, May 20, 2020, June 17, 2020, July 17, 2020 and August 4, 2020; and

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2019 provided in our Proxy Statement on Schedule 14A filed on April 3, 2020.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus supplement and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus supplement.

To obtain copies of these filings, see “Where You Can Find More Information.”

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights basic information about our company and this offering. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement, as well as the materials filed by JetBlue with the SEC that are considered to be a part of this prospectus supplement, the accompanying prospectus and any related free writing prospectus before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement.

SUMMARY OF TERMS OF CERTIFICATES

	Class AA Certificates(1)	Class A Certificates(1)	Class B Certificates
Aggregate outstanding amount as of Class B Issuance Date	$581,507,248	$181,331,757	$115,584,000
Interest rate	2.75%	2.95%	8.000%
Initial loan to Aircraft value ratio (cumulative)(2)(3)	49.7%	65.2%	75.1%
Expected maximum loan to Aircraft value ratio (cumulative)(3)	49.7%	65.2%	75.1%
Expected principal distribution window (in years from Class B Issuance Date)	0.2 – 11.7	0.2 – 7.7	0.2 – 7.2
Average Life (in years from Class B Issuance Date)	8.3	6.2	4.3
Regular Distribution Dates	May 15 and November 15	May 15 and November 15	May 15 and November 15
Final expected Regular Distribution Date(4)	May 15, 2032	May 15, 2028	November 15, 2027
Final Legal Distribution Date(5)	November 15, 2033	November 15, 2029	May 15, 2029
Minimum denomination(6)	$2,000	$2,000	$2,000
Section 1110 protection	Yes	Yes	Yes
Liquidity Facility coverage	3 semiannual interest payments	3 semiannual interest payments	3 semiannual interest payments

(1)

The Class AA Certificates and the Class A Certificates were issued on November 12, 2019. The Class AA Certificates and the Class A Certificates are not being offered pursuant to this prospectus supplement.

(2)

These percentages are calculated as of the Class B Issuance Date. In calculating these percentages, we have assumed that the aggregate appraised value of all such Aircraft is $1,169,716,667 as of the Class B Issuance Date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals—The Appraisals”.

(3)

See “—Loan to Aircraft Value Ratios” in this prospectus supplement summary for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

(4)

Each series of Equipment Notes will mature on the final expected Regular Distribution Date for the Certificates issued by the Trust that holds such Equipment Notes. See “Description of the Equipment Notes—Principal and Interest Payments”.

(5)

The Final Legal Distribution Date for each of the Class AA Certificates, the Class A Certificates and the Class B Certificates is the date which is 18 months from the final expected Regular Distribution Date for that class of Certificates, which represents the period corresponding to the applicable Liquidity Facility coverage of three successive semiannual interest payments.

(6)

The Class AA Certificates and the Class A Certificates were, and the Class B Certificates will be, issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof.

EQUIPMENT NOTES AND THE AIRCRAFT

The Trusts hold, or will hold, Equipment Notes issued for, and secured by, each of twenty-five (25) Airbus A321-231 aircraft, each as described in further detail in the table below, delivered new to JetBlue from February 2017 to December 2018 (each an “Aircraft” and, collectively, the “Aircraft”). Each Aircraft is owned and is being operated by JetBlue. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Equipment Notes held, or to be held, in the Trusts and each of the Aircraft that secures, or that will secure, such Equipment Notes.

JetBlue has entered into a secured debt financing with respect to each Aircraft pursuant to an Initial Indenture and issued Series AA Equipment Notes and Series A Equipment Notes relating to each Aircraft, which Equipment Notes are currently held by the Class AA Trust and the Class A Trust, respectively. On and subject to the terms and conditions of the Initial Indentures and the other agreements relating to such financings, JetBlue will issue Series B Equipment Notes relating to each Aircraft on the Class B Issuance Date to be held by the Class B Trust. See “Description of the Aircraft and the Appraisals”.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Outstanding Principal Amount of Series AA Equipment Notes	Outstanding Principal Amount of Series A Equipment Notes	Initial Principal Amount of Series B Equipment Notes	Appraised Value(1)
Airbus A321-231	N976JT	7529	February 2017	$22,056,746	$6,878,101	$4,327,000	$43,783,333
Airbus A321-231	N978JB	7584	March 2017	22,139,721	6,903,784	4,352,000	44,040,000
Airbus A321-231	N979JT	7627	April 2017	22,362,966	6,973,918	4,397,000	44,493,333
Airbus A321-231	N981JT	7692	May 2017	22,484,466	7,011,455	4,443,000	44,963,333
Airbus A321-231	N980JT	7631	June 2017	22,507,186	7,018,370	4,459,000	45,126,667
Airbus A321-231	N982JB	7815	August 2017	22,848,967	7,124,065	4,533,000	45,870,000
Airbus A321-231	N984JB	7874	September 2017	22,874,650	7,132,955	4,551,000	46,056,667
Airbus A321-231	N983JT	7739	September 2017	22,874,650	7,132,955	4,551,000	46,060,000
Airbus A321-231	N986JB	7907	October 2017	23,131,480	7,213,956	4,596,000	46,510,000
Airbus A321-231	N985JT	7798	October 2017	23,142,346	7,216,919	4,603,000	46,580,000
Airbus A321-231	N988JT	7956	November 2017	23,222,358	7,241,614	4,616,000	46,716,667
Airbus A321-231	N987JT	7855	November 2017	23,237,175	7,246,553	4,618,000	46,733,333
Airbus A321-231	N990JL	7993	December 2017	23,242,114	7,247,541	4,638,000	46,940,000
Airbus A321-231	N989JT	7924	December 2017	23,242,114	7,247,541	4,634,000	46,896,667
Airbus A321-231	N991JT	7994	December 2017	23,242,114	7,247,541	4,639,000	46,946,667
Airbus A321-231	N993JE	8143	March 2018	23,609,579	7,362,127	4,723,000	47,800,000
Airbus A321-231	N992JB	8178	March 2018	23,609,579	7,362,127	4,723,000	47,800,000
Airbus A321-231	N994JL	8185	April 2018	23,425,846	7,304,834	4,664,000	47,200,000
Airbus A321-231	N995JL	8293	June 2018	23,425,846	7,304,834	4,664,000	47,200,000
Airbus A321-231	N996JL	8342	July 2018	23,793,311	7,419,419	4,733,000	47,900,000
Airbus A321-231	N997JL	8473	September 2018	23,793,311	7,419,419	4,733,000	47,900,000
Airbus A321-231	N998JE	8525	October 2018	24,160,775	7,534,005	4,812,000	48,700,000
Airbus A321-231	N999JQ	8538	November 2018	24,160,775	7,534,005	4,812,000	48,700,000
Airbus A321-231	N973JT	8581	November 2018	24,160,775	7,534,005	4,812,000	48,700,000
Airbus A321-231	N977JE	8641	December 2018	24,758,398	7,719,713	4,951,000	50,100,000
Total:				$581,507,248	$181,331,757	$115,584,000	$1,169,716,667

(1)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of such Aircraft as appraised by three independent appraisal and consulting firms (Aviation Specialists Group, Inc. (“ASG”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”, and together with ASG and BK, the “Appraisers”)). Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. The ASG appraisal is dated July 27, 2020; the BK appraisal is dated July 29, 2020; and the MBA appraisal is dated July 29, 2020. The appraised values provided by BK are presented as of July 1, 2020 and the appraised values provided by ASG and MBA are presented as of July 2020. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals”. An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

LOAN TO AIRCRAFT VALUE RATIOS

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of the Class B Issuance Date and each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security”. The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform JetBlue’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

Date	Aggregate Assumed Aircraft Value(3)	Pool Balance(1)			LTV(2)
		Class AA Certificates(4)	Class A Certificates(4)	Class B Certificates	Class AA Certificates(4)	Class A Certificates(4)	Class B Certificates
Class B Issuance Date	$1,169,716,667	$581,507,248	$181,331,757	$115,584,000	49.7%	65.2%	75.1%
November 15, 2020	1,157,717,588	567,151,744	176,855,272	109,150,436	49.0%	64.3%	73.7%
May 15, 2021	1,138,887,674	552,796,239	172,378,787	102,716,871	48.5%	63.7%	72.7%
November 15, 2021	1,120,057,760	538,440,735	167,902,302	96,283,307	48.1%	63.1%	71.7%
May 15, 2022	1,101,227,846	524,085,231	163,425,816	89,849,742	47.6%	62.4%	70.6%
November 15, 2022	1,082,397,932	509,729,727	158,949,331	83,416,178	47.1%	61.8%	69.5%
May 15, 2023	1,063,568,018	495,374,223	154,472,846	76,982,613	46.6%	61.1%	68.3%
November 15, 2023	1,044,738,104	481,018,718	149,996,361	70,549,049	46.0%	60.4%	67.2%
May 15, 2024	1,025,908,191	466,663,214	145,519,876	64,115,484	45.5%	59.7%	65.9%
November 15, 2024	1,007,078,277	452,307,710	141,043,390	57,681,920	44.9%	58.9%	64.6%
May 15, 2025	988,248,363	437,952,206	136,566,905	51,248,356	44.3%	58.1%	63.3%
November 15, 2025	969,418,449	423,596,702	132,090,420	44,814,791	43.7%	57.3%	61.9%
May 15, 2026	950,588,535	409,241,197	127,613,935	38,381,227	43.1%	56.5%	60.5%
November 15, 2026	931,758,621	394,885,693	123,137,449	31,947,662	42.4%	55.6%	59.0%
May 15, 2027	912,928,708	380,530,189	118,660,964	25,514,098	41.7%	54.7%	57.5%
November 15, 2027	894,098,794	366,174,685	114,184,479	—	41.0%	53.7%	0.0%
May 15, 2028	875,268,880	351,819,181	—	—	40.2%	0.0%	0.0%
November 15, 2028	856,438,966	337,463,676	—	—	39.4%	0.0%	0.0%
May 15, 2029	837,609,052	323,108,172	—	—	38.6%	0.0%	0.0%
November 15, 2029	818,779,138	308,752,668	—	—	37.7%	0.0%	0.0%
May 15, 2030	799,949,224	294,397,164	—	—	36.8%	0.0%	0.0%
November 15, 2030	781,119,311	280,041,659	—	—	35.9%	0.0%	0.0%
May 15, 2031	762,289,397	265,686,155	—	—	34.9%	0.0%	0.0%
November 15, 2031	743,459,483	251,330,651	—	—	33.8%	0.0%	0.0%
May 15, 2032	724,629,569	—	—	—	0.0%	0.0%	0.0%

(1)

The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to the Certificateholders of such class.

(2)

We obtained the LTVs for each class of Certificates for the Class B Issuance Date and each Regular Distribution Date thereafter by dividing (i) the expected outstanding pool balance of such class of Certificates (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates and, in the case of Class B Certificates, with the expected outstanding pool balance of the Class AA Certificates plus the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described below. The outstanding pool balances and LTVs for any date could change if, among other things, (x) any Equipment Notes are redeemed or purchased, or (y) a default in payment on any Equipment Notes occurs.

(3)

In calculating the Aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes”. Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

(4)

The Class AA Certificates and the Class A Certificates were issued on November 12, 2019. The Class AA Certificates and the Class A Certificates are not being offered pursuant to this prospectus supplement.

CASH FLOW STRUCTURE

This diagram illustrates the structure for the offering of the Certificates and certain cash flows.

(1)

JetBlue issued Series AA Equipment Notes and Series A Equipment Notes on November 12, 2019 and will issue Series B Equipment Notes in respect of each Aircraft. The Equipment Notes were, or will be, issued under a separate Indenture with respect to each Aircraft.

(2)

The separate Liquidity Facility for each of the Class AA Certificates, Class A Certificates and Class B Certificates is expected to cover up to three semiannual interest distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, respectively. Certain distributions to the Liquidity Provider for each class of Certificates will be made prior to distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions”.

THE OFFERING

Trusts	The Class B Trust will be formed pursuant to a trust supplement to be entered into between JetBlue and Wilmington Trust Company to a basic pass through trust agreement between JetBlue and Wilmington Trust Company, as Trustee under each Trust. Each of the Class AA Trust and the Class A Trust was previously formed pursuant to a separate trust supplement to such basic pass through trust agreement. The Class AA Certificates and the Class A Certificates represent, and the Class B Certificates will represent, fractional undivided interests in the related Trust.

Certificates Offered	Class B Certificates.

Previously Issued Certificates	The Class AA Certificates and the Class A Certificates were previously issued on November 12, 2019 and are not being offered pursuant to this prospectus supplement.

Use of Proceeds

The proceeds from the sale of the Class B Certificates will be used by the Class B Trust on the Class B Issuance Date to acquire from JetBlue the Series B Equipment Notes to be issued with respect to each Aircraft under the related Indenture.

The Series B Equipment Notes will be full recourse obligations of JetBlue. JetBlue will use the proceeds from the issuance of the Series B Equipment Notes with respect to the Aircraft for general corporate purposes and to pay fees and expenses relating to this offering. See “Use of Proceeds”.

Subordination Agent, Trustee and Loan Trustee	Wilmington Trust Company.

Liquidity Provider for the Class AA Certificates, the Class A Certificates and the Class B Certificates	Initially, Crédit Agricole Corporate and Investment Bank, acting through its New York Branch.

Trust Property	The property of each Trust will include:

• subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

• the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

• all monies receivable under the separate Liquidity Facility for such Trust; and

• funds from time to time deposited with the applicable Trustee in accounts relating to such Trust.

Regular Distribution Dates	May 15 and November 15 of each year, commencing on May 15, 2020, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and on November 15, 2020, in the case of the Series B Equipment Notes.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Trustee of each Trust will distribute payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in such Trust to the holders of the Certificates of such Trust, subject to the subordination provisions set forth in the Intercreditor Agreement.

Subject to the subordination provisions set forth in the Intercreditor Agreement,

• Scheduled Payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates; and

•   payments in respect of, or any proceeds of, any Equipment Notes or the Collateral under any Indenture, including payments resulting from any early redemption of such Equipment Notes, will be distributed on a Special Distribution Date after not less than 15 days’ notice to Certificateholders.

Intercreditor Agreement	The Class AA Trustee, the Class A Trustee, the Class AA Liquidity Provider, the Class A Liquidity Provider and the Subordination Agent entered into an intercreditor agreement on November 12, 2019 (the “Existing Intercreditor Agreement”). In connection with the issuance of the Class B Certificates, the Existing Intercreditor Agreement will be amended and restated to, among other things, add each of the Class B Trustee and the Class B Liquidity Provider as a party thereto. The Intercreditor Agreement prescribes how payments made on the Equipment Notes held by the Subordination Agent and made under each Liquidity Facility will be distributed. The Intercreditor Agreement also sets forth agreements among the Trustees and the Liquidity Providers relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination	Under the Intercreditor Agreement, after payment of certain fees and expenses, distributions on the Certificates generally will be made in the following order:

• first, to the holders of the Class AA Certificates to make distributions in respect of interest on the Class AA Certificates;

• second, to the holders of the Class A Certificates to make distributions in respect of interest on the Eligible A Pool Balance;

• third, to the holders of the Class B Certificates to make distributions in respect of interest on the Eligible B Pool Balance;

• fourth, to the holders of the Class AA Certificates to make distributions in respect of the Pool Balance of the Class AA Certificates;

• fifth, to the holders of the Class A Certificates to make distributions in respect of interest on the Pool Balance of the Class A Certificates not previously distributed under clause “second” above;

• sixth, to the holders of the Class A Certificates to make distributions in respect of the Pool Balance of the Class A Certificates;

•   seventh, to the holders of the Class B Certificates to make distributions in respect of interest on the Pool Balance of the Class B Certificates not previously distributed under clause “third” above; and

• eighth, to the holders of the Class B Certificates to make distributions in respect of the Pool Balance of the Class B Certificates.

Certain distributions to the Liquidity Providers will be made prior to distributions on the Class AA Certificates, Class A Certificates and Class B Certificates, as discussed under “Description of the Intercreditor Agreement—Priority of Distributions”. In addition, if any Additional Certificates are issued, the priority of distributions may be revised. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default has occurred and is continuing thereunder. If an Indenture Event of

Default has occurred and is continuing under an Indenture, subject to certain conditions, the Controlling Party will be entitled to direct the Loan Trustee under such Indenture in taking action (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued).

The Controlling Party will be:

• if Final Distributions have not been paid in full to the holders of the Class AA Certificates, the Class AA Trustee;

• if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•   if Final Distributions have been paid in full to the holders of the Class AA Certificates and the holders of the Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•   if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates, the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

• under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

Limitation on Sale of Aircraft or Equipment Notes	In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture and (b) the bankruptcy or insolvency of JetBlue, the Controlling Party may not, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by JetBlue or JetBlue’s affiliates), direct the sale of such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimum amounts. See “Description of the Intercreditor Agreement— Intercreditor Rights—Limitation on Exercise of Remedies” for a description of such minimum amounts and certain other limitations on the exercise of remedies.

Right to Buy Other Classes of Certificates	If JetBlue is in bankruptcy and certain other specified events have occurred:

• the Class A Certificateholders (other than JetBlue or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates;

• the Class B Certificateholders (other than JetBlue or any of its affiliates) will have the right to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates; and

•   if one or more classes of Additional Certificates have been issued and are outstanding, the holders (other than JetBlue or any of its affiliates) of any such class of Additional Certificates will have the right to purchase all, but not less than all, of the Class AA Certificates, Class A Certificates and Class B Certificates and, if applicable, any other class of Additional Certificates generally ranking senior in priority of payment to such class of Additional Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

The purchase price, in each case described above, of any class of Certificates will be the outstanding Pool Balance of such class of Certificates plus accrued and undistributed interest, without any premium, but including any other amounts then due and payable to the Certificateholders of such class.

Liquidity Facilities	Under the Liquidity Facility for each of the Class AA Trust, Class A Trust and Class B Trust, the applicable Liquidity Provider will be required, if necessary, to make advances in an aggregate amount sufficient to pay interest distributions on the applicable Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future distributions of principal on such Certificates) at the applicable interest rate for such Certificates. Drawings under the Liquidity Facilities cannot be used to pay any amount in respect of the Certificates other than such interest. See “Description of the Liquidity Facilities” for a description of the terms of the Liquidity Facilities, including the threshold rating requirements applicable to the Liquidity Provider.

Notwithstanding the subordination provisions under the Intercreditor Agreement, the holders of the Certificates of a Trust will be entitled to receive and retain the proceeds of interest drawings under the Liquidity Facility for such Trust.

Upon each drawing under any Liquidity Facility to pay interest distributions on the related Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on that drawing at the interest rate provided for in such Liquidity Facility. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to other Liquidity Facilities and will rank senior to all of the Certificates in right of payment.

Possible Issuance of Additional Certificates

One or more classes of additional pass through certificates may be issued at any time and from time to time. Each class of additional pass through certificates will evidence fractional undivided ownership interests in a related new series of subordinated equipment notes with respect to any or all of the Aircraft. Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any additional pass through certificates in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

If any Additional Certificates are issued, under certain circumstances, the holders of the Additional Certificates will have certain rights to purchase the Class AA Certificates, Class A Certificates and Class B Certificates. See “Description of the Certificates—Certificate Buyout Right of Certificateholders”. In addition, if any Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on the Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates,

Class A Certificates and Class B Certificates. In addition, the Additional Certificates may have the benefit of credit support (including a liquidity facility). See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Possible Refinancing of Certificates

JetBlue may elect at any time and from time to time to:

•   redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes; or

•   following the payment in full at maturity or otherwise of all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue at any time, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full.

In either such case, JetBlue will fund the sale of any such series of Equipment Notes through the sale of pass through certificates issued by a related pass through trust.

Consummation of any such transaction will be subject to satisfaction of certain conditions, including receipt of confirmation from each Rating Agency to the effect that such transaction will not result in a withdrawal, suspension or downgrading of the rating for each class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of any such series of equipment notes in compliance with such conditions will not require the consent of any Trustee or any holders of any class of Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Equipment Notes

(a) Issuer	Under each Indenture, JetBlue will issue Series B Equipment Notes with respect to each Aircraft, which will be acquired by the Class B Trust on the Class B Issuance Date. On November 12, 2019, JetBlue issued Series AA Equipment Notes and Series A Equipment

Notes with respect to each Aircraft, which were acquired, respectively, by the Class AA Trust and the Class A Trust.

(b) Interest	The issued and outstanding Series B Equipment Notes held in the Class B Trust will accrue interest at the Stated Interest Rate for the Class B Certificates issued by such Trust. Interest on the issued and outstanding Series B Equipment Notes will be payable on May 15 and November 15 of each year, commencing on November 15, 2020, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	Principal payments on the issued and outstanding Series B Equipment Notes are scheduled to be made in specified amounts on May 15 and November 15 of each year, (i) commencing on November 15, 2020 and (ii) ending on November 15, 2027. See “Description of the Equipment Notes—Principal and Interest Payments”.

(d) Rankings	The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•   the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•   the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and the Series A Equipment Notes issued under such Indenture;

•   if JetBlue issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such most senior Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of such Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and each series of Additional Equipment Notes that rank senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing of Certificates”); and

•   the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures.

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. See “Description of the Intercreditor Agreement—Priority of Distributions”.

(e) Redemption	Aircraft Event of Loss. Under an Indenture, if an Event of Loss occurs with respect to an Aircraft, JetBlue will either:

• substitute for such Aircraft under the related financing agreements an aircraft meeting certain requirements; or

• redeem all of the outstanding Equipment Notes issued with respect to such Aircraft.

The redemption price in such case will be the unpaid principal amount of such Equipment Notes to be redeemed, together with accrued and unpaid interest, but without any premium.

Optional Redemption. JetBlue may elect to redeem at any time prior to maturity all of the outstanding Equipment Notes issued with respect to an Aircraft; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, JetBlue may elect to redeem all of the outstanding Series A Equipment Notes, all of the outstanding Series B Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, in connection with a refinancing of such series or without refinancing. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. The redemption price in each such case will be the unpaid principal amount of such Equipment Notes being redeemed, together with accrued and unpaid interest, plus the Make-Whole Amount (if any). See “Description of the Equipment Notes—Redemption”.

(f) Security and cross-collateralization	The outstanding Equipment Notes issued with respect to each Aircraft will be secured by, among other things, a security interest in such Aircraft.

In addition, the Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination”. This means, among other things, that any proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of Title 11 of the United States Code, the U.S. Bankruptcy Code (the “Bankruptcy Code”)) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the Bankruptcy Code (“Section 1110”).

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft under the applicable Indenture will be released and such Aircraft will cease to be included in the collateral pool. Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

(g) Airframe Substitution

JetBlue may, at any time and from time to time, with respect to any Aircraft, substitute for the related Airframe an airframe of the same model or a comparable or improved model of the manufacturer of the Aircraft, free and clear of all liens (other than permitted liens), and release the Airframe being substituted from the lien of the related Indenture, so long as:

•   no Indenture Event of Default has occurred and is continuing at the time of substitution;

•   the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Series AA Equipment Notes under such related Indenture; and

•   the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted has been maintained in accordance with such related Indenture).

See “Description of the Equipment Notes—Security—Substitution of Airframe”.

(h) Aircraft Substitution	JetBlue may, at any time and from time to time, with respect to any Aircraft, substitute for the Aircraft one or more aircraft of a different model of the same or different manufacturer as the Aircraft being substituted, free and clear of all liens (other than permitted liens), and release the Aircraft being substituted from the lien of the related Indenture, so long as:

•   no Indenture Event of Default has occurred and is continuing at the time of substitution;

•   with respect to each such substitute aircraft, the airframe constituting a part of such substitute aircraft has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Series AA Equipment Notes under such related Indenture;

•   each Rating Agency provides written confirmation to the effect that such substitution will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding; and

•   the substitute aircraft has (or, in the case of more than one substitute aircraft, collectively have) an aggregate appraised current market value, adjusted for its maintenance status, at least equal to the Aircraft being substituted by such substitute aircraft (assuming that the Aircraft being substituted has been maintained in accordance with such related Indenture).

See “Description of the Equipment Notes—Security—Substitution of Aircraft”.

(i) Cross-default	There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in a continuing default, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.

(j) Section 1110 Protection	Counsel to JetBlue will provide an opinion to the Class B Trustee that the benefits of Section 1110 will be available for each of the Aircraft.

Certain U.S. Federal Income Tax Consequences	The Class B Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences”.

Certain ERISA Considerations	Each person who purchases or holds a Class B Certificate or an interest therein will be deemed to have represented that either:

• no assets of a Plan or of any trust established with respect to a Plan have been used to purchase or hold such Class B Certificate or an interest therein; or

•   the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code” ) or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions and do not violate Similar Law.

See “Certain ERISA Considerations”.

Governing Law	The Class B Certificates and the Class B Equipment Notes will be governed by the laws of the State of New York.

Threshold Ratings for the Class B Liquidity Provider (Long-Term)		Fitch	Moody’s
	Class B	BBB-	Baa2

Liquidity Provider Rating	The Class B Liquidity Provider meets the applicable Liquidity Threshold Rating requirement for the Class B Trust.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents summary historical consolidated financial data of JetBlue. We derived the historical financial data as of December 31, 2019 and for the years ended December 31, 2019, 2018, and 2017 from our audited consolidated financial statements and notes thereto, which have been audited by Ernst & Young LLP, an independent registered public accounting firm and are incorporated herein by reference. We derived the historical consolidated financial data as of June 30, 2020 and for the six month periods ended June 30, 2020 and 2019 from our unaudited condensed consolidated financial statements incorporated herein by reference.

The summary historical consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the respective periods, our consolidated financial statements for the respective periods, the related notes and the related reports of Ernst & Young LLP, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. See “Where You Can Find More Information” in this prospectus supplement.

	Six Months Ended June 30,		Year Ended December 31,
(in millions)	2020	2019	2019	2018(1)	2017(1)
Statement of Operations Data:
Total operating revenues	$1,803	$3,977	$8,094	$7,658	$7,012
Total operating expenses	2,547	3,652	7,294	7,392	6,039
Operating (loss) income	(744)	325	800	266	973
Net (loss) income	(588)	221	569	189	1,140

(in millions)	June 30, 2020	December 31, 2019
Balance Sheet Data:
Total assets	$14,027	$11,918
Total debt and finance leases	4,776	2,334
Total operating lease liabilities	780	818
Total stockholder’s equity	4,094	4,799

(1)

JetBlue adopted Accounting Standards Update (ASU) 2016-02, Leases (Topic 842) of the Financial Accounting Standards Board (FASB) Codification, as of January 1, 2019. Statement of Operations Data for the years ended December 31, 2018 and 2017 have been recast to reflect the adoption of this standard. For further information, see Note 1 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

RECENT DEVELOPMENTS

On August 3, 2020, JetBlue launched and priced concurrent offerings of JetBlue Airways Pass Through Certificates, Series 2020-1A (“Series A”) and JetBlue Airways Pass Through Certificates, Series 2020-1B (“Series B”, and together with Series A, the “2020-1 Certificates”), pursuant to separate prospectus supplements, each dated August 3, 2020. Series A bears interest at the rate of 4.000% per annum in the aggregate principal amount equal to $635,462,000, and Series B bears interest at the rate of 7.750% per annum in the aggregate principal amount equal to $172,330,000. The offerings of the 2020-1 Certificates are expected to close on August 17, 2020, subject to customary closing conditions. JetBlue will use the net proceeds from the issuance of the 2020-1 Certificates to prepay a portion of the borrowings outstanding under the $1.0 billion term loan facility provided for under the delayed draw term loan credit agreement entered into on March 13, 2020, among JetBlue, as borrower, the subsidiaries of JetBlue party thereto from time to time, as guarantors, the lenders party thereto from time to time and Morgan Stanley Senior Funding Inc., as administrative agent.

RISK FACTORS

In considering whether to purchase the Class B Certificates, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and other information which may be incorporated by reference in this prospectus supplement and the accompanying prospectus after the date hereof. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports filed with the SEC.

Risks Associated with the Airline Industry

The airline industry is particularly sensitive to changes in economic condition.

Fundamental and permanent changes in the domestic airline industry have occurred over time as a result of several years of repeated losses, among other reasons. These losses resulted in airlines renegotiating or attempting to renegotiate labor contracts, reconfiguring flight schedules, furloughing, or terminating crewmembers, as well as considering other efficiency and cost-cutting measures. Despite these actions, several airlines have reorganized under Chapter 11 of the U.S. Bankruptcy Code to permit them to reduce labor rates, restructure debt, terminate pension plans, and generally reduce their cost structure. Since 2005, the U.S. airline industry has experienced significant consolidation and liquidations. A global economic recession and related unfavorable general economic conditions, such as higher unemployment rates, a constrained credit market, housing-related pressures, and increased business operating costs can reduce spending for both leisure and business travel. Unfavorable economic conditions could also impact an airline’s ability to raise fares to counteract increased fuel, labor, and other costs. It is possible that further airline reorganizations, consolidation, bankruptcies, or liquidations may occur in the current global economic environment, the effects of which we are unable to predict. We cannot assure you the occurrence of these events, or potential changes resulting from these events, will not harm our business or the industry.

A future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could adversely affect our industry.

Acts of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could have an adverse effect on the airline industry. In the event of an act of terrorism, whether or not successful, the airline industry would likely experience increased security requirements and significantly reduced demand. We cannot assure you these actions, or consequences resulting from these actions, will not harm our business or the industry.

Changes in government regulations imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

Airlines are subject to extensive regulatory and legal requirements, both domestically and internationally, involving significant compliance costs. In the last several years, the U.S. Congress has passed laws, and the agencies of the U.S. federal government, including, but not limited to, the DOT, the Federal Aviation Administration (“FAA”), the U.S. Customs and Border Protection (“CBP”), and the Transportation Security Administration (“TSA”) have issued regulations relating to the operation of airlines that have required significant expenditures. We expect to continue to incur expenses in connection with complying with government regulations. Additional laws including executive orders, regulations, taxes, and airport rates and charges have been proposed from time to time that could significantly increase the cost of airline operations or reduce the demand for air travel. If adopted or materially amended, these measures could have the effect of raising ticket prices affecting the perception of the airline industry, reducing air travel demand and/or revenue, and increasing costs. We cannot assure you these and other laws including executive orders, regulations, or taxes enacted in the future will not harm our business.

In addition, the U.S. Environmental Protection Agency (“EPA”), has proposed changes to underground storage tank regulations that could affect certain airport fuel hydrant systems. In addition to the proposed EPA and state regulations, several U.S. airport authorities are actively engaged in efforts to limit discharges of de-icing fluid to local groundwater, often by requiring airlines to participate in the building or reconfiguring of airport de-icing facilities.

Federal budget constraints or federally imposed furloughs due to budget negotiation deadlocks may adversely affect our industry, business, results of operations and financial position.

Many of our airline operations are regulated by governmental agencies, including, but not limited to, the DOT, FAA, CBP, and the TSA. If the federal government were to continue experiencing issues in reaching budgetary consensus in the future resulting in mandatory furloughs and/or other budget constraints, or if a government shutdown were to continue for an extended period of time, our operations and results of operations could be materially negatively impacted. The travel behaviors of the flying public could also be affected, which may materially adversely impact our industry and our business.

Compliance with future environmental regulations may harm our business.

Many aspects of airlines’ operations are subject to increasingly stringent environmental regulations, and growing concerns about climate change may result in the imposition of additional regulation. Since the domestic airline industry is increasingly price sensitive, we may not be able to recover the cost of compliance with new or more stringent environmental laws and regulations from our customers, which could adversely affect our business. Although it is not expected the costs of complying with current environmental regulations will have a material adverse effect on our financial position, results of operations, or cash flows, no assurance can be made the costs of complying with environmental regulations in the future will not have such an effect.

We may be affected by global climate change or by legal, regulatory or market responses to such change.

Concern over climate change, including the impact of global warming, has led to significant U.S. and international legislative and regulatory efforts to limit greenhouse gas emissions, including our aircraft and ground operations emissions. In October 2016, the International Civil Aviation Organization (“ICAO”) passed a resolution adopting the Carbon Offsetting and Reduction Scheme for International Aviation (“CORSIA”), which is a global, market-based emissions offset program to encourage carbon-neutral growth beyond 2020. CORSIA is scheduled to take effect by 2021. ICAO continues to develop details regarding implementation, but we believe compliance with CORSIA will increase our operating costs.

Risks Related to JetBlue

The global pandemic resulting from a novel strain of coronavirus has had an adverse impact that has been material to the Company’s business, operating results, financial condition and liquidity, and the duration and spread of the pandemic could result in additional adverse impacts. The outbreak of another disease or similar public health threat in the future could also have an adverse effect on the Company’s business, operating results, financial condition and liquidity.

A novel strain of coronavirus (“COVID-19”), which was first reported in December 2019, was declared a “Public Health Emergency of International Concern” by the World Health Organization (the “WHO”). On March 13, 2020, the U.S. government declared a national emergency and the U.S. Department of State subsequently issued a global Level 4 “do not travel” advisory advising U.S. citizens to avoid all international travel due to the global impact of COVID-19. The U.S. government has also implemented enhanced screenings, mandatory 14-day quarantine requirements and other travel restrictions in connection with the COVID-19 pandemic, including restrictions on travel from international locations, and many foreign and U.S. state governments instituted similar measures and declared states of emergency.

In the United States and other locations around the world, public events, such as conferences, sporting events, and concerts, have been canceled, attractions, including theme parks and museums, have been closed, cruise lines have suspended operations, and schools and businesses are operating with remote attendance, among other actions.

Other governmental restrictions and regulations that may be implemented in the future in response to COVID-19 could include additional travel restrictions (including expanded restrictions on domestic air travel within the United States), quarantines of additional populations (including our personnel), and restrictions on our ability to access our facilities or aircraft or requirements to collect additional passenger data. In addition, governments, non-governmental organizations, and entities in the private sector have issued and may continue to issue non-binding advisories or recommendations regarding air travel or other physical distancing measures, including limitations on the number of persons that should be present at public gatherings. These restrictions and regulations have had, and will continue to have a material adverse impact on our business, operating results, financial condition, and liquidity.

The Company began experiencing a significant decline in international and domestic demand related to COVID-19 during the first quarter of 2020, and this reduction in demand has continued through the date of this report and is expected to continue for the foreseeable future. The decline in demand caused a material deterioration in our revenues in the first half of 2020, resulting in a net loss of $588 million for the six months ended June 30, 2020. The Company expects its results of operations for full-year 2020 to be materially impacted. For planning purposes, the Company has assumed that demand will remain depressed for the remainder of 2020. In response to decreased demand, the Company reduced scheduled capacity, relative to 2019, by approximately 85% for the second quarter of 2020, with at least a 45% reduction expected for the third quarter of 2020. The Company plans to proactively manage capacity until there are meaningful signs of a recovery in demand. The continued decline in demand, which is expected to continue for the foreseeable future, is expected to have a material adverse impact on our business, operating results, financial condition, and liquidity.

In addition to the schedule reductions discussed above, the Company has reduced its planned capital expenditures and reduced operating expenditures for the remainder of 2020 (including by postponing projects deemed non-critical to the Company’s operations), suspended share repurchases under its share repurchase program, executed two new term loan agreements and immediately drew down on these facilities for the full amount available, borrowed on its existing $550 million revolving credit facility, executed a number of aircraft sale-leaseback transactions, and temporarily grounded certain of its fleet.

The Company continues to focus on reducing expenses and managing its liquidity. The Company currently expects to lower its cash burn from an average of $18 million per day during the second half of March to an average of between $7 million and $9 million per day in the third quarter of 2020. For this purpose, “cash burn” is defined as net cash revenues, less cash operating costs, capital expenditures, and debt payments. Proceeds from the issuance of new debt (excluding expected aircraft financing), government grants associated with the Payroll Support Program of the CARES Act (defined below) are not included in this figure. We expect to continue to modify our cost management structure, liquidity-raising efforts and capacity as the timing of demand recovery becomes more certain.

On April 23, 2020, we entered into a Payroll Support Program Agreement (the “PSP Agreement”) under the CARES Act with the United States Department of the Treasury (“Treasury”) governing our participation in the Payroll Support Program. Under the Payroll Support Program, Treasury provided us with a payment of $936 million (the “Payroll Support Payment”), consisting of $685 million in grants and $251 million in an unsecured term loan. The loan has a 10-year term and bears interest on the principal amount outstanding at an annual rate of 1.00% until April 23, 2025, and the applicable Secured Overnight Financing Rate (“SOFR”) plus 2.00% thereafter until April 23, 2030. The principal amount may be repaid at any time prior to maturity at par. In consideration for the Payroll Support Payment, we issued warrants to purchase approximately 2.6 million shares of common stock to the Treasury at an exercise price of $9.50 per share. The warrants will expire five years after issuance, and will be exercisable either through net cash settlement or net share settlement, at JetBlue’s option, in whole or in part at any time. In accordance with the PSP Agreement, we are required to comply with the relevant provisions of the CARES Act which, among other things, includes the following: the requirement to use the Payroll Support Payment exclusively for the continuation of payment of crewmember wages, salaries and benefits; the requirement against involuntary furloughs and reductions in crewmember pay rates and benefits through September 30, 2020; the requirement that certain levels of commercial air service be maintained until March 1, 2022; the prohibitions on share repurchases and the payment of common stock dividends; and restrictions on the payment of certain executive compensation until March 24, 2022. The Company also expects to have the ability if approved, through September 30, 2020, to borrow up to approximately $1.1 billion from the U.S. Treasury Department for a term of up to five years pursuant to the Loan Program under the CARES Act. The grants and/or loans under the CARES Act will subject the Company and its business to certain restrictions, including, but not limited to, restrictions on the payment of dividends and the ability to repurchase JetBlue’s equity securities, requirements to maintain certain levels of scheduled service, requirements to maintain employment levels through September 30, 2020, requirements to issue warrants for JetBlue common stock to Treasury and certain limitations on executive compensation. The substance and duration of these restrictions will materially affect the Company’s operations, and the Company may not be successful in managing these impacts. In particular, limitations on executive compensation, which, depending on the form of aid, could extend up to six years, may impact the Company’s ability to attract and retain senior management or attract other key employees during this critical time.

The Company may also take additional actions to improve its financial position, including measures to improve liquidity, such as the issuance of additional unsecured and secured debt securities, equity securities and equity-linked securities, the sale of assets and/or the entry into additional bilateral and syndicated secured and/or unsecured credit facilities. There can be no assurance as to the timing of any such issuance, which may be in the near term, or that any such additional financing will be completed on favorable terms, or at all. Any such actions could be conducted in the near term, may be material in nature and could result in significant additional borrowing. The Company’s reduction in expenditures, measures to improve liquidity or other strategic actions that the Company may take in the future in response to COVID-19 may not be effective in offsetting decreased demand, and the Company will not be permitted to take certain strategic actions as a result of the CARES Act, which could result in a material adverse effect on the Company’s business, operating results and financial condition.

The full extent of the ongoing impact of COVID-19 on the Company’s longer-term operational and financial performance will depend on future developments, many of which are outside of our control, including the effectiveness of the mitigation strategies discussed above, the duration and spread of COVID-19 and related travel advisories and restrictions, the impact of COVID-19 on overall long-term demand for air travel, the impact of COVID-19 on the financial health and operations of the Company’s business partners and future governmental actions, all of which are highly uncertain and cannot be predicted. The COVID-19 pandemic has had a material impact on the Company, and the continuation of reduced demand could have a material adverse effect on the Company’s business, operating results, financial condition and liquidity.

In addition, an outbreak of another disease or similar public health threat, or fear of such an event, that affects travel demand, travel behavior or travel restrictions could have a material adverse impact on the Company’s business, financial condition and operating results. Outbreaks of other diseases could also result in increased government restrictions and regulation, such as those actions described above or otherwise, which could adversely affect our operations.

Even after the COVID-19 pandemic has moderated and the enhanced screenings, quarantine requirements, and travel restrictions have eased, we may continue to experience similar adverse effects to our businesses, consolidated results of operations, financial position and cash flows resulting from a recessionary economic environment that may persist. The impact that the COVID-19 pandemic will have on our businesses, consolidated results of operations, financial position and cash flows could exacerbate the risks identified in “Item 1A. Risk Factors” in our Annual Report on Form 10-K.

We are subject to certain restrictions on our business as a result of our participation in governmental programs under the CARES Act.

On April 23, 2020, we entered into a Payroll Support Program Agreement (the “PSP Agreement”) under the CARES Act with the United States Department of the Treasury (“Treasury”) governing our participation in the Payroll Support Program. Under the Payroll Support Program, Treasury provided us with a payment of $936 million (the “Payroll Support Payment”), consisting of $685 million in grants and $251 million in an unsecured term loan. See “Part I-Item 2. Overview-The Coronavirus (COVID-19) Pandemic-The Coronavirus Aid, Relief, and Economic Security Act” and Note 2 to the condensed consolidated financial statements in our quarterly report for the three month period ended June 30, 2020, which is incorporated by reference herein, for more information.

In accordance with the PSP Agreement, we are required to comply with the relevant provisions of the CARES Act which, among other things, includes the following: the requirement to use the Payroll Support Payment exclusively for the continuation of payment of crewmember wages, salaries and benefits; the requirement against involuntary furloughs and reductions in crewmember pay rates and benefits through September 30, 2020; the requirement that certain levels of commercial air service be maintained until March 1, 2022; the prohibitions on share repurchases and the payment of common stock dividends; and restrictions on the payment of certain executive compensation until March 24, 2022. The substance and duration of these restrictions will materially affect the Company’s operations, and the Company may not be successful in managing these impacts. In particular, limitations on executive compensation, which, depending on the form of aid, could extend up to six years, may impact the Company’s ability to attract and retain senior management or attract other key employees during this critical time.

The Company also expects to have the ability if approved, through September 30, 2020, to borrow up to approximately $1.1 billion from the U.S. Treasury Department for a term of up to five years pursuant to the Loan Program under the CARES Act. Any loans issued under the Loan Program are expected to be senior secured obligations of the Company, with collateral to be determined. If we accept the full amount of the loan, we will issue warrants to purchase approximately 12.0 million shares of our common stock to the Treasury. Any amount received under the Loan Program will be subject to the relevant provisions of the CARES Act. We have entered into a non-binding letter of intent with the Treasury for the Loan Program but have not yet decided if we will participate. Any loans under the CARES Act will subject the Company and its business to the restrictions described above.

We cannot predict whether the assistance under any of these programs will be adequate to support our business for the duration of the COVID-19 pandemic or whether additional assistance will be required or available in the future.

The Company has a significant amount of indebtedness from fixed obligations and may seek material amounts of additional financial liquidity in the short-term, and insufficient liquidity may have a material adverse effect on the Company’s financial condition and business.

The Company has a significant amount of indebtedness from fixed obligations, including aircraft lease and debt financings, leases of airport property, secured loan facilities and other facilities, and other material cash obligations. In addition, the Company has substantial noncancelable commitments for capital expenditures, including for the acquisition of new aircraft and related spare engines.

In addition, in response to the travel restrictions, decreased demand and other effects the COVID-19 pandemic has had and is expected to have on the Company’s business, the Company currently intends to continue to seek material amounts of additional financial liquidity in the short-term, which may include the issuance of additional unsecured or secured debt securities, equity securities and equity-linked securities, the sale of assets, the entry into sale-leaseback transactions, as well as additional bilateral and syndicated secured and/or unsecured credit facilities, among other items. There can be no assurance as to the timing of any such issuance, which may be in the near term, or that any such additional financing will be completed on favorable terms, or at all. In addition, the Company has received $936 million of funding under the CARES Act, which financial assistance subjects the Company and its business to certain restrictions. See “We are subject to certain restrictions on our business as a result of our participation in governmental programs under the CARES Act.”

Although the Company’s cash flows from operations and its available capital, including the proceeds from financing transactions, have been sufficient to meet its obligations and commitments to date, the Company’s liquidity has been, and may in the future be, negatively affected by the risk factors discussed in the Company’s 2019 Form 10-K, as updated by this report, including risks related to future results arising from the COVID-19 pandemic. If the Company’s liquidity is materially diminished, the Company might not be able to timely pay its leases and debts or comply with certain operating and financial covenants under its financing and credit card processing agreements or with other material provisions of its contractual obligations. Moreover, as a result of the Company’s recent financing activities in response to the COVID-19 pandemic, the number of financings with respect to which such covenants and provisions apply has increased, thereby subjecting the Company to more substantial risk of cross-default and cross-acceleration in the event of breach, and additional covenants and provisions could become binding on the Company as it continues to seek additional liquidity. In addition, the Company has agreements with financial institutions that process customer credit card transactions for the sale of air travel and other services. Under certain of the Company’s credit card processing agreements, the financial institutions in certain circumstances have the right to require that the Company maintain a reserve equal to a portion of advance ticket sales that have been processed by that financial institution, but for which the Company has not yet provided the air transportation. Such financial institutions may require cash or other collateral reserves to be established or withholding of payments related to receivables to be collected, including if the Company does not maintain certain minimum levels of unrestricted cash, cash equivalents and short-term investments. In light of the affect COVID-19 is having on demand and, in turn, capacity, the Company has seen an increase in demand from consumers for refunds on their tickets, and we anticipate this will continue to be the case for the near future. Refunds lower our liquidity and put us at risk of triggering liquidity covenants in these processing agreements and, in doing so, could force us to post cash collateral with the credit card companies for advance ticket sales. The Company also maintains certain insurance- and surety-related agreements under which counterparties may require collateral.

The Company’s substantial level of indebtedness, particularly following the additional liquidity transactions completed and contemplated in response to the impacts of COVID-19, and non-investment grade credit rating, as well as market conditions and the availability of assets as collateral for loans or other indebtedness, which has been reduced as a result of the $2.3 billion in secured term loan facilities entered into since the beginning of fiscal year 2020 and may be further reduced as the Company continues to seek material amounts of additional financial liquidity, together with the effect the COVID-19 pandemic has had on the global economy generally and the air transportation industry specifically, may make it difficult for the Company to raise additional capital if needed to meet its liquidity needs on acceptable terms, or at all.

See Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of our quarterly report for the three month period ended June 30, 2020, which is incorporated by reference herein, for additional information regarding the Company’s liquidity as of June 30, 2020.

COVID-19 has materially disrupted our strategic operating plans in the near-term, and there are risks to our business, operating results and financial condition associated with executing our strategic operating plans in the long-term.

COVID-19 has materially disrupted our strategic operating plans in the near-term, and there are risks to our business, operating results and financial condition associated with executing our strategic operating plans in the long-term. In recent years, we have announced several strategic operating plans, including several revenue-generating initiatives and plans to optimize our revenue, such as our plans to add capacity, including international expansion and new or increased service to mid-size airports, initiatives and plans to optimize and control our costs and opportunities to enhance our segmentation and improve the customer experience at all points in air travel. Most recently, in July 2020, we announced a strategic partnership with American Airlines Group Inc. (“AAL”), designed to optimize the Company and AAL’s network through certain flights operated by us and AAL to and from John F. Kennedy International Airport, LaGuardia Airport, Newark Liberty International Airport and Boston Logan International Airport. In developing our strategic operating plans, we make certain assumptions, including, but not limited to, those related to customer demand, competition, market consolidation, the availability of aircraft and the global economy. Actual economic, market and other conditions have been and may continue to be different from our assumptions. In 2020, demand has been, and is expected to continue to be, significantly impacted by COVID-19, which has materially disrupted the timely execution of our strategic operating plans, including plans to add capacity in 2020. If we do not successfully execute or adjust our strategic operating plans in the long-term, or if actual results continue to vary significantly from our prior assumptions or vary significantly from our future assumptions, our business, operating results and financial condition could be materially and adversely impacted.

The Company may never realize the full value of its intangible assets or its long-lived assets causing it to record impairments that may negatively affect its financial condition and operating results.

In accordance with applicable accounting standards, the Company is required to test its indefinite-lived intangible assets for impairment on an annual basis, or more frequently where there is an indication of impairment. In addition, the Company is required to test certain of its other assets for impairment where there is any indication that an asset may be impaired.

The Company may be required to recognize losses in the future due to, among other factors, extreme fuel price volatility, tight credit markets, government regulatory changes, decline in the fair values of certain tangible or intangible assets, such as aircraft, route authorities, airport slots and frequent flyer database, unfavorable trends in historical or forecasted results of operations and cash flows and an uncertain economic environment, as well as other uncertainties. For example, in the first quarter of 2020, the Company recorded impairment charges of $202 million associated with its E190 fleet due to COVID-19. The Company can provide no assurance that a material impairment loss of tangible or intangible assets will not occur in a future period, and the risk of future material impairments has been significantly heightened as result of the effects of the COVID-19 pandemic on our flight schedules and business. The value of the Company’s aircraft could also be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from the grounding of aircraft. A further impairment loss could have a material adverse effect on the Company’s financial condition and operating results.

We operate in an extremely competitive industry.

The domestic airline industry is characterized by low profit margins, high fixed costs and significant price competition in an increasingly concentrated competitive field. We currently compete with other airlines on all of our routes. Most of our competitors are larger and have greater financial resources and name recognition than we do. Following our entry into new markets or expansion of existing markets, some of our competitors have chosen to add service or engage in extensive price competition. Unanticipated shortfalls in expected revenues as a result of price competition or in the number of passengers carried would negatively impact our financial results and harm our business. The extremely competitive nature of the airline industry could prevent us from attaining the level of passenger traffic or maintaining the level of fares required to maintain profitable operations in new and existing markets and could impede our profitable growth strategy, which would harm our business.

Furthermore, there have been numerous mergers and acquisitions within the airline industry in recent years. The industry may continue to change. Any business combination could significantly alter industry conditions and competition within the airline industry and could cause fares of our competitors to be reduced. Additionally, if a traditional network airline were to fully develop a low cost structure, or if we were to experience increased competition from low cost carriers or new entrants, our business could be materially adversely affected.

Our business is highly dependent on the availability of fuel and fuel is subject to price volatility.

Our results of operations are heavily impacted by the price and availability of fuel. Fuel costs comprise a substantial portion of our total operating expenses. Historically, fuel costs have been subject to wide price fluctuations based on geopolitical factors as well as supply and demand. The availability of fuel is not only dependent on crude oil but also on refining capacity. When even a small amount of the domestic or global oil refining capacity becomes unavailable, supply shortages can result for extended periods of time. The availability of fuel is also affected by demand for home heating oil, gasoline and other petroleum products, as well as crude oil reserves, dependence on foreign imports of crude oil and potential hostilities in oil producing areas of the world. Because of the effects of these factors on the price and availability of fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty.

Our aircraft fuel purchase agreements do not protect us against price increases or guarantee the availability of fuel. Additionally, some of our competitors may have more leverage than we do in obtaining fuel. We have and may continue to enter into a variety of option contracts and swap agreements for crude oil, heating oil, and jet fuel to partially protect against significant increases in fuel prices. However, such contracts and agreements do not completely protect us against price volatility, are limited in volume and duration in the respective contract, and can be less effective during volatile market conditions and may carry counterparty risk. Under the fuel hedge contracts we may enter from time to time, counterparties to those contracts may require us to fund the margin associated with any loss position on the contracts. Meeting our obligations to fund these margin calls could adversely affect our liquidity.

Due to the competitive nature of the domestic airline industry, at times we have not been able to adequately increase our fares to offset the increases in fuel prices nor may we be able to do so in the future. Future fuel price increases, continued high fuel price volatility or fuel supply shortages may result in a curtailment of scheduled services and could have a material adverse effect on our financial condition and results of operations.

We have a significant amount of fixed obligations and we will incur significantly more fixed obligations which could harm our ability to service our current obligations or satisfy future fixed obligations.

As of June 30, 2020, our debt of $4.8 billion accounted for 54% of our total capitalization. In addition to long-term debt, we have a significant amount of other fixed obligations under operating leases related to our aircraft, airport terminal space, airport hangars, other facilities and office space. As of June 30, 2020, future minimum payments under noncancelable leases and other financing obligations were approximately $2.2 billion for 2020 through 2024 and an aggregate of $1.6 billion for the years thereafter. Terminal 5 (“T5”) at John F. Kennedy International Airport (“JFK”) is under a lease with the Port Authority of New York & New Jersey (“PANYNJ”) that ends on the 28th anniversary of the date of beneficial occupancy of T5i. The minimum payments under this lease are being accounted for as a financing obligation and have been included in the future minimum payment totals above.

As of June 30, 2020, we had commitments of approximately $7.9 billion to purchase 146 additional aircraft and related flight equipment through 2026, including estimated amounts for contractual price escalations and predelivery deposits. We may incur additional debt and other fixed obligations as we take delivery of new aircraft or finance unencumbered aircraft in our fleet and other equipment and continue to expand into new or existing markets. In an effort to limit the incurrence of significant additional debt, we may seek to defer some of our scheduled deliveries, sell or lease aircraft to others, or pay cash for new aircraft, to the extent necessary or possible. The amount of our existing debt, and other fixed obligations, and potential increases in the amount of our debt and other fixed obligations could have important consequences to investors and could require a substantial portion of cash flows from operations for debt service payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes.

Our level of debt and other fixed obligations could:

•	impact our ability to obtain additional financing to support capital expansion plans and for working capital and other purposes on acceptable terms or at all;

•	divert substantial cash flow from our operations, execution of our commercial initiatives and expansion plans in order to service our fixed obligations;

•	require us to incur significantly more interest expense than we currently do if rates were to increase, since approximately 50% of our debt has floating interest rates; and

•	place us at a possible competitive disadvantage compared to less leveraged competitors and competitors with better access to capital resources or more favorable financing terms.

Our ability to make scheduled payments on our debt and other fixed obligations will depend on our future operating performance and cash flows, which in turn will depend on prevailing economic and political conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. We are principally dependent upon our operating cash flows and access to the capital markets to fund our operations and to make scheduled payments on debt and other fixed obligations. We cannot assure that we will be able to generate sufficient cash flows from our operations or from capital market activities to pay our debt and other fixed obligations as they become due. If we fail to do so our business could be harmed. If we are unable to make payments on our debt and other fixed obligations, we could be forced to renegotiate those obligations or seek to obtain additional equity or other forms of additional financing.

Our level of indebtedness may limit our ability to incur additional debt to meet future financing needs.

We typically finance our aircraft through either secured debt, lease financing, or through cash from operations. The impact on financial institutions from global economic conditions may adversely affect the availability and cost of credit to JetBlue as well as to prospective purchasers of our aircraft should we undertake to sell in the future, including financing commitments we have already obtained for purchases of new aircraft or financing or refinancing of existing aircraft. To the extent we finance our activities with additional debt, we may become subject to financial and other covenants that may restrict our ability to pursue our strategy or otherwise constrain our operations.

Our maintenance costs will increase as our fleet ages.

Our maintenance costs will increase as our fleet ages. In the past, we have incurred lower maintenance expenses because most of the parts on our aircraft were under multi-year warranties, but many of these warranties have expired. If any maintenance provider with whom we have a flight hour agreement fails to perform or honor such agreements, we could incur higher interim maintenance costs until we negotiate new agreements.

Furthermore we expect to implement various fleet modifications over the next several years to ensure our aircraft’s continued efficiency, modernization, brand consistency and safety. Our plans to restyle our Airbus aircraft with new cabins, for example, require significant modification time. These fleet modifications require significant investment over several years, including taking aircraft out of service for several weeks at a time.

Our salaries, wages and benefits costs will increase as our workforce ages.

As our crewmembers’ tenure with JetBlue matures, our salaries, wages and benefits costs increase. As our overall workforce ages, we expect our medical and related benefits to increase as well, despite an increased corporate focus on crewmember wellness.

We may be subject to unionization, work stoppages, slowdowns or increased labor costs and the unionization of the Company’s pilots and inflight crewmembers could result in increased labor costs.

Our business is labor intensive and the unionization of any of our crewmembers could result in demands that may increase our operating expenses and adversely affect our financial condition and results of operations. Any of the different crafts or classes of our crewmembers could unionize at any time, which would require us to negotiate in good faith with the crewmember group’s certified representative concerning a collective bargaining agreement. In addition, we may be subject to disruptions by unions protesting the non-union status of our other crewmembers. Any of these events would be disruptive to our operations and could harm our business.

In general, unionization has increased costs in the airline industry. On April 22, 2014, approximately 74% of our pilots voted to be represented by the Airlines Pilot Association, or ALPA. In July 2018, we reached a final agreement for our first collective bargaining agreement which was ratified by the pilots and became effective on August 1, 2018. In April 2018, JetBlue inflight crewmembers elected to be solely represented by the Transport Workers Union of America, or TWU. The National Mediation Board certified the TWU as the representative body for JetBlue inflight crewmembers and we are working with the TWU to reach a collective bargaining agreement. If we are unable to reach agreement on the terms of a collective bargaining agreement, or we experience widespread crewmember dissatisfaction, we could be subject to adverse actions.

There are risks associated with our presence in some of our international emerging markets, including political or economic instability and failure to adequately comply with existing legal and regulatory requirements.

Expansion into new international emerging markets may have risks due to factors specific to those markets. Emerging markets are countries which have less developed economies and may be vulnerable to economic and political instability, such as significant fluctuations in gross domestic product, interest and currency exchange rates, civil disturbances, government instability, nationalization and expropriation of private assets, trafficking and the imposition of taxes or other charges by governments. The occurrence of any of these events in markets served by us and the resulting instability may adversely affect our business.

We have expanded and expect to continue to expand our service to countries in the Caribbean and Latin America, some of which have less developed legal systems, financial markets, and business and political environments than the United States, and therefore present greater political, legal, regulatory, economic and operational risks. We emphasize legal compliance and have implemented and continue to implement and refresh policies, procedures and certain ongoing training of crewmembers with regard to business ethics and compliance, anti-corruption policies and many key legal requirements; however, there can be no assurance our crewmembers or third party service providers in such locations will adhere to our code of business conduct, anti-corruption policies, other Company policies, or other legal requirements. If we fail to enforce our policies and procedures properly or maintain adequate record-keeping and internal accounting practices to accurately record our transactions, we may be subject to sanctions. In the event we believe or have reason to believe our crewmembers have or may have violated applicable laws or regulations, we may be subject to investigation costs, potential penalties and other related costs which in turn could negatively affect our reputation, and our results of operations and cash flow.

In addition, to the extent we continue to grow our business both domestically and internationally, opening new markets requires us to commit a substantial amount of resources even before the new services commence. Expansion is also dependent upon our ability to maintain a safe and secure operation and requires additional personnel, equipment, and facilities.

High aircraft utilization rates help us keep our costs low, but also make us vulnerable to delays and cancellations; such delays and cancellations could reduce our profitability.

Our aircraft utilization rate is the amount of time our aircraft spend in the air carrying passengers. High daily aircraft utilization is achieved in part by reducing turnaround times at airports so we can fly more hours on average in a day. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion, and unscheduled maintenance events. The majority of our operations are concentrated in the Northeast and Florida, which are particularly vulnerable to weather and congestion delays. Reduced aircraft utilization may limit our ability to achieve and maintain profitability as well as lead to customer dissatisfaction.

Our business is highly dependent on the New York metropolitan market and increases in competition or congestion or a reduction in demand for air travel in this market, or governmental reduction of our operating capacity at JFK, would harm our business.

We are highly dependent on the New York metropolitan market where we maintain a large presence with approximately one-half of our daily flights having JFK, LaGuardia Airport, Newark Liberty International Airport, Westchester County Airport, or Newburgh’s Stewart International Airport as either their origin or destination. We have experienced an increase in flight delays and cancellations at these airports due to airport congestion which has adversely affected our operating performance and results of operations. Our business could be further harmed by an increase in the amount of direct competition we face in the New York metropolitan market or by continued or increased congestion, delays or cancellations. Our business would also be harmed by any circumstances causing a reduction in demand for air transportation in the New York metropolitan area, such as adverse changes in local economic conditions, health concerns, negative public perception of New York City, acts of terrorism, or significant price or tax increases linked to increases in airport access costs and fees imposed on passengers.

Extended interruptions or disruptions in service at one or more of our focus cities could have a material adverse impact on our operations.

Our business is heavily dependent on our operations in the New York metropolitan area, particularly at JFK, and at our other focus cities in Boston, Orlando, Fort Lauderdale, the Los Angeles basin, and San Juan, Puerto Rico. Each of these operations includes flights that gather and distribute traffic to other major cities. A significant interruption or disruption in service at one or more of our focus cities could have a serious impact on our business, financial condition and results of operations.

We rely heavily on automated systems to operate our business; any failure of these systems could harm our business.

We are dependent on automated systems and technology to operate our business, enhance the JetBlue Experience, and achieve low operating costs. The performance and reliability of our automated systems and data centers is critical to our ability to operate our business and compete effectively. These systems include our computerized airline reservation system, flight operations system, telecommunications systems, website, maintenance systems, check-in kiosks, and our primary and redundant data centers. Our website and reservation system must be able to securely accommodate a high volume of traffic and deliver important flight information. These systems require upgrades or replacement periodically, which involve implementation and other operational risks. Our business may be harmed if we fail to operate, replace or upgrade our systems or data center infrastructure successfully.

We rely on third party providers of our current automated systems and data center infrastructure for technical support. If our current providers were to fail to adequately provide technical support for any one of our key existing systems or if new or updated components were not integrated smoothly, we could experience service disruptions, which could result in the loss of important data, increase our expenses, decrease our revenues and generally harm our business, reputation and brand. Furthermore, our automated systems cannot be completely protected against events beyond our control, including natural disasters, computer viruses, cyberattacks, other security breaches, or telecommunications failures. Substantial or sustained system failures could impact customer service and result in our customers purchasing tickets from other airlines. We have implemented security measures and change control procedures and have disaster recovery plans. We also require our third party providers to have disaster recovery plans; however, we cannot assure you these measures are adequate to prevent disruptions, which, if they were to occur, could result in the loss of important data, increase our expenses, decrease our revenues, and generally harm our business, reputation, and brand.

We may be impacted by increases in airport expenses relating to infrastructure and facilities.

In order to operate within our current markets as well as continue to grow in new markets, we must be able to obtain adequate infrastructure and facilities within the airports we serve. This includes gates, check- in facilities, operations facilities, and landing slots, where applicable. The costs associated with these airports are often negotiated on a short-term basis with the airport authority and we could be subject to increases in costs on a regular basis with or without our approval.

In addition, our operations concentrated in older airports may be harmed if the infrastructure at those older airports fails to operate as expected due to age, overuse, or significant unexpected weather events.

Our reputation and business may be harmed and we may be subject to legal claims if there is loss, unlawful disclosure or misappropriation of, or unsanctioned access to, our customers’, crewmembers’, business partners’ or our own information or other breaches of our information security.

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance, and human or technological error. High-profile security breaches at other companies and in government agencies have increased in recent years, and security industry experts and government officials have warned about the risks of hackers and cyberattacks targeting businesses such as ours. Computer hackers routinely attempt to breach our networks. When the Company learns of security incidents, we investigate the incident, which includes making reports to law enforcement, as appropriate.

We also are aware that hackers may attempt to fraudulently induce crewmembers, customers, or others to disclose information or unwittingly provide access to systems or data. We make extensive use of online services and centralized data processing, including through third party service providers or business providers. The secure maintenance and transmission of customer and crewmember information is a critical element of our operations. Our information technology and other systems and those of service providers or business partners, that maintain and transmit customer information, may be compromised by a malicious third party penetration of our network security, or of a business partner, or impacted by deliberate or inadvertent actions or inactions by our crewmembers, or those of a business partner. The risk of cyberattacks to our Company also includes attempted breaches of contractors, business partners, vendors, and other third parties. As a result, personal information may be lost, disclosed, accessed, or taken without consent. We transmit confidential credit card information by way of secure private retail networks and rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission and storage of confidential information.

While the Company makes significant efforts to ensure the security of its computer network, we cannot provide any assurances that our efforts will defend against all cyberattacks. Any compromises to our security or computer network could have a material adverse effect on the reputation, business, operating results, and financial condition of the Company, and could result in a loss of customers. Additionally, any material failure by the Company to achieve or maintain compliance with the Payment Card Industry, or PCI, security requirements or rectify a security issue may result in fines and the imposition of restrictions on the Company’s ability to accept credit cards as a form of payment. Any such loss, disclosure or misappropriation of, or access to, customers’, crewmembers’ or business partners’ information or other breach of our information security can result in legal claims or legal proceedings, including regulatory investigations and actions, may have a negative impact on our reputation, may lead to regulatory enforcement actions against us, and may materially adversely affect our business, operating results, and financial condition. Furthermore, the loss, disclosure or misappropriation of our business information may materially adversely affect our business, operating results, and financial condition. The regulations in this area continue to develop and evolve. International regulation adds complexity as we expand our service and include more passengers from other countries.

Data security compliance requirements could increase our costs, and any significant data breach could disrupt our operations and harm our reputation, business, results of operations and financial condition.

The Company is subject to increasing legislative, regulator, and customer focus on privacy issues and data security. Our business requires the appropriate and secure utilization of customer, crewmember, business partner, and other sensitive information. We cannot be certain that advances in criminal capabilities (including cyberattacks or cyber intrusions over the Internet, malware, computer viruses, and the like), discovery of new vulnerabilities or attempts to exploit existing vulnerabilities in our systems, other data thefts, physical system or network break-ins or inappropriate access, or other developments will not compromise or breach the technology protecting the networks that access and store sensitive information. The risk of a security breach or disruption, particularly through cyberattack or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has increased as the number, intensity, and sophistication of attempted attacks and intrusions from around the world have increased.

Furthermore, there has been heightened legislative and regulatory focus on data security in the U.S. and abroad, including requirements for varying levels of customer notification in the event of a data breach. Many of our commercial business partners, including credit card companies, have imposed data security standards that we must meet. In particular, we are required by the Payment Card Industry Security Standards Council, founded by the credit card companies, to comply with their highest level of data security standards. The Company will continue its efforts to meet its privacy and data security obligations; however, it is possible that certain new obligations may be difficult to meet and could increase the Company’s costs.

A significant data security breach or our failure to comply with applicable U.S. or foreign data security regulations or other data security standards may expose us to litigation, claims for contract breach, fines, sanctions or other penalties, which could disrupt our operations, harm our reputation, and materially and adversely affect our business, results of operations, and financial condition. The costs to remediate breaches and similar system compromises that do occur could be material. In addition, as cyber criminals become more frequent, intense, and sophisticated, the costs of proactive defensive measures may increase. Failure to address these issues appropriately could also give rise to additional legal risks, which, in turn, could increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties, and cause us to incur further related costs and expenses.

Our liquidity could be adversely impacted in the event one or more of our credit card processors were to impose material reserve requirements for payments due to us from credit card transactions.

We currently have agreements with organizations that process credit card transactions arising from purchases of air travel tickets by our customers. Credit card processors have financial risk associated with tickets purchased for travel which can occur several weeks after the purchase. Our credit card processing agreements provide for reserves to be deposited with the processor in certain circumstances. We do not currently have reserves posted for our credit card processors. If circumstances were to occur requiring us to deposit reserves, the negative impact on our liquidity could be significant which could materially adversely affect our business.

If we are unable to attract and retain qualified personnel or fail to maintain our company culture, our business could be harmed.

We compete against other major U.S. airlines for skilled labor; some of them offer wage and benefit packages exceeding ours. We may be required to increase wages and/or benefits in order to attract and retain qualified personnel or risk considerable crewmember turnover. If we are unable to hire, train, and retain qualified crewmembers, our business could be harmed and we may be unable to implement our growth plans.

In addition, we believe it may be increasingly challenging to continue to hire people who will maintain our company culture. We believe one of our competitive strengths is our service-oriented company culture which emphasizes friendly, helpful, team-oriented, and customer-focused crewmembers. Our company culture is important to providing high quality customer service and having a productive workforce in order to help keep our costs low. If we continue to grow, we may be unable to identify, hire, or retain enough people who meet the above criteria, including those in management or other key positions. Our company culture could otherwise be adversely affected by our changing operations and geographic diversity. If we fail to maintain the strength of our company culture, our competitive ability and our business may be harmed.

Our results of operations fluctuate due to seasonality, weather, and other factors.

We expect our quarterly operating results to fluctuate due to seasonality including high vacation and leisure demand occurring on our Florida routes between October and April and on our western routes during the summer. Actions of our competitors may also contribute to fluctuations in our results. We are more susceptible to adverse weather conditions, including snow storms and hurricanes, as a result of our operations being concentrated on the East Coast, than some of our competitors. Our Florida and Caribbean operations are subject to hurricanes. As we enter new markets we could be subject to additional seasonal variations along with any competitive responses to our entry by other airlines. Price changes in aircraft fuel as well as the timing and amount of maintenance and advertising expenditures also impact our operations. As a result of these factors, quarter-to-quarter comparisons of our operating results may not be a good indicator of our future performance. In addition, it is possible in any future period our operating results could be below the expectations of investors and any published reports or analysis regarding JetBlue. In such an event, the price of our common stock could decline, perhaps substantially.

We are subject to the risks of having a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product.

Our current dependence on four types of aircraft and engines for all of our flights makes us vulnerable to significant problems associated with the Pratt & Whitney Geared Turbofan Engines, or PW1133G-JM engine on our A321neo fleet, International Aero Engines, or IAE V2533-A5 engine on our Airbus A321 fleet, the International Aero Engines, or IAE V2527-A5 engine on our Airbus A320 fleet, and the General Electric Engines CF34-10 engine on our Embraer E190 fleet. This could include design defects, mechanical problems, contractual performance by the manufacturers, or adverse perception by the public which would result in customer avoidance or in actions by the FAA resulting in an inability to operate our aircraft. Carriers operating a more diversified fleet are better positioned than we are to manage such events.

Our Fly-Fi® service uses technology and satellite access through our agreement with Thales Avionics, Inc., or Thales. An integral component of the Fly-Fi® system is the antenna, which is supplied to us by Thales. If Thales were to stop supplying us with its antennas for any reason, we would have to incur significant costs to procure an alternate supplier. Additionally, if the satellites Fly-Fi® uses were to become inoperable for any reason, we would have to incur significant costs to replace the service.

Tariffs imposed on commercial aircraft and related parts imported from outside the United States, or tariffs that may be escalated over time, may have a material adverse effect on our fleet, business, financial condition and results of operations.

Certain of the products and services that we purchase, including aircraft and related parts, are sourced from suppliers located outside the United States, and the imposition of new tariffs, or any increase in existing tariffs, by the U.S. government on the importation of such products or services could materially increase the amounts we pay for them. On October 2, 2019, the World Trade Organization ruled that the United States could impose up to $7.5 billion in retaliatory tariffs in response to European Union subsidies to Airbus. On October 18, 2019, the United States imposed these tariffs on certain imports from the European Union, including an ad valorem duty of 10% on commercial aircraft and related parts. The tariff increased to 15% on March 18, 2020. These tariffs apply to aircraft and other parts that we are already contractually obligated to purchase. The imposition of these tariffs could substantially increase the cost of, among other things, new Airbus aircraft and parts, which in turn could have a material adverse effect on our fleet, business, financial condition and results of operations. We may also seek to postpone or cancel delivery of certain aircraft currently scheduled for delivery, and we may choose not to purchase in the future as many aircraft as we intended. In addition, should additional or different retaliatory tariffs be imposed, our business could be harmed. Any such action could have a material adverse effect on the size of our fleet, business, financial condition and results of operations.

Our reputation and financial results could be harmed in the event of an accident or incident involving our aircraft.

An accident or incident involving one of our aircraft could involve significant potential claims of injured passengers or others in addition to repair or replacement of a damaged aircraft and its consequential temporary or permanent loss from service. We are required by the U.S. Department of Transport (“DOT”) to carry liability insurance. Although we believe we currently maintain liability insurance in amounts and of the type generally consistent with industry practice, the amount of such coverage may not be adequate and we may be forced to bear substantial losses from an accident or incident. Substantial claims resulting from an accident or incident in excess of our related insurance coverage would harm our business and financial results. Moreover, any aircraft accident or incident, even if fully insured, could cause a public perception we are less safe or reliable than other airlines which would harm our business.

Our business depends on our strong reputation and the value of the JetBlue brand.

The JetBlue brand name symbolizes high-quality friendly customer service, innovation, fun, and a pleasant travel experience. JetBlue is a widely recognized and respected global brand; the JetBlue brand is one of our most important and valuable assets. The JetBlue brand name and our corporate reputation are powerful sales and marketing tools and we devote significant resources to promoting and protecting them. Adverse publicity, whether or not justified, relating to activities by our crewmembers, contractors, or agents could tarnish our reputation and reduce the value of our brand. Damage to our reputation and loss of brand equity could reduce demand for our services and thus have an adverse effect on our financial condition, liquidity, and results of operations, as well as require additional resources to rebuild our reputation and restore the value of our brand.

We may be subject to competitive risks due to the long-term nature of our fleet order book.

At present, we have existing aircraft commitments through 2026. As technological evolution occurs in our industry, through the use of composites and other innovations, we may be competitively disadvantaged because we have existing extensive fleet commitments that would prohibit us from adopting new technologies on an expedited basis.

Risk Factors Relating to the Class B Certificates and the Offering

Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft.

Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters provided by these firms are annexed to this prospectus supplement as Appendix II. The ASG appraisal is dated July 27, 2020; the BK appraisal is dated July 29, 2020; and the MBA appraisal is dated July 29, 2020. The appraised values provided by BK are presented as of July 1, 2020 and the appraised values provided by ASG and MBA are presented as of July 2020. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. Such appraisals of the Aircraft are subject to a number of significant assumptions and methodologies (which differ among the appraisers) and were prepared without a physical inspection of the Aircraft. The appraisals take into account “base value”, which is the theoretical value for an aircraft assuming a balanced market, while “current market value” is the value for an aircraft in the actual market. In particular, each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. Appraisals that are more current or are based on other assumptions and methodologies (or a different maintenance status or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in such appraisals of the Aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals”.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to the Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to the Aircraft or the full amount of distributions expected on the Certificates.

If we fail to perform maintenance responsibilities, the value of the Aircraft may deteriorate.

To the extent described in the Indentures, we will be responsible for the maintenance, service, repair and overhaul of the Aircraft. If we fail to perform these responsibilities adequately, the Aircraft may not be airworthy and/or the value of the Aircraft may be reduced. In addition, the value of the Aircraft may deteriorate even if we fulfill our maintenance responsibilities. As a result, it is possible that upon a liquidation, there will be a lesser amount of proceeds than anticipated to repay the holders of Equipment Notes. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Maintenance; Operation; Alterations, Modifications and Additions”.

Inadequate levels of insurance may result in insufficient proceeds to repay holders of related Equipment Notes.

To the extent described in the Indentures, we must maintain all-risk aircraft hull insurance on the Aircraft. If we fail to maintain adequate levels of insurance, the proceeds which could be obtained upon an Event of Loss of an Aircraft may be insufficient to repay the holders of the related Equipment Notes. In addition, under certain circumstances, JetBlue is permitted to replace Aircraft that have been damaged or destroyed and may use the insurance proceeds received in respect of such Aircraft to do so. However, inflation, changes in applicable regulations, environmental considerations and other factors may make the insurance proceeds insufficient to repair or replace Aircraft if they are damaged or destroyed. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Insurance”.

Repossession of Aircraft may be difficult, time-consuming and expensive.

There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, subject to the terms and conditions of the related Indenture and Participation Agreement, we are permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft, and to enter into interchange, pooling, borrowing or other similar arrangements with respect to the Aircraft, with unrelated third parties. It may be difficult, time-consuming and expensive for the Loan Trustee under an Indenture to exercise its repossession rights, particularly if the related Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to or in the possession of a foreign or another domestic operator. Additional difficulties may exist if such a lessee or other operator is the subject of a bankruptcy, insolvency or similar event. See “Description of the Equipment Notes—Certain Provisions of the Indentures—Registration, Leasing and Possession”.

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under U.S. law. As a result, the benefits of a Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

In connection with the repossession of an Aircraft, JetBlue may be required to pay outstanding mechanics’ liens, hangarkeepers’ liens, airport charges, and navigation fees and other amounts secured by statutory or other liens on the repossessed Aircraft. Moreover, JetBlue or the Loan Trustee may be subject to delays and additional expense in taking possession of an Aircraft from any third party maintenance provider, including if it must arrange alternative means to have the maintenance work completed or if such third party maintenance provider is the subject of a bankruptcy, reorganization, insolvency or similar event. Such circumstances could result in a reduced value of the Aircraft and a lesser amount of proceeds from which to repay the holders of the Equipment Notes.

Upon repossession of an Aircraft, such Aircraft may need to be stored and insured. The costs of storage and insurance can be significant and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If JetBlue fails to transfer title to engines not owned by JetBlue that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture.

The Liquidity Providers, the Subordination Agent and the Trustees will receive certain payments before the Certificateholders do. In addition, the Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates.

Under the Intercreditor Agreement, each Liquidity Provider will receive payment of all amounts owed to it, including reimbursement of drawings made to pay interest on the applicable class of Certificates, before the holders of any class of Certificates receive any funds. In addition, the Subordination Agent and the Trustees will receive certain payments before the holders of any class of Certificates receive distributions. See “Description of the Intercreditor Agreement—Priority of Distributions”.

Payments of principal on the Certificates are subordinated to payments of interest on the Certificates, subject to certain limitations, and to certain other payments, including those described above. Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution of interest on the Certificates, or distributions in respect of such other payments, to be made under the Intercreditor Agreement from payments received with respect to principal on one or more series of Equipment Notes. If this occurs, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed from time to time on the remaining Certificates. This is because the interest on the Certificates may be based on a Pool Balance that exceeds the outstanding principal balance of the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of the Certificates may not receive the full amount expected after a payment default under any Equipment Note or a Triggering Event even if all Equipment Notes are eventually paid in full. For a more detailed discussion of the subordination provisions of the Intercreditor Agreement, see “Description of the Intercreditor Agreement—Priority of Distributions”.

In addition, the subordination provisions applicable to the Certificates permit certain distributions to be made, if Additional Certificates are issued, on Additional Certificates prior to making distributions in full on the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Finally, the Class B Certificates rank generally junior to the Class AA Certificates and the Class A Certificates. Moreover, as a result of the subordination provisions in the Intercreditor Agreement, the Class B Certificateholders may receive a smaller distribution in respect of their claims than holders of unsecured claims against JetBlue of the same amount.

Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Event of Default is continuing under an Indenture, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft with respect to which such Equipment Notes were issued. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”.

The Controlling Party will be:

•	if Final Distributions have not been paid in full to holders of the Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•	if Final Distributions have been paid in full to the holders of Class AA Certificates and the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates, the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•	under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

As a result of the foregoing, if the Trustee for a class of Certificates is not the Controlling Party with respect to an Indenture, the Certificateholders of that class will have no rights to participate in directing the exercise of remedies under such Indenture.

The proceeds from the disposition of any Aircraft or Equipment Notes may not be sufficient to pay all amounts distributable to the Certificateholders, and the exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Equipment Notes issued under such Indenture or the related Aircraft may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited, and there can be no assurance as to whether they could be sold or the price at which they could be sold. Some Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against JetBlue (except in circumstances described in the second bullet point below), any Loan Trustee, any Liquidity Provider or any Trustee if the Controlling Party takes the following actions:

•	it sells any Equipment Notes for less than their outstanding principal amount; or

•	it sells any Aircraft for less than the outstanding principal amount of the related Equipment Notes.

The Equipment Notes will be cross-collateralized to the extent described under “Description of the Equipment Notes—Security” and “Description of the Equipment Notes—Subordination” and the Indentures will be cross-defaulted. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110. In such circumstances, if the Equipment Notes issued under one or more Indentures are in default and the only default under the remaining Indentures is the cross-default, no remedies may be exercisable under such remaining Indentures. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110.

Any credit ratings assigned to the Class B Certificates are not a recommendation to buy and may be lowered or withdrawn in the future.

Any credit rating assigned to the Class B Certificates is not a recommendation to purchase, hold or sell the Class B Certificates, because such rating does not address market price or suitability for a particular investor. A rating may change during any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of JetBlue or a Liquidity Provider) so warrant. Moreover, any change in a rating agency’s assessment of the risks of aircraft-backed debt (and similar securities such as the Class B Certificates) could adversely affect the credit rating issued by such rating agency with respect to the Class B Certificates.

Any credit ratings assigned to the Class B Certificates would be expected to be based primarily on the default risk of the Series B Equipment Notes, the availability of the Class B Liquidity Facility for the benefit of the holders of the Class B Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes, the cross-collateralization provisions applicable to the Indentures and the subordination provisions applicable to the Class B Certificates under the Intercreditor Agreement. Such credit ratings would be expected to address the likelihood of timely payment of interest (at the applicable Stated Interest Rate and without any premium) when due on the Class B Certificates and the ultimate payment of principal distributable under the Class B Certificates by the applicable Final Legal Distribution Date. Such credit ratings would not be expected to address the possibility of certain defaults, optional redemptions or other circumstances (such as an Event of Loss to an Aircraft), which could result in the payment of the outstanding principal amount of the Class B Certificates prior to the applicable final expected Regular Distribution Date.

The reduction, suspension or withdrawal of any credit ratings assigned to the Class B Certificates would not, by itself, constitute an Indenture Event of Default.

The Certificates will not provide any protection against highly leveraged or extraordinary transactions, including acquisitions and other business combinations.

The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or “event risk” provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction, including an acquisition or other business combination, affecting JetBlue or its affiliates. We do from time to time analyze opportunities presented by various types of transactions, and we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements, including by entering into a highly leveraged or other extraordinary transaction.

There are no restrictive covenants in the transaction documents relating to our ability to incur future indebtedness.

The Certificates, the Equipment Notes and the underlying agreements will not (i) require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity and therefore do not protect Certificateholders in the event that we experience significant adverse changes in our financial condition or results of operations, (ii) limit our ability to incur additional indebtedness, pay dividends, repurchase our common stock or take other actions that may affect our financial condition or (iii) restrict our ability to pledge our assets. In light of the absence of such restrictions, we may conduct our business in a manner that could cause the market price or liquidity of the Certificates to decline, could have a material adverse effect on our financial condition or the credit ratings of the Certificates or otherwise could restrict or impair our ability to pay amounts due under the Equipment Notes and/or the related agreements.

Because there is no current market for the Class B Certificates, holders of Class B Certificates may have a limited ability to resell Class B Certificates.

The Class B Certificates are a new issue of securities. Prior to this offering of the Class B Certificates, there has been no trading market for the Class B Certificates. Neither JetBlue nor the Class B Trust intends to apply for listing of the Class B Certificates on any national securities exchange. The Underwriters may assist in resales of the Class B Certificates, but they are not required to do so, and any market-making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. A secondary market for the Class B Certificates therefore may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class B Certificates. If an active trading market does not develop, the market price and liquidity of the Class B Certificates may be adversely affected.

The liquidity of, and trading market for, the Class B Certificates also may be adversely affected by general declines in the markets or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of JetBlue’s financial performance and prospects. See also “—The market for Class B Certificates could be negatively affected by legislative and regulatory changes”.

The market for Class B Certificates could be negatively affected by legislative and regulatory changes.

The Class B Certificates are sold to investors under an exemption to the Investment Company Act of 1940, as amended (the “Investment Company Act”), that permits the Trusts to issue the Class B Certificates to investors generally without registering as an investment company; provided that the Class B Certificates have an investment grade credit rating at the time of original issuance. Events in the debt markets, including defaults on asset-backed securities that had an investment grade credit rating at the time of issuance, have prompted a number of broad based legislative and regulatory reviews, including a review of the regulations that permit the issuance of certain asset-backed securities based upon the credit ratings of such securities. In particular, the SEC is required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, to adopt rule changes generally to remove any reference to credit ratings in its regulations. The SEC has previously requested comments on alternatives to the investment grade credit rating exemption under the Investment Company Act relied upon by the Class B Trust to sell the Class B Certificates to investors generally, and on other conditions to using the rule. Adoption by the SEC of any such alternatives or additional conditions is likely to eliminate or significantly modify this exemption. If the SEC adopts rule changes that eliminate the investment grade credit rating exemption, or otherwise modifies it, or if other legislative or regulatory changes are enacted that affect the ability of the Class B Trust to issue the Class B Certificates to investors generally or affect the ability of such investors to continue to hold or purchase the Certificates, or to resell their Class B Certificates to other investors generally and, in each case, the Class B Trust is unable to rely on, or satisfy, such modified exemption or changes, or is unable to rely on an alternative exemption (if any), the secondary market for the Class B Certificates could be negatively affected and, as a result, the market price of the Class B Certificates could decrease.

Credit risk retention regulation in Europe may adversely impact an investment in or the liquidity of the Class B Certificates.

In Europe, there is increased political and regulatory scrutiny of the asset-backed securities industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation and which may have an adverse impact on the regulatory capital charge to certain investors in securitization exposures or the incentives for certain investors to hold asset-backed securities and may thereby affect the price and liquidity of such securities.

Neither JetBlue nor any of its affiliates: (i) makes any representation as to compliance of the transactions contemplated herein with Regulation (EU) 2017/2402 (the “EU Securitization Regulation”), which has applied since January 1, 2019, or any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto, the Draft Regulatory Technical Standards relating to risk retention published by the European Banking Authority on 31 July 2018 (the “Draft Securitization RTS”) or any other delegated regulations of the European Commission (including the final enacted form of the Draft Securitization RTS) in each case as amended from time to time (the “EU Securitization Laws”), or any regulations, guidelines or other regulatory materials in respect of similar matters in the United Kingdom that are introduced following an exit of the United Kingdom from the European Union (the “UK Securitization Laws”), or regarding the regulatory capital treatment of the investment in the Class B Certificates on the Issuance Date or at any time in the future; or (ii) undertakes to retain a material net economic interest in the Class B Certificates in accordance with the EU Securitization Laws or UK Securitization Laws, to provide any additional information or to take any other action that may be required to enable an affected investor to comply with any EU Securitization Laws or UK Securitization Laws or comply or enable compliance with the other requirements of the EU Securitization Laws or UK Securitization Laws; or (iii) accepts any responsibility to investors for the regulatory treatment of their investments in the Class B Certificates by any regulatory authority in any jurisdiction. If the regulatory treatment of an investment in the Class B Certificate is relevant to any investor’s decision whether or not to invest, the investor should consult with its own legal, accounting and other advisors or its national regulator in determining its own regulatory position. Were the Class B Certificates considered to be a “securitization position” for the purposes of the EU Securitization Laws or UK Securitization Laws, they may not be a suitable investment for any investor which is subject to the EU Securitization Laws or UK Securitization Laws, including credit institutions, authorized alternative investment fund managers, investment fund managers, investment firms, insurance or reinsurance undertakings, institutions for occupational retirement schemes and UCITS funds. This may affect that investor’s ability to resell the Class B Certificates and may also affect the price and liquidity of the Class B Certificates in the secondary market. Investors must be prepared to bear the risk of holding Class B Certificates until maturity.

Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Class B Certificates, which, in turn, may adversely affect the ability of investors in the Class B Certificates who are not subject to those provisions to resell their Class B Certificates in the secondary market. No representation is made as to the proper characterization of the Class B Certificates for legal, investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Class B Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Class B Certificates for such purposes or under such restrictions.

Investors are themselves responsible for monitoring and assessing any changes to European risk retention laws and regulations (including UK Securitization Laws). There can be no assurances as to whether the transactions described herein will be affected by a change in law or regulation relating to the EU Securitization Laws or UK Securitization Laws, including as a result of any changes recommended in future reports or reviews. Investors should therefore make themselves aware of the EU Securitization Laws, the UK Securitization Laws, the EU Securitization Regulation (and any corresponding implementing rules of the relevant regulators), in addition to any other regulatory requirements that are (or may become) applicable to them or with respect to their investment in the Class B Certificates.

USE OF PROCEEDS

The proceeds from the sale of the Class B Certificates will be used by the Class B Trust on the Class B Issuance Date to acquire from JetBlue the Series B Equipment Notes to be issued with respect to each Aircraft under the related Indenture.

The Series B Equipment Notes will be full recourse obligations of JetBlue. JetBlue will use the proceeds from the issuance of the Series B Equipment Notes with respect to the Aircraft for general corporate purposes and to pay fees and expenses relating to this offering.

JETBLUE AIRWAYS CORPORATION

JetBlue Airways Corporation, or JetBlue, is New York’s Hometown Airline®. In 2019, JetBlue carried over 42 million customers with an average of more than 1,000 daily flights and served 99 destinations in the United States, the Caribbean and Latin America.

JetBlue was incorporated in Delaware in August 1998 and commenced service on February 11, 2000. As of the end of 2019, we were the sixth largest passenger carrier in the U.S. based on available seat miles, or ASMs, with more than 22,000 dedicated employees, whom we refer to as crewmembers. We believe our differentiated product and culture combined with our competitive cost structure enables us to compete effectively in the high-value geographies we serve. Looking to the future, we plan to continue to grow in our high-value geographies, invest in industry leading products and provide award winning service. Going forward, we believe we will continue to differentiate ourselves from other airlines, enabling us to continue to attract a greater mix of customers, and to drive further profitable growth. We are focused on delivering solid results for our shareholders, our customers, and our crewmembers.

DESCRIPTION OF THE CERTIFICATES

The following summary describes certain material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the form of the Basic Agreement, which was filed with the SEC as an exhibit to JetBlue’s Registration Statement on Form S-3, File No. 333-230007, and to all of the provisions of the Certificates, the Trust Supplements, the Liquidity Facilities and the Intercreditor Agreement. Copies of the Class AA Certificates, the Class A Certificates, the Class AA Trust Supplement, the Class A Trust Supplement, the Class AA Liquidity Facility, the Class A Liquidity Facility and the Existing Intercreditor Agreement were filed as exhibits to JetBlue’s Current Report on Form 8-K, dated November 12, 2019. Copies of the Class B Certificates, the Class B Trust Supplement and the Intercreditor Agreement will be filed as exhibits to a Current Report on Form 8-K to be filed by JetBlue with the SEC.

We are offering only the Class B Certificates pursuant to this prospectus supplement. The Class AA Certificates and the Class A Certificates were previously issued on November 12, 2019 and are not being offered pursuant to this prospectus supplement.

Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under “—Subordination” below and elsewhere in this prospectus supplement, and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

General

Each pass through certificate (each, a “Certificate” and, collectively, the “Certificates”) represents (in the case of the Class AA Certificates and the Class A Certificates), or will represent (in the case of the Class B Certificates) a fractional undivided interest in one of three JetBlue Airways 2019-1 Pass Through Trusts: the “Class AA Trust”, the “Class A Trust” and the “Class B Trust” and, collectively, the “Trusts”. Each of the Class AA Trust and the Class A Trust was formed pursuant to a pass through trust agreement between JetBlue and Wilmington Trust Company, as trustee, dated as of November 12, 2019 (the “Basic Agreement”), and two separate supplements thereto (respectively, the “Class AA Trust Supplement” and the “Class A Trust Supplement” and, the Class AA Trust Supplement together with the Basic Agreement, the “Class AA Pass Through Trust Agreement” and, the Class A Trust Supplement together with the Basic Agreement, the “Class A Pass Through Trust Agreement”). The Class B Trust will be formed pursuant to the Basic Agreement and a supplement thereto (the “Class B Trust Supplement” and, together with the Basic Agreement, the “Class B Pass Through Trust Agreement” and, the Class B Trust Supplement together with the Class AA Trust Supplement and the Class A Trust Supplement, the “Trust Supplements” and, the Class B Pass Through Trust Agreement together with the Class AA Pass Through Trust Agreement and the Class A Pass Through Trust Agreement, the “Pass Through Trust Agreements”). The trustee under the Class AA Trust, the Class A Trust and the Class B Trust is referred to herein, respectively, as the “Class AA Trustee”, “Class A Trustee” and “Class B Trustee”, and collectively as the “Trustees”. The Certificates previously issued by the Class AA Trust and the Class A Trust and the Certificates to be issued by the Class B Trust are referred to herein, respectively, as the “Class AA Certificates”, “Class A Certificates” and “Class B Certificates”. The Class AA Trust has purchased all of the Series AA Equipment Notes, the Class A Trust has purchased all of the Series A Equipment Notes and the Class B Trust will purchase all of the Series B Equipment Notes. The holders of the Class AA Certificates, the Class A Certificates and the Class B Certificates are referred to herein, respectively, as the “Class AA Certificateholders”, the “Class A Certificateholders” and the “Class B Certificateholders”, and collectively as the “Certificateholders”. The sum of the initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

Each Class AA Certificate and Class A Certificate represents, and each Class B Certificate will represent, a fractional undivided interest in the Trust created by the applicable Pass Through Trust Agreement. The property of each Trust (the “Trust Property”) consists, or will consist of, as the case may be:

•	subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

•	the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies receivable in respect of such rights);

•	all monies receivable under the separate Liquidity Facility for such Trust; and

•	funds from time to time deposited with the applicable Trustee in accounts relating to such Trust. (Trust Supplements, Section 1.01)

The Certificates of a Trust represent fractional undivided interests in such Trust only, and all payments and distributions thereon will be made only from the Trust Property of such Trust. (Basic Agreement, Sections 2.01 and 3.09; Trust Supplements, Section 3.01) The Certificates do not represent indebtedness of the Trusts, and references in this prospectus supplement to interest accruing on the Certificates are included for purposes of computation only. (Basic Agreement, Section 3.09; Trust Supplements, Section 3.01) The Certificates do not represent an interest in or obligation of JetBlue, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate. (Basic Agreement, Section 3.09)

The Class AA Certificates and the Class A Certificates were issued, and the Class B Certificates will be issued, in fully registered form only and will be subject to the provisions described below under “—Book-Entry Registration; Delivery and Form”. The Class AA Certificates and the Class A Certificates were issued, and the Class B Certificates will be issued, only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000, that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in a different denomination. (Trust Supplements, Section 4.01(a))

Payments and Distributions

The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See “—Subordination” and “Description of the Intercreditor Agreement”.

Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

May 15 and November 15 of each year, commencing on May 15, 2020, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and on November 15, 2020, in the case of the Series B Equipment Notes, are referred to herein as “Regular Distribution Dates” (each Regular Distribution Date and Special Distribution Date, a “Distribution Date”).

Interest

The issued and outstanding Equipment Notes held in each Trust will accrue interest at the rate per annum applicable to each class of Certificates issued by such Trust, payable on each Regular Distribution Date, commencing on May 15, 2020, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and on November 15, 2020, in the case of the Series B Equipment Note, except as described under “Description of the Equipment Notes—Redemption”. The rate per annum applicable to the Class B Certificates is set forth on the cover page of this prospectus supplement, the rate per annum applicable to the Class AA Certificates is 2.75% and the rate per annum applicable to the Class A Certificates is 2.95%; provided that the interest rate per annum applicable to any new Class A Certificates or new Class B Certificates issued in connection with the issuance of any new Series A Equipment Notes or new Series B Equipment Notes issued as described in “Possible Issuance of Additional Certificates and Refinancing of Certificates—Refinancing of Certificates” may differ. The interest rate applicable to each class of Certificates, as described in the immediately preceding sentence, is referred to as the “Stated Interest Rate” for the relevant Trust. Interest payments will be distributed to Certificateholders of such Trust on each Regular Distribution Date until the final Distribution Date for such Trust, subject to the Intercreditor Agreement. Interest on the Equipment Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Distributions of interest on the Class AA Certificates, the Class A Certificates and the Class B Certificates will be each supported by a separate Liquidity Facility provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates. Each such Liquidity Facility is expected to provide an aggregate amount sufficient to distribute interest on the Pool Balance of the applicable class of Certificates at the Stated Interest Rate for such Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any class of Certificates will not provide for drawings thereunder to pay for principal or Make-Whole Amount (if any) with respect to such Certificates, any interest with respect to such Certificates in excess of the Stated Interest Rate therefor, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal, interest, or Make-Whole Amount (if any) with respect to the Certificates of any other class. Therefore, only the holders of the Class AA Certificates, Class A Certificates and Class B Certificates will be entitled to receive and retain the proceeds of drawings under the applicable Liquidity Facility. See “Description of the Liquidity Facilities”.

Principal

Principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are scheduled to be paid on May 15 and November 15 of each year, (i) commencing on May 15, 2020 and ending on May 15, 2032 in the case of the Series AA Equipment Notes, (ii) commencing on May 15, 2020 and ending on May 15, 2028 in the case of the Series A Equipment Notes and (iii) commencing on November 15, 2020 and ending on November 15, 2027 in the case of the Series B Equipment Notes. See “Description of the Equipment Notes—Principal and Interest Payments”.

Distributions

Payments of interest on or principal of the Equipment Notes (including drawings made under a Liquidity Facility in respect of a shortfall of interest payable on any Certificate) scheduled to be made on a Regular Distribution Date are referred to herein as “Scheduled Payments”. See “Description of the Equipment Notes—Principal and Interest Payments”. The “Final Legal Distribution Date” for the Class AA Certificates is November 15, 2033, for the Class A Certificates is November 15, 2029 and for the Class B Certificates is May 15, 2029.

Subject to the Intercreditor Agreement, on each Regular Distribution Date, the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of the Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by such Trustee on such Regular Distribution Date, and each Certificateholder of such Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of such distribution. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date), subject to certain exceptions. (Basic Agreement, Sections 1.01 and 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below. (Intercreditor Agreement, Section 1.01)

Any payment in respect of, or any proceeds of, any Equipment Note or the collateral under any Indenture (the “Collateral”) other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption, a purchase or a prepayment of any Equipment Note, the date of such early redemption, purchase or prepayment (which will be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee (as described below) as soon as practicable after the Trustee has received notice of such Special Payment, or has received the funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement. (Basic Agreement, Sections 4.02(b) and (c); Trust Supplements, Section 7.01(d))

Each Trustee will send a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and, in the case of a distribution under the applicable Pass Through Trust Agreement, the reason for the Special Payment. In the case of a redemption, purchase or prepayment of the Equipment Notes held in the related Trust, such notice will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be sent as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Basic Agreement, Section 4.02(c); Trust Supplements, Section 7.01(d)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Basic Agreement, Section 4.02(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” and “Description of the Equipment Notes—Redemption”.

Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by such Trustee. (Basic Agreement, Section 4.01(a)) Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain limited circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. (Basic Agreement, Section 4.01(b) and Section 4.04; Trust Supplements, Section 7.01(c)) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust so received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Basic Agreement, Section 4.01; Trust Supplements, Section 7.01(c)) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Basic Agreement, Section 4.02)

The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. (Basic Agreement, Section 11.01) See “—Termination of the Trusts” below. Distributions in respect of Certificates issued in global form will be made as described in “—Book-Entry Registration; Delivery and Form” below.

If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day and interest will not be added for such additional period. (Basic Agreement, Section 12.11; Trust Supplements, Sections 3.02(c) and 3.02(d))

“Business Day” means, with respect to Certificates of any class, any day (a) other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Wilmington,

Delaware, or, so long as any Certificate of such class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its corporate trust office or receives and disburses funds, and (b) solely with respect to drawings under any Liquidity Facility, which is also a “Business Day” as defined in such Liquidity Facility. (Intercreditor Agreement, Section 1.01)

Subordination

The Certificates are subject to subordination terms set forth in the Intercreditor Agreement. See “Description of the Intercreditor Agreement—Priority of Distributions”.

Pool Factors

The “Pool Balance” of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made as of such date in respect of the Certificates of such Trust, other than distributions made in respect of interest or Make-Whole Amount (if any) or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by such Trust or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on such date. (Trust Supplements, Section 1.01; Intercreditor Agreement, Section 1.01)

The “Pool Factor” for each Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any distribution with respect to payment of principal, if any, on the Equipment Notes held by such Trust or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 1.01) The Pool Factor of each Trust will be 1.0000000 on the date of issuance of the Class B Certificates (the “Class B Issuance Date”); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 5.01(a))

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, (i) any Equipment Notes held in such Trust are redeemed or purchased, or (ii) a default in payment on any Equipment Note occurs.

	Class AA(1)		Class A(1)		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
Class B Issuance Date	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
November 15, 2020	14,355,504.21	0.9753133	4,476,485.23	0.9753133	6,433,564.44	0.9443386
May 15, 2021	14,355,504.21	0.9506266	4,476,485.23	0.9506266	6,433,564.44	0.8886772
November 15, 2021	14,355,504.21	0.9259399	4,476,485.23	0.9259399	6,433,564.44	0.8330159
May 15, 2022	14,355,504.21	0.9012531	4,476,485.23	0.9012531	6,433,564.44	0.7773545
November 15, 2022	14,355,504.21	0.8765664	4,476,485.23	0.8765664	6,433,564.44	0.7216931
May 15, 2023	14,355,504.21	0.8518797	4,476,485.23	0.8518797	6,433,564.44	0.6660317
November 15, 2023	14,355,504.21	0.8271930	4,476,485.23	0.8271930	6,433,564.44	0.6103704
May 15, 2024	14,355,504.21	0.8025063	4,476,485.23	0.8025063	6,433,564.44	0.5547090
November 15, 2024	14,355,504.21	0.7778196	4,476,485.23	0.7778196	6,433,564.44	0.4990476
May 15, 2025	14,355,504.21	0.7531328	4,476,485.23	0.7531329	6,433,564.44	0.4433862
November 15, 2025	14,355,504.21	0.7284461	4,476,485.23	0.7284461	6,433,564.44	0.3877249
May 15, 2026	14,355,504.21	0.7037594	4,476,485.23	0.7037594	6,433,564.44	0.3320635
November 15, 2026	14,355,504.21	0.6790727	4,476,485.23	0.6790727	6,433,564.44	0.2764021
May 15, 2027	14,355,504.21	0.6543860	4,476,485.23	0.6543860	6,433,564.44	0.2207407
November 15, 2027	14,355,504.21	0.6296993	4,476,485.23	0.6296993	25,514,097.84	0.0000000
May 15, 2028	14,355,504.21	0.6050125	114,184,478.94	0.0000000	0.00	0.0000000
November 15, 2028	14,355,504.21	0.5803258	0.00	0.0000000	0.00	0.0000000
May 15, 2029	14,355,504.21	0.5556391	0.00	0.0000000	0.00	0.0000000
November 15, 2029	14,355,504.21	0.5309524	0.00	0.0000000	0.00	0.0000000
May 15, 2030	14,355,504.21	0.5062657	0.00	0.0000000	0.00	0.0000000
November 15, 2030	14,355,504.21	0.4815790	0.00	0.0000000	0.00	0.0000000
May 15, 2031	14,355,504.21	0.4568923	0.00	0.0000000	0.00	0.0000000
November 15, 2031	14,355,504.21	0.4322055	0.00	0.0000000	0.00	0.0000000
May 15, 2032	251,330,651.06	0.0000000	0.00	0.0000000	0.00	0.0000000

(1)	The Class AA Certificates and the Class A Certificates were previously issued on November 12, 2019 and are not being offered pursuant to this prospectus supplement.

If the Pool Factor and Pool Balance of a Trust differ from the Assumed Amortization Schedule for such Trust, notice thereof will be provided to the Certificateholders of such Trust as described hereafter. The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default”, “Possible Issuance of Additional Certificates and Refinancing of Certificates” and “Description of the Equipment Notes—Redemption”. Promptly following the date of any such redemption, purchase or default, notice of such recomputed Pool Factors and Pool Balances will be mailed (or in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) to the Certificateholders of the applicable Trust. (Trust Supplements, Sections 5.01(c) and 5.01(d); Basic Agreement, Section 4.03) See “—Reports to Certificateholders” and “—Certificate Buyout Right of Certificateholders”.

Reports to Certificateholders

On each Distribution Date, the applicable Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to the Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificates as to items (2) and (3) below):

(1)	the aggregate amount of funds distributed on such Distribution Date under the related Pass Through Trust Agreement, indicating the amount, if any, allocable to each source, including any portion thereof paid by the applicable Liquidity Provider;

(2)	the amount of such distribution under the related Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Amount (if any);

(3)	the amount of such distribution under the related Pass Through Trust Agreement allocable to interest, indicating any portion thereof paid by the applicable Liquidity Provider; and

(4)	the Pool Balance and the Pool Factor for such Trust. (Trust Supplements, Section 5.01(a))

As long as the Certificates are registered in the name of The Depository Trust Company (“DTC”) or its nominee (including Cede & Co. (“Cede”)), on the record date prior to each Distribution Date, the applicable Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the applicable Certificates on such record date. On each Distribution Date, the applicable Trustee will send electronically, in accordance with DTC’s applicable procedures, to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplements, Section 5.01(a))

In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of the applicable Trust a report containing the sum of the amounts determined pursuant to clauses (1), (2) and (3) above with respect to such Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns or foreign income tax returns. (Trust Supplements, Section 5.01(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Trust Supplements, Section 5.01(b))

At such time, if any, as Certificates are issued in the form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of the applicable Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the applicable Certificates.

Indenture Events of Default and Certain Rights Upon an Indenture Event of Default

Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default would affect the Equipment Notes held by each such Trust. See “Description of the Equipment Notes—Indenture Events of Default, Notice and Waiver” for a list of Indenture Events of Default.

If the same institution acts as Trustee of multiple Trusts, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee for the Class B Trust. (Basic Agreement, Sections 7.08 and 7.09)

Upon the occurrence and during the continuation of an Indenture Event of Default under an Indenture, the Controlling Party may direct the Loan Trustee under such Indenture to accelerate the Equipment Notes issued thereunder and may direct the Loan Trustee under such Indenture in the exercise of remedies thereunder (including, subject to certain limitations, the foreclosure and sale of the Aircraft and other Collateral under such Indenture). In addition, under such circumstances, the Controlling Party may sell all (but not less than all) of such Equipment Notes to any person, subject to certain limitations. See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”. The proceeds of any such sale of the Aircraft, other Collateral or Equipment Notes will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Basic Agreement, Sections 4.01 and 4.02; Trust Supplements, Sections 7.01(c) and 7.01(d))

The market for Aircraft or Equipment Notes during the continuation of any Indenture Event of Default may be very limited and there can be no assurance as to whether they could be sold or the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, or any Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against JetBlue (except in the case that Aircraft are sold for less than the outstanding principal amount of the related Equipment Notes), any Liquidity Provider or any Trustee. Furthermore, neither the Trustee of the Trust holding such Equipment Notes nor the Certificateholders of such Trust, can take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Event of Default exists with respect thereto.

Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Basic Agreement, Section 4.02(b); Trust Supplements, Sections 1.01 and 7.01(c); Intercreditor Agreement, Sections 1.01, 2.03(b) and 2.04)

Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Basic Agreement, Section 4.04) “Permitted Investments” are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days after they are acquired or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date. (Basic Agreement, Section 1.01)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, notify the Certificateholders of such Trust by mail (or in the case of Global Certificates, by electronic transmission in accordance with DTC’s applicable procedures) of such default, unless such default has been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, such Trustee will not give notice until the earlier of the time at which such default becomes an Indenture Event of Default and the expiration of 60 days from the occurrence of such default, and (ii) except in the case of default in a payment of principal, Make-Whole Amount (if any), or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Basic Agreement, Section 7.02) For the purpose of the provision described in this paragraph only, the term “default” with respect to a Trust means an event that is, or after notice or lapse of time or both would become, an event of default with respect to such Trust or a Triggering Event under the Intercreditor Agreement, and the term “event of default” with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

“Triggering Event” means (i) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or (iii) certain bankruptcy or insolvency events involving JetBlue. (Intercreditor Agreement, Section 1.01)

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Basic Agreement, Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to certain limitations set forth in the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement or the applicable Liquidity Facility, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, or such Liquidity Facility, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as a Noteholder. (Basic Agreement, Section 6.04) See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Subject to the Intercreditor Agreement, the Certificateholders of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of all Certificateholders of such Trust waive any past Indenture Event of Default or “default” under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to so instruct the applicable Loan Trustee; provided, however, that the consent of each Certificateholder of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount (if any) or interest with respect to any of the Equipment Notes held in such Trust or (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Basic Agreement, Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. (Indentures, Section 4.05) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default. See “Description of the Intercreditor Agreement—Intercreditor Rights—Controlling Party”.

Certificate Buyout Right of Certificateholders

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class AA Trustee, the Class A Trustee and each other Class A Certificateholder, and so long as no holder of Class B Certificates or Additional Certificates (if any) shall have elected to exercise its Class B Buyout Right or Additional Holder Buyout Right, as the case may be, and given notice of such election, each Class A Certificateholder (other than JetBlue or any of its affiliates) will have the right (the “Class A Buyout Right”) to purchase all, but not less than all, of the Class AA Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class A Buyout Right shall terminate upon notification of an election to exercise a Class B Buyout Right or an Additional Holder Buyout Right, but shall be revived if the exercise of such Class B Buyout Right or such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

After the occurrence and during the continuation of a Certificate Buyout Event, with ten days’ prior written irrevocable notice to the Class AA Trustee, the Class A Trustee, the Class B Trustee and each other Class B

Certificateholder, and so long as no holder of Additional Certificates (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election, each Class B Certificateholder (other than JetBlue or any of its affiliates) will have the right (the “Class B Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder—to purchase all, but not less than all, of the Class AA Certificates and Class A Certificates on the third Business Day next following the expiry of such ten-day notice period; provided that, with respect to such Certificate Buyout Event, such Class B Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right, but shall be revived if the exercise of such Additional Holder Buyout Right is not consummated on the purchase date proposed therefor.

If any Additional Certificates are issued, the holders of such Additional Certificates (other than JetBlue or any of its affiliates) will have the right (the “Additional Holder Buyout Right”)—regardless of the exercise of purchase rights by any Class A Certificateholder, Class B Certificateholder or Senior Additional Certificateholder (if any)—to purchase all but not less than all of the Class AA Certificates, Class A Certificates, Class B Certificates and each Senior Additional Certificates (if any), so long as no Junior Additional Certificateholder (if any) shall have elected to exercise its Additional Holder Buyout Right and given notice of such election; provided that, with respect to such Certificate Buyout Event, such Additional Holder Buyout Right shall terminate upon notification of an election to exercise an Additional Holder Buyout Right by any Junior Additional Certificateholders (if any), but shall be revived if the exercise of such Additional Holder Buyout Right by such Junior Additional Certificateholders is not consummated on the purchase date proposed therefor.

If Refinancing Certificates are issued, holders of such Refinancing Certificates will have the same right (subject to the same terms and conditions) to purchase Certificates as the holders of the Certificates that such Refinancing Certificates refinanced or otherwise replaced. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without any premium, but including any other amounts then due and payable to the Certificateholders of such class or classes under the related Pass Through Trust Agreement, the Intercreditor Agreement, any Equipment Note held as part of the related Trust Property or the related Indenture and Participation Agreement or on or in respect of such Certificates; provided, however, that if such purchase occurs after the record date under the related Pass Through Trust Agreement relating to any Distribution Date, such purchase price will be reduced by the amount to be distributed thereunder on such related Distribution Date (which deducted amounts will remain distributable to, and may be retained by, the Certificateholders of such class or classes as of such record date).

Such purchase right may be exercised by any Certificateholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder(s) of the same class notifies the purchasing Certificateholder that such other Certificateholder(s) (other than JetBlue or any of its affiliates) want(s) to participate in such purchase, then such other Certificateholder(s) may join with the purchasing Certificateholder to purchase the applicable senior Certificates pro rata based on the interest in the Trust with respect to such class held by each purchasing Certificateholder of such class. Upon consummation of such a purchase, no other Certificateholder of the same class as the purchasing Certificateholder will have the right to purchase the Certificates of the applicable class or classes during the continuance of such Certificate Buyout Event. If JetBlue or any of its affiliates is a Certificateholder, it will not have the purchase rights described above. (Trust Supplements, Section 6.01)

A “Certificate Buyout Event” means that a JetBlue Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the Bankruptcy Code (the “60-Day Period”) has expired and (ii) JetBlue has not entered into one or more agreements under Section 1110(a)(2)(A) of the Bankruptcy Code to perform all of its obligations under all of the Indentures and has not cured defaults thereunder in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, JetBlue will have abandoned any Aircraft. (Intercreditor Agreement, Section 1.01)

“Junior Additional Certificateholder” means each holder of Junior Additional Certificates.

“Junior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank junior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

“Senior Additional Certificateholder” means each holder of Senior Additional Certificates.

“Senior Additional Certificates” means, with respect to any holder of Additional Certificates exercising its Additional Holder Buyout Right, any class or classes of Additional Certificates that generally rank senior in priority of payment to the class of Additional Certificates held by such holder exercising its Additional Holder Buyout Right.

PTC Event of Default

A “PTC Event of Default” with respect to each Pass Through Trust Agreement and the related class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

•	the outstanding Pool Balance of such class of Certificates on the Final Legal Distribution Date for such class; or

•

the interest scheduled for distribution on such class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto). (Intercreditor Agreement, Section 1.01)

Any failure to make expected principal distributions with respect to any class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

A PTC Event of Default with respect to the most senior outstanding class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event.

Merger, Consolidation and Transfer of Assets

JetBlue will be prohibited from consolidating with or merging into any other entity where JetBlue is not the surviving entity or conveying, transferring, or leasing substantially all of its assets as an entirety to any other entity unless:

•	the successor or transferee entity is organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

•

the successor or transferee entity is, if and to the extent required under Section 1110 in order that the Loan Trustee continues to be entitled to any benefits of Section 1110 with respect to an Aircraft, a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

•

the successor or transferee entity expressly assumes all of the obligations of JetBlue contained in the Basic Agreement and any Trust Supplement, the Equipment Notes, the Indentures and the Participation Agreements;

•

if the Aircraft are, at the time, registered with the FAA or such person is located in a “Contracting State” (as such term is used in the Cape Town Treaty), the transferor or successor entity makes such filings and recordings with the FAA pursuant to the Transportation Code and registrations under the Cape Town Treaty, or, if the Aircraft are, at the time, not registered with the FAA, the transferor or successor entity makes such filings and recordings with the applicable aviation authority, as are necessary to evidence such consolidation, merger, conveyance, transfer or lease; and

•	JetBlue has delivered a certificate indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Basic Agreement, Section 5.02; Trust Supplements, Section 8.01; Participation Agreements, Section 6.02(e))

None of the Certificates, Equipment Notes or underlying agreements will contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of JetBlue.

Modification of the Pass Through Trust Agreements and Certain Other Agreements

Each Pass Through Trust Agreement contains provisions permitting JetBlue and the Trustee thereof to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of JetBlue, permitting or requesting the execution of amendments or agreements supplemental to the Intercreditor Agreement, any of the Participation Agreements, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, without the consent of any Certificateholder of such Trust to, among other things:

•

evidence the succession of another corporation or entity to JetBlue and the assumption by such corporation or entity of the covenants of JetBlue contained in such Pass Through Trust Agreement or of JetBlue’s obligations under the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

add to the covenants of JetBlue for the benefit of holders of any Certificates or surrender any right or power conferred upon JetBlue in such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

cure any ambiguity or correct any mistake or inconsistency contained in any Certificates, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates;

•

make or modify any other provision with respect to matters or questions arising under any Certificates, the Basic Agreement, any related Trust Supplement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates as JetBlue may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the related Certificates;

•

comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any Certificates are listed (or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary or of any regulatory body;

•

modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, to the extent necessary to establish or to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement), the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute enacted after the date of such Pass Through Trust Agreement, and with certain exceptions, add to such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, such other provisions as may be expressly permitted by the Trust Indenture Act;

•

(i) evidence and provide for a successor Trustee under such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, (ii) evidence the substitution of a Liquidity Provider with a replacement liquidity provider, to provide for any Replacement Facility (and, if such Replacement Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for a Replacement Facility for a single pass through trust), all as provided in the Intercreditor Agreement, or (iii) add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Participation Agreement, any Indenture, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates as necessary to provide for or facilitate the administration of the Trust under such Pass Through Trust Agreement by more than one trustee;

•	provide certain information to the relevant Trustee as required in such Pass Through Trust Agreement;

•

add to or change any provision of any Certificates, the Basic Agreement or any Trust Supplement to the extent necessary to facilitate the issuance of such Certificates in bearer form or to facilitate or provide for the issuance of such Certificates in global form in addition to or in place of Certificates in certificated form;

•

provide for the delivery of any agreement supplemental to such Pass Through Trust Agreement or any Certificates in or by means of any computerized, electronic or other medium, including by computer diskette;

•	correct or supplement the description of any property constituting property of such Trust;

•	modify, eliminate or add to the provisions of the Basic Agreement, any Trust Supplement or any Participation Agreement to reflect the substitution of a substitute aircraft for any Aircraft;

•	provide for the substitution of any Aircraft in accordance with the related Indenture, and other matters incidental thereto; or

•

make any other amendments or modifications to such Pass Through Trust Agreement; provided that such amendments or modifications will only apply to Certificates of one or more classes to be hereafter issued.

provided, however, that no such supplemental agreement shall cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.01; Trust Supplements, Section 8.02) In addition, see “Description of the Equipment Notes—Security—Substitution of Aircraft” for a description of the requirements for giving effect to the substitution of any Aircraft pursuant to the related Indenture.

Each Pass Through Trust Agreement also contains provisions permitting JetBlue and the related Trustee to enter into one or more agreements supplemental to such Pass Through Trust Agreement or, at the request of

JetBlue, permitting or requesting the execution of amendments or agreements supplemental to any other Pass Through Trust Agreement, the Intercreditor Agreement, any Certificate, any Participation Agreement, any other operative document with respect to any Aircraft, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, without the consent of the Certificateholders of the related Trust, to provide for the issuance of any Additional Certificates or Refinancing Certificates, the formation of related trusts, the purchase by such trusts of the related equipment notes, the establishment of certain matters with respect to such Additional Certificates or Refinancing Certificates, and other matters incidental thereto or as otherwise contemplated by the Pass Through Trust Agreements, all as provided in, and subject to certain terms and conditions set forth in, the Intercreditor Agreement. (Trust Supplements, Section 8.02) See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the Certificateholders of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates to the extent applicable to such Certificateholders or modifying the rights of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, any Liquidity Facility or, if applicable, any liquidity facility with respect to any Additional Certificates or Refinancing Certificates, except that no such supplemental agreement may, without the consent of the holder of each outstanding Certificate adversely affected thereby:

•

reduce in any manner the amount of, or delay the timing of, any receipt by the related Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment of any such Certificate or change the coin or currency in which any such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment or distribution when due;

•

permit the disposition of any Equipment Note held in such Trust or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any applicable Liquidity Facility;

•	alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the interests of any holders of any outstanding Certificates;

•

modify certain amendment provisions in such Pass Through Trust Agreement, except to increase the percentage of the aggregate fractional undivided interests of the related Trust provided for in such Pass Through Trust Agreement, the consent of the Certificateholders of which is required for any such supplemental agreement provided for in such Pass Through Trust Agreement, or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate of such class affected thereby; or

•	cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Basic Agreement, Section 9.02; Trust Supplements, Section 8.03)

Notwithstanding any other provision, no amendment or modification of the buyout rights described in “—Certificate Buyout Right of Certificateholders” shall be effective unless the Trustee of each class of Certificates affected by such amendment or modification shall have consented thereto. (Trust Supplements, Section 8.04)

If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any

Equipment Note or certain other related documents, then subject to the provisions described above in respect of modifications for which consent of such Certificateholders is not required, such Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. Such Trustee will request from the Certificateholders of such Trust a direction as to:

•

whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Noteholder of such Equipment Note or the Controlling Party has the option to direct;

•

whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as such a Noteholder or as Controlling Party; and

•

how to vote (or direct the Subordination Agent to vote) any such Equipment Note if a vote has been called for with respect thereto. (Basic Agreement, Section 10.01; Intercreditor Agreement, Section 8.01(b))

Provided such a request for a Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as Noteholder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

•

other than as the Controlling Party, such Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of such Trust; and

•

as the Controlling Party, such Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust. (Basic Agreement, Section 10.01)

For purposes of the immediately preceding paragraph, a Certificate is deemed “actually voted” if the applicable Certificateholder thereof has delivered to the applicable Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, such Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under any related Indenture, Participation Agreement, Equipment Note or certain other related documents, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of such Certificateholders. (Basic Agreement, Section 10.01)

Pursuant to the Intercreditor Agreement, with respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed by the Subordination Agent (as directed by the respective Trustees or by the Controlling Party, as applicable) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture that are held by the Subordination Agent as the property of the relevant Trust. Any Trustee acting as Controlling Party will direct the Subordination Agent as such Trustee is directed by Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) Notwithstanding the foregoing, without the consent of each Liquidity Provider and each affected Certificateholder holding Certificates representing a fractional undivided interest in the Equipment Notes under the applicable Indenture held by the Subordination Agent, among other things, no amendment, supplement, modification, consent or waiver of or relating to such Indenture, any related Equipment Note, Participation Agreement or other related document will: (i) reduce the principal amount of, Make-Whole Amount, if any, or interest on, any Equipment Note under such

Indenture (other than any change in the principal amount of any such Equipment Note in connection with any aircraft substitution effected in accordance with the applicable Indenture under which such Equipment Note was issued); (ii) change the date on which any principal amount of, Make-Whole Amount, if any, or interest on any Equipment Note under such Indenture, is due or payable; (iii) create any lien with respect to the Collateral subject to such Indenture prior to or pari passu with the lien thereon under such Indenture except such as are permitted by such Indenture; or (iv) reduce the percentage of the outstanding principal amount of the Equipment Notes under such Indenture the consent of whose holders is required for any supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder or their consequences provided for in such Indenture. In addition, without the consent of each Certificateholder, no such amendment, modification, consent or waiver will, among other things, deprive any Certificateholder of the benefit of the lien of any Indenture on the related Collateral, except as provided in connection with the exercise of remedies under such Indenture. (Intercreditor Agreement, Section 8.01(b)) See “—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees in such circumstances. In addition, see “Description of the Equipment Notes—Security—Substitution of Aircraft” for a description of the requirements for giving effect to the substitution of any Aircraft pursuant to the related Indenture.

Termination of the Trusts

With respect to each Trust, the obligations of JetBlue and the Trustee of such Trust will terminate upon the distribution to the Certificateholders of such Trust and to such Trustee of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail (or, in the case of Global Certificates, will send electronically in accordance with DTC’s applicable procedures) to each Certificateholder of such Trust, not earlier than 60 days and not later than 15 days preceding such final distribution, notice of the termination of such Trust, the amount of the proposed final payment, the proposed date for the distribution of such final payment for such Trust and certain other information. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Basic Agreement, Section 11.01; Trust Supplements, Section 9.01)

In the event that all of the Certificateholders of such Trust do not surrender their Certificates issued by such Trust for cancellation within six months after the date specified in such written notice, the Trustee of such Trust will give a second written notice to the remaining Certificateholders of such Trust to surrender such Certificates for cancellation and receive the final distribution. No additional interest will accrue with respect to such Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee of such Trust for the payment of distributions on the Certificates issued by such Trust remains unclaimed for two years (or such lesser time as such Trustee shall be satisfied, after sixty days’ notice from JetBlue, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, such Trustee will pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee for distribution as provided in the applicable Indenture, Participation Agreement or certain related documents and will give written notice thereof to JetBlue. (Basic Agreement, Section 11.01)

The Trustees

Each of the Class AA Trustee and the Class A Trustee is, and the Class B Trustee initially will be, Wilmington Trust Company. Each Trustee’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Chad May (Reference: JetBlue 2019-1 EETC).

With certain exceptions, the Trustees make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility or other related documents. (Basic Agreement, Sections 7.04 and 7.15; Trust Supplements, Sections 7.03 and 7.04) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. (Basic Agreement, Section 7.03(h)) Subject to certain provisions, no Trustee will be under any obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Basic Agreement, Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee (and any related agent or affiliate in their respective individual or any other capacity) may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with JetBlue with the same rights it would have if it were not such Trustee, agent or affiliate. (Basic Agreement, Section 7.05)

Book-Entry Registration; Delivery and Form

General

On the Class B Issuance Date, the Class AA Certificates and the Class A Certificates each are, and Class B Certificates will be, represented by one or more fully registered global Certificates (each, a “Global Certificate”) of the applicable class and are or will be, as the case may be, deposited with the related Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issued, or will not be issuable, as the case may be, in bearer form.

DTC

DTC has informed JetBlue as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

JetBlue expects that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in the Global Certificates will be limited to DTC Participants or persons who hold interests through DTC Participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the Certificates and Pass Through Trust Agreements. All references in this prospectus supplement to actions by the Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to the Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or such nominee, as the registered holder of the Certificates. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided or under the applicable Pass Through Trust Agreement. Such beneficial owners of an interest in the Global Certificates, and registered owners of a Definitive Certificate, are referred to herein individually as a “Certificate Owner” and collectively as the “Certificate Owners”. DTC has advised JetBlue that it will take any action permitted to be taken by a Certificateholder under the applicable Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Global Certificates are credited. Additionally, DTC has advised JetBlue that in the event any action requires approval by a certain percentage of the Certificateholders of a particular class, DTC will take such action only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to such Certificates. Certificate Owners of Certificates that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to such Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Certificates. Such Certificate Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the relevant Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book entry system, such Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the relevant Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the relevant Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only “Certificateholder” under each Pass Through Trust Agreement will be Cede, as nominee of DTC. Certificate Owners of Certificates therefore will not be recognized by the Trustees as Certificateholders, as such term is used in the Pass Through Trust Agreements, and such Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to such Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments of the principal of, Make-Whole Amount (if any) and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Certificate may be subject to various policies and procedures adopted by DTC from time to time. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificateholder to pledge its interest to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such interest, may be limited due to the lack of a physical certificate for such interest.

Neither JetBlue nor the Trustees, nor any paying agent or registrar with respect to the Certificates, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the DTC Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations. (Trust Supplements, Section 4.03(f))

JetBlue expects that DTC or its nominee, upon receipt of any payment of principal, Make-Whole Amount (if any) or interest in respect of the Global Certificates, will credit DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the face amount of such Global Certificates, as shown on the records of DTC or its nominee. JetBlue also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by the standing instructions and customary practices of such DTC Participants. Such payments will be the responsibility of such DTC Participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers in a Global Certificate among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Same-Day Settlement

As long as Certificates are registered in the name of DTC or its nominee, all payments made by JetBlue to the Loan Trustee under any Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Certificates, will be passed through to DTC in immediately available funds.

Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Certificates.

Definitive Certificates

Interests in Global Certificates will be exchangeable or transferable, as the case may be, for certificates in definitive, physical registered form (“Definitive Certificates”) only if (i) DTC advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to such Certificates and a successor depositary is not appointed by such Trustee within 90 days of such notice, (ii) JetBlue, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in a Trust advise the applicable Trustee, JetBlue and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders’ best interest. Neither JetBlue nor any Trustee will be liable if JetBlue or such Trustee is unable to locate a qualified successor clearing system. (Trust Supplements, Section 4.03(b))

In connection with the occurrence of any event described in the immediately preceding paragraph, the Global Certificates will be deemed surrendered, and the Trustees will execute, authenticate and deliver to each Certificate Owner of such Global Certificates in exchange for such Certificate Owner’s beneficial interest in such Global Certificates, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such Certificate Owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the applicable Trustee. (Trust Supplements, Section 4.03(d)) JetBlue, the Trustees and each registrar and paying agent with respect to the Certificates (i) shall not be liable for any delay in delivery of such registration instructions, and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. (Trust Supplements, Section 4.03(f))

Distribution of principal, Make-Whole Amount (if any) and interest with respect to Definitive Certificates will thereafter be made by the applicable Trustee, in accordance with the procedures set forth in the applicable Pass Through Trust Agreement, directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Certificate, however, will be made only upon presentation and surrender of the applicable Definitive Certificate at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

Definitive Certificates issued in exchange for Global Certificates will be transferable and exchangeable at the office of the applicable Trustee upon compliance with the requirements set forth in the applicable Pass Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. The Certificates are registered instruments, title to which passes upon registration of the transfer of the books of the applicable Trustee in accordance with the terms of the applicable Pass Through Trust Agreement. (Basic Agreement, Section 3.04)

DESCRIPTION OF THE LIQUIDITY FACILITIES

The following summary describes certain material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The provision of each Liquidity Facility will be substantially the same, except as otherwise indicated. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities. Copies of the Class AA Liquidity Facility, the Class A Liquidity Facility and the Existing Intercreditor Agreement were filed as exhibits to JetBlue’s current Report on Form 8-K, dated November 12, 2019, and copies of the Class B Liquidity Facility and the Intercreditor Agreement Amendment, will be filed as exhibits to a Current Report on Form 8-K to be filed by JetBlue with the SEC.

General

The liquidity provider for each of the Class AA Trust (the “Class AA Liquidity Provider”) and the Class A Trust (the “Class A Liquidity Provider”) entered into a separate revolving credit agreement, each dated as of November 12, 2019, with the Subordination Agent with respect to each of the Class AA Trust (the “Class AA Liquidity Facility”) and the Class A Trust (the “Class A Liquidity Facility”), and the liquidity provider with respect to the Class B Trust (the “Class B Liquidity Provider” and, together with the Class AA Liquidity Provider and the Class A Liquidity Provider, the “Liquidity Providers”) will enter into a separate revolving credit agreement with the Subordination Agent with respect to the Class B Trust (the “Class B Liquidity Facility” and, together with the Class AA Liquidity Facility and the Class A Liquidity Facility, the “Liquidity Facilities”). Under each Liquidity Facility, the related Liquidity Provider will be required, if necessary, to make one or more advances (“Interest Drawings”) to the Subordination Agent in an aggregate amount sufficient to pay interest on the Pool Balance of the related class of Certificates on up to three successive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the Stated Interest Rate for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for the Class AA Trust, Class A Trust or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each of the Class AA Trust, Class A Trust and Class B Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for each Trust may differ.

Drawings

Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for the Certificates of such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date, after giving effect to the subordination provisions of the Intercreditor Agreement, is not sufficient to pay such interest. The maximum amount available to be drawn under the Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time; provided that, following a Downgrade Drawing (subject to the reinstatement of the obligations of any applicable Liquidity Provider if any such Liquidity Provider has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” for a Liquidity Facility at the original issuance date for the Class AA Trust, the Class A Trust and the Class B Trust means initially $24,418,164, $8,168,101 and $13,870,080, respectively, in each case as the same may be reduced from time to time as described below.

“Required Amount” means, with respect to each Liquidity Facility or the Cash Collateral Account for any class of Certificates, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the related class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the two succeeding Regular Distribution Dates, in each case, calculated on the basis of the Pool Balance of such class of Certificates on such day and without regard to expected future distributions of principal on such class of Certificates.

The Liquidity Facility for any applicable class of Certificates does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount (if any) on, the Certificates of such class or any interest with respect to the Certificates of such class in excess of the Stated Interest Rate for such Certificates or for more than three semiannual installments of interest or to pay principal of, or interest on, or Make-Whole Amount (if any) with respect to, the Certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.05)

Each payment by a Liquidity Provider for a Trust will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawing plus accrued interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by the amount of such Interest Drawing so reimbursed but not to exceed the then Required Amount of the applicable Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have occurred with respect to such Liquidity Facility. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.05(g)) On each date on which the Pool Balance for a Trust shall have been reduced, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04; Intercreditor Agreement, Section 3.05(j))

“Performing Equipment Note” means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that, in the event of a bankruptcy proceeding in which JetBlue is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order for relief in such proceedings shall not be taken into consideration during the 60-Day Period (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the “Section 1110 Period”), (ii) any payment default occurring after the date of the order for relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture. (Intercreditor Agreement, Section 1.01)

Replacement of Liquidity Facilities

If at any time a Liquidity Provider is downgraded, or any applicable rating of a Liquidity Provider is suspended or withdrawn, by Moody’s Investor Service, Inc. (“Moody’s”) or Fitch Ratings, Inc. (“Fitch” and, together with Moody’s, the “Rating Agencies”) such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency (any such downgrading, suspension or withdrawal, a “Downgrade Event”), then such Liquidity Facility may be replaced with a Replacement Facility. If such Liquidity Facility is not so replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency (whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event) provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings then issued by such Rating Agency of the related class of Certificates. The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the “Cash Collateral Account”) for the applicable class of Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. If at any time after a Downgrade Drawing has been made with respect to a Liquidity Facility, the Liquidity Provider for such Liquidity Facility has a Long-Term Rating from each Rating Agency that meets the applicable Liquidity Threshold Rating for such Rating Agency and delivers a written notice to that effect to the Subordination Agent and JetBlue, the amount of such Downgrade Drawing that has not been applied to the payment of interest shall be withdrawn from the Cash Collateral Account for the applicable Certificates and reimbursed to such Liquidity Provider and any amount of such Downgrade Drawing that has been applied to payment of interest shall be converted into an Interest Drawing and the obligations of such Liquidity Provider to make advances shall be reinstated in an amount equal to the amount that has been reimbursed to such Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facilities, Sections 2.02(b)(ii) and 2.06(d); Intercreditor Agreement, Sections 3.05(c) and 3.05(f))

“Liquidity Threshold Rating” means: (a) in the case of Moody’s, a Long-Term Rating of Baa2 and (b) in the case of Fitch, a Long-Term Rating of BBB with respect to the Liquidity Provider for the Class AA Trust and the Class A Trust and a Long-Term Rating of BBB- with respect to the Liquidity Provider for the Class B Trust (Intercreditor Agreement, Section 1.01)

“Long-Term Rating” means, for any entity: (a) in the case of Moody’s, the long-term senior unsecured debt rating of such entity and (b) in the case of Fitch, the long-term default rating of such entity. (Intercreditor Agreement, Section 1.01)

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or an agreement (or agreements) in such other form (which may include, without limitation, one or more letters of credit, surety bonds, financial insurance policies or guaranties), or any combination thereof, as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the related Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of the applicable Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three successive semiannual Regular Distribution Dates following the date of replacement of such Liquidity Facility (or, if such date of replacement is a Regular Distribution Date, on such date of replacement and the two succeeding Regular Distribution Dates) and issued by an entity (or entities) having the minimum Long-Term Rating from each Rating Agency designated in the definition of “Liquidity Threshold Rating” as the applicable Liquidity Threshold Rating for such Rating Agency. (Intercreditor Agreement, Section 1.01) The provider or providers of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Intercreditor Agreement as the replaced Liquidity Provider. (Intercreditor Agreement, Section 3.05)

The Liquidity Facility for each of the Class AA Trust, Class A Trust and Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•

the earlier of (a) the anniversary of the Issuance Date immediately following the date on which the applicable Liquidity Provider has provided a Non-Extension Notice and (b) the 15th day after the Final Legal Distribution Date of the applicable Certificates;

•

the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

•	the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Subordination Agent and JetBlue of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”); and

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Section 1.01)

Each Liquidity Facility will provide, in the event that before the 60th day prior to any anniversary date of the Issuance Date that is prior to the 15th day after the Final Legal Distribution Date for the applicable Certificates, the related Liquidity Provider shall have notified the Subordination Agent and JetBlue in writing that its obligations to make advances under such Liquidity Facility shall not be extended beyond the immediately following anniversary date of the Issuance Date (the “Non-Extension Notice”) and such Liquidity Provider shall not have been replaced on or before the 25th day prior to such anniversary date, the Subordination Agent shall request a drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility (the “Non-Extension Drawing”). (Liquidity Facilities, Sections 2.02(b)(i) and 2.10) The Subordination Agent will deposit the proceeds of the Non-Extension Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.05(d)(iii))

Subject to certain limitations, JetBlue may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). (Intercreditor Agreement, Section 3.05(e)) In addition, if a Liquidity Provider shall determine not to extend a Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) at any time after a Non-Extension Drawing has been made under such Liquidity Facility. (Intercreditor Agreement, Section 3.05(e)(ii)) A Liquidity Provider may also arrange for a Replacement Facility to replace the related Liquidity Facility at any time after a Downgrade Drawing under such Liquidity Facility so long as the Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Intercreditor Agreement, Section 3.05(c)(iii)) If any Replacement Facility is provided at any time after a Downgrade Drawing, a Non-Extension Drawing or a Special Termination Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.05(e))

Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider as described below under “—Liquidity Events of Default”, the Subordination Agent shall request a final drawing (a “Final Drawing”) or a special termination drawing (the “Special Termination Drawing”), as applicable, under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will deposit the proceeds of the Final Drawing or the Special Termination Drawing into the Cash Collateral Account for the related Certificates and will use these proceeds for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Sections 2.02(c) and 2.02(d); Intercreditor Agreement, Sections 3.05(f), 3.05(i) and 3.05(k))

Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person. (Liquidity Facilities, Sections 2.02(a) and 2.02(f))

Reimbursement of Drawings

The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Special Termination Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and pay interest thereon, but only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Sections 2.05 and 2.09) See “Description of the Intercreditor Agreement—Priority of Distributions”.

Interest Drawings and Final Drawings

Amounts drawn by reason of an Interest Drawing or Final Drawing (each, a “Drawing”) will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 4.50% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period provided for in the affected Liquidity Facility plus 4.50% per annum. (Liquidity Facilities, Section 3.07)

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to JetBlue) plus (b) one-quarter of one percent (0.25%). (Liquidity Facilities, Section 1.01)

“LIBOR” means, with respect to any interest period, the rate per annum equal to the London Interbank Offered Rate per annum administered by ICE Benchmark Administration Limited (or any successor person which takes over administration of that rate) for U.S. dollar deposits, which rate is displayed on Reuters Screen LIBOR01 (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods; provided that, if a Benchmark Replacement Event has occurred (or an applicable Benchmark Replacement Rate has otherwise been established with agreed effectiveness prior to such Benchmark Replacement Event), LIBOR shall be the lower of (a) the Base Rate and (b) the Benchmark Replacement Rate (if then established and effective); provided, further, that, if LIBOR determined as provided above with respect to any interest period would be less than zero percent per annum, then LIBOR for such interest period shall be deemed to be zero percent per annum. (Liquidity Facilities, Section 1.01)

“Benchmark Replacement Event” means, in respect of the London Interbank Offered Rate or any successor Benchmark Replacement Rate, an event where the applicable administrator (or other applicable source) for such rate permanently or indefinitely ceases to provide such rate, without any successor administrator (or other applicable source) continuing to provide such rate. (Liquidity Facilities, Section 1.01)

“Benchmark Replacement Rate” means, following the occurrence of a Benchmark Replacement Event (with respect to the London Interbank Offered Rate or any then applicable successor Benchmark Replacement Rate (the “Terminating Rate”)), or at the request of JetBlue or the Liquidity Provider in anticipation thereof following any applicable public statement from the administrator or regulatory supervisor (or other applicable authority or source) identifying a specific date for occurrence of such Benchmark Replacement Event, an applicable alternate rate of interest (including any relevant adjusting spread) to such Terminating Rate that gives due consideration to (i) the then prevailing market convention for determining a rate of interest for U.S. dollar-denominated credit facilities at such time (as the applicable market replacement for such Terminating Rate) and (ii) the requirements under proposed U.S. Treasury regulations section 1.1001-6 and any successor regulations or guidance relating thereto, to the extent applicable, for the replacement of such Terminating Rate with such alternate rate of interest and any associated alteration not to be treated as a taxable exchange for U.S. federal income tax purposes, as determined pursuant to mutual written agreement of JetBlue and the Liquidity Provider, each acting reasonably. (Liquidity Facilities, Section 1.01)

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally (other than a Benchmark Replacement Event), the LIBOR rate determined or to be determined for the next succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining advances, such Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Subordination Agent and JetBlue. If such notice is given, then the outstanding principal amount of the LIBOR advances under the related Liquidity Facility shall be converted to Base Rate advances thereunder effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings, Special Termination Drawings, Non-Extension Drawings and Final Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing, a Special Termination Drawing, a Non-Extension Drawing or a Final Drawing and deposited in a Cash Collateral Account will be treated as follows:

•

such amount will be released on any Distribution Date to the extent that such amount exceeds the Required Amount, first, to the applicable Liquidity Provider up to the amount of the Liquidity Obligations owed to it, and second, for distribution pursuant to the Intercreditor Agreement;

•

any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments. (Intercreditor Agreement, Section 3.02)

Any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest, (a) subject to clauses (b) and (c) below, at a rate equal to the investment earnings on the amounts deposited in the Cash Collateral Account on the outstanding amount from time to time of such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing plus a specified margin, (b) from and after the date, if any, on which such Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under “—Reimbursement of Drawings—Interest Drawings and Final Drawings”, the Base Rate) plus 4.50% per annum and (c) from and after the date, if any, on which a Special Termination Notice is given and any Downgrade Drawing or Non-Extension Drawing is converted into a Special Termination Drawing as described below under “—Liquidity Events of Default”, at the rate applicable to Special Termination Drawings as described in clause (a) above.

Liquidity Events of Default

Events of default under each Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Equipment Notes; or

•	certain bankruptcy or similar events involving JetBlue. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a “Final Termination Notice”). With respect to any Liquidity Facility, if the Pool Balance of the related class of Certificates is greater than the aggregate outstanding principal amount of the related series of Equipment Notes (other than any such series of Equipment Notes previously sold by the Subordination Agent or with respect to which the Aircraft related to such series of Equipment Notes has been disposed of) at any time during the 18-month period prior to the final expected Regular Distribution Date with respect to such class of Certificates, the Liquidity Provider of such Trust may, in its discretion, give a notice of special termination of such Liquidity Facility (a “Special Termination Notice” and, together with the Final Termination Notice, a “Termination Notice”). The Termination Notice will have the following consequences:

•

the obligation of the related Liquidity Provider to make advances under the related Liquidity Facility will terminate at the close of business on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent and JetBlue;

•

the Subordination Agent will promptly request, and the applicable Liquidity Provider will honor, a Final Drawing or Special Termination Drawing, as applicable, thereunder in an amount equal to the then Maximum Available Commitment thereunder;

•	in the event that a Final Drawing is made, any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility;

•

in the event a Special Termination Notice is given, all amounts owing to the applicable Liquidity Provider will be treated as a Special Termination Drawing for the purposes set forth under “Description of the Intercreditor Agreement—Priority of Distributions”; and

•	in the event of a Final Drawing, all amounts owing to the applicable Liquidity Provider will be automatically accelerated. (Liquidity Facilities, Section 6.01)

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement—Priority of Distributions”. (Liquidity Facilities, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement—Intercreditor Rights”, a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

Liquidity Provider

The initial Class B Liquidity Provider will be Crédit Agricole Corporate and Investment Bank, a société anonyme organized under the laws of France, acting through its New York Branch. Crédit Agricole Corporate and Investment Bank, a société anonyme organized under the laws of France, acting through its New York Branch, is also the initial Class AA Liquidity Provider and the initial Class A Liquidity Provider.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT

The following summary describes certain material provisions of the Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustees, the Liquidity Providers and Wilmington Trust Company, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, a copy of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by JetBlue with the SEC.

Intercreditor Rights

General

The Equipment Notes relating to each Trust will be issued to, and registered in the name of, the Subordination Agent, as agent and trustee for the Trustee of such Trust. (Intercreditor Agreement, Section 2.01(a))

Controlling Party

Each Loan Trustee will be directed, so long as no Indenture Event of Default shall have occurred and be continuing under an Indenture and subject to certain limitations described below, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture. See “—Voting of Equipment Notes” below. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will direct the Loan Trustee as contemplated by the preceding sentence in accordance with the directions of the Trustees for which the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

After the occurrence and during the continuance of an Indenture Event of Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft with respect to which such Equipment Notes were issued, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates—Indenture Events of Default and Certain Rights Upon an Indenture Event of Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. (Intercreditor Agreement, Section 2.06(a))

The “Controlling Party” will be:

•	if Final Distributions have not been paid in full to the holders of Class AA Certificates, the Class AA Trustee;

•	if Final Distributions have been paid in full to the holders of the Class AA Certificates, but not to the holders of the Class A Certificates, the Class A Trustee;

•

if Final Distributions have been paid in full to the holders of the Class AA Certificates and the holders of Class A Certificates, but not to the holders of the Class B Certificates, the Class B Trustee;

•

if any class or classes of Additional Certificates are outstanding and if Final Distributions have been paid in full to the holders of the Class AA Certificates, the holders of the Class A Certificates and the holders of the Class B Certificates, the trustee for the Additional Trust for the class of Additional Certificates generally ranked most senior in priority of payment among all classes of Additional Certificates then outstanding for which Final Distributions have not been paid in full; and

•

under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph. (Intercreditor Agreement, Sections 2.06(b) and (c))

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (excluding a Downgrade Drawing or Non-Extension Drawing (but including a Final Drawing, a Special Termination Drawing or a Downgrade Drawing or Non-Extension Drawing that has been converted to a Final Drawing under such Liquidity Facility)) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes under all Indentures shall have been accelerated (provided that, in the event of a bankruptcy proceeding under the Bankruptcy Code in which JetBlue is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered accelerated for purposes of this subclause (z) until the expiration of the 60-Day Period or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations due to it (so long as such Liquidity Provider has not defaulted in its obligations to make any drawing under any Liquidity Facility) will have the right to elect to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06(c))

For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes held by the Subordination Agent as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and Certificateholders, subject to certain limitations. (Intercreditor Agreement, Section 2.06) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “—Limitation on Exercise of Remedies” and “Description of the Equipment Notes—Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

Limitation on Exercise of Remedies

So long as any Certificates are outstanding, during the period ending on the date which is nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the occurrence of a JetBlue Bankruptcy Event, without the consent of each Trustee (other than the Trustee of any Trust all of the Certificates of which are held or beneficially owned by JetBlue or its affiliates), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. (Intercreditor Agreement, Section 4.01(a)(iii))

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) in the case of the sale of an Aircraft, 80%, or, in the case of the sale of such related Equipment Notes, 90%, of the Appraised Current Market Value of such Aircraft and (2) the sum of the aggregate Note Target Price of such Equipment Notes and an amount equal to the Excess Liquidity Obligations in respect of the Indenture under which such Equipment Notes were issued. (Intercreditor Agreement, Section 1.01)

“Excess Liquidity Obligations” means, with respect to an Indenture, an amount equal to the sum of (i) the amount of fees payable to the Liquidity Provider with respect to each Liquidity Facility, multiplied by a fraction, the numerator of which is the then outstanding aggregate principal amount of the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and the denominator of which is the then outstanding aggregate principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes, (ii) interest on any Special Termination Drawing, Downgrade Drawing or Non-Extension Drawing payable under each Liquidity Facility, in excess of investment earnings on such drawing multiplied by the fraction specified in clause (i) above, (iii) if any payment default by JetBlue exists with respect to interest on any Series AA Equipment Notes, Series A Equipment Notes or Series B Equipment Notes, the excess, if any, of the interest on any Interest Drawing (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing that is used to pay interest on the Certificates) or Final Drawing payable under each Liquidity Facility plus certain other amounts payable under each Liquidity Facility with respect thereto, over the sum of (a) investment earnings from any Final Drawing plus (b) any interest at the past due rate actually payable (whether or not in fact paid) by JetBlue on the overdue scheduled interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes in respect of which such Drawing was made (or portion of any Downgrade Drawing, Non-Extension Drawing or Special Termination Drawing was used), multiplied by a fraction the numerator of which is the aggregate overdue amounts of interest on the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes), and (iv) any other amounts owed to a Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clauses (ii) and (iii) above, multiplied by the fraction specified in clause (i) above. (Indentures, Section 2.14) The foregoing definition shall be revised accordingly to reflect, if applicable, any Replacement Facility or if any Additional Certificates with credit support similar to the Liquidity Facilities are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Note Target Price” means, for any Equipment Note issued under any Indenture: (i) the aggregate outstanding principal amount of such Equipment Note, plus (ii) the accrued and unpaid interest thereon, together with all other sums owing on or in respect of such Equipment Note (including, without limitation, enforcement costs incurred by the Subordination Agent in respect of such Equipment Note). (Intercreditor Agreement, Section 1.01)

Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the related Aircraft to any person (including JetBlue) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof). (Intercreditor Agreement, Section 4.01(a)(ii))

If following certain events of bankruptcy, reorganization or insolvency with respect to JetBlue described in the Intercreditor Agreement (a “JetBlue Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of JetBlue to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, each Trustee and each Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of each Trustee will post such terms and conditions of such restructuring proposal on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such terms and conditions available to all Certificateholders. Thereafter, neither the Subordination Agent nor any Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of each Trustee and each Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (a “Restructuring Arrangement”) (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of JetBlue unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders and each Liquidity Provider that has not made a Final Drawing, for a period of not less than 15 calendar days (except that such requirement shall not apply to any such Restructuring Arrangement that is effective (whether prospectively or retrospectively) as of a date on or before the expiration of the 60-Day Period under Section 1110 and to be effective, initially, for a period not longer than three months from the expiry of such 60-Day Period (an “Interim Restructuring Arrangement”)). The requirements described in the immediately preceding sentence (i) will not apply to any extension of a Restructuring Arrangement with respect to which such requirements have been complied with in connection with the original entry of such Restructuring Arrangement if the possibility of such extension has been disclosed in satisfaction of the notification requirements and such extension shall not amend or modify any of the other terms and conditions of such Restructuring Arrangement and (ii) will apply to the initial extension of an Interim Restructuring Arrangement beyond the three months following the expiry of the 60-Day Period but not to any subsequent extension of such Interim Restructuring Arrangement, if the possibility of such subsequent extension has been disclosed in satisfaction of the notification requirements and such subsequent extension shall not amend or modify any of the other terms and conditions of such Interim Restructuring Arrangement. (Intercreditor Agreement, Section 4.01(c))

In the event that any Certificateholder gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates—Certificate Buyout Right of Certificateholders”) prior to the expiry of the applicable notice period specified above, such Controlling Party may not direct the Subordination Agent or any Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such Certificateholder fails to purchase such class of Certificates on the date that it is required to make such purchase. (Intercreditor Agreement, Section 4.01(c))

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Subordination Agent will be required to obtain a desktop appraisal from each of the three appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Event of Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a JetBlue Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and shall (acting on behalf of each Trustee) post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.01(a)(iv))

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft. (Intercreditor Agreement, Section 1.01)

Priority of Distributions

All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date will be promptly distributed by the Subordination Agent on such Regular Distribution Date or Special Distribution Date in the following order of priority:

•

to the Subordination Agent, any Trustee, any Certificateholder and any Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent

(or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party and accompanied by evidence that such costs are actually expected to be incurred) or any Trustee or to reimburse any Certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”);

•

to each Liquidity Provider (a) to the extent required to pay the accrued and unpaid Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Event of Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to each Liquidity Provider (i)(a) to the extent required to pay interest accrued and unpaid on the Liquidity Obligations or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then overdue on the Liquidity Obligations, plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not yet overdue, multiplied by the Applicable Fraction or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply and (ii) if a Special Termination Drawing has been made under a Liquidity Facility that has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing under such Liquidity Facility;

•

to (i) if applicable, unless (in the case of this clause (i) only) (x) less than 65% of the aggregate outstanding principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and be continuing under a Liquidity Facility or (y) a Final Drawing shall have occurred under a Liquidity Facility or an Interest Drawing for a Liquidity Facility shall have been converted into a Final Drawing, the funding of the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related class of Certificates and (ii) if neither subclause (x) nor subclause (y) of clause (i) is applicable, each Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations;

•	to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

•

to the Class AA Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class AA Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series AA Equipment Notes held in the Class AA Trust being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to the Class A Trustee (a) to the extent required to pay unpaid Class A Adjusted Interest on the Class A Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class A Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•

to the Class B Trustee (a) to the extent required to pay unpaid Class B Adjusted Interest on the Class B Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of

Default has occurred and is continuing under any Indenture, to the extent required to pay any accrued, due and unpaid Class B Adjusted Interest or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class AA Trustee to the extent required to pay Expected Distributions on the Class AA Certificates;

•

to the Class A Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates (other than Class A Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class A Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply;

•	to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

•

to the Class B Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates (other than Class B Adjusted Interest paid above) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Event of Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then accrued, due and unpaid (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust and being redeemed, purchased or prepaid or, if an Indenture Event of Default has occurred and is continuing, clause (a) will apply; and

•	to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates. (Intercreditor Agreement, Sections 2.04 and 3.02)

If one or more classes of Additional Certificates are issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to interest on such class or classes of Additional Certificates may rank ahead of certain obligations with respect to the Class AA Certificates, the Class A Certificates and the Class B Certificates. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Applicable Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the applicable Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes outstanding as of such Special Distribution Date immediately before giving effect to such redemption, purchase or prepayment. The definition of “Applicable Fraction” may be revised if any Additional Certificates or Refinancing Certificates are issued. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

“Liquidity Obligations” means, with respect to each Liquidity Provider, the obligations to reimburse or to pay such Liquidity Provider all principal, interest, fees and other amounts owing to it under the applicable Liquidity Facility or certain other agreements. (Intercreditor Agreement, Section 1.01)

“Liquidity Expenses” means, with respect to each Liquidity Provider, all Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the applicable Liquidity Facility. (Intercreditor Agreement, Section 1.01)

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date after the issuance date of such Certificates, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of any Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of any Performing Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon prepayment or purchase or otherwise, but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates.

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions. (Intercreditor Agreement, Section 1.01)

“Class A Adjusted Interest” means, as of any Current Distribution Date, (i) any interest described in clause (ii) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (ii) the sum of (x) interest determined at the Stated Interest Rate for the Class A Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible A Pool Balance on such Distribution Date and (y) the sum of interest for each Series A Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series A Equipment Note), determined at the Stated Interest Rate for the Class A Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series A Equipment Note or Aircraft, as the case may be, on the principal amount of such Series A Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible A Pool Balance. (Intercreditor Agreement, Section 1.01)

“Class B Adjusted Interest” means, as of any Current Distribution Date, (I) any interest described in clause (II) of this definition accrued prior to the immediately preceding Distribution Date which remains unpaid and (II) the sum of (x) interest determined at the Stated Interest Rate for the Class B Certificates for the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the Class B Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Eligible B Pool Balance on such Distribution Date and (y) the sum of interest for each Series B Equipment Note with respect to which, or with respect to the Aircraft with respect to which such Equipment Note was issued, a disposition, distribution, sale or Deemed Disposition Event has occurred, since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), determined at the Stated Interest Rate for the Class B Certificates for each day during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date, the Class B Issuance Date) and ending on, but excluding, the date of the earliest of such disposition, distribution, sale or Deemed Disposition Event with respect to such Series B

Equipment Note or Aircraft, as the case may be, on the principal amount of such Series B Equipment Note calculated pursuant to clause (B)(i), (ii), (iii) or (iv), as applicable, of the definition of Eligible B Pool Balance. (Intercreditor Agreement, Section 1.01)

“Eligible A Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class A Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Issuance Date, the original aggregate face amount of the Class A Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series A Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series A Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series A Equipment Note relates, the outstanding principal amount of such Series A Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series A Equipment Note following such Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series A Equipment Note, (iii) if such Series A Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series A Equipment Note over (y) the purchase price received with respect to such sale of such Series A Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series A Equipment Note, the outstanding principal amount of such Series A Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series A Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series A Equipment Note. (Intercreditor Agreement, Section 1.01)

“Eligible B Pool Balance” means, as of any date of determination, the excess of (A) the Pool Balance of the Class B Certificates as of the immediately preceding Distribution Date (or, if such date of determination is on or before the first Distribution Date after the Class B Issuance Date, the original aggregate face amount of the Class B Certificates) (after giving effect to payments made on such date of determination) over (B) the sum of, with respect to each Series B Equipment Note, one of the following amounts, if applicable: (i) if there has previously been a sale or disposition by the applicable Loan Trustee of the Aircraft for cash under (and as defined in) the related Indenture, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to such sale or disposition and after giving effect to any distributions of the proceeds of such sale or disposition applied under such Indenture to the payment of such Series B Equipment Note, (ii) if there has previously been an Event of Loss with respect to the applicable Aircraft to which such Series B Equipment Note relates, the outstanding principal amount of such Series B Equipment Note that remains unpaid as of such date of determination subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following Event of Loss and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of such Series B Equipment Note, (iii) if such Series B Equipment Note has previously been sold for cash by the Subordination Agent, the excess, if any, of (x) the outstanding amount of principal and interest as of the date of such sale by the Subordination Agent of such Series B Equipment Note over (y) the purchase price received with respect to such sale of such Series B Equipment Note for cash (net of any applicable costs and expenses of such sale) or (iv) if a Deemed Disposition Event has occurred with respect to such Series B Equipment Note, the outstanding principal amount of such Series B Equipment Note; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note. (Intercreditor Agreement, Section 1.01)

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Event of Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Event of Default. (Intercreditor Agreement, Section 1.01)

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the sale or disposition by the applicable Loan Trustee for cash of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to such Aircraft or (iii) the sale by the Subordination Agent of such Equipment Note for cash. (Intercreditor Agreement, Section 1.01)

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account, in respect of interest on the Certificates of the Class AA Trust, the Class A Trust or the Class B Trust, as applicable, will be distributed to the Trustee for such class of Certificates, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider. (Intercreditor Agreement, Sections 3.05(b) and 3.05(f))

Voting of Equipment Notes

In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for the giving of notice or its consent to any amendment, supplement, modification, approval, consent or waiver under such Equipment Note or the related Indenture or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee(s) and shall vote or consent in accordance with such directions and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, supplement, modification, approval, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of principal or interest payable by JetBlue under any Equipment Note (other than any change in the principal amount of any such Equipment Note in connection with any aircraft substitution effected in accordance with the applicable Indenture under which such Equipment Note was issued). In addition, see “Description of the Certificates—Modification of the Pass Through Trust Agreements and Certain Other Agreements”, for a description of the additional Certificateholder consent requirements with respect to amendments, supplements, modifications, approvals, consents or waivers of the Indentures, Equipment Notes, Participation Agreements or other related documents. (Intercreditor Agreement, Section 8.01(b))

Certain Communication with Certificateholders

If the Subordination Agent, in its capacity as a holder of Equipment Notes issued under an Indenture, receives notice of (i) substitution of a related Airframe, as described under “Description of the Equipment Notes—Security—Substitution of Airframe”, (ii) substitution of the related Aircraft, as described under “Description of the Equipment Notes—Security—Substitution of Aircraft”, or (iii) replacement of related Airframe, as described under “Description of the Equipment Notes—Certain Provisions of the Indenture—Events of Loss”, the Subordination Agent shall promptly (a) provide a copy of such notice to each Trustee, each Liquidity Provider and each Rating Agency and (b) direct each Trustee to post such notice on DTC’s Internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make the contents of such notice available to all Certificateholders. (Intercreditor Agreement, Section 6.11)

Upon the occurrence of an Indenture Event of Default, the Subordination Agent shall instruct the Trustees to, and the Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates. (Intercreditor Agreement, Section 5.01(c))

Reports

Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of JetBlue to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Subordination Agent will provide to the Trustees, the Liquidity Providers, the Rating Agencies and JetBlue a statement setting forth the following information:

•

after a JetBlue Bankruptcy Event, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-Day Period of Section 1110, (ii) subject to an election by JetBlue under Section 1110(a) of the Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii);

•

to the best of the Subordination Agent’s knowledge, after requesting such information from JetBlue, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) location of the Engines. JetBlue has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture (Participation Agreements, Section 6.02(g));

•	the current Pool Balance of each class of Certificates, the Eligible A Pool Balance, the Eligible B Pool Balance and the outstanding principal amount of all Equipment Notes for all Aircraft;

•	the expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date;

•	the amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement;

•	details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party);

•	if the Subordination Agent has made a Final Drawing or a Special Termination Drawing under any Liquidity Facility;

•	the amounts currently owed to each Liquidity Provider;

•	the amounts drawn under each Liquidity Facility; and

•

after a JetBlue Bankruptcy Event, any operational reports filed by JetBlue with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis. (Intercreditor Agreement, Section 5.01(d))

The Subordination Agent

Wilmington Trust Company will be the Subordination Agent under the Intercreditor Agreement. JetBlue and its affiliates may from time to time enter into banking, credit card processing, trustee and other relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Chad May (Reference: JetBlue 2019-1 EETC).

The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. JetBlue (unless an Indenture Event of Default has occurred and is continuing) or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01(a))

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The Trusts hold (in the case of the Class AA Trust and the Class A Trust) or will hold (in the case of the Class B Trust) Equipment Notes issued for, and secured by the Aircraft, consisting of twenty-five (25) Airbus A321-231 aircraft delivered new to JetBlue from February 2017 to December 2018. The airframe constituting part of an Aircraft is referred to herein as an “Airframe”, and each engine constituting part of an Aircraft is referred to herein as an “Engine”. Each Aircraft is owned and is being operated by JetBlue.

The Airbus A321-231 is a single-aisle commercial jet aircraft. Seating capacity is 200 seats in JetBlue’s standard configuration and 159 seats in JetBlue’s Mint configuration. The A321-231 aircraft are powered by two V2533-A5 jet engines manufactured by IAE International Aero Engines AG.

The Appraisals

The table below sets forth the appraised values of the Aircraft, as determined by ASG, BK and MBA, independent aircraft appraisal and consulting firms, and certain additional information regarding such Aircraft.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Appraiser’s Valuations			Appraised Value(1)
				ASG	BK	MBA
Airbus A321-231(2)	N976JT	7529	February 2017	$44,300,000	$44,200,000	$42,850,000	$43,783,333
Airbus A321-231(2)	N978JB	7584	March 2017	44,400,000	44,640,000	43,080,000	44,040,000
Airbus A321-231(2)	N979JT	7627	April 2017	45,100,000	45,060,000	43,320,000	44,493,333
Airbus A321-231(2)	N981JT	7692	May 2017	45,500,000	45,830,000	43,560,000	44,963,333
Airbus A321-231(2)	N980JT	7631	June 2017	45,500,000	46,090,000	43,790,000	45,126,667
Airbus A321-231(2)	N982JB	7815	August 2017	46,200,000	47,140,000	44,270,000	45,870,000
Airbus A321-231(2)	N984JB	7874	September 2017	46,200,000	47,470,000	44,500,000	46,056,667
Airbus A321-231(2)	N983JT	7739	September 2017	46,200,000	47,480,000	44,500,000	46,060,000
Airbus A321-231(2)	N986JB	7907	October 2017	47,000,000	47,790,000	44,740,000	46,510,000
Airbus A321-231(2)	N985JT	7798	October 2017	47,000,000	48,000,000	44,740,000	46,580,000
Airbus A321-231(2)	N988JT	7956	November 2017	47,000,000	48,170,000	44,980,000	46,716,667
Airbus A321-231(2)	N987JT	7855	November 2017	47,000,000	48,220,000	44,980,000	46,733,333
Airbus A321-231(2)	N990JL	7993	December 2017	47,000,000	48,610,000	45,210,000	46,940,000
Airbus A321-231(2)	N989JT	7924	December 2017	47,000,000	48,480,000	45,210,000	46,896,667
Airbus A321-231(2)	N991JT	7994	December 2017	47,000,000	48,630,000	45,210,000	46,946,667
Airbus A321-231(2)	N993JE	8143	March 2018	47,800,000	50,100,000	45,990,000	47,800,000
Airbus A321-231(2)	N992JB	8178	March 2018	47,800,000	50,060,000	45,990,000	47,800,000
Airbus A321-231	N994JL	8185	April 2018	47,200,000	49,280,000	45,890,000	47,200,000
Airbus A321-231	N995JL	8293	June 2018	47,200,000	49,770,000	46,400,000	47,200,000
Airbus A321-231	N996JL	8342	July 2018	47,900,000	50,190,000	46,650,000	47,900,000
Airbus A321-231	N997JL	8473	September 2018	47,900,000	50,710,000	47,160,000	47,900,000
Airbus A321-231	N998JE	8525	October 2018	48,700,000	50,920,000	47,410,000	48,700,000
Airbus A321-231	N999JQ	8538	November 2018	48,700,000	51,140,000	47,660,000	48,700,000
Airbus A321-231	N973JT	8581	November 2018	48,700,000	51,230,000	47,660,000	48,700,000
Airbus A321-231(2)	N977JE	8641	December 2018	50,100,000	52,420,000	48,270,000	50,100,000
Total:							$1,169,716,667

(1)

The appraised value of each Aircraft set forth above is the lesser of the average and median appraised values of each such Aircraft. Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal.

(2)	This Aircraft is in JetBlue’s Mint configuration.

According to the International Society of Transport Aircraft Trading, appraised “base value” is defined as each Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

Each Appraiser was asked to provide, and each Appraiser furnished, its opinion as to the appraised value of the Aircraft. The ASG appraisal is dated July 27, 2020; the BK appraisal is dated July 29, 2020; and the MBA appraisal is dated July 29, 2020. The appraised values provided by BK are presented as of July 1, 2020 and the appraised values provided by ASG and MBA are presented as of July 2020. The appraisals do not purport to, and do not, reflect the current market value of the Aircraft. The appraisals are based on various significant assumptions and methodologies which vary among the Appraisers. Each appraisal indicates the appraised base value of each Aircraft, adjusted as described in such appraisal. As part of this process, all three Appraisers performed “desk-top” appraisals without any physical inspection of the Aircraft. Appraisals that are more current or are based on different assumptions and methodologies (or a different maintenance status or a physical inspection of the Aircraft) may result in valuations that are materially different from those contained in the appraisals of the Aircraft.

The Appraisers have delivered letters setting forth their respective appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, please refer to such letters.

An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased or sold in the market. In particular, the appraisals of the Aircraft are estimates of the values of the Aircraft assuming the Aircraft are in a certain condition, which may not be the case. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon the exercise of remedies with respect to any Aircraft, including a sale of such Aircraft, may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including market, economic and airline industry conditions; the supply of similar aircraft; the availability of buyers; the condition of the Aircraft; the time period in which the Aircraft is sought to be sold; and whether the Aircraft is sold separately or as part of a block.

Accordingly, we cannot assure you that the proceeds realized upon any exercise of remedies with respect to any Aircraft would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes certain material terms of the Equipment Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Equipment Notes, the Amended Indentures and the Amended Participation Agreements. Copies of the form of Initial Indenture and the form of Initial Participation Agreement were filed as exhibits to JetBlue’s Current Report on Form 8-K, dated November 12, 2019. Copies of the form of Indenture Amendment and the form of Participation Agreement Amendment will be filed as exhibits to a Current Report on Form 8-K to be filed by JetBlue with the SEC. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

JetBlue has entered into a secured debt financing with respect to each Aircraft on and subject to the terms of the related Initial Indenture and related Initial Participation Agreement, each of which will be amended as described below. The description of the terms of the Equipment Notes in this prospectus supplement is based on, as applicable, the Amended Indentures and the Amended Participation Agreements.

General

On November 12, 2019, JetBlue issued Series AA Equipment Notes and Series A Equipment Notes with respect to each Aircraft, and the Class AA Trustee purchased such Series AA Equipment Notes from JetBlue and the Class A Trustee purchased such Series A Equipment Notes from JetBlue pursuant to certain Indenture and Security Agreements (each, an “Initial Indenture” and collectively, the “Initial Indentures”), each dated as of November 12, 2019, between JetBlue and Wilmington Trust Company, as loan trustee thereunder (the “Loan Trustee”) and the related Participation Agreements (each, an “Initial Participation Agreement” and collectively, the “Initial Participation Agreements”), each dated as of November 12, 2019, among JetBlue, the Class AA Trustee, the Class A Trustee, the Subordination Agent and the Loan Trustee. Pursuant to the amendments (each, an “Indenture Amendment” and collectively, the “Indenture Amendments”), to be dated as of the Class B Issuance Date, to such Indenture and Security Agreements (each Initial Indenture as so amended, an “Indenture”) and amendments (each, a “Participation Agreement Amendment” and collectively, the “Participation Agreement Amendments”) to such Participation Agreements (each Initial Participation Agreement as so amended, a “Participation Agreement”), the Class B Trust will purchase from JetBlue the Series B Equipment Notes to be issued with respect to each Aircraft.

Subordination

The following subordination provisions will be applicable to the Equipment Notes issued under the Indentures:

•

the indebtedness evidenced by the Series A Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes issued under such Indenture;

•

the indebtedness evidenced by the Series B Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in such Indenture, subordinate and subject in right of payment to the Series AA Equipment Notes and Series A Equipment Notes issued under such Indenture;

•

if JetBlue issues any Additional Equipment Notes under an Indenture, (i) the indebtedness evidenced by the series of Additional Equipment Notes ranked most senior in priority of payment among all series of Additional Equipment Notes will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued under such Indenture and (ii) the indebtedness evidenced by any series of Additional Equipment Notes (other than the most senior ranking series of Additional

Equipment Notes described in clause (i)) will be, to the extent and in the manner provided in such Indenture (as may be amended in connection with any issuance of each series of Additional Equipment Notes), subordinate and subject in right of payment to the Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and each series of Additional Equipment Notes that ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture (see “Possible Issuance of Additional Certificates and Refinancing of Certificates”); and

•

the indebtedness evidenced by the Series AA Equipment Notes, the Series A Equipment Notes, the Series B Equipment Notes and any Additional Equipment Notes issued under an Indenture will be, to the extent and in the manner provided in the other Indentures, subordinate and subject in right of payment under such other Indentures to the Equipment Notes issued under such other Indentures. (Indentures, Section 2.13(a))

By the acceptance of its Equipment Notes of any series issued under any Indenture, each holder of such series of Equipment Notes (each, a “Noteholder”) agrees that:

•

if such Noteholder, in its capacity as a Noteholder under such Indenture, receives any payment or distribution under such Indenture that it is not entitled to receive under the provisions of such Indenture, it will hold any amount so received in trust for the Loan Trustee under such Indenture and forthwith turn over such amount to such Loan Trustee in the form received to be applied as provided in such Indenture; and

•

if such Noteholder, in its capacity as a Noteholder under any other Indenture, receives any payment or distribution in respect of Equipment Notes of any series issued under such other Indenture that it is not entitled to receive under the provisions of such other Indenture, it will hold any amount so received in trust for the Loan Trustee under such other Indenture and forthwith turn over such amount to such Loan Trustee under such other Indenture in the form received to be applied as provided in such other Indenture. (Indentures, Section 2.13(c))

By acceptance of its Equipment Notes of any series under any Indenture, each Noteholder of such series also:

•	agrees to and shall be bound by the subordination provisions in such Indenture;

•	authorizes and directs the Loan Trustees under all Indentures on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in such Indenture; and

•	appoints the Loan Trustees under all Indentures as such Noteholder’s attorney-in-fact for such purpose. (Indentures, Section 2.13(a))

By virtue of the Intercreditor Agreement, all of the Equipment Notes held by the Subordination Agent will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions on a more senior class of Certificates. (Intercreditor Agreement, Section 3.02)

During the existence of an Indenture Event of Default, if the Equipment Notes under the relevant Indenture have become due and payable in full as described in “—Remedies”, then after payment in full of first, the persons indemnified under “—Indemnification” and certain other expenses with respect to such Indenture; second, the Series AA Equipment Notes under such Indenture; third, the Series A Equipment Notes under such Indenture; fourth, the Series B Equipment Notes under such Indenture; and, if applicable, any one or more series of Additional Equipment Notes issued under such Indenture in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes); any excess proceeds will be available to pay certain indemnity and expense obligations with respect to Equipment Notes issued under other Indentures and held by the Subordination Agent (“Related Equipment

Notes”). After payment in full of such indemnity and expense obligations, any remaining excess proceeds will be available to pay any shortfalls then due in respect of Related Equipment Notes under which either (i) a default of the type described in the first clause under “—Indenture Events of Default, Notice and Waiver” has occurred and is continuing, whether or not the applicable grace period has expired, or (ii) an Indenture Event of Default not described in the preceding clause (i) has occurred and is continuing and either (x) the Equipment Notes under the relevant Indenture have become due and payable and the acceleration has not been rescinded or (y) the relevant Loan Trustee has notified JetBlue that it intends to exercise remedies under such Indenture (see “—Remedies”) (each such Indenture, a “Defaulted Operative Indenture”) in the following order of priority: first, to Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and, if applicable, any one or more series of Additional Equipment Notes in the order of priority of payment as provided in such Indenture (as may be amended in connection with the issuance of each series of Additional Equipment Notes), ratably as to each such series; and second, in the absence of any such shortfall, such excess proceeds, if any, will be held by the relevant Loan Trustee as additional collateral for such Related Equipment Notes (see “—Security”). (Indentures, Section 3.03)

Principal and Interest Payments

Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum applicable to the Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

Interest will be payable on the unpaid principal amount of each issued and outstanding Equipment Note at the rate applicable to such Equipment Note on May 15 and November 15 of each year, commencing on May 15, 2020, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and November 15, 2020, in the case of the Series B Equipment Notes. Interest on the Equipment Notes will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable under each series of Equipment Notes will bear interest, payable on demand, at the interest rate that is the lesser of (i) the interest applicable to such series of Equipment Notes plus 1% and (ii) the maximum rate permitted by applicable law. (Indentures, Section 2.01)

Principal payments on the issued and outstanding Equipment Notes are scheduled to be made in specified amounts on May 15 and November 15 of each year, (i) commencing on May 15, 2020 and ending on May 15, 2032 in the case of the Series AA Equipment Notes (ii) commencing on May 15, 2020 and ending on May 15, 2028 in the case of the Series A Equipment Notes and (iii) commencing on November 15, 2020 and ending on November 15, 2027 in the case of the Series B Equipment Notes (each such ending date for a particular series of Equipment Notes, the “Final Maturity Date” with respect to such series of Equipment Notes). See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day and interest will not be added for such additional period.

JetBlue is also required to pay under each Indenture the pro rata share allocated thereto of (i) the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and (ii) of compensation and certain expenses payable to the Subordination Agent. (Indentures, Section 2.14)

Redemption

If an Event of Loss occurs with respect to an Aircraft under any Indenture and such Aircraft is not replaced by JetBlue under such Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any premium, and all other obligations owed or then due and payable to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 2.10)

All of the outstanding Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of JetBlue; provided that all outstanding Equipment Notes issued with respect to all other Aircraft are simultaneously redeemed. In addition, JetBlue may elect to redeem all of the outstanding Series A Equipment Notes, all of the outstanding Series B Equipment Notes or all of the outstanding Additional Equipment Notes of any series, in each case, either in connection with a refinancing of such series or without any such refinancing. See “Possible Issuance of Additional Certificates and Refinancing of Certificates”. The redemption price in the case of any optional redemption of outstanding Equipment Notes of any series under any Indenture will be equal to 100% of the unpaid principal thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption and all other obligations owed or then due and payable to holders of the Equipment Notes of such series issued under such Indenture, plus a Make-Whole Amount (if any). (Indentures, Section 2.11)

Notice of any such redemption will be given by the Loan Trustee to each holder of the Equipment Notes to be redeemed not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked by written notice from JetBlue to the Loan Trustee given no later than three days prior to the redemption date. (Indentures, Section 2.12)

“Make-Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by JetBlue (and, following the occurrence and during the continuance of an Indenture Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date (assuming a 360 day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus 0.15% in the case of Series AA Equipment Notes, 0.20% in the case of Series A Equipment Notes and 0.50% in the case of Series B Equipment Notes (each such percentage, a “Make-Whole Spread”), exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. (Indentures, Annex A)

For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the interest rate applicable to the relevant Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make- Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

“Average Life Date” for each Equipment Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, shall be the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note. (Indentures, Annex A)

Security

Aircraft

The Equipment Notes issued under any Indenture will be secured by a security interest in, among other things, the Aircraft subject to the lien of such Indenture and each Aircraft subject to the liens of the other Indentures. (Indentures, Granting Clause) In addition, an agreement with respect to airframe warranties has been entered into for each Aircraft pursuant to which the Loan Trustee is named the “controlling party” for purposes of making claims with respect to such airframe warranties and has certain rights with respect to such warranties.

Since the Equipment Notes are so cross-collateralized, any excess proceeds from the sale of any Aircraft by the Loan Trustee or other exercise of remedies under the related Indenture following an Indenture Event of Default under such Indenture will (after all of the Equipment Notes issued under such Indenture have been paid off, and subject to the provisions of the Bankruptcy Code) be available for application to shortfalls with respect to the Equipment Notes issued under the other Indentures and the other obligations secured by the other Indentures that are due at the time of such application, as described under “––Subordination” above. In the absence of any such shortfall at the time of such application, such excess proceeds will be held by the Loan Trustee under such Indenture as additional collateral for the Equipment Notes issued under each of the other Indentures and will be applied to the payments in respect of the Equipment Notes issued under such other Indentures as they come due. However, if any Equipment Note ceases to be held by the Subordination Agent (as a result of sale during the exercise of remedies by the Controlling Party or otherwise), such Equipment Note will cease to be entitled to the benefits of cross-collateralization. (Indentures, Section 3.03) Any cash Collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110.

If the Equipment Notes issued under any Indenture are repaid in full in the case of an Event of Loss with respect to the applicable Aircraft, the lien on such Aircraft under such Indenture will be released. (Indentures, Section 7.05) At any time on or after the latest Final Maturity Date of the Equipment Notes issued in respect of an Aircraft, if all obligations secured under all of the Indentures that are then due and payable have been paid, the lien on such Aircraft will be released and such Aircraft will cease to be included in the collateral pool. (Indentures, Section 10.01) Once the lien on any Aircraft is released, such Aircraft will no longer secure the amounts that may be owing under any Indenture.

Substitution of Airframe

JetBlue may, at any time and from time to time, substitute for the Airframe with respect to any Aircraft an airframe of the same model or a comparable or improved model of the manufacturer of such Aircraft, free and clear of liens (other than permitted liens), and release the Airframe being substituted from the liens of the related Indenture, so long as:

•	no Indenture Event of Default under such Indenture shall have occurred and be continuing at the time of substitution;

•

the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the date of issuance of Series AA Equipment Notes under such Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such Aircraft);

•

the substitute airframe has an appraised current market value, adjusted for its maintenance status, at least equal to that of the Airframe being substituted by such substitute airframe (assuming that the Airframe being substituted had been maintained in accordance with such related Indenture).

If JetBlue elects to substitute an Airframe, JetBlue will, among other things, provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the aircraft of which such substitute airframe is a part, the due recordation of a supplement to the Indenture relating to such substitute airframe, the registration of such substitute airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the substitute airframe. (Indentures, Section 7.04(e))

Substitution of Aircraft

JetBlue may, at any time and from time to time, with respect to any Aircraft, substitute for the Aircraft one or more aircraft of a different model of the same or different manufacturer as the Aircraft being substituted, free and clear of all liens (other than permitted liens), and release the Aircraft being substituted from the lien of the related Indenture, so long as:

•	no Indenture Event of Default under such Indenture shall have occurred and be continuing at the time of substitution;

•

with respect to each such substitute aircraft, the airframe constituting a part of such substitute aircraft has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such related Indenture on the issuance date of the Series AA Equipment Notes under such related Indenture (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the applicable airframe manufacturer);

•

each Rating Agency provides written confirmation to the effect that such substitution will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding;

•

the substitute aircraft has (or, in the case of more than one substitute aircraft, collectively have) an aggregate appraised current market value, adjusted for its maintenance status, at least equal to the Aircraft being substituted by such substitute aircraft (assuming that the Aircraft being substituted has been maintained in accordance with such related Indenture). (Indentures, Section 7.04(f))

If JetBlue elects to replace an Aircraft, JetBlue will, among other things, (i) provide to the relevant Loan Trustee opinions of counsel (a) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute aircraft (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), (b) as to the due registration of the substitute aircraft, the due recordation of a supplement to each Indenture relating to such substitute aircraft, the registration of such substitute aircraft with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the substitute aircraft and (ii) if substitute aircraft will be substituted on other than a one for one basis with such Aircraft, prior to the effectiveness of such substitution, the principal amount (and remaining amortization schedule) of the Equipment Notes issued under the applicable Indenture for such Aircraft will be reallocated among such substitute aircraft in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Equipment Notes for such Aircraft being replaced. (Indentures, Section 7.04(f))

Any change in the principal amount of any Equipment Note made in connection with any such substitution will not constitute or be deemed to constitute a redemption of such Equipment Note.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of JetBlue, in investments described in the related Indenture. (Indentures, Section 5.06) Such investments would not be entitled to the benefits of Section 1110.

Loan to Value Ratios of Equipment Notes

The tables in Appendix III to this prospectus supplement set forth the LTVs for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued in respect of each Aircraft as of the Class B Issuance Date and each Regular Distribution Date thereafter.

The LTVs for the Class B Issuance Date and each Regular Distribution Date thereafter listed in the tables in Appendix III were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the assumed aircraft value (the “Assumed Aircraft Value”) on such date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding.

The tables in Appendix III are based on the assumption (the “Depreciation Assumption”) that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% per year each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

Limitation of Liability

Except as otherwise provided in the Indentures, no Loan Trustee, in its individual capacity, will be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence. (Indentures, Section 6.01)

Indenture Events of Default, Notice and Waiver

“Indenture Events of Default” under each Indenture will include:

•	the failure by JetBlue to pay any interest, principal or Make-Whole Amount (if any) within 15 days after the same has become due on any Equipment Note;

•

the failure by JetBlue to pay any amount (other than interest, principal or Make-Whole Amount (if any)) when due under the Indenture, any Equipment Note or any other related operative document for more than 30 days after JetBlue receives written notice from the Loan Trustee or any Noteholder under such Indenture;

•

the failure by JetBlue to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of such Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

•

the failure by JetBlue to perform or observe in any material respect any other covenant, condition or agreement to be performed or observed by it under any related operative document that continues for a period of 60 days after JetBlue receives written notice from the Loan Trustee or any Noteholder under such Indenture; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by JetBlue so long as JetBlue is diligently proceeding to remedy such failure;

•

any representation or warranty made by JetBlue in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after JetBlue receives written notice from the Loan Trustee under such Indenture; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by JetBlue so long as JetBlue is diligently proceeding to remedy such incorrectness;

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of JetBlue; or

•

the occurrence and continuance of an “Indenture Event of Default” under any other Indenture, but only if, as of any date of determination, all Equipment Notes issued and outstanding under such other Indenture are held by the Subordination Agent under the Intercreditor Agreement;

provided that, notwithstanding anything to the contrary set forth in the foregoing, any failure of JetBlue to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as JetBlue is continuing to comply with all terms set forth under “—Certain Provisions of the Indentures—Events of Loss”. (Indentures, Section 4.01)

Each Indenture provides that the holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding under such Indenture, by written instruction to the Loan Trustee, may on behalf of all of the Noteholders waive any past default and its consequences under such Indenture, except a default in the payment of the principal of, Make-Whole Amount (if any) or interest due under any such Equipment Notes outstanding (other than with the consent of the holder thereof) or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each such affected Noteholder. (Indentures, Section 4.05) This provision, among others, is subject to the terms of the Intercreditor Agreement.

Remedies

The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal amount of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). If certain events of bankruptcy or insolvency occur with respect to JetBlue, such amounts shall, subject to applicable law, become due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to or deposited with the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived; provided that no such rescission or annulment will extend to or affect any subsequent default or Indenture Event of Default or impair any right consequent thereon. (Indentures, Sections 4.02(a) and 4.02(d))

Each Indenture provides that, if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the Airframe or any Engine comprising the Aircraft subject to such Indenture. (Indentures, Section 4.02(a)) See “Description of the Intercreditor Agreement—Intercreditor Rights—Limitation on Exercise of Remedies”.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 provides special rights to holders of security interests with respect to “equipment” (as defined in Section 1110). Section 1110 provides that, subject to the limitations specified therein, the right of a secured party with a security interest in “equipment” to take possession of such equipment in compliance with the provisions of a security agreement and to enforce any of its rights or remedies thereunder is not affected after 60 days after the date of the order for relief in a case under Chapter 11 of the Bankruptcy Code by any provision of the Bankruptcy Code. Section 1110, however, provides that the right to take possession of an aircraft and enforce other remedies may not be exercised for 60 days following the date of the order for relief (or such longer period consented to by the holder of a security interest and approved by the court) and may not be exercised at all after such period if the trustee in reorganization agrees, subject to the approval of the court, to perform the debtor’s obligations under the security agreement and cures all defaults. A default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, such as a default that is a breach of a provision relating to the financial condition, bankruptcy or insolvency of the debtor, need not be cured. Further, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of the type required to be cured under Section 1110. “Equipment” is defined in Section 1110, in part, as “an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo”.

It is a condition to each Trustee’s obligations to purchase Equipment Notes with respect to each Aircraft that counsel to JetBlue provide an opinion to the Trustees that, if JetBlue were to become a debtor under Chapter 11 of the Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 with respect to the Airframe and Engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion will be subject to certain qualifications and assumptions.

The opinion of counsel to JetBlue will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon, among other things, the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement Airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss”. The opinion of counsel to JetBlue also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by JetBlue.

In certain circumstances following the bankruptcy or insolvency of JetBlue where the obligations of JetBlue under any Indenture exceed the value of the Aircraft Collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against JetBlue on such Equipment Notes after the disposition of the Aircraft Collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against JetBlue available to the Trustees for the most junior classes.

If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Equipment Notes and Participation Agreement may not be amended or modified, except to the extent indicated below.

In addition, any Indenture and any Equipment Notes may be amended without the consent of any Noteholder or any other beneficiaries of the security under such Indenture to, among other things, (i) evidence the succession of another person to JetBlue and the assumption by any such successor of the covenants of JetBlue contained in such Indenture and any of the operative documents; (ii) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, or make any change not inconsistent with the provisions of such Indenture (provided that such change does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be); (iii) cure any ambiguity or correct any mistake; (iv) evidence the succession of a new trustee or the removal of a trustee, or facilitate the appointment of an additional or separate trustee pursuant to such Indenture; (v) convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee of such Indenture; (vi) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any Noteholder or any other beneficiary of the security under such Indenture in its capacity solely as Noteholder or other beneficiary of the security under such Indenture, as the case may be; (vii) correct, supplement or amplify the description of any property at any time subject to the lien of such Indenture or assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the lien of such Indenture, or subject to the lien of such Indenture the applicable Airframe or Engines or any substitute Airframe, replacement Airframe or replacement Engine; (viii) add to the covenants of JetBlue for the benefit of the Noteholders or any other beneficiary of the security under such Indenture or surrender any rights or powers conferred upon JetBlue under such Indenture; (ix) add to rights of the Noteholders or any other beneficiary of the security under such Indenture; (x) include on the Equipment Notes under such Indenture any legend as may be required by law or as may otherwise be necessary or advisable; (xi) comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) give effect to the replacement of any Liquidity Provider with a replacement liquidity provider and the replacement of any Liquidity Facility with a Replacement Facility and, if a Replacement Facility is to be comprised of more than one instrument, incorporate appropriate mechanics for multiple instruments for such Replacement Facility for the applicable Trust; (xiii) provide for the issuance of one or more series of Additional Equipment Notes or any Refinancing Equipment Notes under such Indenture, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Equipment Notes or Refinancing Equipment Notes, and make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among different series of Additional Equipment Notes) and provide for any credit support for any pass through certificates relating to any such Additional Equipment Notes or Refinancing Equipment Notes (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single pass through trust)); provided that such Additional Equipment Notes or Refinancing Equipment Notes, as the case may be, are issued in accordance with the applicable Participation Agreement and the Intercreditor Agreement; (xiv) whether or not any Additional Equipment Notes or Refinancing Equipment Notes are then being issued under such Indenture, provide for the issuance of one or more series of Additional Equipment Notes or Refinancing Equipment Notes under any and all other Indentures and other matters incidental or relating thereto; or (xv) to give effect to the substitution of the Aircraft. (Indentures, Section 9.01) See “Possible Issuance of Additional Certificates and Refinancing of Certificates”.

Each Indenture provides that without the consent of the holder of each Equipment Note outstanding under such Indenture affected thereby, no amendment or modification of such Indenture may, among other things: (i) reduce the principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Notes issued under such Indenture, provided that any change in the principal amount of any Equipment Note in connection with any substitution of Aircraft under such Indenture shall not require the consent of any holder of the Equipment Notes; (ii) change the date on which any principal amount of, Make-Whole Amount (if any) or interest payable on any Equipment Note is due or payable; (iii) create any lien with respect to the Collateral subject to the lien of such Indenture prior to or pari passu with the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture, provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify the provisions described in the last paragraph under “—Subordination” or this clause (iii) or deprive any holder of a Related Equipment Note of the benefit of the lien of such Indenture upon the related Collateral, except as provided in connection with the exercise of remedies under such Indenture; or (iv) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

Indemnification

JetBlue will indemnify each Loan Trustee, the Liquidity Providers, the Subordination Agent, the escrow agent (if any) and paying agent (if any) with respect to the Additional Certificates, if issued, and each Trustee, but not, in any case, the holders of Certificates, for certain losses, claims and other matters. (Participation Agreements, Section 4.02) No Loan Trustee will be indemnified, however, for actions arising from its negligence or willful misconduct, or for the inaccuracy of any representation or warranty made in its individual capacity under an Indenture.

No Loan Trustee will be required to take any action or refrain from taking any action (other than, to the extent required by each Indenture, notifying the Noteholders if it knows of an Indenture Event of Default or of a default arising from JetBlue’s failure to pay when due principal, interest or Make-Whole Amount (if any) under any Equipment Note) unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03)

Certain Provisions of the Indentures

Each of the Indentures will provide for the following with respect to the Aircraft and, as applicable, the related Airframe and Engines subject thereto.

Maintenance; Operation; Alterations, Modifications and Additions

JetBlue will be obligated, among other things and at its expense, to keep the Aircraft duly registered, and to maintain, service, repair, and overhaul the Aircraft (or cause the same to be done) so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times (other than (i) during temporary periods of storage, maintenance, testing or modification; (ii) during periods of grounding by applicable governmental authorities; (iii) during periods when the FAA or such other aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft; (iv) with respect to immaterial or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof; and (v) to the extent JetBlue (or any lessee) is promptly contesting in good faith the validity or application of any law or requirement relating to any such certification in any manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee). (Indentures, Section 7.02(c) and (e))

JetBlue will agree not to use or operate the Aircraft in violation of any law, rule or regulation of any government having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by such government, except, (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly upon discovery thereof by JetBlue (or any lessee), or (ii) to the extent JetBlue (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the lien of the Indenture. (Indentures, Section 7.02(b))

JetBlue will (or cause a lessee to) make (or cause to be made) all alterations, modifications, and additions to the Airframe and any Engine necessary to meet the applicable requirements of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered, except for (i) immaterial and non-recurring violations with respect to which corrective measures are being taken promptly by JetBlue (or any lessee) upon discovery thereof and (ii) any law, rule, regulation or order the validity or application of which is being contested in good faith by JetBlue (or any lessee) in any manner which does not involve any material risk of sale, loss or forfeiture of the Aircraft and does not materially adversely affect the Loan Trustee’s interest in the Aircraft under the Indenture. JetBlue (or any lessee) may add further parts and make other alterations, modifications, and additions to the Airframe or any Engine as JetBlue (or any such lessee) deems desirable in the proper conduct of its business, including without limitation, removal (without replacement) of parts, so long as such alterations, modifications, additions, or removals do not materially diminish the value or utility of the Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition, or removal (assuming the Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of the Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that JetBlue (or any such lessee) deems obsolete or no longer suitable or appropriate for use on the Airframe or Engine. For the avoidance of doubt, JetBlue may also make alterations in the passenger configuration of the Aircraft. All parts (with certain exceptions) incorporated or installed in or added to the Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. JetBlue (or any lessee) is permitted to remove (without replacement) any part that (i) is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Airframe or Engine at the time of delivery thereof to JetBlue or any part in replacement of or substitution for such part, (ii) is not required to be incorporated or installed in or attached to the Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, and (iii) can be removed without materially diminishing the value or utility required to be maintained by the terms of the related Indenture that the Aircraft would have had if such part had never been installed. (Indentures, Section 7.04(c))

Except as set forth above, or in certain cases of Event of Loss, JetBlue will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to the Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

Registration, Leasing and Possession

Although JetBlue has certain re-registration rights, as described below, JetBlue generally is required to keep the Aircraft duly registered under the Transportation Code with the FAA and to record the Indenture under the Federal Aviation Act. (Indentures, Section 7.02(e)) In addition, JetBlue will register the “international interests” created pursuant to the Indenture under the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol (the “Cape Town Treaty”). (Indentures, Section 7.02(e)). Although JetBlue has no current intention to do so, JetBlue will be permitted to register the Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the Indenture in the Aircraft. (Indentures, Section 7.02(e)) JetBlue also will be permitted, subject to certain limitations, to lease the Aircraft or any Engine to any U.S. certificated air carrier, to certain foreign air carriers or to certain manufacturers of airframes or engines (either directly or through an affiliate). In addition, subject to certain limitations, JetBlue (or any lessee) will be permitted to transfer possession of the Airframe or any Engine other than by lease, including transfers of possession by JetBlue or any lessee in connection with certain interchange, pooling, borrowing or other similar arrangements, “wet leases”, transfers in connection with maintenance or modifications and transfers to the government of the United States, Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland and the United Kingdom or any instrumentality or agency thereof. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on JetBlue’s (or any lessee’s) ability to operate the Aircraft. The extent to which the relevant Loan Trustee’s lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. Permitted foreign air carrier lessees are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Mortgage Convention”) or a party to the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Mortgage Convention or the Cape Town Treaty. There are many jurisdictions in the world that have not ratified the Mortgage Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time. The Cape Town Treaty provides that, subject to certain exceptions, a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. However, it is unclear how the Cape Town Treaty will be applied in such jurisdictions given the novelty of the Cape Town Treaty and the paucity of legal precedents with respect to the Cape Town Treaty.

In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to or in possession of a foreign or domestic operator. Any such exercise would be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of such Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency, or similar event such as protective administration, additional limitations may apply. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive”.

In addition, some foreign jurisdictions may allow for other liens or other third party rights to have priority over a Loan Trustee’s security interest in an Aircraft to a greater extent than is permitted under U.S. law. As a result, the benefits of the related Loan Trustee’s security interest in an Aircraft may be less than they would be if the Aircraft were located or registered in the United States.

Upon repossession of an Aircraft, the Aircraft may need to be stored and insured. The costs of storage and insurance can be significant, and the incurrence of such costs could reduce the proceeds available to repay the Certificateholders. In addition, at the time of foreclosing on the lien on an Aircraft under the related Indenture, the Airframe subject to such Indenture might not be equipped with the Engines subject to the same Indenture. If JetBlue fails to transfer title to engines not owned by JetBlue that are attached to a repossessed Airframe, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the same Indenture. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—Repossession of Aircraft may be difficult, time-consuming and expensive”.

Liens

JetBlue is required to maintain the Aircraft free of any liens, other than the lien of the Indenture, any other rights existing pursuant to or permitted by the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to: (i) liens for taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the lien of the Indenture; (ii) materialmen’s, mechanics’, workers’, hangarkeeper’s, landlord’s, repairmen’s, employees’ or other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or materially impair the lien of the Indenture; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; (iv) salvage or similar rights of insurers under insurance policies maintained by JetBlue (or any lessee); (v) any other lien as to which JetBlue (or any lessee) has provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee; and (vi) liens approved in writing by the Loan Trustee with the consent of holders of a majority in principal amount of the Equipment Notes outstanding under the Indenture. (Indentures, Section 7.01)

Insurance

Subject to certain exceptions, JetBlue is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by JetBlue (or any permitted lessee) with respect to other aircraft operated by JetBlue (or any permitted lessee) on the same or similar routes), at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to the Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to such Equipment Notes. If the Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the day following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the sum of those amounts being, the “Loan Amount”) will be paid to the Loan Trustee. If the Aircraft, the Airframe or any Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $10,000,000, proceeds in excess of such specified amounts up to the Loan Amount will be payable to the Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to JetBlue unless there is a continuing Indenture Event of Default, in which event all insurance proceeds for any loss or damage to the Aircraft (or Engine) up to an amount equal to the Loan Amount will be payable to the Loan Trustee. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06(b))

In addition, JetBlue is obligated to maintain or cause to be maintained aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer’s product liability insurance), and contractual liability insurance with respect to the Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft and engines in JetBlue’s fleet on which JetBlue carries insurance (or any lessee’s fleet on which such lessee carries insurance). (Indentures, Section 7.06(a))

JetBlue is also required to maintain (or cause a lessee to maintain) aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by JetBlue or such lessee, as the case may be, with respect to other similar aircraft operated by JetBlue or such lessee, as the case may be, on the same or similar routes. (Indentures, Sections 7.06(a) and 7.06(b))

JetBlue may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which JetBlue and its affiliates carry insurance, unless JetBlue’s independent insurance broker certifies that the standard among major U.S. airlines is a higher level of self-insurance, in which case JetBlue may self-insure the Aircraft to such higher level. In addition, JetBlue may self-insure to the extent of (i) any deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles customarily imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06(c))

JetBlue is required to name the Loan Trustee, each Trustee, the Subordination Agent and the Liquidity Providers as additional insured parties under the liability insurance policy required with respect to the Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any action or inaction of JetBlue. (Indentures, Sections 7.06(a) and 7.06(b))

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, JetBlue must elect within 90 days after such occurrence (i) to replace the Airframe and any such Engines or (ii) to pay the Loan Trustee the outstanding principal amount of the Equipment Notes relating to the Aircraft together with accrued but unpaid interest thereon, but without any premium. Depending upon JetBlue’s election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, JetBlue will (i) redeem the Equipment Notes under the Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued but unpaid interest thereon, but without any premium or (ii) substitute an airframe (or airframe and one or more engines, as the case may be), free and clear of all liens (other than certain permitted liens), for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. If JetBlue elects to replace the Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engine(s) of the same model as the Airframe or Airframe and Engine(s) to be replaced or a comparable or improved model, and with a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engine(s) to be replaced, assuming that such Airframe and such Engine(s) were in the condition and repair required by the Indenture. JetBlue is also required to provide to the Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft, the due recordation of a supplement to the Indenture relating to such replacement aircraft, the registration of such replacement airframe with the International Registry under the Cape Town Treaty, if applicable, and the validity and perfection of the security interest granted to the Loan Trustee in the replacement airframe and engines, as the case may be. If JetBlue elects not to replace the Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to the Aircraft, together with accrued but unpaid interest thereon (but without any premium), the lien of the Indenture will terminate with respect to the Aircraft, and the obligation of JetBlue thereafter to make the scheduled interest and principal payments with respect to such Equipment Notes will cease. The payments made under the Indenture by JetBlue will be deposited with the Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to the Aircraft will be distributed by the Loan Trustee to JetBlue. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

If an Event of Loss occurs with respect to an Engine alone, JetBlue will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In addition, JetBlue will have the right at any time and from time to time to replace any Engine with another engine, free and clear of all liens (other than certain permitted liens). In each case, the replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the Indenture. (Indentures, Sections 7.04(d) and 7.05(b))

An “Event of Loss” with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property:

•	the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

•	any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

•	the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;

•

the requisition for use or hire of such property by any government (other than a requisition for use or hire by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property by JetBlue (or any permitted lessee) for a period exceeding 12 consecutive months;

•

the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless JetBlue has obtained indemnity or insurance in lieu thereof from such government;

•

any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by JetBlue (or a permitted lessee) for a period in excess of 180 consecutive days;

•

as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless JetBlue is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use is prohibited for a period of three consecutive years; and

•

with respect to an Engine only, any divestiture of title to or interest in such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use or hire by any government, for a period in excess of 60 days, of such Engine not then installed on an Airframe.

An Event of Loss with respect to the Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of the Aircraft unless JetBlue elects to substitute a replacement airframe pursuant to the related Indenture. (Indentures, Annex A)

If the Equipment Notes issued under the Indenture relating to an Aircraft are repaid in full in the case of an Event of Loss with respect to such Aircraft, the lien on such Aircraft under such Indenture will be released, and such Aircraft will not thereafter secure any other Equipment Notes. (Indentures, Section 7.05)

POSSIBLE ISSUANCE OF ADDITIONAL CERTIFICATES AND REFINANCING OF CERTIFICATES

Issuance of Additional Certificates

JetBlue may elect to issue one or more additional series of equipment notes (the “Additional Equipment Notes”) with respect to any or all of the Aircraft at any time and from time to time, which Additional Equipment Notes will be funded from sources other than this offering but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Notes issued under an Indenture will be subordinated in right of payment to Series AA Equipment Notes, Series A Equipment Notes, Series B Equipment Notes and each other series of Additional Equipment Notes (if any) that generally ranks senior in priority of payment to such series of Additional Equipment Notes issued under such Indenture. JetBlue will fund the sale of any series of Additional Equipment Notes through the sale of pass through certificates (the “Additional Certificates”) issued by a related pass through trust (an “Additional Trust”). (Intercreditor Agreement, Section 8.01(d))

The trustee of, and the liquidity provider (if any) for, any Additional Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of JetBlue and the Subordination Agent to provide for the subordination of the related class of Additional Certificates to the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, with respect to any class of Additional Certificates to provide for distribution of “Adjusted Interest” with respect to such class of Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after Class B Adjusted Interest (and, if applicable, after any “Adjusted Interest” for any Additional Certificates that generally rank senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such class of Additional Certificates), but before Expected Distributions on the Class AA Certificates. (Intercreditor Agreement, Section 8.01(d))

Any such issuance of Additional Equipment Notes and Additional Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such issuance), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Additional Equipment Notes and Additional Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(d))

Refinancing of Certificates

JetBlue may, at any time and from time to time, (i) redeem all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding and issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (ii) following the payment in full at maturity or otherwise of all (but not less than all) of the Series A Equipment Notes or the Series B Equipment Notes (or any series of Additional Equipment Notes) then outstanding, issue, with respect to any or all of the Aircraft, new equipment notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full (any such new equipment notes in each case, the “Refinancing Equipment Notes”). In such case, JetBlue will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by a related pass through trust (each, a “Refinancing Trust”).

The trustee of any Refinancing Trust will become a party to the Intercreditor Agreement, and the Intercreditor Agreement will be amended by written agreement of JetBlue and the Subordination Agent to provide for the subordination of the Refinancing Certificates to (i) in the case of Refinancing Certificates issued in respect of Class A Certificates, the Administration Expenses, the Liquidity Obligations and the Class AA Certificates, (ii) in the case of Refinancing Certificates issued in respect of Class B Certificates, the Administration Expenses, the Liquidity Obligations, the Class AA Certificates and the Class A Certificates, and (ii) in the case of Refinancing Certificates issued in respect of any Additional Certificates, the Administration Expenses, the Liquidity Obligations, the Class AA Certificates, the Class A Certificates, the Class B Certificates and, if applicable, any other class of Additional Certificates that generally ranks senior in priority of payment, in the manner provided in the Intercreditor Agreement (as may be amended in connection with any issuance of any class of Additional Certificates), to such Refinancing Certificates, in each case in the same manner that the corresponding class of refinanced Certificates was subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with, and to give effect to, such refinancing), is contingent upon each Rating Agency providing written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. The issuance of Refinancing Equipment Notes and Refinancing Certificates in compliance with the foregoing conditions will not require the consent of any Trustee or any holders of any class of Certificates. (Intercreditor Agreement, Section 8.01(c))

Additional Liquidity Facilities

Refinancing Certificates issued in respect of Class A Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Class AA Liquidity Facility, so long as the Class AA Liquidity Provider and the Class B Liquidity Provider shall have provided prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Section 8.01(c)(iii))

Refinancing Certificates issued in respect of Class B Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facilities, so long as the Class AA Liquidity Provider and the Class A Liquidity Provider shall each have provided its prior written consent and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

In addition, Additional Certificates issued, and any Refinancing Certificates issued in respect of Additional Certificates, may have the benefit of credit support similar to the Liquidity Facilities or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses and the Liquidity Obligations relating to each of the Class AA Certificates, the Class A Certificates, the Class B Certificates and any more senior class of Additional Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of Certificates then rated by such Rating Agency and that remains outstanding. (Intercreditor Agreement, Sections 8.01(c)(iii) and 8.01(d)(iv))

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of Class B Certificates by a Certificate Owner that purchases such Class B Certificates in the initial offering thereof at the offering price set forth in this prospectus supplement and holds such Class B Certificates as capital assets. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to Certificate Owners of Class B Certificates in light of their particular circumstances (including Certificate Owners that are directly or indirectly related to us) or to Certificate Owners that may be subject to special rules (such as tax-exempt organizations, banks, dealers and traders in securities that use mark-to-market accounting, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Certificate Owners that hold Class B Certificates as part of a hedging, integrated or conversion transaction or a straddle, Certificate Owners that are U.S. Persons and have a “functional currency” other than the U.S. dollar or Certificate Owners that compute taxable income under an accrual method of accounting and maintain an “applicable financial statement”). This discussion does not address any other U.S. federal tax consequences or any U.S. state or local, or non-U.S., tax consequences. This discussion generally is addressed only to beneficial owners of Class B Certificates that are U.S. Persons and that are not treated as partnerships for U.S. federal income tax purposes, except that the discussion below under “— Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders”, “— FATCA Withholding” and “— Information Reporting and Backup Withholding” addresses certain U.S. federal income tax consequences to Certificate Owners that are not U.S. Persons and are not treated as a partnership for U.S. federal income tax purposes. For purposes of this discussion, a “U.S. Person” means a person that, for U.S. federal income tax purposes, is (i) an individual citizen or resident of the United States, (ii) a corporation (including non-corporate entities taxable as corporations) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under U.S. Treasury regulations to be treated as a U.S. person and (v) except as otherwise provided in U.S. Treasury regulations, a partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia. If an entity treated for U.S. federal income tax purposes as a partnership invests in Class B Certificates, the U.S. federal income tax consequences of such investment may depend in part upon the status and activities of such entity and its partners. Prospective investors that are treated as partnerships for U.S. federal income tax purposes should consult their own advisors regarding the U.S. federal income tax consequences to them and their partners of an investment in Class B Certificates.

This discussion is based upon the tax laws of the United States, as well as judicial and administrative interpretations thereof (in final or proposed form), all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take positions contrary to the discussion below. The Class B Trust, the Subordination Agent and the Loan Trustees are not indemnified for any U.S. federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to Certificate Owners.

PERSONS CONSIDERING AN INVESTMENT IN CLASS B CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND ANY NON-U.S., INCOME AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS B CERTIFICATES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

Tax Status of the Class B Trust

Although there is no authority addressing the classification of entities that are similar to the Class B Trust in all respects, based upon an interpretation of analogous authorities as of the date hereof and the terms of the Class B Pass Through Trust Agreement, the Class B Liquidity Facility, the Indentures, the Participation Agreements and the Intercreditor Agreement, which, in each case, are summarized in this prospectus supplement, each Trust should be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, for U.S. federal income tax purposes. Each person holding or having a beneficial interest in a Class B Certificate, by its acceptance of such Class B Certificate or interest, agrees to treat the Class B Trust as a grantor trust for U.S. federal, state and local income tax purposes. The Class B Trust intends to file income tax returns and report to investors on the basis that it is a grantor trust. Except as set forth in the following paragraph and under “—Taxation of Certificate Owners—Class B Trust Classified as Partnership” below, the discussion below assumes that the Class B Trust will be so classified as a grantor trust.

If the Class B Trust were not classified as a grantor trust for U.S. federal income tax purposes, the Class B Trust would be classified as a partnership for such purposes, and would not be classified as an association (or publicly traded partnership) taxable as a corporation; provided that at least 90% of the Class B Trust’s gross income for each of its taxable years is “qualifying income” (which generally includes, among other things, interest income, gain from the sale or other disposition of capital assets held for the production of interest income and income derived with respect to a business of investing in securities). Assuming the Class B Trust operates in accordance with the terms of the Class B Pass Through Trust Agreement and the other agreements to which it is a party, income derived by the Class B Trust from the Series B Equipment Notes owned by the Class B Trust will constitute “qualifying income” for these purposes.

Taxation of Certificate Owners

General

Each Certificate Owner of a Class B Certificate will be treated as the owner of a pro rata undivided interest in the Series B Equipment Note and any other property held in the Class B Trust and will be required to report on its U.S. federal income tax return its pro rata share of the entire income from such Equipment Notes and other property in accordance with such Certificate Owner’s method of accounting.

It is anticipated that the Series B Equipment Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. If, however, any Series B Equipment Note is issued with more than a de minimis amount of OID, a Certificate Owner of a Class B Certificate generally would be required to include such OID in income for U.S. federal income tax purposes as it accrues under a constant yield method based on a compounding of interest, regardless of such Certificate Owner’s method of accounting and prior to such Certificate Owner’s receipt of cash attributable to such income.

Under aggregation rules set forth in the U.S. Treasury regulations, if a Certificate Owner of a Class B Certificate purchases Certificates of more than one class, certain of that Certificate Owner’s interests in the Equipment Notes held by the related Trusts must, in certain circumstances, be treated together as a single debt instrument which, for OID purposes, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to a Certificate Owner, such Equipment Notes could be treated with respect to such Certificate Owner as having been issued with OID, even if the related Equipment Notes would not otherwise be so treated. Certificate Owners that purchase Certificates of more than one class should consult their own tax advisors regarding the aggregation rules.

Except as described below, each Certificate Owner of a Class B Certificate generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class B Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Class B Trustee and the Class B Liquidity Provider, will be borne by parties other than the Certificate Owners of Class B Certificates. It is possible that such fees and expenses will be treated as constructively received by the Class B Trust, in which event a Certificate Owner of a Class B Certificate will be required to include in income and may be entitled to deduct its pro rata share of such fees and expenses. Certain Certificate Owners of Class B Certificates that are individuals, estates or trusts will not be permitted to claim a U.S. federal income tax deduction for such expenses for taxable years beginning before January 1, 2026 and thereafter may be limited in their ability to claim a U.S. federal income tax deduction for such expenses. In addition, in the case of Certificate Owners of Class B Certificates who are individuals, certain otherwise allowable itemized deductions generally will be subject to additional limitations on itemized deductions under the applicable provisions of the Code.

In addition to regular U.S. federal income tax, certain Certificate Owners of Class B Certificates that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their income from ownership or disposition of the Class B Certificates.

Effect of Reallocation of Payments under the Intercreditor Agreement

In the event that the Class B Trust (a “Subordinated Trust”) receives less than the full amount of interest, principal or Make-Whole Amount paid with respect to the Series B Equipment Notes held by it because of the subordination provisions of the Intercreditor Agreement, the Certificate Owners of such Trust (the “Subordinated Certificateholders”, and such Certificates, the “Subordinated Certificates”)) likely would be treated for U.S. federal income tax purposes as if they had:

•	received as distributions their full share of such interest, principal or Make-Whole Amount;

•	paid over to the relevant senior class of Certificateholders an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•

Subordinated Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the related Subordinated Trust that was a component of such shortfall, even though that amount was in fact paid to the relevant senior class of Certificateholders;

•

any resulting loss generally would be allowed to Subordinated Certificateholders only when their right to receive reimbursement of the shortfall becomes worthless (i.e., generally when it becomes clear that funds will not be available from any source to reimburse such loss); and

•

reimbursement of such shortfall before a claim of worthlessness would not be taxable income to the Subordinated Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale, Exchange or Other Disposition of Class B Certificates

A Certificate Owner of a Class B Certificate that sells, exchanges or otherwise disposes of such Class B Certificate generally will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on such sale, exchange or other disposition (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner’s adjusted tax basis in the Series B Equipment Notes and any other property held by the Class B Trust. Any such gain or loss generally will be long-term capital gain or loss if such Class B Certificate was held for more than one year (except to the extent attributable to any property held by the Class B Trust for one year or less). Any long-term capital gains with respect to the Class B Certificates generally are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at lower rates than the rates applicable to ordinary income. There are limitations on deducting capital losses.

Class B Trust Classified as Partnership

If the Class B Trust were classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class B Trust would be calculated at the trust level, but the Class B Trust itself would not be subject to U.S. federal income tax, except under the limited circumstances described in the next paragraph. A Certificate Owner of a Class B Certificate would be required to report its share of the Class B Trust’s items of income and deduction on its tax return for its taxable year within which the Class B Trust’s taxable year (which we expect should be the calendar year) ends. In the case of an original purchaser of a Class B Certificate that is a calendar year taxpayer, income and loss generally should be the same as it would be if the related Trust were classified as a grantor trust, except that income or loss from a Class B Certificate would be reported on an accrual basis even if the Certificate Owner otherwise uses the cash method of accounting.

Partnerships may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. If the Class B Trust were classified as a partnership for U.S. federal income tax purposes, an audit resulting in an adjustment to any item of the Class B Trust’s income, gain, loss, deduction or credit or other applicable items (or adjustment of the allocation of any such items among the Certificate Owners of the Class B Certificates), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Class B Trust level in the year of such adjustment. If any such tax liability arises, the amounts available for distribution to Certificate Owners of the Class B Certificates could be reduced.

Certain U.S. Federal Income Tax Consequences to Non-U.S. Certificateholders

Income and Withholding Tax

Payments of principal, Make-Whole Amount, if any, and interest on the Series B Equipment Notes to, or on behalf of, any Certificate Owner of Class B Certificate that is neither a U.S. Person nor an entity treated as a partnership for U.S. federal income tax purposes (a “Non-U.S. Certificateholder”) generally will not be subject to U.S. federal withholding tax, provided that, in the case of any amount treated as interest (including OID, if applicable):

(i) such amount is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Certificateholder;

(ii) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of JetBlue entitled to vote;

(iii) such Non-U.S. Certificateholder is not a controlled foreign corporation within the meaning of the Code that is related to JetBlue;

(iv) such Non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

(v) the certification requirements described below are satisfied.

The certification requirements referred to in clause (v) above generally will be satisfied if the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information to the applicable withholding agent (generally on IRS Form W-8BEN or W-8BEN-E). U.S. Treasury regulations provide additional rules for satisfying these certification requirements in the case of Class B Certificates held through one or more intermediaries or pass-through entities.

Any gain (not including any amount treated as interest or OID) realized by a Non-U.S. Certificateholder upon the sale, exchange or other disposition of a Class B Certificate or with respect to any associated Series B Equipment Note generally will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Certificateholder and (ii) in the case of an individual Non-U.S. Certificateholder, such individual is not present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition.

Any interest (including OID, if applicable) on the Series B Equipment Notes or gain from the sale, exchange or other disposition of a Class B Certificate or the associated Series B Equipment Notes generally will be subject to regular U.S. federal income tax at graduated rates (and, in the case of a Non-U.S. Certificateholder that is treated as a corporation for U.S. federal income tax purposes, may be subject to an additional branch profits tax) if it is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Certificateholder, unless an applicable treaty provides an exemption. In lieu of providing an IRS Form W-8BEN or W-8BEN-E as described above, such Non-U.S. Certificateholder generally is required to provide an IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax with respect to amounts treated as interest.

The foregoing is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding”.

Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income, estate and other tax consequences to them of the purchase, ownership and disposition of Class B Certificates under U.S. federal, state and local, and any other relevant, law in light of their own particular circumstances. If any U.S. federal or other tax is required to be withheld with respect to a Non-U.S. Certificateholder, neither JetBlue nor any Trust will be required to pay any additional amount to such Non-U.S. Certificateholder.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the Series B Equipment Notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Class B Certificate is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Certificate Owner of a Class B Certificate should consult its own tax advisor regarding the application of FATCA to the Class B Certificates and the associated Series B Equipment Notes.

Information Reporting and Backup Withholding

In general, payments made on the Class B Certificates, and proceeds from the sale, exchange or other disposition of such Certificates to or through certain brokers, will be subject to information reporting requirements, unless the Certificate Owner is a corporation, tax-exempt organization or other person exempt from such reporting (and when required, demonstrates that it is so exempt). Such payments and proceeds may also be subject to a “backup” withholding tax unless the Certificate Owner provides appropriate documentation to the applicable withholding agent or an exemption from such tax is otherwise applicable. Any such withheld amounts will be allowed as a credit against the Certificate Owner’s U.S. federal income tax, and may entitle such Certificate Owner to a refund, if the required information is furnished on a timely basis to the IRS. Penalties may be imposed by the IRS on a Certificate Owner who is required to supply information but does not do so in the proper manner.

The amount of interest (including OID, if applicable) paid on the Series B Equipment Notes to or on behalf of a Non-U.S. Certificateholder and the amount of U.S. federal income tax, if any, withheld from such payments generally must be reported annually to the IRS and such Non-U.S. Certificateholder by the applicable withholding agent.

CERTAIN DELAWARE TAXES

The Class B Trustee is a Delaware trust company headquartered in Delaware that will act through its corporate trust office in Delaware. Morris James LLP, special Delaware counsel to the Class B Trustee, has advised JetBlue that, in its opinion, under currently applicable law, assuming that the Class B Trust will not be taxable as a corporation for U.S. federal income tax purposes, but, rather, that it will be classified for such purposes as a grantor trust or as a partnership, (i) the Class B Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state and (ii) Certificate Owners of Class B Certificates that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision of such state as a result of purchasing, owning (including receiving payments with respect to) or selling a Class B Certificate. Neither the Class B Trust nor the Certificate Owners of Class B Certificates will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Class B Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner of Class B Certificates or the Class B Trust be subject to any state or local tax that would not be imposed if such Trust were administered in a different jurisdiction in the United States or if the Class B Trustee were located in a different jurisdiction in the United States, the Class B Trustee will either relocate the administration of the Class B Trust to such other jurisdiction or resign and, in the event of such a resignation, it is expected that a new Class B Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

General

A fiduciary of a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”), or such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (each, a “Similar Law”) (in each case, including an ERISA Plan, a “Plan”), should consider whether an investment in the Class B Certificates is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider the fact that in the future there may be no market in which such fiduciary would be able to sell or otherwise dispose of the Class B Certificates.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Any Plan fiduciary which proposes to cause a Plan to purchase Class B Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code and Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or Similar Law.

Plan Assets Issues

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), describing what constitutes the assets of an ERISA Plan with respect to the ERISA Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if an ERISA Plan invests (directly or indirectly) in a Class B Certificate, the ERISA Plan’s assets will include both the Class B Certificate and an undivided interest in each of the underlying assets of the Class B Trust, including the Series B Equipment Notes, unless it is established that equity participation in the Class B Trust by benefit plan investors (including but not limited to ERISA Plans and entities whose underlying assets include ERISA Plan assets by reason of an ERISA Plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the Class B Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of the Class B Trust are deemed to constitute the assets of an ERISA Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code or provisions of Similar Law unless a prohibited transaction statutory or administrative exemption or similar exemption under Similar Law is applicable to the transaction. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. A Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Class B Certificates and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Class B Trust. If the Class B Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Class B Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage ERISA Plan assets. In order to mitigate the possibility of such prohibited transactions, each investing ERISA Plan, by acquiring the Class B Certificates (or an interest therein), will be deemed to have directed the Class B Trustee to invest in the assets held in the Class B Trust pursuant to, and take all other actions contemplated by, the terms and conditions described herein. Any Plan purchasing the Class B Certificates should also ensure that any statutory or administrative exemption from the prohibited transaction rules (or any similar exemption under Similar Law) on which such Plan relies with respect to its purchase or holding of the Class B Certificates also applies to such Plan’s indirect acquisition and holding of the assets of the Class B Trust.

Prohibited Transaction Exemptions

In addition, whether or not the assets of the Class B Trust are deemed to be ERISA Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Class B Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between an ERISA Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any ERISA Plan assets. Such parties in interest or disqualified persons could include, without limitation, JetBlue, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent and their respective affiliates. Moreover, if Certificates are purchased by an ERISA Plan and the Certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. In addition, if a subordinate class of Certificates are purchased by an ERISA Plan and the senior Certificates are held by a party in interest or a disqualified person with respect to such ERISA Plan, the exercise by the holder of the subordinate class of Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of certain events could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions, which may include the identity of the ERISA Plan fiduciary making the decision to purchase or hold the Class B Certificates on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from some or all of the prohibited transaction restrictions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class B Certificates. Further, foreign, church or governmental plans or arrangements exempt from Title I of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Law.

Each person who acquires or accepts a Class B Certificate or an interest therein will be deemed by such acquisition or acceptance to have (a) represented and warranted that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold such Class B Certificate or an interest therein or (ii) the purchase and holding of such Class B Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law and (b) directed the Class B Trustee to invest in the assets held in the Class B Trust pursuant to, and take all other actions contemplated by, the terms and conditions described herein.

Each Person or transferee of any Class B Certificate or beneficial interest therein that is an ERISA Plan will be deemed to represent, warrant and agree that (i) none of JetBlue, the Underwriters, the Trustees, the Liquidity Providers, the Loan Trustees, the Subordination Agent, or any of their respective affiliates or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the ERISA Plan (“Plan Fiduciary”), has relied as a primary basis in connection with its decision to invest in the Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the ERISA Plan or the Plan Fiduciary in connection with the ERISA Plan’s acquisition of the Certificates; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Class B Certificates.

Special Considerations Applicable to Insurance Company General Accounts

Any insurance company proposing to purchase Class B Certificates should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of an ERISA Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000 (the “General Account Regulations”). The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of the Class B Certificates by insurance company general accounts.

The foregoing discussion set forth in this entire “Certain ERISA Considerations” section is based upon ERISA and the tax laws of the United States, as well as judicial and administrative interpretations thereof, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, which could apply retroactively.

EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SIMILAR LAW OF AN INVESTMENT IN ANY OF THE CLASS B CERTIFICATES.

UNDERWRITING

Under the terms and subject to the conditions contained in the Underwriting Agreement, dated the date of this prospectus supplement (the “Underwriting Agreement”), the underwriters named below (collectively, the “Underwriters”) have severally agreed with JetBlue to purchase from the Class B Trustee the following aggregate face amounts of the Class B Certificates:

Underwriter	Face Amount of Class B Certificates
Morgan Stanley & Co. LLC	$104,026,000
Credit Agricole Securities (USA) Inc.	$11,558,000
Total	$115,584,000

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent (including that the Class B Certificates have received certain credit ratings) and that the Underwriters will be obligated to purchase all of the Class B Certificates, if any are purchased. The Underwriting Agreement provides that, if an Underwriter defaults on its purchase commitments, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Class B Certificates may be terminated. The offering of the Class B Certificates by the Underwriters is subject to receipt and acceptance of the Class B Certificates by the Underwriters and to certain other conditions including the Underwriters’ right to reject any order in whole or in part.

JetBlue will pay the Underwriters a commission of $1,155,840. In addition, JetBlue has agreed to pay Morgan Stanley & Co. LLC a structuring fee in the amount of $650,000 in connection with structuring services provided in connection with the offering of the Class B Certificates. JetBlue estimates that its out-of-pocket expenses for the offering will be approximately $1,045,000 (exclusive of the ongoing costs of the Class B Liquidity Facility and certain other ongoing costs).

The Class B Certificates are a new issue of securities with no established trading market. Neither JetBlue nor the Class B Trust intends to apply for listing of the Class B Certificates on any national securities exchange. JetBlue has been advised by one or more of the Underwriters that they presently intend to make a market in the Class B Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Class B Certificates, and any such market-making may be discontinued at any time without notice, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class B Certificates. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—Because there is no current market for the Class B Certificates, holders of Class B Certificates may have a limited ability to resell Class B Certificates”.

JetBlue has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in respect thereof.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities and commodities trading, commercial and investment banking and financial advisory, investment management, investment research, principal investment, hedging, financing, derivatives and brokerage activities. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of JetBlue or its affiliates, including potentially the Class B Certificates offered hereby. The Underwriters and their respective affiliates that have a lending relationship with JetBlue may hedge their credit exposure to JetBlue. Such Underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short position in JetBlue’s securities, including potentially the Certificates offered hereby. Any such short positions could adversely affect future trading prices of the Certificates offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

From time to time in the ordinary course of their respective businesses, the Underwriters and certain of their affiliates have engaged, and in the future may engage in, investment and commercial banking or other transactions of a financial nature with JetBlue and its affiliates, including the provision of certain advisory services, making loans to JetBlue and its affiliates and serving as counterparties to certain fuel hedging and other derivative and hedging arrangements. The Underwriters and their respective affiliates have received, and in the future may receive, customary fees and expenses and commissions for these transactions.

It is expected that delivery of the Class B Certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing of the Class B Certificates (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Class B Certificates on any day prior to the second business day before the date of initial delivery of the Class B Certificates will be required, by virtue of the fact that the Class B Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act with respect to the Class B Certificates.

•	Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Syndicate covering transactions involve purchases of the Class B Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class B Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the Class B Certificates to be higher than it would otherwise be in the absence of such transactions. Neither JetBlue nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the Class B Certificates. The Underwriters are not required to engage in these transactions, which, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Selling Restrictions

This prospectus supplement and the accompanying prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the Class B Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class B Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to observe the following restrictions.

European Economic Area and UK Retail Investors

The Class B Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For the purposes of this paragraph:

(a) a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii) a customer within the meaning of Directive EU 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) a person who is not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(b) the expression “offer” means the communication in any form and by any means of sufficient information on the terms of the offer and the Class B Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Class B Certificates.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Class B Certificates or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the Class B Certificate or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPS Regulation.

This prospectus supplement has been prepared on the basis that any offer of Class B Certificates in any Member State of the EEA or the United Kingdom will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Class B Certificates. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order” or “FSMA”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. For the purposes of this paragraph, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the United Kingdom.

Canada

The Class B Certificates may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or

subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class B Certificates must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Class B Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Class B Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Class B Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class B Certificates may not be circulated or distributed, nor may the Class B Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class B Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, Class B Certificates, debentures and units of Class B Certificates and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class B Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to

Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the Class B Certificates are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each Underwriter has agreed that it will not offer or sell the Class B Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE CLASS B CERTIFICATES

The validity of the Class B Certificates is being passed upon for JetBlue by Debevoise & Plimpton LLP, New York, New York, and certain legal matters are being passed upon for the Underwriters by Milbank LLP, New York, New York. The respective counsel for JetBlue and the Underwriters will rely on the opinion of Morris James LLP, Wilmington, Delaware, counsel to Wilmington Trust Company, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement, the Class B Trust Supplement and the Class B Certificates, and the valid and binding effect thereof, and on the opinion of Brandon Nelson, General Counsel of JetBlue, as to certain matters relating to the authorization, execution, and delivery of the Basic Agreement and the Class B Trust Supplement by JetBlue.

EXPERTS

The consolidated financial statements of JetBlue Airways Corporation appearing in JetBlue Airways Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of JetBlue Airways Corporation’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and JetBlue Airways Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The references to ASG, BK and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF DEFINED TERMS

The following is an index showing the page in this prospectus supplement where certain defined terms appear.

60-Day Period	S-53
Actual Disposition Event	S-80
Additional Certificates	S-101
Additional Equipment Notes	S-101
Additional Holder Buyout Right	S-53
Additional Trust	S-101
Adjusted Interest	S-101
Administration Expenses	S-76
Aircraft	S-2
Airframe	S-82
Applicable Fraction	S-77
Appraisal	S-75
Appraised Current Market Value	S-75
Appraisers	S-2
ASG	S-2
Assumed Aircraft Value	S-90
Assumed Amortization Schedule	S-49
Average Life Date	S-88
Bankruptcy Code	S-15
Base Rate	S-68
Basic Agreement	S-44
Benchmark Replacement Event	S-68
Benchmark Replacement Rate	S-68
BK	S-2
Business Day	S-47
Cape Town Treaty	S-96
Cash Collateral Account	S-66
Cede	S-50
Certificate Account	S-47
Certificate Buyout Event	S-53
Certificate Owner	S-61
Certificate Owners	S-61
Certificateholders	S-44
Certificates	S-44
citizen of the United States	S-54
Class A Adjusted Interest	S-78
Class A Buyout Right	S-52
Class A Certificateholders	S-44
Class A Certificates	S-44
Class A Liquidity Provider	S-64
Class A Trust	S-44
Class A Trustee	S-44
Class AA Certificateholders	S-44
Class AA Certificates	S-44
Class AA Liquidity Facility	S-64

Class AA Liquidity Provider	S-64
Class AA Trust	S-44
Class AA Trustee	S-44
Class B Adjusted Interest	S-78
Class B Buyout Right	S-53
Class B Certificateholders	S-44
Class B Certificates	S-44
Class B Liquidity Facility	S-64
Class B Liquidity Provider	S-64
Class B Trust	S-44
Class B Trustee	S-44
Class Exemptions	S-111
Code	S-18
Collateral	S-47
Controlling Party	S-72
Current Distribution Date	S-78
Deemed Disposition Event	S-80
Defaulted Operative Indenture	S-86
Definitive Certificates	S-62
Depreciation Assumption	S-90
Distribution Date	S-45
Downgrade Drawing	S-66
Downgrade Event	S-66
Draft Securitization RTS	S-40
Drawing	S-68
DTC	S-50
DTC Participants	S-60
DTC Rules	S-61
EEA	S-115
Eligible A Pool Balance	S-79
Eligible B Pool Balance	S-79
Engine	S-82
Equipment Note Special Payment	S-76
ERISA	S-110
ERISA Plan	S-110
EU Securitization Laws	S-40
EU Securitization Regulation	S-40
Event of Loss	S-99
Excess Liquidity Obligations	S-73
Exchange Act	iv
Existing Intercreditor Agreement	S-7
Expected Distributions	S-78
FATCA	S-107
FFI Agreement	S-107
Final Distributions	S-73

Final Drawing	S-67
Final Legal Distribution Date	S-46
Final Maturity Date	S-86
Final Termination Notice	S-70
Financial Instruments and Exchange Law	S-117
Fitch	S-65
FSMA	S-115
General Account Regulations	S-112
Global Certificate	S-60
H.15(519)	S-87
IGA	S-107
Indenture	S-84
Indenture Amendment	S-84
Indenture Events of Default	S-91
Indirect Participants	S-60
Initial Indenture	S-84
Initial Participation Agreement	S-84
Insurance Distribution Directive	S-115
Intercreditor Agreement	S-72
Interest Drawings	S-64
Interim Restructuring Arrangement	S-75
Investment Company Act	ii, S-39
IRS	S-103
Class B Issuance Date	S-48
JetBlue	1
JetBlue Bankruptcy Event	S-74
Junior Additional Certificateholder	S-54
Junior Additional Certificates	S-54
LIBOR	S-68
Liquidity Event of Default	S-70
Liquidity Expenses	S-77
Liquidity Facilities	S-64
Liquidity Obligations	S-77
Liquidity Providers	S-64
Liquidity Threshold Rating	S-66
Loan Amount	S-98
Loan Trustee	S-84
Long-Term Rating	S-66
LTVs	S-3
Make-Whole Amount	S-87
Make-Whole Spread	S-87
Maximum Available Commitment	S-64
Maximum Commitment	S-64
MBA	S-2
MiFID II	S-115
Minimum Sale Price	S-73
Moody’s	S-65
Mortgage Convention	S-96
most recent H.15(519)	S-87
Non-Extension Drawing	S-67
Non-Extension Notice	S-67

Non-U.S. Certificateholder	S-106
Note Target Price	S-74
Noteholder	S-85
OID	S-104
Order	S-115
Participation Agreement	S-84
Participation Agreement Amendment	S-84
Pass Through Trust Agreements	S-44
Performing Equipment Note	S-65
Permitted Investments	S-51
Plan	S-110
Plan Asset Regulation	S-110
Pool Balance	S-48
Pool Factor	S-48
Post Default Appraisals	S-75
PRIIPs Regulation	S-115
Prospectus Directive	S-115
PTC Event of Default	S-54
PTCE	S-111
Rate Determination Notice	S-69
Rating Agencies	S-65
Refinancing Certificates	S-101
Refinancing Equipment Notes	S-101
Refinancing Trust	S-101
Regular Distribution Dates	S-45
Related Equipment Notes	S-85
Remaining Weighted Average Life	S-88
Replacement Facility	S-66
Required Amount	S-65
Restructuring Arrangement	S-74
Scheduled Payments	S-46
SEC	i
Section 1110	S-16
Section 1110 Period	S-65
Senior Additional Certificateholder	S-54
Senior Additional Certificates	S-54
SFA	S-116
Similar Law	S-110
Special Distribution Date	S-47
Special Payment	S-47
Special Payments Account	S-47
Special Termination Drawing	S-67
Special Termination Notice	S-70
Stated Interest Rate	S-46
Subordinated Certificateholders	S-105
Subordinated Certificates	S-105
Subordinated Trust	S-105
Subordination Agent	S-72
Terminating Rate	S-69
Termination Notice	S-69
Transportation Code	S-54
Treasury Yield	S-87

Triggering Event	S-52
Trust Indenture Act	S-56
Trust Property	S-45
Trustees	S-44
Trusts	S-44

U.S. Person	S-103
UK Securitization Laws	S-40
Underwriters	S-113
Underwriting Agreement	S-113
Volcker Rule	ii

APPENDIX II

APPRAISAL LETTERS

ADJUSTED DESKTOP VALUATION REPORT

Aviation Specialists Group, Inc. (“ASG”) has been engaged by JetBlue Airways Corporation (“Client”) to provide a maintenance adjusted desktop valuation setting forth ASG’s opinions of halflife halftime and Adjusted Base Values for those twenty-five A321-200 aircraft which are described in further detail in the Aircraft Descriptions and Values table in Appendix A of this report. In reaching its value opinions, ASG has relied upon data provided to it by Client.

This valuation report contains the following sections:

•	Adjusted Desktop Valuation Assumptions

•	Value Definition and Explanations

•	Aircraft Values
•	Covenants

•	Appendix A—Aircraft Value Table

Adjusted Desktop Valuation Assumptions

In a maintenance adjusted desktop valuation, the appraiser neither sees the subject aircraft nor reviews its specifications and technical documents. Instead, the appraiser is furnished with certain maintenance status information by the client or aircraft operator. In preparing its value opinions, ASG relies on that data and, unless specifically stated otherwise, makes the following assumptions about the aircraft itself:

•	It is of average specification for its type and age and has no special equipment or characteristics which would materially affect its value.

•	Its utilization in terms of hours and cycles is average for its type and age.

•	It is in passenger or freighter configuration as appropriate.

•	It is certificated and operated under the aegis of a major airworthiness authority such as the FAA or EASA.

•

It is in average physical condition and its maintenance records and documents comply with all applicable regulations and good industry practices. Required back to birth records are on hand and in good order and only original equipment manufacturer parts are in use in the aircraft and engines.

•	It has no history of major damage.

•	It complies with applicable Airworthiness Directives and mandatory Service Bulletins.

ASG first develops the subject aircraft’s Base Value assuming that the airframe, engines, engine life limited parts, landing gears and other major life- and time-limited components are in halflife, halftime condition. ASG then uses the maintenance data provided to it to adjust for the aircraft’s variance from that status. For example, if the aircraft has had a recent heavy check or engine shop visit, ASG will add to the halflife value.

Regarding Adjusted Base Values, ASG uses the following value convention. A new aircraft is considered to be factory new with 100% life remaining on all components. The aircraft then ages based on typical utilization for its type until it becomes mature and reaches halflife condition. ASG’s unadjusted values for mature aircraft assume them to be in halflife condition. Time to reach mature halflife status depends on the aircraft and engine

JetBlue Airways Corporation

July 27, 2020

combination and typical utilization for that aircraft type. For the subject A321-200s with V2533-A5 engines, mature halflife status is reached when they are approximately 3.2 years old. For aircraft between factory new and mature, ASG’s Base Values already assume the aircraft to be in better than halflife condition and therefore no further adjustments are needed to their values. All but three of the subject aircraft (msns 7529, 7584, 7627) are younger than 3.2 years old and for them, no maintenance adjustments are needed to the Base Values which are shown in the Aircraft Descriptions and Values table in Appendix A of this report.

In developing its values, ASG also makes two further assumptions:

•

that the aircraft has been bought and will be sold as a single unit or as part of a small lot. It is not part of a launch purchase nor will it be the subject of a fleet sale which could result in a price discount.

•

that the aircraft is not subject to an existing lease. ASG’s opinion of values excludes the effects of attached lease rental streams and tax benefits, either of which can have a material effect on an aircraft’s actual purchase price.

Value Definition and Explanations

ASG uses the ISTAT definitions for Base Value which is:

•

Base Value is an appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above average maintenance status if it is new or nearly new, as the case may be).

ASG also uses the term Adjusted Base Value to indicate that it has adjusted Base Value to reflect the data which it has regarding the aircraft’s maintenance status.

Aircraft Values

Beginning in the first quarter of 2020, the worldwide spread of the coronavirus has caused a major disruption in global air travel in terms of the demand for travel and the demand for lift; the result has been a major disruption in the market for commercial airliners. IATA reported that in May 2020, world demand for air travel in revenue passenger kilometers was down 91% and available seat kilometers were down 86% compared to May 2019. The Bureau of Transportation Statistics reported that in the United States, the number of domestic passengers enplaned fell 96% in April 2020, the largest year-to-year decline ever recorded, and 89% in May from the same months in 2019 while international passengers enplaned were down 98%. AFJ’s Fleet Tracker database indicated that in early July 2020, about 13,300 commercial airlines were stored including such popular types as the A320 (almost 2,400 parked), A321 (1,000+ parked), A330 (880+), 737 (about 3,300), 777 (580) and 787 (400), up from just over 2,000 aircraft at the end of 2019. Both Airbus and Boeing have announced material cuts in their production rates of commercial jetliners- Airbus indicates it is looking to hold jet output at 40% below pre-pandemic levels for two years—in response to a substantial drop in demand for lift. A number of airlines have declared bankruptcy and others have requested government financial assistance. Multiple operator-lessees

JetBlue Airways Corporation

July 27, 2020

have requested lease rental and term relief on their leased aircraft and it appears that the number of open market transactions has declined substantially.

In the face of this major discontinuity in the jetliner market place, determination of aircraft market values, that is, striking prices for sale and purchase transactions, is difficult due to the lack of willing buyers and willing sellers. The reader should note, however, that Base Value, which is what ASG has been instructed to provide in this appraisal, is the appraiser’s opinion of the long term trend value of an aircraft in a market in which a reasonable balance of supply and demand exists and does not necessarily reflect actual market conditions at any one point in time. ASG’s opinion is that the Base Values set forth in this report are reasonable and represent ASG’s current opinion of value.

ASG’s value opinions for the subject aircraft are set forth in millions of U.S. dollars in Appendix A in the Aircraft Descriptions and Values table on the following page. As noted above, because of the subject aircraft’s ages, maintenance status adjustments have been made to only three aircraft.

Covenants

In accordance with ISTAT’s Principles of Appraisal Practice and Code of Ethics, this report has been prepared for the exclusive use of Client; ASG will not provide it to any other party without the express consent of Client. ASG has no present or contemplated interest in the subject equipment or any similar equipment, it has no current, past or contemplated interest in Client or any companies related to Client nor does it have any other interest which might tend to prevent it making a fair and unbiased appraisal.

This report fairly represents ASG’s opinion of the subject equipment’s value. In reaching its value opinions, ASG has relied upon information provided by Client. ASG does not assume responsibility or legal liability for any actions taken, or not taken, by Client or other parties with regard to the equipment. By accepting this report, all parties agree that ASG shall bear no such responsibility or legal liability including liability for special or consequential damages.

ASG consents to the inclusion of this appraisal report in the Prospectus Supplement, and to the inclusion of ASG’s name in the Prospectus Supplement under the caption “Experts”.

For Aviation Specialists Group, Inc.

Fred J. Klein

ISTAT-certified Senior Appraiser and Appraiser Fellow

International Society of Transport Aircraft Trading

JetBlue Airways Corporation

July 27, 2020

Appendix A—Aircraft Value Table

Aircraft Descriptions and Values, July 2020 (US$ millions)

MSN	MFG Date	Aircraft Type	Tail	MTOW, #	Engine	# of ACTs	Sharklets	Base Value	MX Adjust	Adj BV	ESN 1	ESN 2
7529	Feb-17	A321-200	N976JT	205,030	V2533-A5	2	yes	44.7	-0.5	44.3	V18428	V18435
7584	Mar-17	A321-200	N978JB	205,030	V2533-A5	2	yes	44.7	-0.4	44.4	V18457	V18459
7627	Apr-17	A321-200	N979JT	205,030	V2533-A5	2	yes	45.5	-0.4	45.1	V18471	V18472
7692	May-17	A321-200	N981JT	205,030	V2533-A5	2	yes	45.5	0	45.5	V18498	V18504
7631	Jun-17	A321-200	N980JT	205,030	V2533-A5	2	yes	45.5	0	45.5	V18529	V18530
7815	Aug-17	A321-200	N982JB	205,030	V2533-A5	2	yes	46.2	0	46.2	V18586	V18588
7874	Sep-17	A321-200	N984JB	205,030	V2533-A5	2	yes	46.2	0	46.2	V18598	V18595
7739	Sep-17	A321-200	N983JT	205,030	V2533-A5	2	yes	46.2	0	46.2	V18581	V18582
7907	Oct-17	A321-200	N986JB	205,030	V2533-A5	2	yes	47.0	0	47.0	V18619	V18622
7798	Oct-17	A321-200	N985JT	205,030	V2533-A5	2	yes	47.0	0	47.0	V18604	V18605
7956	Nov-17	A321-200	N988JT	205,030	V2533-A5	2	yes	47.0	0	47.0	V18643	V18646
7855	Nov-17	A321-200	N987JT	205,030	V2533-A5	2	yes	47.0	0	47.0	V18624	V18625
7993	Dec-17	A321-200	N990JL	205,030	V2533-A5	2	yes	47.0	0	47.0	V18630	V18667
7924	Dec-17	A321-200	N989JT	205,030	V2533-A5	2	yes	47.0	0	47.0	V18656	V18658
7994	Dec-17	A321-200	N991JT	205,030	V2533-A5	2	yes	47.0	0	47.0	V18682	V18683
8143	Mar-18	A321-200	N993JE	205,030	V2533-A5	2	yes	47.8	0	47.8	V18735	V18736
8178	Mar-18	A321-200	N992JB	205,030	V2533-A5	2	yes	47.8	0	47.8	V18725	V18734
8185	Apr-18	A321-200	N994JL	205,030	V2533-A5	1	yes	47.2	0	47.2	V18762	V18763
8293	Jun-18	A321-200	N995JL	205,030	V2533-A5	1	yes	47.2	0	47.2	V18798	V18799
8342	Jul-18	A321-200	N996JL	205,030	V2533-A5	1	yes	47.9	0	47.9	V18808	V18809
8473	Sep-18	A321-200	N997JL	205,030	V2533-A5	1	yes	47.9	0	47.9	V18835	V18839
8525	Oct-18	A321-200	N998JE	205,030	V2533-A5	1	yes	48.7	0	48.7	V18852	V18853
8538	Nov-18	A321-200	N999JQ	205,030	V2533-A5	1	yes	48.7	0	48.7	V18869	V18870
8581	Nov-18	A321-200	N973JT	205,030	V2533-A5	1	yes	48.7	0	48.7	V18883	V18884
8641	Dec-18	A321-200	N977JE	205,030	V2533-A5	2	yes	50.1	0	50.1	V18899	V18900

totals may not add due to rounding

JetBlue Airways Corporation

July 27, 2020

VALUATION OF A 25 AIRCRAFT PORTFOLIO

As of July 1, 2020    Client: JetBlue Airways Corporation

Report Date: July 29, 2020

7315 Wisconsin Ave, Ste 800W Bethesda, MD 20814

COVID-19 IMPACT	II-16
VALUATION METHODOLOGY	II-18
DISCLAIMER	II-20
APPENDIX: FIGURE 1	II-21

I. VALUATION SUMMARY

BK Associates, Inc. (“BK”) has been engaged by JetBlue Airways (“Client”) to provide a desktop valuation, setting forth BK’s opinions of current half-life and maintenance-adjusted Base Values (BV) of 25 aircraft in connection with an EETC offering, as of July 1, 2020.

Aircraft Description

The Portfolio aircraft are identified by type, serial number, registration number, date of manufacture, engine model/variant, and maximum takeoff weight (MTOW) in the attached Figure 1. Figure 1 reflects the half-life and maintenance-adjusted BVs in millions of USD, as of July 1, 2020.

Purpose of the Valuation Engagement

It is understood by BK that the Conclusion of Value will be used by Client to present to investors in this portfolio of aircraft. This report was prepared solely for the purposes described herein and, accordingly, should not be used for any other purpose. In addition, this report should not be distributed to any party other than client, without the express knowledge and written consent of the client or BK.

Relevant Dates

BK was engaged to value the subject aircraft as of the Valuation Date, July 1, 2020. In this valuation, BK considered only circumstances that existed as of and events that occurred up to the Valuation Date.

Premise of Value

The valuation premise may be either in-use (i.e., going concern) or liquidation. The determining factor being the highest and best use as considered from a market participant’s perspective. The values issued in this report are based on an in-use valuation premise, which assumes that the aircraft will continue to operate.

Conclusions

Based upon our knowledge of these various aircraft types, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the half-life and maintenance-adjusted BVs are in 2020 U.S. dollars as found in attached Figure 1. These values reflect the impact of COVID-19, which will be discussed in more detail later.

II. DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

Our stated values include assumed half-life and maintenance adjusted values. Half-life or half-time is a typical appraisal assumption frequently employed by appraisers. Half-time pertains to all significant scheduled maintenance events with half-time implying that each event status is mid-way through scheduled intervals resulting in a perceived dollar value equivalent to half the total cost of each maintenance event considered in the value of the equipment.

The maintenance adjusted values include appropriate financial adjustments applied to the half-time value, these adjustments are based on our interpretation of the maintenance summary and fleet utilization data you provided. The adjustments are approximate, based on industry average costs, and include an adjustment for the time remaining to a “C” check, time remaining to a “D” check, time remaining to landing gear overhaul, time since new or time since the most recent heavy shop visit on engines and life remaining on engine life-limited parts.

III. ASSUMPTIONS

We have made the following assumptions and determinations with respect to these aircraft in preparing this valuation:

1.	The aircraft are in good physical condition.

2.	The historical maintenance documentation has been maintained to acceptable international standards.

3.	The specifications of the aircraft are those most common for aircraft of their type and vintage.

4.	The aircraft are in standard passenger configurations.

5.	The aircraft are current as to all Airworthiness Directives and Service Bulletins.

6.	Their modification statuses are comparable to those of aircraft of their type and vintage.

7.	They are operated under an appropriate civil airworthiness authority.

8.	Their utilization is comparable to industry averages.

9.	There is no history of accident or incident damage we are aware of.

IV. MARKET OUTLOOK

The performance and current value of an aircraft is affected to varying degrees by conditions in the global economy. Some of the key influences on aircraft include Gross Domestic Product, Fuel Price, and the Lending environment. This section of the report will analyze what the current outlook is for each.

Gross Domestic Product (GDP)

Source: IATA.ORG

Aviation is a highly cyclical industry, marked with high highs and low lows. Historically, gross domestic product and traffic have been good indicators of the health of the industry; as they are highly correlated. Economic prosperity leads to increases in disposable income and subsequently an increase in demand for air travel. An increase in demand for air travel means an increase in demand for aircraft.

The aviation industry, along with the global economy at large, has been severely impacted by the Coronavirus pandemic which broke out in January 2020. According to the International Monetary Fund’s (IMF) June 2020 World Economic Outlook report, global GDP is currently expected to decline by 4.9% in 2020. This was a much sharper decline than what was seen during the 2008 financial crisis. While the IMF expects global GDP to grow by 5.4% in 2021, they warn that more severe outcomes are possible, depending on how quickly the pandemic fades and containment efforts can be unwound. In terms of recovery, IATA currently expects that traffic will lag behind GDP by about 2 years. 1

[1]	https://www.iata.org/en/iata-repository/publications/economic-reports/covid-19-outlook-for-air-travel-in-the-next-5-years/

Fuel Environment

Source: Indexmundi.com

The chart above shows the volatility in the fuel market over the last decade. Brent crude has a strong correlation with Jet Fuel A prices. In the fall of 2014, crude oil prices began to fall. Crude oil prices had stayed around $55-65/bl in part because of supply increases from Iran and the United States. However, COVID-19 has severely impacted the fuel market and the global economy. Both Jet Fuel A and Brent Crude have seen in excess of a 40% drop in pricing from January 2020 to present. As of May 26, 2020, Jet Fuel A was trading at $0.90 per gallon.2 Historically, jet fuel and airline profitability have had an inverse relationship. Lower fuel prices bring airline expenses down, which results in lower fares and upticks in demand. Lower fuel pricing is good for the health of an airline, but right now demand has fallen to very low levels because of COVID-19.

Lending Landscape

The lending environment is also a material consideration when evaluating the current market. The last 10 years have been marked with historically low interest rates. A more favorable lending environment leads to more orders, but the negative ramification of this is airlines that historically looked to secondary markets now look to new aircraft, which in turn could result in steeper value drops in the secondary market. The Federal Reserve’s policymaking arm, the Federal Open Market Committee (FOMC), has reduced the federal funds rate target to a range of 0% to 0.25%. The previous time the Federal Reserve pursued a similar policy was in 2008, when the economy sank into a recession, and the Fed has kept the rates at low levels until 2015. Low rates will spur financing activities but the impact will likely be offset by weakened demand and global recession. Similar to the recession in 2008, liquidity is likely to be an issue for most of the industry.

[2]	https://www.airlines.org/argus-us-jet-fuel-index/

V. AIRCRAFT MARKET ANALYTICS

Aircraft Demand

Source: Boeing.com; Airbus.com

The number of orders placed in a given year is a good indicator of where we are in the cycle. An aircraft type launched in the right business cycle can lead to a large order stream and ultimately strong residual value. In 2019, the number of orders placed declined compared to 2018. Airbus recently published its 2019 sales totals. Airbus delivered a total of 863 jets and received 768 net new orders in 2019. Most of its orders were for A320Neo and A321Neo aircraft. Of the orders Airbus had, its largest was with Indigo for 87 A320Neos and 213 A321Neos. By comparison, Boeing delivered 380 aircraft, which is the lowest since their production strike shut down in 2008. Net orders for Boeing were negative. They had more cancellations than new orders. Boeing’s net order figure for the year was -87. This is a clear reflection of their problem with the MAX aircraft, which had more cancellations than orders. Boeing also endured a net loss of orders for 777X jets, with Emirates having cut its order for the large widebody jet and substituting for an order of 30 smaller 787s. As of May 2020, Airbus delivered 160 aircraft with no new orders or cancellations, and Boeing delivered 60 aircraft with -9 net new orders.

COVID-19 has also had a dramatic effect on aircraft demand. Per IATA, lower traffic has led to the grounding of about 2/3 of the global commercial fleet, as of April 2020. Additionally, the pandemic has led to deferrals and cancellations of many new aircraft deliveries. In particular, a number of operators and lessors have deferred or cancelled their MAX orders, with some switching to the Neos. The effect of these trends on aircraft values will be further discussed in the COVID-19 impact section of this report. 3

Geographic Diversity

Source: Airfleets.net

This aircraft is found in 57 different countries geographically. The United States has the most A321-200s, at 454 aircraft or 26.35 percent of the total in service fleet. This is followed by China and Vietnam with 343 and 94 aircraft, respectively. Regional diversification is also a major influence on value. The more diverse the operation of the aircraft, the easier it is to remarket it.

[3]	https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor—-april-2020/

Operator Base

Source: Airfleets.net

There are 116 operators of this aircraft. American Airlines is the largest operator of the A321-200, at 233 aircraft or 13.52 percent of the total in service fleet. This is followed by Delta Air Lines and China Southern Airlines with 100 and 99 aircraft, respectively. The top ten operators represent almost 49.97 percent of the total fleet. Operator base, like region diversification, is an important influence on value. The more operators there are, the easier it is to remarket the aircraft.

VI. COVID-19 IMPACT

The global economic shock resulting from the rapid spread of COVID-19 has already had a dramatic impact on the aviation industry. In response to travel restrictions and major drops in demand, airlines have taken emergency actions to reduce costs. European regional carrier Flybe collapsed in March 2020, with Virgin Australia following in April 2020. Both LATAM and Avianca filed for bankruptcy in May 2020, and it is likely other carriers will follow. 4 5

Many governments have already taken extraordinary stimulus measures to protect their carriers and boost their economies, and more assistance might come in the coming months. While these measures will have a positive impact, the combination of unprecedented travel restrictions, declining consumer spending, falling business confidence, and rising unemployment will have a severely negative impact on the industry.

IATA has reported that global passenger traffic declined 52.9% year-on-year for the month of March, as measured by revenue passenger kilometers (RPKs). Passenger capacity, as measured by global available seat kilometers (ASKs), also fell 36.2% year-on-year. Industry-wide passenger load factors fell sharply from 82.0% in February to 60.6% in March. Global passenger yields also fell sharply, declining 11% year-on-year in March. 6

The cargo market has also seen declines, but has been slightly more resilient than the passenger market. Industry-wide cargo demand, as measured by cargo tonne kilometers (CTKs), declined by 15.2% year-on-year for the month of March. Similarly, industry-wide cargo capacity, as measured by available cargo tonne kilometers (ACTKs), contracted by 22.7% year-on-year. Due to reduced belly capacity, industry-wide cargo load factors rose by about 4.8 percentage points from February to March. 7

Per their most recent impact assessment, IATA currently estimate that 2020 traffic will fall by 48% year-over-year, across all regions. However, North American airlines are expected to experience a 36% year-on-year decline in 2020 RPKs. European airlines are expected to incur the worst decline at 55% year-on-year decline in RPKs. Global passenger revenue is also expected to decline by 55% year-over-year. 8 As of April 2020, IATA also reported that roughly 2/3 of the global commercial fleet was grounded and that deliveries of new aircraft were practically non-existent. Many future deliveries have been cancelled or delayed. 9

Analysis of previous crises is necessary to estimate the pandemic’s impact and timeline for recovery. According to IATA’s analysis of traffic during recent pandemics, the 2003 SARS outbreak, 2005 and 2013 Avian Flu outbreaks, and 2015 MERS Flu outbreak all had V-shaped recoveries. In each case, traffic recovered to pre-outbreak levels within a year. However, these pandemics did not coincide with a global recession. During periods of economic downturn, traffic has recovered more slowly. IATA’s comprehensive study of passenger traffic concluded that within four years of both the 9/11 and 2008 shocks, traffic had recovered to its long-term trend level. 10 11

[4]	https://www.bbc.com/news/business-51748139
[5]	https://www.nytimes.com/aponline/2020/05/26/business/bc-lt-latam-airlines-bankruptcy.html
[6]	https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor—-april-2020/
[7]	https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor—-april-2020/
[8]	https://www.iata.org/en/iata-repository/publications/economic-reports/covid-fourth-impact-assessment/
[9]	https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor—-april-2020/
[10]	https://www.iata.org/en/iata-repository/publications/economic-reports/third-impact-assessment/
[11]	https://www.iata.org/en/iata-repository/publications/economic-reports/global-air-passenger-markets-riding-out-periods-of-turbulence/

As of May 13, 2020, IATA expects that traffic will recover more slowly than GDP, lagging behind by about 2 years. Short-haul domestic flights will likely be the first to recover, with international traffic lagging behind. As borders remain closed, international traffic is not expected to recover until 2023 or 2024. 12

In addition to COVID-19’s direct impacts on traffic and demand, the pandemic has also led to deferrals and cancellations of new equipment deliveries and storage of existing fleets. All of these factors have impaired the marketability of commercial aircraft and engines. Given our knowledge of previous crises such as 9-11, SARS, and the 2008 recession, as well as the data currently available, BK has developed a position of the impact of COVID-19 on the current market values of the world’s fleets of commercial aircraft and engines.

[12]	https://www.iata.org/en/iata-repository/publications/economic-reports/covid-19-outlook-for-air-travel-in-the-next-5-years/

VII. VALUATION METHODOLOGY

Current values are normally based on comparison to recent sales of comparable aircraft. Unfortunately, there have been few recent transactions involving comparable aircraft for which the price was divulged. Since the 1990s the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions were reported to the government and the prices were available to the public. Now, we are only aware of transactions that are occasionally reported in the press, when we are involved in the transaction or when our clients sometimes share the prices of recent transactions. Equipment manufacturers also share with us confidential cost data related to their products. We are aware of some sales of similar aircraft to those subject of this appraisal.

In the absence of more recent sales data, alternative methodologies must be used. One approach is to determine the base value or what the value should be in a balanced market and then adjust that base value to reflect the impact of current market conditions.

As the definition implies, the base value is determined from long-term historical trends. BK has accumulated a database of over 13,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as, the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

This relationship between sale price as a function of age and the new price is depicted in the following figure.

Regarding the current market values, based on our analysis of numbers of aircraft available for sale, numbers in storage, fleet size, operator base and short-term projected traffic demand, we have determined the likely current market value as a percentage of the current base value. These percentages are modified, of course, as actual sales data becomes available.

One of the most important factors affecting the current market is supply and demand, as evidenced by the numbers of aircraft available for sale and in storage.

The following, summarized from published Airfax reports, lists aircraft similar to those in the Portfolio, which are publicly advertised for sale or lease. Additionally, aircraft currently active, scrapped, and in storage are quantified, per Airfleets data. However, it should be understood that some operators and lessors do not publicize their aircraft availability and the list of stored aircraft does not directly compliment the availability listing.

As of June 2020

	Active	Stored	Scrapped	Available for Sale	% of Fleet
A321-200	1264	523	16	2	0.2%

VIII. DISCLAIMER

It should be understood that BK has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by the addressee and in the BK database. The assumptions have been made that upon delivery all Airworthiness Directives have been complied with; and accident damage has not been incurred that would affect market values. Further, we have assumed unless otherwise stated, that the Aircraft are in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee. BK Associates, Inc. consents to the inclusion of this appraisal report in the Prospectus Supplement, and to the inclusion of BK Associates, Inc.’s name in the Prospectus Supplement under the caption “Experts”.

Sincerely,
BK ASSOCIATES, INC.

Simon Chang
Financial Analyst

Ben Wallace
Financial Analyst

R. L. Britton
Vice President
ISTAT Senior Certified Appraiser

Pooja Gardemal, CPA/ABV
SC/BW/RLB/PG	Managing Director

IX. APPENDIX: FIGURE 1

Figure 1

JetBlue Airways Corporation

Values as of July 1, 2020

Half-Life and Maintenance-Adjusted Base Values (BV)

All Values in U.S. $ Millions

No.	Serial Number	Registration Number	Aircraft Type	Date of Manufacture	Engine Type	MTOW (lbs)	Half-Life BV	Mx-Adjusted BV
1	7529	N976JT	A321-200	2/9/2017	V2533-A5	205,030	44.27	44.20
2	7584	N978JB	A321-200	3/22/2017	V2533-A5	205,030	44.54	44.64
3	7627	N979JT	A321-200	4/12/2017	V2533-A5	205,030	44.82	45.06
4	7692	N981JT	A321-200	5/24/2017	V2533-A5	205,030	45.10	45.83
5	7631	N980JT	A321-200	6/30/2017	V2533-A5	205,030	45.38	46.09
6	7815	N982JB	A321-200	8/16/2017	V2533-A5	205,030	45.77	47.14
7	7874	N984JB	A321-200	9/7/2017	V2533-A5	205,030	45.97	47.47
8	7739	N983JT	A321-200	9/22/2017	V2533-A5	205,030	45.97	47.48
9	7907	N986JB	A321-200	10/5/2017	V2533-A5	205,030	46.16	47.79
10	7798	N985JT	A321-200	10/26/2017	V2533-A5	205,030	46.16	48.00
11	7956	N988JT	A321-200	11/8/2017	V2533-A5	205,030	46.36	48.17
12	7855	N987JT	A321-200	11/17/2017	V2533-A5	205,030	46.36	48.22
13	7993	N990JL	A321-200	12/7/2017	V2533-A5	205,030	46.55	48.61
14	7924	N989JT	A321-200	12/14/2017	V2533-A5	205,030	46.55	48.48
15	7994	N991JT	A321-200	12/22/2017	V2533-A5	205,030	46.55	48.63
16	8143	N993JE	A321-200	3/23/2018	V2533-A5	205,030	47.41	50.10
17	8178	N992JB	A321-200	3/28/2018	V2533-A5	205,030	47.41	50.06
18	8185	N994JL	A321-200	4/27/2018	V2533-A5	205,030	46.54	49.28
19	8293	N995JL	A321-200	6/27/2018	V2533-A5	205,030	46.71	49.77
20	8342	N996JL	A321-200	7/27/2018	V2533-A5	205,030	46.80	50.19
21	8473	N997JL	A321-200	9/20/2018	V2533-A5	205,030	46.97	50.71
22	8525	N998JE	A321-200	10/15/2018	V2533-A5	205,030	47.05	50.92
23	8538	N999JQ	A321-200	11/14/2018	V2533-A5	205,030	47.14	51.14
24	8581	N973JT	A321-200	11/29/2018	V2533-A5	205,030	47.14	51.23
25	8641	N977JE	A321-200	12/21/2018	V2533-A5	205,030	48.18	52.42

Desktop Appraisal of:

Twenty-Five (25) Airbus A321-200 Aircraft

Client:

JetBlue Airways Corporation

Date:

July 29, 2020

HQ – Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

USA

Tel: +1 703 276 3200

Fax: +1 703 276 3201

Dublin

Harcourt Centre, Suite

511

Harcourt Road

Dublin 2

D02 HW77 Ireland

Tel: +353 1 477 3057

Hong Kong

Tel: +852 2824 8414

Fax: +852 3965 3222

IV.	VALUATION	II-44
V.	COVENANTS	II-47

I. INTRODUCTION AND EXECUTIVE SUMMARY

mba Aviation (“mba”) has been retained by JetBlue Airways Corporation (the “Client”) to provide a Desktop Appraisal to determine the Current Base Value of 25 Airbus A321-200 aircraft (collectively, the “Subject Aircraft”) as of July 2020. The Subject Aircraft are fully identified in Section IV of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with value information from its quarterly publication REDBOOK– 3Q 2020.

Based on the information set forth in this Report, it is mba’s opinion that the total Current Base Value of the Subject Aircraft are as follows and as set forth in Section IV.

Current Base Value (US$)
(25) A321-200 Aircraft	$1,134,020,000

Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

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II. DEFINITIONS

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Value as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 25 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (ISTAT). mba employs three ISTAT Certified Appraisers and three Candidates. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America, Europe, and Asia.

mba publishes quarterly values updates on its online platform REDBOOK, which provides current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft in addition to engines and helicopters.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

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III. CURRENT MARKET CONDITIONS

GENERAL MARKET OBSERVATION 3RD QUARTER 2020

An essential consideration in any appraisal is the condition of the market at the time the valuation is rendered. Without question, 2020 has been a year unlike any other in recent memory, with macroeconomic, geopolitical and global health questions pushing the world economy in general and the aviation industry specifically down from the highs of recent years. This section defines market conditions, including general market commentary, highlighting major factors currently influencing aircraft values, as well as mba’s view of the current market situation for each aircraft type examined in this valuation.

PASSENGER TRAFFIC

There are a number of variables that have historically shown a strong correlation to aircraft values. These variables include but are not limited to: global Gross Domestic Product (GDP), Revenue Passenger Kilometer (RPK), and Available Seat Kilometer (ASK) rates of growth, as well as an aircraft’s placement on the production line, ubiquity, technical obsolescence, active-to-parked ratio, production status, and order backlog, which all help predict long-term values prospects. Other factors, like oil prices and active-to-parked ratio, have traditionally offered insight into short-term value fluctuations. However, as of 3Q20, the aviation industry has firmly entered an inscrutable stage, when geopolitics and production, let alone air traffic, are all going through an unprecedented period of shock; how deeply these shocks will affect future outcomes still remains in question. As of late June 2020, the International Monetary Fund (IMF) has warned that the COVID-19 pandemic and consequent “Great Lockdown” is projected to shrink global growth dramatically, with world output decreasing by 4.9%, 1.9 percentage points below the April 2020 World Economic Outlook (WEO) forecast, leaving the 2020 GDP forecast nearly 6.5 percentage points lower than the pre-COVID-19 projections of January 2020. The fund notes that fiscal policy measures have been able to help affected industries, like aviation, but they will “need to be scaled up if the stoppages to economic activity are persistent, or the pickup in activity as restrictions are lifted is too weak.”

Analyzed in conjunction, two of the best indicators of the health of the commercial aviation industry are the number of new aircraft orders placed and RPK growth, which the International Air Transport Association (IATA) defines as the number of paying passengers multiplied by total kilometers flown. Both of these data points and trends have been highly correlated to world GDP in the past. By looking at the forecasted world GDP, the potential RPK growth can typically be assumed, which in turn influences new aircraft orders if passenger demand increases.

However, entering into 3Q20, the COVID-19 pandemic and safety protocols around it have all but halted air traffic. In April 2020, IATA predicted that full-year passenger demand (domestic and international) will be down 48.0% compared to 2019. While May data shows a slight improvement over the unprecedented lows of April (-91.0% vs. -94.3%), IATA’s Director General noted, “As predicted, the first improvements in passenger demand are occurring in domestic markets. International traffic remained virtually stopped in May. We are only at the very beginning of a long and difficult recovery.”

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As seen in the chart below, air passenger traffic has always been sensitive to global economics and geopolitics, and this will be no different, despite such unparalleled declines in air traffic. History has also shown that traffic has rebounded in the period following extraordinary circumstances.

Source: STAR Fleet, OEMs, World Bank, IATA

Historical growth patterns may still prove useful when forecasting traffic post-COVID-19. Annual traffic growth had already slowed down dramatically as 2019 came to a close. Profound geopolitical and geo-economic uncertainties like Brexit, United States (U.S.)-China trade relations, and escalating tensions in the Commonwealth of Independent States (CIS) and the Middle East all weighed heavily on recent forecasts for the aviation industry. In addition, the grounding of the 737 MAX strained capacity, which in turn held back RPK growth. While 2018 marked the ninth consecutive year of above-trend growth in RPKs, rates retracted throughout 2019 and remained well below the 20-year average rate of approximately 5.5%.

In 2019, real Global RPK and economic growth were primarily driven by Emerging Market and Developing Economies, where GDPs are collectively estimated to have grown by 3.5% in 2019, down from 4.3% in 2018, compared to advanced economies’ rates of 1.6% in 2019 and 2.2% in 2018, according to the World Bank. The IMF forecasts a 3.0% drop in market output in the Emerging and Developing Economies in 2020, and a rebound of 5.9% in 2021 (compared to Advanced economies’ -8.0% in 2020 and +4.8% in 2021) but warns that if containment measures last longer than the projected recovery in 2021, they may be hit harder than advanced economies if tight financial conditions persist.

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Source: IATA.org: 2006–2020

Another important traditional metric of air travel health are ASKs. A measure of passenger capacity, it reveals real air traffic growth, visibly contracting in 2019 around the time of the 737 MAX groundings. Comparing domestic, international, and total ASK growth rates is another measure confirming slowing air travel growth.

Source: OAG Analyzer

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The first months of the year show the effects of the pandemic and shutdowns but do point to the beginnings of a period of stability, and perhaps a recovery:

Source: OAG Analyzer

Another look at 2020 RPK rates shows the depression in travel revenue throughout 2Q20, corresponding to the plummeting travel demand, as well as May’s early, yet hopeful, indications of a rebound. Whether the rebound is temporary or the beginning of a trend remains to be seen.

Source: IATA

FREIGHTER TRAFFIC

Due to cargo being the only sector of air traffic that has not plummeted more than 50.0%, airlines have become active in mounting cargo operations with their passenger fleet, helping to meet the global demand for general cargo as well as vital medical shipments. While traffic rights, landing permissions, and cargo crews being quarantined upon arrival have complicated these efforts, regulatory bodies are trying to minimize obstacles for essential cargo traffic. In March, the E.C. published guidance that will help clear the bottlenecks in Europe, providing comprehensive and practical guidelines to facilitate cargo transport, including ensuring that passenger aircraft holding only cargo are granted full landing permissions, exempting asymptomatic cargo crew from travel restrictions, and encouraging carriers to apply reasonable shipping rates for emergency supplies.

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Operators and consumers of freight traffic have had to adapt quickly to the changing realities. As belly freight capacity has shrunken with cancelled passenger flights, cargo aircraft have been brought back into service. KLM has reactivated two recently retired 747 Combi aircraft to transport cargo on behalf of the Dutch government and the Royal Philips Dutch conglomerate. Atlas Air has also started putting stored 747s into service.

Passenger aircraft have been transformed into freighter fleet with numerous carriers, with Icelandair removing all its passenger seats to carry cargo, and Shandong Airlines, Lufthansa, SmartLynx, and Condro all removing more than half of their fleets’ seats. According to CargoFacts’ Passenger Freighter Database, passenger aircraft that have been utilized for cargo-only missions during the COVID-19 crisis, regardless of frequency, span the globe.

Initially, the aircraft being used in this capacity were widebodies, but as of July 2020, the types of aircraft being used for cargo operations vary widely, showing how diverse types are of greatest utility in different regions and capacities. While a Supplemental Type Certificate (STC) is not required to carry cargo on the main deck of a passenger aircraft, cabin loading must be done in accordance with the guidance issued by the aircraft manufacturer. The most-converted aircraft types are shown below.

Aircraft Type	Intact	Seats removed
757-300	0.00%	100.00%
DHC-8 Q400	20.00%	80.00%
ATR 72-500	50.00%	50.00%
ATR 72-600	57.14%	42.86%
767-300ER	69.33%	30.67%
737-900ER	72.73%	27.27%
747-400	75.00%	25.00%
737-800	77.14%	22.86%
A330-200	85.22%	14.78%
A330-900	87.50%	12.50%
A340-300	87.50%	12.50%
A340-600	88.24%	11.76%
777-200ER	91.89%	8.11%

Source: CargoFacts Passenger Freighter Database

GLOBAL EVENTS’ IMPACT ON AVIATION

Pre-COVID era geopolitical and geoeconomic events of the past few years are still generating uncertainty and volatility in the aviation industry at the mid-point of 2020. China saw its lowest rate of economic growth since 1992 in 2019, after introducing tariffs on US$60 billion of American goods and threatening to reduce Chinese orders of Boeing aircraft. In response, the Trump Administration proposed an escalation of tariffs on Chinese aircraft and jet engines, upping the duties to 25.0%; though both countries have since agreed upon a ‘truce’.

Tensions with the Middle East continue, as well. Qatar still faces trade and travel bans from Saudi Arabia, Egypt, the United Arab Emirates (UAE), and Bahrain, impacting the routes Qatar Airlines is able to fly as well as passenger traffic on Qatar within the region. In January 2020, efforts to resolve the diplomatic crisis were

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unsuccessful. In October 2019, the World Trade Organization (WTO) cleared the way for the U.S. to impose tariffs on imports of US$7.5 billion in European Union (EU) goods after finding Airbus had not done enough to prevent negative effects of EU subsidies for the A350 and A380 programs on U.S. commerce. On June 22, 2020, the U.S. Trade Representative filed paperwork that would allow companies to comment on a proposed increase to as high as 100.0% on all goods already tariffed and broaden the list to tariffs on new items, such as certain coffees and olives.

The action would coincide the EU and United Kingdom (U.K.)’s expected win in their case against the U.S.’s subsidies of Boeing, which would allow the European countries to respond with tariffs of their own.

The U.K. vote to exit the EU in 2016 caused a considerable amount of uncertainty in the aviation market. With Brexit now a done deal as of January 31, 2020, the U.K.’s Civil Aviation Authority (CAA) has determined that the U.K. will not remain a member of EASA beginning January 1, 2021, after the Brexit transition period. In June, Prime Minister Boris Johnson and European Commission (E.C.) President Ursula von der Leyen agreed not to extend the transition deadline. By 2021, the U.K. CAA will need to fulfill regulatory functions, such as Aviation Safety Agreements and aviation licenses without having EASA as a technical agent and without having access to EASA and EU-level capabilities. All licenses issued by the CAA under EU legislation and all type approval certificates and third country approvals issued by EASA under EU legislation will continue to have validity under U.K. law, provided they were effective immediately before January 1, 2021. There remain concerns from large multinational companies with factories both in the EU and the U.K., like Airbus and Rolls-Royce, that there will be debilitating costs and procedures associated with new regulatory and border controls after Brexit.

GLOBAL PANDEMIC

In 2002–2003, an outbreak of a coronavirus known as severe acute respiratory syndrome (SARS) became an epidemic and resulted in a slowdown of passenger air traffic of 5.1% due to contagion fears. With RPK growth cut in half, aircraft values took a brief hit due to oversupply in the market as airlines tried to cut capacity, with widebodies and regional aircraft taking the largest hit. Impact on values was minor and short-lived, recovering within a year. However, COVID-19 has far surpassed SARS in terms of number of people infected and the global spread of the virus and has had far greater impact on RPK growth and aircraft pricing than SARS.

As of early July 2020, 103 countries are completely closed to foreign travelers, 69 countries are partially open depending on traveler’s citizenship or point of origin. Eleven countries are opening soon and 36 have no travel restrictions, including Mexico, the U.K. and Ukraine, though quarantine protocols are in place in most countries accepting foreign travelers. The U.S. continues to suspend entry to most foreign nationals travelling from China, Iran, Schengen countries, U.K, Ireland and Brazil. On July 1, 2020, after months of lockdown, European nations began to open their borders to nonessential travelers coming from a select list of countries in which the COVID-19 pandemic has been deemed sufficiently under control, which did not include the Unites States.

Airlines have had to introduce new cleaning and disinfecting protocols and cancelled a large share of international flights. Flight schedules remain uncertain with frequent and last-minute cancellations and changes in departure dates and times, though many airlines have dropped change fees to make it easier for travelers to make last minute decisions about whether or not to follow through on travel plans.

Many smaller operators temporarily stopped flying altogether, but flights are resuming. In response to the reduced demand, most airlines are asking employees to take unpaid leave, with some laying off employees and

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furloughing pilots. In June 2020, IATA announced that airlines are expected to lose $84.3 billion in 2020 for a net profit margin of -20.1%. Revenues are expected to fall 50.0% to $419 billion from $838 billion in 2019.Many airlines have received government bail outs to help avert bankruptcy but continue to have high daily cash burn rates. Considering most airlines are also reducing staff and slimming down their fleet, even if passenger traffic numbers begin to bounce back quickly, the gutted infrastructure of mainline, flag, and low cost carriers may ultimately limit the ability of aviation to recover as quickly as it did after SARS.

EFFECTS OF OIL PRICES ON AVIATION

While air traffic growth and aircraft supply are reflections of current market strength or weakness, there are other factors that have the potential to affect growth or retraction in the industry. One such factor is the price of oil, a major driver of commercial aviation health and aircraft value volatility.

Source: Energy Information Agency, www.eia.gov

After a period of volatility between 2007 and 2011, oil prices remained over US$100.00 per barrel until the end of 2014 when prices began to fall. By January 2016, Brent Crude had fallen to a new 13-year low, dropping to US$26.00 per barrel. During this period, larger, older, less-efficient widebody aircraft were utilized in larger numbers, keeping residual values for such aircraft higher than one would expect in higher fuel price environments. Though oil began to recover in 2016, 1Q 2020 saw oil prices fall to new 15-year lows.

On March 8, 2020, a breakup in dialogue between Organization of Petroleum Exporting Countries’ (OPEC) 14 member states and non-OPEC member Russia over proposed oil-production cut rates in preparation for the pandemic era led to Russia leaving the discussion, not wanting to lower its production. In response, Saudi Arabia slashed its oil prices by US$6.00–$8.00 per barrel, triggering a freefall in oil prices over the course of the following week. In early April, after a week of bilateral and group video conferences of ministers from the G20 nations and the OPEC+ alliance, which includes the 14 OPEC countries plus ten other oil producing countries, including Russia, an agreement seemed to have emerged.

OPEC+ announced that it would cut 9.7 million barrels per day in early June, an announcement that prompted Brent futures to rise 8.0% in the opening moments of trading in Asia, only to be followed by a reversal. Saudi Ariabia also reduced production voluntarily by another one million barrels per day, which seems to have stabilized production supply vis-à-vis demand and shows signs of potential recovery in pricing.

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EFFECTS OF ENVIRONMENTAL POLICIES ON AVIATION

Another major factor impacting aircraft values are policies and regulations aimed at Environmental, Social, and Governance (ESG) practices. With an eye towards decreasing demand for oil and dependency of fossil fuels, many environmentalist policies around the globe had a direct impact on oil in the latter part of 2019, before the pandemic put a distinct freeze on demand.

In December 2019, IATA asked the EU to support sustainable aviation fuel research as part of the E.C.’s new Green Deal. IATA also published an analysis at the end of 2019 showing that carbon emissions had declined by over 50.0% per passenger since 1990, due to technological advancements in new aircraft. All of these factors are likely to put pressure on older, less fuel-efficient aircraft, and should the EC move forward with policy changes to how jet fuel is taxed, may strongly impact one of the largest segments of the global aviation industry.

Stemming from pressure from the industry to take the current pandemic’s effect on airline economics, in June 2020, the 36-member Council of the International Civil Aviation Organization (ICAO) unilaterally voted to use 2019 emissions levels, rather than 2020 levels, as initially planned, as a baseline for the Carbon Offsetting and Reduction Scheme for International Aviation (CORSIA), in effect suspending airlines’ obligations to offset a portion of their carbon pollution if emissions do not rise above those levels during that time. In 2022, the ICAO Assembly will consider if further amendments are necessary to address the impacts of COVID-19 to ensure the successful implementation of the scheme.

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CURRENT STATUS OF COMMERCIAL AIRCRAFT MANUFACTURERS

Due to the pandemic and social distancing measures, production of aircraft were all temporarily suspended in March and early April. Boeing restarted production in mid-April, after nearly four weeks of interruption, with current model production lines up and running as of July but at much lower rates than forecast in 2019. Boeing also has announced cutting over 26,000 workers from its sites over the next several months.

Airbus announced in April that it was temporarily halting commercial aircraft production and assembly activity at its German sites and at its A220/A320 manufacturing facility in Mobile, Alabama. Further announcements stated that Airbus would be looking to hold underlying jet output at 40.0% below pre-pandemic plans for two years and cut 15,000 jobs over the next year.

The world’s third largest airplane manufacturer, Brazil’s Embraer, appeared not to have suspended production, per se, but announced in February that it would need to lay off 20.0% of its workforce of 21,000 and required Brazilian government subsidies to furlough 94.0% of its workforce with up to 36.0% pay cuts for the months of May and June. Boeing cancelled its joint venture plans with Embraer in April, leaving the manufacturer with no solid plans for its commercial aircraft production lines. While both parties continue to be embroiled in countersuits in the fallout, Embraer’s chief executive Francisco Gomes Neto told Reuters in June that he is open to potential partnerships smaller in scope and that the company’s near-term focus would be on undoing the costly separation process the venture had started and bringing all of its employees all-aircraft lines back under the same corporate roof. The new turboprop it had hopes to develop as a replacement to the EMB-120 but no longer has the ability to finance could “potentially spawn one deal.”

On March 19, ATR announced it was suspending operations for several weeks at its Saint-Martin and Franzacal assembly sites in order to deploy safety measures. In June, the company began plans to “rightsize” by cutting 204 positions, nearly 15.0% of its workforce. On March 20, 2020, De Havilland of Canada announced temporary suspension of production that lasted until May 4, when only 100 employees (out of 800) returned to work, though with recent Simplified Package Freighter conversion approvals by Transport Canada for the DHC 8-100, -200, and -300, more employees may be returning soon. Bombardier announced a suspension of its commercial aircraft production from March 24 until April 26 and re-emerged in June as MHI RJ Aviation upon the closing of its acquisition by Mitsubishi Heavy Industries. The company will only close out the existing production backlog of CRJ-900s and will not be manufacturing any new aircraft.

CURRENT STATE OF COMMERCIAL AIRCRAFT ORDERS

After a slowdown in orders from 2017 to 2018 for both Airbus and Boeing, 2019 saw further decline, with both manufacturers experiencing more cancellations than in recent history. According to Boeing’s 2019 ‘Orders & Deliveries’ report, its net orders were in the negative, at -87 aircraft as of December 31, 2019. The 737 MAX accounted for -183 net orders. However, recent cancellations by major lessors have further impaired Boeing MAX backlog, which stood at 4,545 unfilled orders at the end of 2019, 4,079 at the end of March 2020, and only 3,776 at the end of May. In June, BOC Aviation cancelled 30 MAX orders, and Norwegian cancelled another 92.

On March 13, 2019, the Federal Aviation Administration (FAA) ordered the grounding of all Boeing 737 MAX aircraft following the Ethiopian Airlines and Lion Air crashes in October 2018, resulting in 346 fatalities. Dennis Muilenburg was fired as CEO in December 2019, and David Calhoun was brought in from the board to try to stabilize the company. After only eight weeks on the job, in March 2020, Calhoun gave a candid interview to the New York Times, stating things at the company were worse than he expected, criticizing his predecessor as

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having “turbocharged Boeing’s production rates before the supply chain was ready,” and making plans to restore Boeing’s credibility with the FAA, its airline customers and its ultimate end-users, the passengers. In April 2020, Calhoun told shareholders that the industry may take years to recover from the pandemic.

After multiple production rate cuts throughout 2019, Boeing stopped production of the MAX in December 2019. The aircraft completed recertification test flights on July 1, 2020 and while it is still unknown how long it will take the FAA and other aviation authorities to recertify and unground the aircraft, Boeing restarted the production line on May 27, 2020.

Airbus ended the year with 1,131 gross orders and 363 cancellations, netting 768 orders. Airbus recorded no new orders in 2Q20 but has maintained a backlog of nearly 300 aircraft. Embraer’s order books have been static while working out its future without Boeing.

Source: mba STAR Fleet, Boeing, Airbus, Embraer

In June, China’s “big three” state-owned airlines—Air China, China Eastern Airlines, and China Southern Airlines—took delivery of Commercial Aircraft Corporation of China’s (COMAC) first domestically developed regional jet, the ARJ21-700 in a 90-seat configuration. The aircraft can be configured to seat 70–95 passengers. According to COMAC, more than 100 ARJ21s will be delivered in the next five years. These deliveries were scheduled and completed on the fourth anniversary of when the aircraft first entered commercial service with its first operator, Chengdu Airlines, which currently operates 32 of the type. The manufacturer has stated that the aircraft is to compete directly with Embraer regional jets.

In May 2020, COMAC announced 800 orders for its other aircraft, the narrowbody C919, from 28 airlines. The launch customer is to be China Eastern Airline’s subsidiary 123 Aviation, also known as OTT Airlines, which was introduced in February specifically to operate Chinese-made aircraft. COMAC intends for the aircraft to compete directly with the 737 and A320 familires. In January 2020, it was reported that COMAC engineers miscalculated the loads that would be placed on the plane’s twin engines in flight and sent inaccurate data to the engine manufacturer, CFM International. That and other technical and structural glitches meant that after more than two and a half years of flight testing, COMAC had completed less than a fifth of the 4,200 hours in the air that it needs for final approval by the Civil Aviation Administration of China (CAAC). In June, Chinese media reported that the aircraft had begun a month of high-temperature testing in Turpan, China, and intends to complete all certification processes by 2021.

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The other major newcomer to the aviation manufacturing scene, Mitsubishi Aircraft’s SpaceJet program, decided to suspend studies related to the 70-seat Spacejet M100 program and slash funding for the 88-seat M90 development. At an announcement following following the end of its fiscal year in March, MHI said it would more than halve funding for the SpaceJet as it reported program impairment losses from its acquisition of the Bombardier CRJ program and development costs for the 2019 fiscal year totaling 263.3 billion yen (US$2.46 billion). This year it plans to pare SpaceJet development spending from 140.9 billion yen to 60 billion yen as it addresses COVID-19-related pressures throughout the wider enterprise, pushing first delivery of the M90 well into at least 2021.

AIRCRAFT VALUE IMPLICATIONS OF COVID-19

Given it has only been four months since the global impact of COVID-19, it is still too early to determine the long term impacts to base values at this time. However, in 3Q 2020, mba brought down market values to reflect the spike in availability for certain aircraft types due to bankruptcies or retirements and the decline in purchase prices for certain aircraft, engines, and airframes. Though the initial market value cuts were minimal for certain aircraft types and significant for others, it is important to note in past downturns, aircraft values took their steepest hits after the dust of the downturn had settled, usually 12–18 months after the recession began.

To summarize effects of past shocks on commercial passenger aircraft, below is a comparison of depreciation in market values for two families in each body type from 2004–2014; one of each type was a program that was at least 20 years old during the period, and the other was a newer family, ranging from 11–15 years old in 2010. The chart below is not meant to define exact market value drops and recoveries, but rather to show how each type reacted to and recovered from the Great Recession of 2008–10. Focusing on 2009, the year after the beginning of the recession, aircraft values reflected the period of instability most accutely: the top two areas are the widebodies, with the older program, the Boeing 767-300ER taking the deepest hit, and continuing to depreciate at higher rates than any other type, whereas the newer program, the A330-300 took a big haircut as well, but recovered much more quickly and, in fact, had lower depreciation rates just after recovery than the other aircraft. The next areas show, in order, narrowbodies, regional jets and turboprops, newer, then older, respectively.

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Source: mba Historical Values Data

Based on this data, the following scenarios were determined for different aircraft types over the course of their value years, comparing 1Q values:

Annual Market Impact Rates
Aircraft Value Impacts Following the Great Recession (2009-2011)	First Year of Recession	1 Year Later	2 Years Later
Turboprops	7.0–11.0%	7.0–11.0%	8.0–12.0%
Old-Gen Regional Jets	9.0–13.0%	6.0–10.0%	8.0–12.0%
Next-Gen Regional Jets	5.0–9.0%	4.0–8.0%	2.0–6.0%
Old-Gen Narrowbodies	11.0–15.0%	16.0–20.0%	2.0–6.0%
Next-Gen Narrowbodies	8.0–12.0%	9.0–13.0%	2.0–6.0%
Old-Gen Widebodies	5.0–9.0%	22.0–28.0%	-1.0–3.0%[1]
Next-Gen Widebodies	7.0–11.0%	17.0–21.0%	1.0–5.0%

These are impacts based on the previous downturn, and it is important to note that the economic fundamentals of this era are different, as are travel restrictions and likely behavioral economics of passengers moving forward. The above chart is meant only as a frame of reference and is not a forecast into the likely impact of this pandemic.

[1]	Base Values dropped down to Market Values, as market value becomes unrecoverable.

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As seen historically, regional jets tend to be slower to recover than cost-efficient narrowbodies and see value changes differ greatly across different generations. Turboprops have taken significant and lasting hits in the past, but with no new technology turboprops coming in to replace the existing ATR 72-600 and Q400s, values may see faster recovery this time around. Older technology aircraft are typically the first to be retired when downsizing fleets, thus often taking their greatest value hits early in the period. Staple narrowbody aircraft like the 737-800 and A320-200 have performed well in the past, with Market Values taking a minimum hit and rebounding quicker than other types. Though the A320 and 737NGs have replacements in the form of the neo and MAX, many of these orders are being deferred, which will likely help buoy values in the near term. Widebodies have historically been known to have the slowest comebacks aftershocks, due to their higher operating costs but are necessary aircraft for any trans-oceanic travel and thus usually recover eventually. However, while new generation aircraft like the 787 and A350 are unlikely to have lasting value impacts, older types like the A330s, 767s, and 777s as well as large widebodies like the A380s and 747s, which both ceased production in 2020, are at the greatest risk for impacts to residual values. While mba continues to monitor the market and collect trade data points, considering it is still relatively early into this downturn, near term general market volatility is expected with recovery not anticipated for several quarters.

A321-200

OVERVIEW

The A321-200 is the largest variant of the A320 family and first entered service in 1997. It is typically referred to as the A321ceo (current engine option) to differentiate it from the next-generation A321neo. The A321 features a modified wing with double slotted flaps but still maintains the same cockpit for type commonality within the family. The A321-200 is an upgraded version of the A321-100 and features higher thrust engines, greater fuel capacity, and minor structural strengthening. At launch, the A321 did not sell many units, as operators preferred to fly a combination of larger twin-aisle aircraft and smaller aircraft, such as the A319 and the 737-700. Airlines began to demand stretched aircraft as increased competition and financial difficulties caused by 9/11 and the 2008 financial crisis required aircraft to increase load factors to maintain profitability. Over time, the industry started favoring large narrowbody aircraft resulting in the rapid growth of the A321 fleet. The A321 was introduced to the market a decade before its competitor, the 737-900ER, and has outsold the type three and a half times over.

Positives

+	Operator base is diverse relative to fleet size.

+	Active freighter conversion programs, which can extend the life of aging A321-200s.

+	Very low percentage of existing fleet currently parked.

+	Better performance than its main competitor, the 737-900ER, including higher MTOW, longer range, and the ability to hold LD3 containers in the lower cargo hold.

+	Two new cargo conversion programs were introduced in 2020, opening up new possibilities for older A321 aircraft down the line.

Neutral

¡	Engine choice is a positive factor for initial sales campaigns, but can limit remarketing opportunities downstream; this effect has been mitigated by the large number of aircraft in the global fleet.

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Negatives

–	Airbus delivered the first A321neo in 2017. The introduction of a replacement aircraft and improvements on the variants, such as the A321XLR and increased-capacity A321neos, may place increasing downward pressure on A321-200 market values and lease rates.

FLEET STATUS

As of July 2020, there are 1,649 A321-200 aircraft in service with 92 operators. Since the start of the A321-200’s production run, Airbus has received 1,790 total orders for the passenger-configured aircraft, with most of the orders received a decade after the type’s introduction. The A321-200 entered the market ten years before its closest competitor, the 737-900ER, and offers a higher MTOW and longer range, although maximum seating is comparable.

Net Orders	1,790
Backlog	33
Delivered	1,757
Destroyed/Retired	15
Not in Service/Storage	93
Short-Term Parked	354
Active Aircraft	1,295
Number of Operators	92
Average Fleet Age (Yrs)	8.2

Source: Airbus, mba STAR Fleet, July 2020

NOTABLE DEVELOPMENTS

•	In July 2020, it was announced that 321 Precision Conversions, a joint venture between Precision Aircraft Solutions and ATSG, expect flight testing on its converted A321-PCF in Q3 2020. (Cargo Facts)

•

In February 2020, Elbe Flugzeugwerke (EFW), a joint venture between Airbus and ST Engineering Aerospace, received its EASA Supplemental Type Certificate (STC) to convert A321-200s into freighter aircraft, to be called the A321P2F. (Cargo Facts)

•

In February 2020, Sine Draco Aviation Technology acquired its first A321-200 to become the conformity aircraft for Sine Draco’s in-development A321-200SDF 14-pallet passenger-to-freighter conversion program. (Cargo Facts)

•

In January 2020, Airbus announced it will begin A321 production at its facility in Toulouse, France, as A380 production winds down and Airbus receives increased demand for A321LR and XLR variants. Currently, A321s are assembled at Airbus facilities in Hamburg, Germany, and Mobile, Alabama, USA. This was put on pause in April 2020 due to the COVID-19 impact on passenger aircraft demand. (Airbus)

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FLEET DEMOGRAPHICS

American Airlines is by far the largest operator of the A321-200, accounting for 12.6% of the in-service fleet. Delta Air Lines has recently become the second largest operator with 100 aircraft, narrowly passing China Southern, which operates 99 aircraft. At the start of its production cycle, the A321-200 was mainly popular with network carriers and failed to attract many low-cost carriers due to its longer turnaround time and inability to meet their desired load factors. However, as low-cost operators continue to gain market share and fly longer routes, the A321-200 has become an integral part of their fleets. Wizz Air and Viet Jet are examples of low-cost carriers that have added A321-200s to their fleet on higher-density, medium-haul flights. Despite increased interest from low-cost operators, legacy carriers are still the largest operator base for the A321-200.

Five Largest A321-200 Operators

Source: mba STAR Fleet, July 2020

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Current Fleet by Engine Type

The majority of A321-200 customers opt for the V2500-A5 engine over the CFM56-5B. Even though the CFM56 costs less to maintain over its life and has longer average performance restoration and LLP intervals, the V2500-A5 offers a fuel-burn advantage at cruise over the CFM56-5B. Due to the design of the engine, the V2500 has a higher idle thrust, resulting in higher fuel consumption on shorter stage lengths but is more efficient at cruise, making it the preferred engine on the A321-200 that usually performs flights with longer stage lengths.

Source: mba STAR Fleet, July 2020

Current Fleet by Region

The A321-200 has been well received in all corners of the world. The aircraft is particularly popular in Asia as the aircraft is well suited for the often high density and medium range routes flown by Asian carriers. European carriers tend to use the aircraft on trans-continental flights or on high-density flights to popular holiday destinations. The popularity of the A321 over the 737-900ER can also be seen through the market penetration of the type in North America, where Boeing narrowbody aircraft are more popular than their Airbus counterparts.

Source: mba STAR Fleet July 2020

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AIRCRAFT AVAILABILITY

According to Airfax, as of July 2020, there are five A321-200 aircraft available in the market. One aircraft is available for ACMI lease only, two are for sale only, and two are available for either lease or sale. As airlines begin to restructure their fleets for optimization during and after the current market crisis, more A321s will likely enter the secondary market in 2020 compared to 2019.

DELIVERIES BY YEAR

The A321-200 has greatly increased its popularity in recent years due to network carriers up-gauging their fleets in order to react to increased competition on routes. Operators have also looked to increase load factors on routes previously served by larger twin-aisle aircraft. The correlation between load factors and increased A321-200 orders can be seen in the graph below, up until the entry into service of the A321neo in 2017, when orders for the ceo dropped off and the backlog began to clear.

Source: mba STAR FLEET July 2020, IATA

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The A321-200’s score is hurt by its status of nearing the end of production and relatively small operator base in comparison with other narrowbody aircraft. However, it scores significantly higher than its main competition, the 737-900ER, and its de facto predecessor, the 757-200. mba expects the ranking score to hold steady in the short term but will slowly decline as the fleet is replaced by the A321neo. The A321-200 is further aided by a passenger-to-freighter conversion program that could possibly lift the aircraft’s prospects in the long term.

737-900ER	5.7	A321neo	8.1
757-200	4.2	A320-200	6.7

OUTLOOK

The short- to mid-term outlook for the A321-200 is neutral to positive for the period prior to the market saturation of the A321neo. Despite the neos’ early popularity, low oil prices have resulted in stronger-than-expected demand for the ceo in recent years, leading some operators and lessors to prefer it for its lower acquisition cost. The continuing demand for current generation aircraft may lead to softer last-off-the-line effects than was previously expected, assuming fuel prices remain low. Later-build A321-200s should benefit from fuel savings of sharklets, which extend the aircraft’s range capabilities, and earlier-build models may become excellent feedstock for conversion, keeping part-out values stable. However, while A321-200 still has an order backlog (33 as of July 2020), in the current market circumstances, it seems Airbus is in no rush to complete these orders, focusing its production capabilities instead on its growing neo backlogs. It delivered no A321-200s in 2Q 2020, whereas there have been 36 A320neos and 24 A321neos delivered in that period.

The mid- and long-term outlooks for the A321 will be shaped by the sucess of the A321neo. While not a true clean-sheet replacement, the modified variant represents a break in production, and the last A321-200

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aircraft manufactured will suffer the most from a value perspective. The A321neo has been very popular already surpassing the A321ceo with 3,438 orders as of June 30, 2020. However, early teething issues with new-generation aircraft caused by technical problems and shortages of engines bolstered the ceo for a time. Airbus has also experienced customization obstacles in Hamburg’s assembly line in relation to the A321neo ACF version, which requires complex configurations to the aircraft cabin

While the A321 fleet is younger than the A320, the values for the oldest A321s are beginning to depreciate to a point where freighter conversions are becoming feasible. Lessor Vallair has placed an order for ten EFW-converted A321P2F, which are expected to start delivering in late 2020, assuming no further EIS delays. In August 2019, Qantas announced that it will be the first operator of the A321P2F with plans to use the aircraft to replace its 737-300F. Another A321 conversion program, 321 Precision Conversions’ A321PCF, has begun scheduling test flights to secure its STC from the FAA. With the age of the 757Fs rapidly rising and the feedstock for 757 conversions falling, the A321 is likely to become a popular aircraft for freighter conversion. Both the A321P2F and A321PCF have 14 upper-deck pallet positions, compared to the 11 positions on the 737-800BCF, and there is currently no STC for the 737-900/900ER conversion.

As of July 2020, the COVID-19 pandemic continues to cause significant uncertainty to the future of passenger traffic, with airlines reassessing their fleet strategy and future capacity. Without strong demand, there have been fewer aircraft transactions, apart from sale-lease-backs being structured, essentially, as lessor-provided cash injections to airlines. Indications from past recoveries have shown that popular narrowbodies like the A321 have relatively low Market Value impacts and faster Market Value bounce back. Given the low fuel price environment, operators will likely defer A321neo deliveries, which could help aid A321ceo values. Further, with freight continuing to hold stable, older passenger aircraft will likely be converted over the next few years taking away some supply from the market. However, it remains to be seen how many A321s enter the secondary market over the coming months and the corresponding capability of airlines to absorb the aircraft. At this time, mba has only made single digit decreases to the A321-200 market values, and no long-term residual value impacts are expected.

IV. VALUATION

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition.

2.	The overhaul status of the airframe, engines, landing gear, and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated.

3.	The historical maintenance documentation has been maintained to acceptable international standards.

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage.

5.	The aircraft is in a standard airline configuration.

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins.

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage.

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8.	Its utilization is comparable to industry averages.

9.	There is no history of accident or incident damage.

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations, or terms of ownership unless otherwise specified.

11.	Aircraft that are less than four years old have inherent maintenance included and are, therefore, are valued above half-life and not maintenance adjusted.

12.	All Subject Aircraft are equipped with in-seat In-Flight Entertainment; however, a positive value adjustment was excluded from the Report per Client’s request.

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type[2]
1	A321-200	7529	N976JT	Feb-17	205,030	V2533
2	A321-200	7584	N978JB	Mar-17	205,030	V2533
3	A321-200	7627	N979JT	Apr-17	205,030	V2533
4	A321-200	7692	N981JT	May-17	205,030	V2533
5	A321-200	7631	N980JT	Jun-17	205,030	V2533
6	A321-200	7815	N982JB	Aug-17	205,030	V2533
7	A321-200	7874	N984JB	Sep-17	205,030	V2533
8	A321-200	7739	N983JT	Sep-17	205,030	V2533
9	A321-200	7907	N986JB	Oct-17	205,030	V2533
10	A321-200	7798	N985JT	Oct-17	205,030	V2533
11	A321-200	7956	N988JT	Nov-17	205,030	V2533
12	A321-200	7855	N987JT	Nov-17	205,030	V2533
13	A321-200	7993	N990JL	Dec-17	205,030	V2533
14	A321-200	7924	N989JT	Dec-17	205,030	V2533
15	A321-200	7994	N991JT	Dec-17	205,030	V2533
16	A321-200	8143	N993JE	Mar-18	205,030	V2533
17	A321-200	8178	N992JB	Mar-18	205,030	V2533
18	A321-200	8185	N994JL	Apr-18	205,030	V2533
19	A321-200	8293	N995JL	Jun-18	205,030	V2533
20	A321-200	8342	N996JL	Jul-18	205,030	V2533
21	A321-200	8473	N997JL	Sep-18	205,030	V2533
22	A321-200	8525	N998JE	Oct-18	205,030	V2533
23	A321-200	8538	N999JQ	Nov-18	205,030	V2533
24	A321-200	8581	N973JT	Nov-18	205,030	V2533
25	A321-200	8641	N977JE	Dec-18	205,030	V2533

[2]	Engines were valued as V2533-A5SelectOne engines.

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Portfolio Valuations (US$ Million)
No.	Aircraft Type	Serial Number	BV w/ Newness	MTOW Adj.	Engine Adj.	ACT Adj.	CBV
1	A321-200	7529	$41.78	$0.37	$0.00	$0.70	$42.85
2	A321-200	7584	$42.01	$0.37	$0.00	$0.70	$43.08
3	A321-200	7627	$42.25	$0.37	$0.00	$0.70	$43.32
4	A321-200	7692	$42.49	$0.37	$0.00	$0.70	$43.56
5	A321-200	7631	$42.72	$0.37	$0.00	$0.70	$43.79
6	A321-200	7815	$43.20	$0.37	$0.00	$0.70	$44.27
7	A321-200	7874	$43.43	$0.37	$0.00	$0.70	$44.50
8	A321-200	7739	$43.43	$0.37	$0.00	$0.70	$44.50
9	A321-200	7907	$43.67	$0.37	$0.00	$0.70	$44.74
10	A321-200	7798	$43.67	$0.37	$0.00	$0.70	$44.74
11	A321-200	7956	$43.91	$0.37	$0.00	$0.70	$44.98
12	A321-200	7855	$43.91	$0.37	$0.00	$0.70	$44.98
13	A321-200	7993	$44.14	$0.37	$0.00	$0.70	$45.21
14	A321-200	7924	$44.14	$0.37	$0.00	$0.70	$45.21
15	A321-200	7994	$44.14	$0.37	$0.00	$0.70	$45.21
16	A321-200	8143	$44.89	$0.40	$0.00	$0.70	$45.99
17	A321-200	8178	$44.89	$0.40	$0.00	$0.70	$45.99
18	A321-200	8185	$45.14	$0.40	$0.00	$0.35	$45.89
19	A321-200	8293	$45.65	$0.40	$0.00	$0.35	$46.40
20	A321-200	8342	$45.90	$0.40	$0.00	$0.35	$46.65
21	A321-200	8473	$46.41	$0.40	$0.00	$0.35	$47.16
22	A321-200	8525	$46.66	$0.40	$0.00	$0.35	$47.41
23	A321-200	8538	$46.91	$0.40	$0.00	$0.35	$47.66
24	A321-200	8581	$46.91	$0.40	$0.00	$0.35	$47.66
25	A321-200	8641	$47.17	$0.40	$0.00	$0.70	$48.27
Total			$1,109.42	$9.55	$0.00	$15.05	$1,134.02

Legend for Portfolio Valuation –

BV w/Newness -	Base Value adjusted for Month of Build
MTOW Adj. -	Maximum Take-Off Weight Adjustment
Engine Adj. -	Adjustment for Engine Type
ACT Adj. -	Adjustment for Additional Center Tanks
CBV -	Current Base Value

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V. COVENANTS

This Report has been prepared for the exclusive use of JetBlue Airways Corporation and shall not be provided to other parties by mba without the express consent of JetBlue Airways Corporation. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have and does not expect to have any financial or other interest in the Subject Aircraft.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only. Therefore, mba assumes no responsibility or legal liability for any actions taken or not taken by JetBlue Airways Corporation or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability. mba consents to the inclusion of this Prospectus Supplement and to the inclusion of mba’s name in the Prospectus Supplement under the caption “Experts”.

PREPARED BY:
Lindsey Singleton
Analyst – Asset Valuations
mba Aviation
July 29, 2020
REVIEWED BY:
Lindsey Webster
Vice President – Asset Valuations
mba Aviation
ISTAT Certified Appraiser

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APPENDIX III

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

The following tables set forth the LTVs for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued as of the Class B Issuance Date and each Regular Distribution Date thereafter.

The LTVs for the Class B Issuance Date and each Regular Distribution Date thereafter listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus, in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined immediately after giving effect to the payments scheduled to be made on each such date by (ii) the Assumed Aircraft Value on such date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes”.

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the Aircraft manufacturer, by approximately 4% per your thereafter for the next five years and by approximately 5% per year each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the Aircraft manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals”.

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Class B Certificates and the Offering—Appraisals are only estimates of values and should not be relied upon as a measure of realizable values of the Aircraft”.

III-1

	N976JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$43,783,333.33	$22,056,745.69	50.4%	$6,878,101.14	66.1%	$4,327,000.00	76.0%
November 15, 2020	43,061,630.04	21,512,237.08	50.0%	6,708,303.42	65.5%	4,086,153.23	75.0%
May 15, 2021	42,339,926.74	20,967,728.47	49.5%	6,538,505.70	65.0%	3,845,306.46	74.0%
November 15, 2021	41,618,223.44	20,423,219.86	49.1%	6,368,707.98	64.4%	3,604,459.69	73.0%
May 15, 2022	40,896,520.15	19,878,711.25	48.6%	6,198,910.26	63.8%	3,363,612.92	72.0%
November 15, 2022	40,174,816.85	19,334,202.64	48.1%	6,029,112.54	63.1%	3,122,766.15	70.9%
May 15, 2023	39,453,113.55	18,789,694.03	47.6%	5,859,314.82	62.5%	2,881,919.38	69.8%
November 15, 2023	38,731,410.26	18,245,185.42	47.1%	5,689,517.10	61.8%	2,641,072.61	68.6%
May 15, 2024	38,009,706.96	17,700,676.81	46.6%	5,519,719.38	61.1%	2,400,225.84	67.4%
November 15, 2024	37,288,003.66	17,156,168.20	46.0%	5,349,921.66	60.4%	2,159,379.07	66.1%
May 15, 2025	36,566,300.37	16,611,659.59	45.4%	5,180,123.94	59.6%	1,918,532.30	64.8%
November 15, 2025	35,844,597.07	16,067,150.98	44.8%	5,010,326.22	58.8%	1,677,685.53	63.5%
May 15, 2026	35,122,893.77	15,522,642.37	44.2%	4,840,528.50	58.0%	1,436,838.76	62.1%
November 15, 2026	34,401,190.48	14,978,133.76	43.5%	4,670,730.78	57.1%	1,195,991.99	60.6%
May 15, 2027	33,679,487.18	14,433,625.15	42.9%	4,500,933.06	56.2%	955,145.22	59.1%
November 15, 2027	32,957,783.88	13,889,116.54	42.1%	4,331,135.34	55.3%	0.00	0.0%
May 15, 2028	32,236,080.59	13,344,607.93	41.4%	0.00	0.0%	0.00	0.0%
November 15, 2028	31,514,377.29	12,800,099.32	40.6%	0.00	0.0%	0.00	0.0%
May 15, 2029	30,792,673.99	12,255,590.71	39.8%	0.00	0.0%	0.00	0.0%
November 15, 2029	30,070,970.70	11,711,082.10	38.9%	0.00	0.0%	0.00	0.0%
May 15, 2030	29,349,267.40	11,166,573.49	38.0%	0.00	0.0%	0.00	0.0%
November 15, 2030	28,627,564.10	10,622,064.88	37.1%	0.00	0.0%	0.00	0.0%
May 15, 2031	27,905,860.81	10,077,556.27	36.1%	0.00	0.0%	0.00	0.0%
November 15, 2031	27,184,157.51	9,533,047.66	35.1%	0.00	0.0%	0.00	0.0%
May 15, 2032	26,462,454.21	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N978JB
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$44,040,000.00	$22,139,721.49	50.3%	$6,903,784.13	65.9%	$4,352,000.00	75.8%
November 15, 2020	43,314,065.93	21,593,164.48	49.9%	6,733,352.39	65.4%	4,109,761.69	74.9%
May 15, 2021	42,588,131.87	21,046,607.47	49.4%	6,562,920.65	64.8%	3,867,523.38	73.9%
November 15, 2021	41,862,197.80	20,500,050.46	49.0%	6,392,488.91	64.2%	3,625,285.07	72.9%
May 15, 2022	41,136,263.74	19,953,493.45	48.5%	6,222,057.17	63.6%	3,383,046.76	71.9%
November 15, 2022	40,410,329.67	19,406,936.44	48.0%	6,051,625.43	63.0%	3,140,808.45	70.8%
May 15, 2023	39,684,395.60	18,860,379.43	47.5%	5,881,193.69	62.3%	2,898,570.14	69.6%
November 15, 2023	38,958,461.54	18,313,822.42	47.0%	5,710,761.95	61.7%	2,656,331.83	68.5%
May 15, 2024	38,232,527.47	17,767,265.41	46.5%	5,540,330.21	61.0%	2,414,093.52	67.3%
November 15, 2024	37,506,593.41	17,220,708.40	45.9%	5,369,898.47	60.2%	2,171,855.21	66.0%
May 15, 2025	36,780,659.34	16,674,151.39	45.3%	5,199,466.73	59.5%	1,929,616.90	64.7%
November 15, 2025	36,054,725.27	16,127,594.38	44.7%	5,029,034.99	58.7%	1,687,378.59	63.4%
May 15, 2026	35,328,791.21	15,581,037.37	44.1%	4,858,603.25	57.9%	1,445,140.28	61.9%
November 15, 2026	34,602,857.14	15,034,480.36	43.4%	4,688,171.51	57.0%	1,202,901.97	60.5%
May 15, 2027	33,876,923.08	14,487,923.35	42.8%	4,517,739.77	56.1%	960,663.66	58.9%
November 15, 2027	33,150,989.01	13,941,366.34	42.1%	4,347,308.03	55.2%	0.00	0.0%
May 15, 2028	32,425,054.95	13,394,809.33	41.3%	0.00	0.0%	0.00	0.0%
November 15, 2028	31,699,120.88	12,848,252.32	40.5%	0.00	0.0%	0.00	0.0%
May 15, 2029	30,973,186.81	12,301,695.31	39.7%	0.00	0.0%	0.00	0.0%
November 15, 2029	30,247,252.75	11,755,138.30	38.9%	0.00	0.0%	0.00	0.0%
May 15, 2030	29,521,318.68	11,208,581.29	38.0%	0.00	0.0%	0.00	0.0%
November 15, 2030	28,795,384.62	10,662,024.28	37.0%	0.00	0.0%	0.00	0.0%
May 15, 2031	28,069,450.55	10,115,467.27	36.0%	0.00	0.0%	0.00	0.0%
November 15, 2031	27,343,516.48	9,568,910.26	35.0%	0.00	0.0%	0.00	0.0%
May 15, 2032	26,617,582.42	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-2

	N979JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$44,493,333.33	$22,362,965.91	50.3%	$6,973,918.44	65.9%	$4,397,000.00	75.8%
November 15, 2020	43,759,926.74	21,810,897.72	49.8%	6,801,755.31	65.4%	4,152,256.93	74.9%
May 15, 2021	43,026,520.15	21,258,829.53	49.4%	6,629,592.18	64.8%	3,907,513.86	73.9%
November 15, 2021	42,293,113.55	20,706,761.34	49.0%	6,457,429.05	64.2%	3,662,770.79	72.9%
May 15, 2022	41,559,706.96	20,154,693.15	48.5%	6,285,265.92	63.6%	3,418,027.72	71.8%
November 15, 2022	40,826,300.37	19,602,624.96	48.0%	6,113,102.79	63.0%	3,173,284.65	70.8%
May 15, 2023	40,092,893.77	19,050,556.77	47.5%	5,940,939.66	62.3%	2,928,541.58	69.6%
November 15, 2023	39,359,487.18	18,498,488.58	47.0%	5,768,776.53	61.7%	2,683,798.51	68.5%
May 15, 2024	38,626,080.59	17,946,420.39	46.5%	5,596,613.40	61.0%	2,439,055.44	67.3%
November 15, 2024	37,892,673.99	17,394,352.20	45.9%	5,424,450.27	60.2%	2,194,312.37	66.0%
May 15, 2025	37,159,267.40	16,842,284.01	45.3%	5,252,287.14	59.5%	1,949,569.30	64.7%
November 15, 2025	36,425,860.81	16,290,215.82	44.7%	5,080,124.01	58.7%	1,704,826.23	63.3%
May 15, 2026	35,692,454.21	15,738,147.63	44.1%	4,907,960.88	57.8%	1,460,083.16	61.9%
November 15, 2026	34,959,047.62	15,186,079.44	43.4%	4,735,797.75	57.0%	1,215,340.09	60.5%
May 15, 2027	34,225,641.03	14,634,011.25	42.8%	4,563,634.62	56.1%	970,597.02	58.9%
November 15, 2027	33,492,234.43	14,081,943.06	42.0%	4,391,471.49	55.2%	0.00	0.0%
May 15, 2028	32,758,827.84	13,529,874.87	41.3%	0.00	0.0%	0.00	0.0%
November 15, 2028	32,025,421.25	12,977,806.68	40.5%	0.00	0.0%	0.00	0.0%
May 15, 2029	31,292,014.65	12,425,738.49	39.7%	0.00	0.0%	0.00	0.0%
November 15, 2029	30,558,608.06	11,873,670.30	38.9%	0.00	0.0%	0.00	0.0%
May 15, 2030	29,825,201.47	11,321,602.11	38.0%	0.00	0.0%	0.00	0.0%
November 15, 2030	29,091,794.87	10,769,533.92	37.0%	0.00	0.0%	0.00	0.0%
May 15, 2031	28,358,388.28	10,217,465.73	36.0%	0.00	0.0%	0.00	0.0%
November 15, 2031	27,624,981.68	9,665,397.54	35.0%	0.00	0.0%	0.00	0.0%
May 15, 2032	26,891,575.09	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N981JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$44,963,333.33	$22,484,466.19	50.0%	$7,011,455.11	65.6%	$4,443,000.00	75.5%
November 15, 2020	44,963,333.33	21,929,398.56	48.8%	6,838,365.32	64.0%	4,195,696.51	73.3%
May 15, 2021	44,222,179.49	21,374,330.93	48.3%	6,665,275.53	63.4%	3,948,393.02	72.3%
November 15, 2021	43,481,025.64	20,819,263.30	47.9%	6,492,185.74	62.8%	3,701,089.53	71.3%
May 15, 2022	42,739,871.79	20,264,195.67	47.4%	6,319,095.95	62.2%	3,453,786.04	70.3%
November 15, 2022	41,998,717.95	19,709,128.04	46.9%	6,146,006.16	61.6%	3,206,482.55	69.2%
May 15, 2023	41,257,564.10	19,154,060.41	46.4%	5,972,916.37	60.9%	2,959,179.06	68.1%
November 15, 2023	40,516,410.26	18,598,992.78	45.9%	5,799,826.58	60.2%	2,711,875.57	66.9%
May 15, 2024	39,775,256.41	18,043,925.15	45.4%	5,626,736.79	59.5%	2,464,572.08	65.7%
November 15, 2024	39,034,102.56	17,488,857.52	44.8%	5,453,647.00	58.8%	2,217,268.59	64.5%
May 15, 2025	38,292,948.72	16,933,789.89	44.2%	5,280,557.21	58.0%	1,969,965.10	63.2%
November 15, 2025	37,551,794.87	16,378,722.26	43.6%	5,107,467.42	57.2%	1,722,661.61	61.8%
May 15, 2026	36,810,641.03	15,823,654.63	43.0%	4,934,377.63	56.4%	1,475,358.12	60.4%
November 15, 2026	36,069,487.18	15,268,587.00	42.3%	4,761,287.84	55.5%	1,228,054.63	58.9%
May 15, 2027	35,328,333.33	14,713,519.37	41.6%	4,588,198.05	54.6%	980,751.14	57.4%
November 15, 2027	34,587,179.49	14,158,451.74	40.9%	4,415,108.26	53.7%	0.00	0.0%
May 15, 2028	33,846,025.64	13,603,384.11	40.2%	0.00	0.0%	0.00	0.0%
November 15, 2028	33,104,871.79	13,048,316.48	39.4%	0.00	0.0%	0.00	0.0%
May 15, 2029	32,363,717.95	12,493,248.85	38.6%	0.00	0.0%	0.00	0.0%
November 15, 2029	31,622,564.10	11,938,181.22	37.8%	0.00	0.0%	0.00	0.0%
May 15, 2030	30,881,410.26	11,383,113.59	36.9%	0.00	0.0%	0.00	0.0%
November 15, 2030	30,140,256.41	10,828,045.96	35.9%	0.00	0.0%	0.00	0.0%
May 15, 2031	29,399,102.56	10,272,978.33	34.9%	0.00	0.0%	0.00	0.0%
November 15, 2031	28,657,948.72	9,717,910.70	33.9%	0.00	0.0%	0.00	0.0%
May 15, 2032	27,916,794.87	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-3

	N980JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$45,126,666.67	$22,507,185.75	49.9%	$7,018,369.76	65.4%	$4,459,000.00	75.3%
November 15, 2020	45,126,666.67	21,951,557.25	48.6%	6,845,109.27	63.8%	4,210,805.93	73.1%
May 15, 2021	44,382,820.51	21,395,928.75	48.2%	6,671,848.78	63.2%	3,962,611.86	72.2%
November 15, 2021	43,638,974.36	20,840,300.25	47.8%	6,498,588.29	62.6%	3,714,417.79	71.2%
May 15, 2022	42,895,128.21	20,284,671.75	47.3%	6,325,327.80	62.0%	3,466,223.72	70.1%
November 15, 2022	42,151,282.05	19,729,043.25	46.8%	6,152,067.31	61.4%	3,218,029.65	69.0%
May 15, 2023	41,407,435.90	19,173,414.75	46.3%	5,978,806.82	60.7%	2,969,835.58	67.9%
November 15, 2023	40,663,589.74	18,617,786.25	45.8%	5,805,546.33	60.1%	2,721,641.51	66.8%
May 15, 2024	39,919,743.59	18,062,157.75	45.2%	5,632,285.84	59.4%	2,473,447.44	65.6%
November 15, 2024	39,175,897.44	17,506,529.25	44.7%	5,459,025.35	58.6%	2,225,253.37	64.3%
May 15, 2025	38,432,051.28	16,950,900.75	44.1%	5,285,764.86	57.9%	1,977,059.30	63.0%
November 15, 2025	37,688,205.13	16,395,272.25	43.5%	5,112,504.37	57.1%	1,728,865.23	61.7%
May 15, 2026	36,944,358.97	15,839,643.75	42.9%	4,939,243.88	56.2%	1,480,671.16	60.3%
November 15, 2026	36,200,512.82	15,284,015.25	42.2%	4,765,983.39	55.4%	1,232,477.09	58.8%
May 15, 2027	35,456,666.67	14,728,386.75	41.5%	4,592,722.90	54.5%	984,283.02	57.3%
November 15, 2027	34,712,820.51	14,172,758.25	40.8%	4,419,462.41	53.6%	0.00	0.0%
May 15, 2028	33,968,974.36	13,617,129.75	40.1%	0.00	0.0%	0.00	0.0%
November 15, 2028	33,225,128.21	13,061,501.25	39.3%	0.00	0.0%	0.00	0.0%
May 15, 2029	32,481,282.05	12,505,872.75	38.5%	0.00	0.0%	0.00	0.0%
November 15, 2029	31,737,435.90	11,950,244.25	37.7%	0.00	0.0%	0.00	0.0%
May 15, 2030	30,993,589.74	11,394,615.75	36.8%	0.00	0.0%	0.00	0.0%
November 15, 2030	30,249,743.59	10,838,987.25	35.8%	0.00	0.0%	0.00	0.0%
May 15, 2031	29,505,897.44	10,283,358.75	34.9%	0.00	0.0%	0.00	0.0%
November 15, 2031	28,762,051.28	9,727,730.25	33.8%	0.00	0.0%	0.00	0.0%
May 15, 2032	28,018,205.13	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N982JB
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$45,870,000.00	$22,848,967.02	49.8%	$7,124,065.12	65.3%	$4,533,000.00	75.2%
November 15, 2020	45,126,162.16	22,284,901.06	49.4%	6,948,195.36	64.8%	4,280,686.98	74.3%
May 15, 2021	44,382,324.32	21,720,835.10	48.9%	6,772,325.60	64.2%	4,028,373.96	73.3%
November 15, 2021	43,638,486.49	21,156,769.14	48.5%	6,596,455.84	63.6%	3,776,060.94	72.3%
May 15, 2022	42,894,648.65	20,592,703.18	48.0%	6,420,586.08	63.0%	3,523,747.92	71.2%
November 15, 2022	42,150,810.81	20,028,637.22	47.5%	6,244,716.32	62.3%	3,271,434.90	70.1%
May 15, 2023	41,406,972.97	19,464,571.26	47.0%	6,068,846.56	61.7%	3,019,121.88	69.0%
November 15, 2023	40,663,135.14	18,900,505.30	46.5%	5,892,976.80	61.0%	2,766,808.86	67.8%
May 15, 2024	39,919,297.30	18,336,439.34	45.9%	5,717,107.04	60.3%	2,514,495.84	66.6%
November 15, 2024	39,175,459.46	17,772,373.38	45.4%	5,541,237.28	59.5%	2,262,182.82	65.3%
May 15, 2025	38,431,621.62	17,208,307.42	44.8%	5,365,367.52	58.7%	2,009,869.80	64.0%
November 15, 2025	37,687,783.78	16,644,241.46	44.2%	5,189,497.76	57.9%	1,757,556.78	62.6%
May 15, 2026	36,943,945.95	16,080,175.50	43.5%	5,013,628.00	57.1%	1,505,243.76	61.2%
November 15, 2026	36,200,108.11	15,516,109.54	42.9%	4,837,758.24	56.2%	1,252,930.74	59.7%
May 15, 2027	35,456,270.27	14,952,043.58	42.2%	4,661,888.48	55.3%	1,000,617.72	58.1%
November 15, 2027	34,712,432.43	14,387,977.62	41.4%	4,486,018.72	54.4%	0.00	0.0%
May 15, 2028	33,968,594.59	13,823,911.66	40.7%	0.00	0.0%	0.00	0.0%
November 15, 2028	33,224,756.76	13,259,845.70	39.9%	0.00	0.0%	0.00	0.0%
May 15, 2029	32,480,918.92	12,695,779.74	39.1%	0.00	0.0%	0.00	0.0%
November 15, 2029	31,737,081.08	12,131,713.78	38.2%	0.00	0.0%	0.00	0.0%
May 15, 2030	30,993,243.24	11,567,647.82	37.3%	0.00	0.0%	0.00	0.0%
November 15, 2030	30,249,405.41	11,003,581.86	36.4%	0.00	0.0%	0.00	0.0%
May 15, 2031	29,505,567.57	10,439,515.90	35.4%	0.00	0.0%	0.00	0.0%
November 15, 2031	28,761,729.73	9,875,449.94	34.3%	0.00	0.0%	0.00	0.0%
May 15, 2032	28,017,891.89	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-4

	N984JB
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$46,056,666.67	$22,874,650.01	49.7%	$7,132,955.39	65.2%	$4,551,000.00	75.0%
November 15, 2020	45,309,801.80	22,309,950.02	49.2%	6,956,866.16	64.6%	4,297,685.08	74.1%
May 15, 2021	44,562,936.94	21,745,250.03	48.8%	6,780,776.93	64.0%	4,044,370.16	73.1%
November 15, 2021	43,816,072.07	21,180,550.04	48.3%	6,604,687.70	63.4%	3,791,055.24	72.1%
May 15, 2022	43,069,207.21	20,615,850.05	47.9%	6,428,598.47	62.8%	3,537,740.32	71.0%
November 15, 2022	42,322,342.34	20,051,150.06	47.4%	6,252,509.24	62.2%	3,284,425.40	69.9%
May 15, 2023	41,575,477.48	19,486,450.07	46.9%	6,076,420.01	61.5%	3,031,110.48	68.8%
November 15, 2023	40,828,612.61	18,921,750.08	46.3%	5,900,330.78	60.8%	2,777,795.56	67.6%
May 15, 2024	40,081,747.75	18,357,050.09	45.8%	5,724,241.55	60.1%	2,524,480.64	66.4%
November 15, 2024	39,334,882.88	17,792,350.10	45.2%	5,548,152.32	59.3%	2,271,165.72	65.1%
May 15, 2025	38,588,018.02	17,227,650.11	44.6%	5,372,063.09	58.6%	2,017,850.80	63.8%
November 15, 2025	37,841,153.15	16,662,950.12	44.0%	5,195,973.86	57.8%	1,764,535.88	62.4%
May 15, 2026	37,094,288.29	16,098,250.13	43.4%	5,019,884.63	56.9%	1,511,220.96	61.0%
November 15, 2026	36,347,423.42	15,533,550.14	42.7%	4,843,795.40	56.1%	1,257,906.04	59.5%
May 15, 2027	35,600,558.56	14,968,850.15	42.0%	4,667,706.17	55.2%	1,004,591.12	58.0%
November 15, 2027	34,853,693.69	14,404,150.16	41.3%	4,491,616.94	54.2%	0.00	0.0%
May 15, 2028	34,106,828.83	13,839,450.17	40.6%	0.00	0.0%	0.00	0.0%
November 15, 2028	33,359,963.96	13,274,750.18	39.8%	0.00	0.0%	0.00	0.0%
May 15, 2029	32,613,099.10	12,710,050.19	39.0%	0.00	0.0%	0.00	0.0%
November 15, 2029	31,866,234.23	12,145,350.20	38.1%	0.00	0.0%	0.00	0.0%
May 15, 2030	31,119,369.37	11,580,650.21	37.2%	0.00	0.0%	0.00	0.0%
November 15, 2030	30,372,504.50	11,015,950.22	36.3%	0.00	0.0%	0.00	0.0%
May 15, 2031	29,625,639.64	10,451,250.23	35.3%	0.00	0.0%	0.00	0.0%
November 15, 2031	28,878,774.77	9,886,550.24	34.2%	0.00	0.0%	0.00	0.0%
May 15, 2032	28,131,909.91	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N983JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$46,060,000.00	$22,874,650.01	49.7%	$7,132,955.39	65.1%	$4,551,000.00	75.0%
November 15, 2020	45,313,081.08	22,309,950.02	49.2%	6,956,866.16	64.6%	4,297,685.08	74.1%
May 15, 2021	44,566,162.16	21,745,250.03	48.8%	6,780,776.93	64.0%	4,044,370.16	73.1%
November 15, 2021	43,819,243.24	21,180,550.04	48.3%	6,604,687.70	63.4%	3,791,055.24	72.1%
May 15, 2022	43,072,324.32	20,615,850.05	47.9%	6,428,598.47	62.8%	3,537,740.32	71.0%
November 15, 2022	42,325,405.41	20,051,150.06	47.4%	6,252,509.24	62.1%	3,284,425.40	69.9%
May 15, 2023	41,578,486.49	19,486,450.07	46.9%	6,076,420.01	61.5%	3,031,110.48	68.8%
November 15, 2023	40,831,567.57	18,921,750.08	46.3%	5,900,330.78	60.8%	2,777,795.56	67.6%
May 15, 2024	40,084,648.65	18,357,050.09	45.8%	5,724,241.55	60.1%	2,524,480.64	66.4%
November 15, 2024	39,337,729.73	17,792,350.10	45.2%	5,548,152.32	59.3%	2,271,165.72	65.1%
May 15, 2025	38,590,810.81	17,227,650.11	44.6%	5,372,063.09	58.6%	2,017,850.80	63.8%
November 15, 2025	37,843,891.89	16,662,950.12	44.0%	5,195,973.86	57.8%	1,764,535.88	62.4%
May 15, 2026	37,096,972.97	16,098,250.13	43.4%	5,019,884.63	56.9%	1,511,220.96	61.0%
November 15, 2026	36,350,054.05	15,533,550.14	42.7%	4,843,795.40	56.1%	1,257,906.04	59.5%
May 15, 2027	35,603,135.14	14,968,850.15	42.0%	4,667,706.17	55.2%	1,004,591.12	58.0%
November 15, 2027	34,856,216.22	14,404,150.16	41.3%	4,491,616.94	54.2%	0.00	0.0%
May 15, 2028	34,109,297.30	13,839,450.17	40.6%	0.00	0.0%	0.00	0.0%
November 15, 2028	33,362,378.38	13,274,750.18	39.8%	0.00	0.0%	0.00	0.0%
May 15, 2029	32,615,459.46	12,710,050.19	39.0%	0.00	0.0%	0.00	0.0%
November 15, 2029	31,868,540.54	12,145,350.20	38.1%	0.00	0.0%	0.00	0.0%
May 15, 2030	31,121,621.62	11,580,650.21	37.2%	0.00	0.0%	0.00	0.0%
November 15, 2030	30,374,702.70	11,015,950.22	36.3%	0.00	0.0%	0.00	0.0%
May 15, 2031	29,627,783.78	10,451,250.23	35.3%	0.00	0.0%	0.00	0.0%
November 15, 2031	28,880,864.86	9,886,550.24	34.2%	0.00	0.0%	0.00	0.0%
May 15, 2032	28,133,945.95	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-5

	N986JB
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$46,510,000.00	$23,131,479.86	49.7%	$7,213,955.57	65.2%	$4,596,000.00	75.1%
November 15, 2020	45,755,783.78	22,560,439.59	49.3%	7,035,866.71	64.7%	4,340,180.32	74.2%
May 15, 2021	45,001,567.57	21,989,399.32	48.9%	6,857,777.85	64.1%	4,084,360.64	73.2%
November 15, 2021	44,247,351.35	21,418,359.05	48.4%	6,679,688.99	63.5%	3,828,540.96	72.2%
May 15, 2022	43,493,135.14	20,847,318.78	47.9%	6,501,600.13	62.9%	3,572,721.28	71.1%
November 15, 2022	42,738,918.92	20,276,278.51	47.4%	6,323,511.27	62.2%	3,316,901.60	70.0%
May 15, 2023	41,984,702.70	19,705,238.24	46.9%	6,145,422.41	61.6%	3,061,081.92	68.9%
November 15, 2023	41,230,486.49	19,134,197.97	46.4%	5,967,333.55	60.9%	2,805,262.24	67.7%
May 15, 2024	40,476,270.27	18,563,157.70	45.9%	5,789,244.69	60.2%	2,549,442.56	66.5%
November 15, 2024	39,722,054.05	17,992,117.43	45.3%	5,611,155.83	59.4%	2,293,622.88	65.2%
May 15, 2025	38,967,837.84	17,421,077.16	44.7%	5,433,066.97	58.6%	2,037,803.20	63.9%
November 15, 2025	38,213,621.62	16,850,036.89	44.1%	5,254,978.11	57.8%	1,781,983.52	62.5%
May 15, 2026	37,459,405.41	16,278,996.62	43.5%	5,076,889.25	57.0%	1,526,163.84	61.1%
November 15, 2026	36,705,189.19	15,707,956.35	42.8%	4,898,800.39	56.1%	1,270,344.16	59.6%
May 15, 2027	35,950,972.97	15,136,916.08	42.1%	4,720,711.53	55.2%	1,014,524.48	58.1%
November 15, 2027	35,196,756.76	14,565,875.81	41.4%	4,542,622.67	54.3%	0.00	0.0%
May 15, 2028	34,442,540.54	13,994,835.54	40.6%	0.00	0.0%	0.00	0.0%
November 15, 2028	33,688,324.32	13,423,795.27	39.8%	0.00	0.0%	0.00	0.0%
May 15, 2029	32,934,108.11	12,852,755.00	39.0%	0.00	0.0%	0.00	0.0%
November 15, 2029	32,179,891.89	12,281,714.73	38.2%	0.00	0.0%	0.00	0.0%
May 15, 2030	31,425,675.68	11,710,674.46	37.3%	0.00	0.0%	0.00	0.0%
November 15, 2030	30,671,459.46	11,139,634.19	36.3%	0.00	0.0%	0.00	0.0%
May 15, 2031	29,917,243.24	10,568,593.92	35.3%	0.00	0.0%	0.00	0.0%
November 15, 2031	29,163,027.03	9,997,553.65	34.3%	0.00	0.0%	0.00	0.0%
May 15, 2032	28,408,810.81	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N985JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$46,580,000.00	$23,142,345.74	49.7%	$7,216,918.99	65.2%	$4,603,000.00	75.1%
November 15, 2020	45,824,648.65	22,571,037.23	49.3%	7,038,756.98	64.6%	4,346,790.69	74.1%
May 15, 2021	45,069,297.30	21,999,728.72	48.8%	6,860,594.97	64.0%	4,090,581.38	73.1%
November 15, 2021	44,313,945.95	21,428,420.21	48.4%	6,682,432.96	63.4%	3,834,372.07	72.1%
May 15, 2022	43,558,594.59	20,857,111.70	47.9%	6,504,270.95	62.8%	3,578,162.76	71.0%
November 15, 2022	42,803,243.24	20,285,803.19	47.4%	6,326,108.94	62.2%	3,321,953.45	69.9%
May 15, 2023	42,047,891.89	19,714,494.68	46.9%	6,147,946.93	61.5%	3,065,744.14	68.8%
November 15, 2023	41,292,540.54	19,143,186.17	46.4%	5,969,784.92	60.8%	2,809,534.83	67.6%
May 15, 2024	40,537,189.19	18,571,877.66	45.8%	5,791,622.91	60.1%	2,553,325.52	66.4%
November 15, 2024	39,781,837.84	18,000,569.15	45.2%	5,613,460.90	59.4%	2,297,116.21	65.1%
May 15, 2025	39,026,486.49	17,429,260.64	44.7%	5,435,298.89	58.6%	2,040,906.90	63.8%
November 15, 2025	38,271,135.14	16,857,952.13	44.0%	5,257,136.88	57.8%	1,784,697.59	62.4%
May 15, 2026	37,515,783.78	16,286,643.62	43.4%	5,078,974.87	57.0%	1,528,488.28	61.0%
November 15, 2026	36,760,432.43	15,715,335.11	42.8%	4,900,812.86	56.1%	1,272,278.97	59.5%
May 15, 2027	36,005,081.08	15,144,026.60	42.1%	4,722,650.85	55.2%	1,016,069.66	58.0%
November 15, 2027	35,249,729.73	14,572,718.09	41.3%	4,544,488.84	54.2%	0.00	0.0%
May 15, 2028	34,494,378.38	14,001,409.58	40.6%	0.00	0.0%	0.00	0.0%
November 15, 2028	33,739,027.03	13,430,101.07	39.8%	0.00	0.0%	0.00	0.0%
May 15, 2029	32,983,675.68	12,858,792.56	39.0%	0.00	0.0%	0.00	0.0%
November 15, 2029	32,228,324.32	12,287,484.05	38.1%	0.00	0.0%	0.00	0.0%
May 15, 2030	31,472,972.97	11,716,175.54	37.2%	0.00	0.0%	0.00	0.0%
November 15, 2030	30,717,621.62	11,144,867.03	36.3%	0.00	0.0%	0.00	0.0%
May 15, 2031	29,962,270.27	10,573,558.52	35.3%	0.00	0.0%	0.00	0.0%
November 15, 2031	29,206,918.92	10,002,250.01	34.2%	0.00	0.0%	0.00	0.0%
May 15, 2032	28,451,567.57	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-6

	N988JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$46,716,666.67	$23,222,358.12	49.7%	$7,241,614.17	65.2%	$4,616,000.00	75.1%
November 15, 2020	45,959,099.10	22,649,074.36	49.3%	7,062,842.51	64.6%	4,359,067.09	74.1%
May 15, 2021	45,201,531.53	22,075,790.60	48.8%	6,884,070.85	64.1%	4,102,134.18	73.1%
November 15, 2021	44,443,963.96	21,502,506.84	48.4%	6,705,299.19	63.5%	3,845,201.27	72.1%
May 15, 2022	43,686,396.40	20,929,223.08	47.9%	6,526,527.53	62.8%	3,588,268.36	71.1%
November 15, 2022	42,928,828.83	20,355,939.32	47.4%	6,347,755.87	62.2%	3,331,335.45	70.0%
May 15, 2023	42,171,261.26	19,782,655.56	46.9%	6,168,984.21	61.5%	3,074,402.54	68.8%
November 15, 2023	41,413,693.69	19,209,371.80	46.4%	5,990,212.55	60.8%	2,817,469.63	67.7%
May 15, 2024	40,656,126.13	18,636,088.04	45.8%	5,811,440.89	60.1%	2,560,536.72	66.4%
November 15, 2024	39,898,558.56	18,062,804.28	45.3%	5,632,669.23	59.4%	2,303,603.81	65.2%
May 15, 2025	39,140,990.99	17,489,520.52	44.7%	5,453,897.57	58.6%	2,046,670.90	63.8%
November 15, 2025	38,383,423.42	16,916,236.76	44.1%	5,275,125.91	57.8%	1,789,737.99	62.5%
May 15, 2026	37,625,855.86	16,342,953.00	43.4%	5,096,354.25	57.0%	1,532,805.08	61.1%
November 15, 2026	36,868,288.29	15,769,669.24	42.8%	4,917,582.59	56.1%	1,275,872.17	59.6%
May 15, 2027	36,110,720.72	15,196,385.48	42.1%	4,738,810.93	55.2%	1,018,939.26	58.0%
November 15, 2027	35,353,153.15	14,623,101.72	41.4%	4,560,039.27	54.3%	0.00	0.0%
May 15, 2028	34,595,585.59	14,049,817.96	40.6%	0.00	0.0%	0.00	0.0%
November 15, 2028	33,838,018.02	13,476,534.20	39.8%	0.00	0.0%	0.00	0.0%
May 15, 2029	33,080,450.45	12,903,250.44	39.0%	0.00	0.0%	0.00	0.0%
November 15, 2029	32,322,882.88	12,329,966.68	38.1%	0.00	0.0%	0.00	0.0%
May 15, 2030	31,565,315.32	11,756,682.92	37.2%	0.00	0.0%	0.00	0.0%
November 15, 2030	30,807,747.75	11,183,399.16	36.3%	0.00	0.0%	0.00	0.0%
May 15, 2031	30,050,180.18	10,610,115.40	35.3%	0.00	0.0%	0.00	0.0%
November 15, 2031	29,292,612.61	10,036,831.64	34.3%	0.00	0.0%	0.00	0.0%
May 15, 2032	28,535,045.05	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N987JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$46,733,333.33	$23,237,175.23	49.7%	$7,246,553.21	65.2%	$4,618,000.00	75.1%
November 15, 2020	46,733,333.33	22,663,525.69	48.5%	7,067,659.62	63.6%	4,360,955.77	73.0%
May 15, 2021	45,975,495.50	22,089,876.15	48.0%	6,888,766.03	63.0%	4,103,911.54	72.0%
November 15, 2021	45,217,657.66	21,516,226.61	47.6%	6,709,872.44	62.4%	3,846,867.31	70.9%
May 15, 2022	44,459,819.82	20,942,577.07	47.1%	6,530,978.85	61.8%	3,589,823.08	69.9%
November 15, 2022	43,701,981.98	20,368,927.53	46.6%	6,352,085.26	61.1%	3,332,778.85	68.8%
May 15, 2023	42,944,144.14	19,795,277.99	46.1%	6,173,191.67	60.5%	3,075,734.62	67.6%
November 15, 2023	42,186,306.31	19,221,628.45	45.6%	5,994,298.08	59.8%	2,818,690.39	66.5%
May 15, 2024	41,428,468.47	18,647,978.91	45.0%	5,815,404.49	59.0%	2,561,646.16	65.2%
November 15, 2024	40,670,630.63	18,074,329.37	44.4%	5,636,510.90	58.3%	2,304,601.93	64.0%
May 15, 2025	39,912,792.79	17,500,679.83	43.8%	5,457,617.31	57.5%	2,047,557.70	62.7%
November 15, 2025	39,154,954.95	16,927,030.29	43.2%	5,278,723.72	56.7%	1,790,513.47	61.3%
May 15, 2026	38,397,117.12	16,353,380.75	42.6%	5,099,830.13	55.9%	1,533,469.24	59.9%
November 15, 2026	37,639,279.28	15,779,731.21	41.9%	4,920,936.54	55.0%	1,276,425.01	58.4%
May 15, 2027	36,881,441.44	15,206,081.67	41.2%	4,742,042.95	54.1%	1,019,380.78	56.9%
November 15, 2027	36,123,603.60	14,632,432.13	40.5%	4,563,149.36	53.1%	0.00	0.0%
May 15, 2028	35,365,765.77	14,058,782.59	39.8%	0.00	0.0%	0.00	0.0%
November 15, 2028	34,607,927.93	13,485,133.05	39.0%	0.00	0.0%	0.00	0.0%
May 15, 2029	33,850,090.09	12,911,483.51	38.1%	0.00	0.0%	0.00	0.0%
November 15, 2029	33,092,252.25	12,337,833.97	37.3%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,334,414.41	11,764,184.43	36.4%	0.00	0.0%	0.00	0.0%
November 15, 2030	31,576,576.58	11,190,534.89	35.4%	0.00	0.0%	0.00	0.0%
May 15, 2031	30,818,738.74	10,616,885.35	34.4%	0.00	0.0%	0.00	0.0%
November 15, 2031	30,060,900.90	10,043,235.81	33.4%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,303,063.06	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-7

	N990JL
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$46,940,000.00	$23,242,114.26	49.5%	$7,247,541.01	65.0%	$4,638,000.00	74.8%
November 15, 2020	46,940,000.00	22,668,342.79	48.3%	7,068,623.04	63.4%	4,379,842.54	72.7%
May 15, 2021	46,178,810.81	22,094,571.32	47.8%	6,889,705.07	62.8%	4,121,685.08	71.7%
November 15, 2021	45,417,621.62	21,520,799.85	47.4%	6,710,787.10	62.2%	3,863,527.62	70.7%
May 15, 2022	44,656,432.43	20,947,028.38	46.9%	6,531,869.13	61.5%	3,605,370.16	69.6%
November 15, 2022	43,895,243.24	20,373,256.91	46.4%	6,352,951.16	60.9%	3,347,212.70	68.5%
May 15, 2023	43,134,054.05	19,799,485.44	45.9%	6,174,033.19	60.2%	3,089,055.24	67.4%
November 15, 2023	42,372,864.86	19,225,713.97	45.4%	5,995,115.22	59.5%	2,830,897.78	66.2%
May 15, 2024	41,611,675.68	18,651,942.50	44.8%	5,816,197.25	58.8%	2,572,740.32	65.0%
November 15, 2024	40,850,486.49	18,078,171.03	44.3%	5,637,279.28	58.1%	2,314,582.86	63.7%
May 15, 2025	40,089,297.30	17,504,399.56	43.7%	5,458,361.31	57.3%	2,056,425.40	62.4%
November 15, 2025	39,328,108.11	16,930,628.09	43.0%	5,279,443.34	56.5%	1,798,267.94	61.0%
May 15, 2026	38,566,918.92	16,356,856.62	42.4%	5,100,525.37	55.6%	1,540,110.48	59.6%
November 15, 2026	37,805,729.73	15,783,085.15	41.7%	4,921,607.40	54.8%	1,281,953.02	58.2%
May 15, 2027	37,044,540.54	15,209,313.68	41.1%	4,742,689.43	53.9%	1,023,795.56	56.6%
November 15, 2027	36,283,351.35	14,635,542.21	40.3%	4,563,771.46	52.9%	0.00	0.0%
May 15, 2028	35,522,162.16	14,061,770.74	39.6%	0.00	0.0%	0.00	0.0%
November 15, 2028	34,760,972.97	13,487,999.27	38.8%	0.00	0.0%	0.00	0.0%
May 15, 2029	33,999,783.78	12,914,227.80	38.0%	0.00	0.0%	0.00	0.0%
November 15, 2029	33,238,594.59	12,340,456.33	37.1%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,477,405.41	11,766,684.86	36.2%	0.00	0.0%	0.00	0.0%
November 15, 2030	31,716,216.22	11,192,913.39	35.3%	0.00	0.0%	0.00	0.0%
May 15, 2031	30,955,027.03	10,619,141.92	34.3%	0.00	0.0%	0.00	0.0%
November 15, 2031	30,193,837.84	10,045,370.45	33.3%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,432,648.65	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N989JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$46,896,666.67	$23,242,114.26	49.6%	$7,247,541.01	65.0%	$4,634,000.00	74.9%
November 15, 2020	46,896,666.67	22,668,342.79	48.3%	7,068,623.04	63.4%	4,376,065.19	72.7%
May 15, 2021	46,136,180.18	22,094,571.32	47.9%	6,889,705.07	62.8%	4,118,130.38	71.7%
November 15, 2021	45,375,693.69	21,520,799.85	47.4%	6,710,787.10	62.2%	3,860,195.57	70.7%
May 15, 2022	44,615,207.21	20,947,028.38	47.0%	6,531,869.13	61.6%	3,602,260.76	69.7%
November 15, 2022	43,854,720.72	20,373,256.91	46.5%	6,352,951.16	60.9%	3,344,325.95	68.6%
May 15, 2023	43,094,234.23	19,799,485.44	45.9%	6,174,033.19	60.3%	3,086,391.14	67.4%
November 15, 2023	42,333,747.75	19,225,713.97	45.4%	5,995,115.22	59.6%	2,828,456.33	66.3%
May 15, 2024	41,573,261.26	18,651,942.50	44.9%	5,816,197.25	58.9%	2,570,521.52	65.0%
November 15, 2024	40,812,774.77	18,078,171.03	44.3%	5,637,279.28	58.1%	2,312,586.71	63.8%
May 15, 2025	40,052,288.29	17,504,399.56	43.7%	5,458,361.31	57.3%	2,054,651.90	62.5%
November 15, 2025	39,291,801.80	16,930,628.09	43.1%	5,279,443.34	56.5%	1,796,717.09	61.1%
May 15, 2026	38,531,315.32	16,356,856.62	42.5%	5,100,525.37	55.7%	1,538,782.28	59.7%
November 15, 2026	37,770,828.83	15,783,085.15	41.8%	4,921,607.40	54.8%	1,280,847.47	58.2%
May 15, 2027	37,010,342.34	15,209,313.68	41.1%	4,742,689.43	53.9%	1,022,912.66	56.7%
November 15, 2027	36,249,855.86	14,635,542.21	40.4%	4,563,771.46	53.0%	0.00	0.0%
May 15, 2028	35,489,369.37	14,061,770.74	39.6%	0.00	0.0%	0.00	0.0%
November 15, 2028	34,728,882.88	13,487,999.27	38.8%	0.00	0.0%	0.00	0.0%
May 15, 2029	33,968,396.40	12,914,227.80	38.0%	0.00	0.0%	0.00	0.0%
November 15, 2029	33,207,909.91	12,340,456.33	37.2%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,447,423.42	11,766,684.86	36.3%	0.00	0.0%	0.00	0.0%
November 15, 2030	31,686,936.94	11,192,913.39	35.3%	0.00	0.0%	0.00	0.0%
May 15, 2031	30,926,450.45	10,619,141.92	34.3%	0.00	0.0%	0.00	0.0%
November 15, 2031	30,165,963.96	10,045,370.45	33.3%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,405,477.48	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-8

	N991JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$46,946,666.67	$23,242,114.26	49.5%	$7,247,541.01	64.9%	$4,639,000.00	74.8%
November 15, 2020	46,946,666.67	22,668,342.79	48.3%	7,068,623.04	63.3%	4,380,786.88	72.7%
May 15, 2021	46,185,369.37	22,094,571.32	47.8%	6,889,705.07	62.8%	4,122,573.76	71.7%
November 15, 2021	45,424,072.07	21,520,799.85	47.4%	6,710,787.10	62.2%	3,864,360.64	70.7%
May 15, 2022	44,662,774.77	20,947,028.38	46.9%	6,531,869.13	61.5%	3,606,147.52	69.6%
November 15, 2022	43,901,477.48	20,373,256.91	46.4%	6,352,951.16	60.9%	3,347,934.40	68.5%
May 15, 2023	43,140,180.18	19,799,485.44	45.9%	6,174,033.19	60.2%	3,089,721.28	67.4%
November 15, 2023	42,378,882.88	19,225,713.97	45.4%	5,995,115.22	59.5%	2,831,508.16	66.2%
May 15, 2024	41,617,585.59	18,651,942.50	44.8%	5,816,197.25	58.8%	2,573,295.04	65.0%
November 15, 2024	40,856,288.29	18,078,171.03	44.2%	5,637,279.28	58.0%	2,315,081.92	63.7%
May 15, 2025	40,094,990.99	17,504,399.56	43.7%	5,458,361.31	57.3%	2,056,868.80	62.4%
November 15, 2025	39,333,693.69	16,930,628.09	43.0%	5,279,443.34	56.5%	1,798,655.68	61.0%
May 15, 2026	38,572,396.40	16,356,856.62	42.4%	5,100,525.37	55.6%	1,540,442.56	59.6%
November 15, 2026	37,811,099.10	15,783,085.15	41.7%	4,921,607.40	54.8%	1,282,229.44	58.1%
May 15, 2027	37,049,801.80	15,209,313.68	41.1%	4,742,689.43	53.9%	1,024,016.32	56.6%
November 15, 2027	36,288,504.50	14,635,542.21	40.3%	4,563,771.46	52.9%	0.00	0.0%
May 15, 2028	35,527,207.21	14,061,770.74	39.6%	0.00	0.0%	0.00	0.0%
November 15, 2028	34,765,909.91	13,487,999.27	38.8%	0.00	0.0%	0.00	0.0%
May 15, 2029	34,004,612.61	12,914,227.80	38.0%	0.00	0.0%	0.00	0.0%
November 15, 2029	33,243,315.32	12,340,456.33	37.1%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,482,018.02	11,766,684.86	36.2%	0.00	0.0%	0.00	0.0%
November 15, 2030	31,720,720.72	11,192,913.39	35.3%	0.00	0.0%	0.00	0.0%
May 15, 2031	30,959,423.42	10,619,141.92	34.3%	0.00	0.0%	0.00	0.0%
November 15, 2031	30,198,126.13	10,045,370.45	33.3%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,436,828.83	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N993JE
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$47,800,000.00	$23,609,578.52	49.4%	$7,362,126.64	64.8%	$4,723,000.00	74.7%
November 15, 2020	47,037,234.04	23,026,735.56	49.0%	7,180,379.93	64.2%	4,460,111.32	73.7%
May 15, 2021	46,274,468.09	22,443,892.60	48.5%	6,998,633.22	63.6%	4,197,222.64	72.7%
November 15, 2021	45,511,702.13	21,861,049.64	48.0%	6,816,886.51	63.0%	3,934,333.96	71.7%
May 15, 2022	44,748,936.17	21,278,206.68	47.6%	6,635,139.80	62.4%	3,671,445.28	70.6%
November 15, 2022	43,986,170.21	20,695,363.72	47.0%	6,453,393.09	61.7%	3,408,556.60	69.5%
May 15, 2023	43,223,404.26	20,112,520.76	46.5%	6,271,646.38	61.0%	3,145,667.92	68.3%
November 15, 2023	42,460,638.30	19,529,677.80	46.0%	6,089,899.67	60.3%	2,882,779.24	67.1%
May 15, 2024	41,697,872.34	18,946,834.84	45.4%	5,908,152.96	59.6%	2,619,890.56	65.9%
November 15, 2024	40,935,106.38	18,363,991.88	44.9%	5,726,406.25	58.9%	2,357,001.88	64.6%
May 15, 2025	40,172,340.43	17,781,148.92	44.3%	5,544,659.54	58.1%	2,094,113.20	63.3%
November 15, 2025	39,409,574.47	17,198,305.96	43.6%	5,362,912.83	57.2%	1,831,224.52	61.9%
May 15, 2026	38,646,808.51	16,615,463.00	43.0%	5,181,166.12	56.4%	1,568,335.84	60.5%
November 15, 2026	37,884,042.55	16,032,620.04	42.3%	4,999,419.41	55.5%	1,305,447.16	59.0%
May 15, 2027	37,121,276.60	15,449,777.08	41.6%	4,817,672.70	54.6%	1,042,558.48	57.4%
November 15, 2027	36,358,510.64	14,866,934.12	40.9%	4,635,925.99	53.6%	0.00	0.0%
May 15, 2028	35,595,744.68	14,284,091.16	40.1%	0.00	0.0%	0.00	0.0%
November 15, 2028	34,832,978.72	13,701,248.20	39.3%	0.00	0.0%	0.00	0.0%
May 15, 2029	34,070,212.77	13,118,405.24	38.5%	0.00	0.0%	0.00	0.0%
November 15, 2029	33,307,446.81	12,535,562.28	37.6%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,544,680.85	11,952,719.32	36.7%	0.00	0.0%	0.00	0.0%
November 15, 2030	31,781,914.89	11,369,876.36	35.8%	0.00	0.0%	0.00	0.0%
May 15, 2031	31,019,148.94	10,787,033.40	34.8%	0.00	0.0%	0.00	0.0%
November 15, 2031	30,256,382.98	10,204,190.44	33.7%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,493,617.02	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-9

	N992JB
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$47,800,000.00	$23,609,578.52	49.4%	$7,362,126.64	64.8%	$4,723,000.00	74.7%
November 15, 2020	47,037,234.04	23,026,735.56	49.0%	7,180,379.93	64.2%	4,460,111.32	73.7%
May 15, 2021	46,274,468.09	22,443,892.60	48.5%	6,998,633.22	63.6%	4,197,222.64	72.7%
November 15, 2021	45,511,702.13	21,861,049.64	48.0%	6,816,886.51	63.0%	3,934,333.96	71.7%
May 15, 2022	44,748,936.17	21,278,206.68	47.6%	6,635,139.80	62.4%	3,671,445.28	70.6%
November 15, 2022	43,986,170.21	20,695,363.72	47.0%	6,453,393.09	61.7%	3,408,556.60	69.5%
May 15, 2023	43,223,404.26	20,112,520.76	46.5%	6,271,646.38	61.0%	3,145,667.92	68.3%
November 15, 2023	42,460,638.30	19,529,677.80	46.0%	6,089,899.67	60.3%	2,882,779.24	67.1%
May 15, 2024	41,697,872.34	18,946,834.84	45.4%	5,908,152.96	59.6%	2,619,890.56	65.9%
November 15, 2024	40,935,106.38	18,363,991.88	44.9%	5,726,406.25	58.9%	2,357,001.88	64.6%
May 15, 2025	40,172,340.43	17,781,148.92	44.3%	5,544,659.54	58.1%	2,094,113.20	63.3%
November 15, 2025	39,409,574.47	17,198,305.96	43.6%	5,362,912.83	57.2%	1,831,224.52	61.9%
May 15, 2026	38,646,808.51	16,615,463.00	43.0%	5,181,166.12	56.4%	1,568,335.84	60.5%
November 15, 2026	37,884,042.55	16,032,620.04	42.3%	4,999,419.41	55.5%	1,305,447.16	59.0%
May 15, 2027	37,121,276.60	15,449,777.08	41.6%	4,817,672.70	54.6%	1,042,558.48	57.4%
November 15, 2027	36,358,510.64	14,866,934.12	40.9%	4,635,925.99	53.6%	0.00	0.0%
May 15, 2028	35,595,744.68	14,284,091.16	40.1%	0.00	0.0%	0.00	0.0%
November 15, 2028	34,832,978.72	13,701,248.20	39.3%	0.00	0.0%	0.00	0.0%
May 15, 2029	34,070,212.77	13,118,405.24	38.5%	0.00	0.0%	0.00	0.0%
November 15, 2029	33,307,446.81	12,535,562.28	37.6%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,544,680.85	11,952,719.32	36.7%	0.00	0.0%	0.00	0.0%
November 15, 2030	31,781,914.89	11,369,876.36	35.8%	0.00	0.0%	0.00	0.0%
May 15, 2031	31,019,148.94	10,787,033.40	34.8%	0.00	0.0%	0.00	0.0%
November 15, 2031	30,256,382.98	10,204,190.44	33.7%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,493,617.02	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N994JL
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$47,200,000.00	$23,425,846.39	49.6%	$7,304,833.83	65.1%	$4,664,000.00	75.0%
November 15, 2020	46,446,808.51	22,847,539.18	49.2%	7,124,501.49	64.5%	4,404,395.34	74.0%
May 15, 2021	45,693,617.02	22,269,231.97	48.7%	6,944,169.15	63.9%	4,144,790.68	73.0%
November 15, 2021	44,940,425.53	21,690,924.76	48.3%	6,763,836.81	63.3%	3,885,186.02	72.0%
May 15, 2022	44,187,234.04	21,112,617.55	47.8%	6,583,504.47	62.7%	3,625,581.36	70.9%
November 15, 2022	43,434,042.55	20,534,310.34	47.3%	6,403,172.13	62.0%	3,365,976.70	69.8%
May 15, 2023	42,680,851.06	19,956,003.13	46.8%	6,222,839.79	61.3%	3,106,372.04	68.6%
November 15, 2023	41,927,659.57	19,377,695.92	46.2%	6,042,507.45	60.6%	2,846,767.38	67.4%
May 15, 2024	41,174,468.09	18,799,388.71	45.7%	5,862,175.11	59.9%	2,587,162.72	66.2%
November 15, 2024	40,421,276.60	18,221,081.50	45.1%	5,681,842.77	59.1%	2,327,558.06	64.9%
May 15, 2025	39,668,085.11	17,642,774.29	44.5%	5,501,510.43	58.3%	2,067,953.40	63.6%
November 15, 2025	38,914,893.62	17,064,467.08	43.9%	5,321,178.09	57.5%	1,808,348.74	62.2%
May 15, 2026	38,161,702.13	16,486,159.87	43.2%	5,140,845.75	56.7%	1,548,744.08	60.7%
November 15, 2026	37,408,510.64	15,907,852.66	42.5%	4,960,513.41	55.8%	1,289,139.42	59.2%
May 15, 2027	36,655,319.15	15,329,545.45	41.8%	4,780,181.07	54.9%	1,029,534.76	57.7%
November 15, 2027	35,902,127.66	14,751,238.24	41.1%	4,599,848.73	53.9%	0.00	0.0%
May 15, 2028	35,148,936.17	14,172,931.03	40.3%	0.00	0.0%	0.00	0.0%
November 15, 2028	34,395,744.68	13,594,623.82	39.5%	0.00	0.0%	0.00	0.0%
May 15, 2029	33,642,553.19	13,016,316.61	38.7%	0.00	0.0%	0.00	0.0%
November 15, 2029	32,889,361.70	12,438,009.40	37.8%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,136,170.21	11,859,702.19	36.9%	0.00	0.0%	0.00	0.0%
November 15, 2030	31,382,978.72	11,281,394.98	35.9%	0.00	0.0%	0.00	0.0%
May 15, 2031	30,629,787.23	10,703,087.77	34.9%	0.00	0.0%	0.00	0.0%
November 15, 2031	29,876,595.74	10,124,780.56	33.9%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,123,404.26	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-10

	N995JL
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$47,200,000.00	$23,425,846.39	49.6%	$7,304,833.83	65.1%	$4,664,000.00	75.0%
November 15, 2020	47,200,000.00	22,847,539.18	48.4%	7,124,501.49	63.5%	4,404,395.34	72.8%
May 15, 2021	46,446,808.51	22,269,231.97	47.9%	6,944,169.15	62.9%	4,144,790.68	71.8%
November 15, 2021	45,693,617.02	21,690,924.76	47.5%	6,763,836.81	62.3%	3,885,186.02	70.8%
May 15, 2022	44,940,425.53	21,112,617.55	47.0%	6,583,504.47	61.6%	3,625,581.36	69.7%
November 15, 2022	44,187,234.04	20,534,310.34	46.5%	6,403,172.13	61.0%	3,365,976.70	68.6%
May 15, 2023	43,434,042.55	19,956,003.13	45.9%	6,222,839.79	60.3%	3,106,372.04	67.4%
November 15, 2023	42,680,851.06	19,377,695.92	45.4%	6,042,507.45	59.6%	2,846,767.38	66.2%
May 15, 2024	41,927,659.57	18,799,388.71	44.8%	5,862,175.11	58.8%	2,587,162.72	65.0%
November 15, 2024	41,174,468.09	18,221,081.50	44.3%	5,681,842.77	58.1%	2,327,558.06	63.7%
May 15, 2025	40,421,276.60	17,642,774.29	43.6%	5,501,510.43	57.3%	2,067,953.40	62.4%
November 15, 2025	39,668,085.11	17,064,467.08	43.0%	5,321,178.09	56.4%	1,808,348.74	61.0%
May 15, 2026	38,914,893.62	16,486,159.87	42.4%	5,140,845.75	55.6%	1,548,744.08	59.6%
November 15, 2026	38,161,702.13	15,907,852.66	41.7%	4,960,513.41	54.7%	1,289,139.42	58.1%
May 15, 2027	37,408,510.64	15,329,545.45	41.0%	4,780,181.07	53.8%	1,029,534.76	56.5%
November 15, 2027	36,655,319.15	14,751,238.24	40.2%	4,599,848.73	52.8%	0.00	0.0%
May 15, 2028	35,902,127.66	14,172,931.03	39.5%	0.00	0.0%	0.00	0.0%
November 15, 2028	35,148,936.17	13,594,623.82	38.7%	0.00	0.0%	0.00	0.0%
May 15, 2029	34,395,744.68	13,016,316.61	37.8%	0.00	0.0%	0.00	0.0%
November 15, 2029	33,642,553.19	12,438,009.40	37.0%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,889,361.70	11,859,702.19	36.1%	0.00	0.0%	0.00	0.0%
November 15, 2030	32,136,170.21	11,281,394.98	35.1%	0.00	0.0%	0.00	0.0%
May 15, 2031	31,382,978.72	10,703,087.77	34.1%	0.00	0.0%	0.00	0.0%
November 15, 2031	30,629,787.23	10,124,780.56	33.1%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,876,595.74	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N996JL
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$47,900,000.00	$23,793,310.65	49.7%	$7,419,419.46	65.2%	$4,733,000.00	75.0%
November 15, 2020	47,147,643.98	23,205,931.95	49.2%	7,236,258.37	64.6%	4,469,554.71	74.0%
May 15, 2021	46,395,287.96	22,618,553.25	48.8%	7,053,097.28	64.0%	4,206,109.42	73.0%
November 15, 2021	45,642,931.94	22,031,174.55	48.3%	6,869,936.19	63.3%	3,942,664.13	72.0%
May 15, 2022	44,890,575.92	21,443,795.85	47.8%	6,686,775.10	62.7%	3,679,218.84	70.9%
November 15, 2022	44,138,219.90	20,856,417.15	47.3%	6,503,614.01	62.0%	3,415,773.55	69.7%
May 15, 2023	43,385,863.87	20,269,038.45	46.7%	6,320,452.92	61.3%	3,152,328.26	68.6%
November 15, 2023	42,633,507.85	19,681,659.75	46.2%	6,137,291.83	60.6%	2,888,882.97	67.3%
May 15, 2024	41,881,151.83	19,094,281.05	45.6%	5,954,130.74	59.8%	2,625,437.68	66.1%
November 15, 2024	41,128,795.81	18,506,902.35	45.0%	5,770,969.65	59.0%	2,361,992.39	64.8%
May 15, 2025	40,376,439.79	17,919,523.65	44.4%	5,587,808.56	58.2%	2,098,547.10	63.4%
November 15, 2025	39,624,083.77	17,332,144.95	43.7%	5,404,647.47	57.4%	1,835,101.81	62.0%
May 15, 2026	38,871,727.75	16,744,766.25	43.1%	5,221,486.38	56.5%	1,571,656.52	60.6%
November 15, 2026	38,119,371.73	16,157,387.55	42.4%	5,038,325.29	55.6%	1,308,211.23	59.0%
May 15, 2027	37,367,015.71	15,570,008.85	41.7%	4,855,164.20	54.7%	1,044,765.94	57.5%
November 15, 2027	36,614,659.69	14,982,630.15	40.9%	4,672,003.11	53.7%	0.00	0.0%
May 15, 2028	35,862,303.66	14,395,251.45	40.1%	0.00	0.0%	0.00	0.0%
November 15, 2028	35,109,947.64	13,807,872.75	39.3%	0.00	0.0%	0.00	0.0%
May 15, 2029	34,357,591.62	13,220,494.05	38.5%	0.00	0.0%	0.00	0.0%
November 15, 2029	33,605,235.60	12,633,115.35	37.6%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,852,879.58	12,045,736.65	36.7%	0.00	0.0%	0.00	0.0%
November 15, 2030	32,100,523.56	11,458,357.95	35.7%	0.00	0.0%	0.00	0.0%
May 15, 2031	31,348,167.54	10,870,979.25	34.7%	0.00	0.0%	0.00	0.0%
November 15, 2031	30,595,811.52	10,283,600.55	33.6%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,843,455.50	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-11

	N997JL
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$47,900,000.00	$23,793,310.65	49.7%	$7,419,419.46	65.2%	$4,733,000.00	75.0%
November 15, 2020	47,147,643.98	23,205,931.95	49.2%	7,236,258.37	64.6%	4,469,554.71	74.0%
May 15, 2021	46,395,287.96	22,618,553.25	48.8%	7,053,097.28	64.0%	4,206,109.42	73.0%
November 15, 2021	45,642,931.94	22,031,174.55	48.3%	6,869,936.19	63.3%	3,942,664.13	72.0%
May 15, 2022	44,890,575.92	21,443,795.85	47.8%	6,686,775.10	62.7%	3,679,218.84	70.9%
November 15, 2022	44,138,219.90	20,856,417.15	47.3%	6,503,614.01	62.0%	3,415,773.55	69.7%
May 15, 2023	43,385,863.87	20,269,038.45	46.7%	6,320,452.92	61.3%	3,152,328.26	68.6%
November 15, 2023	42,633,507.85	19,681,659.75	46.2%	6,137,291.83	60.6%	2,888,882.97	67.3%
May 15, 2024	41,881,151.83	19,094,281.05	45.6%	5,954,130.74	59.8%	2,625,437.68	66.1%
November 15, 2024	41,128,795.81	18,506,902.35	45.0%	5,770,969.65	59.0%	2,361,992.39	64.8%
May 15, 2025	40,376,439.79	17,919,523.65	44.4%	5,587,808.56	58.2%	2,098,547.10	63.4%
November 15, 2025	39,624,083.77	17,332,144.95	43.7%	5,404,647.47	57.4%	1,835,101.81	62.0%
May 15, 2026	38,871,727.75	16,744,766.25	43.1%	5,221,486.38	56.5%	1,571,656.52	60.6%
November 15, 2026	38,119,371.73	16,157,387.55	42.4%	5,038,325.29	55.6%	1,308,211.23	59.0%
May 15, 2027	37,367,015.71	15,570,008.85	41.7%	4,855,164.20	54.7%	1,044,765.94	57.5%
November 15, 2027	36,614,659.69	14,982,630.15	40.9%	4,672,003.11	53.7%	0.00	0.0%
May 15, 2028	35,862,303.66	14,395,251.45	40.1%	0.00	0.0%	0.00	0.0%
November 15, 2028	35,109,947.64	13,807,872.75	39.3%	0.00	0.0%	0.00	0.0%
May 15, 2029	34,357,591.62	13,220,494.05	38.5%	0.00	0.0%	0.00	0.0%
November 15, 2029	33,605,235.60	12,633,115.35	37.6%	0.00	0.0%	0.00	0.0%
May 15, 2030	32,852,879.58	12,045,736.65	36.7%	0.00	0.0%	0.00	0.0%
November 15, 2030	32,100,523.56	11,458,357.95	35.7%	0.00	0.0%	0.00	0.0%
May 15, 2031	31,348,167.54	10,870,979.25	34.7%	0.00	0.0%	0.00	0.0%
November 15, 2031	30,595,811.52	10,283,600.55	33.6%	0.00	0.0%	0.00	0.0%
May 15, 2032	29,843,455.50	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N998JE
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$48,700,000.00	$24,160,774.91	49.6%	$7,534,005.09	65.1%	$4,812,000.00	75.0%
November 15, 2020	47,935,078.53	23,564,324.72	49.2%	7,348,015.26	64.5%	4,544,157.46	74.0%
May 15, 2021	47,170,157.07	22,967,874.53	48.7%	7,162,025.43	63.9%	4,276,314.92	72.9%
November 15, 2021	46,405,235.60	22,371,424.34	48.2%	6,976,035.60	63.2%	4,008,472.38	71.9%
May 15, 2022	45,640,314.14	21,774,974.15	47.7%	6,790,045.77	62.6%	3,740,629.84	70.8%
November 15, 2022	44,875,392.67	21,178,523.96	47.2%	6,604,055.94	61.9%	3,472,787.30	69.6%
May 15, 2023	44,110,471.20	20,582,073.77	46.7%	6,418,066.11	61.2%	3,204,944.76	68.5%
November 15, 2023	43,345,549.74	19,985,623.58	46.1%	6,232,076.28	60.5%	2,937,102.22	67.3%
May 15, 2024	42,580,628.27	19,389,173.39	45.5%	6,046,086.45	59.7%	2,669,259.68	66.0%
November 15, 2024	41,815,706.81	18,792,723.20	44.9%	5,860,096.62	59.0%	2,401,417.14	64.7%
May 15, 2025	41,050,785.34	18,196,273.01	44.3%	5,674,106.79	58.1%	2,133,574.60	63.3%
November 15, 2025	40,285,863.87	17,599,822.82	43.7%	5,488,116.96	57.3%	1,865,732.06	61.9%
May 15, 2026	39,520,942.41	17,003,372.63	43.0%	5,302,127.13	56.4%	1,597,889.52	60.5%
November 15, 2026	38,756,020.94	16,406,922.44	42.3%	5,116,137.30	55.5%	1,330,046.98	59.0%
May 15, 2027	37,991,099.48	15,810,472.25	41.6%	4,930,147.47	54.6%	1,062,204.44	57.4%
November 15, 2027	37,226,178.01	15,214,022.06	40.9%	4,744,157.64	53.6%	0.00	0.0%
May 15, 2028	36,461,256.54	14,617,571.87	40.1%	0.00	0.0%	0.00	0.0%
November 15, 2028	35,696,335.08	14,021,121.68	39.3%	0.00	0.0%	0.00	0.0%
May 15, 2029	34,931,413.61	13,424,671.49	38.4%	0.00	0.0%	0.00	0.0%
November 15, 2029	34,166,492.15	12,828,221.30	37.5%	0.00	0.0%	0.00	0.0%
May 15, 2030	33,401,570.68	12,231,771.11	36.6%	0.00	0.0%	0.00	0.0%
November 15, 2030	32,636,649.21	11,635,320.92	35.7%	0.00	0.0%	0.00	0.0%
May 15, 2031	31,871,727.75	11,038,870.73	34.6%	0.00	0.0%	0.00	0.0%
November 15, 2031	31,106,806.28	10,442,420.54	33.6%	0.00	0.0%	0.00	0.0%
May 15, 2032	30,341,884.82	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-12

	N999JQ
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$48,700,000.00	$24,160,774.91	49.6%	$7,534,005.09	65.1%	$4,812,000.00	75.0%
November 15, 2020	47,935,078.53	23,564,324.72	49.2%	7,348,015.26	64.5%	4,544,157.46	74.0%
May 15, 2021	47,170,157.07	22,967,874.53	48.7%	7,162,025.43	63.9%	4,276,314.92	72.9%
November 15, 2021	46,405,235.60	22,371,424.34	48.2%	6,976,035.60	63.2%	4,008,472.38	71.9%
May 15, 2022	45,640,314.14	21,774,974.15	47.7%	6,790,045.77	62.6%	3,740,629.84	70.8%
November 15, 2022	44,875,392.67	21,178,523.96	47.2%	6,604,055.94	61.9%	3,472,787.30	69.6%
May 15, 2023	44,110,471.20	20,582,073.77	46.7%	6,418,066.11	61.2%	3,204,944.76	68.5%
November 15, 2023	43,345,549.74	19,985,623.58	46.1%	6,232,076.28	60.5%	2,937,102.22	67.3%
May 15, 2024	42,580,628.27	19,389,173.39	45.5%	6,046,086.45	59.7%	2,669,259.68	66.0%
November 15, 2024	41,815,706.81	18,792,723.20	44.9%	5,860,096.62	59.0%	2,401,417.14	64.7%
May 15, 2025	41,050,785.34	18,196,273.01	44.3%	5,674,106.79	58.1%	2,133,574.60	63.3%
November 15, 2025	40,285,863.87	17,599,822.82	43.7%	5,488,116.96	57.3%	1,865,732.06	61.9%
May 15, 2026	39,520,942.41	17,003,372.63	43.0%	5,302,127.13	56.4%	1,597,889.52	60.5%
November 15, 2026	38,756,020.94	16,406,922.44	42.3%	5,116,137.30	55.5%	1,330,046.98	59.0%
May 15, 2027	37,991,099.48	15,810,472.25	41.6%	4,930,147.47	54.6%	1,062,204.44	57.4%
November 15, 2027	37,226,178.01	15,214,022.06	40.9%	4,744,157.64	53.6%	0.00	0.0%
May 15, 2028	36,461,256.54	14,617,571.87	40.1%	0.00	0.0%	0.00	0.0%
November 15, 2028	35,696,335.08	14,021,121.68	39.3%	0.00	0.0%	0.00	0.0%
May 15, 2029	34,931,413.61	13,424,671.49	38.4%	0.00	0.0%	0.00	0.0%
November 15, 2029	34,166,492.15	12,828,221.30	37.5%	0.00	0.0%	0.00	0.0%
May 15, 2030	33,401,570.68	12,231,771.11	36.6%	0.00	0.0%	0.00	0.0%
November 15, 2030	32,636,649.21	11,635,320.92	35.7%	0.00	0.0%	0.00	0.0%
May 15, 2031	31,871,727.75	11,038,870.73	34.6%	0.00	0.0%	0.00	0.0%
November 15, 2031	31,106,806.28	10,442,420.54	33.6%	0.00	0.0%	0.00	0.0%
May 15, 2032	30,341,884.82	0.00	0.0%	0.00	0.0%	0.00	0.0%

	N973JT
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$48,700,000.00	$24,160,774.91	49.6%	$7,534,005.09	65.1%	$4,812,000.00	75.0%
November 15, 2020	48,700,000.00	23,564,324.72	48.4%	7,348,015.26	63.5%	4,544,157.46	72.8%
May 15, 2021	47,935,078.53	22,967,874.53	47.9%	7,162,025.43	62.9%	4,276,314.92	71.8%
November 15, 2021	47,170,157.07	22,371,424.34	47.4%	6,976,035.60	62.2%	4,008,472.38	70.7%
May 15, 2022	46,405,235.60	21,774,974.15	46.9%	6,790,045.77	61.6%	3,740,629.84	69.6%
November 15, 2022	45,640,314.14	21,178,523.96	46.4%	6,604,055.94	60.9%	3,472,787.30	68.5%
May 15, 2023	44,875,392.67	20,582,073.77	45.9%	6,418,066.11	60.2%	3,204,944.76	67.3%
November 15, 2023	44,110,471.20	19,985,623.58	45.3%	6,232,076.28	59.4%	2,937,102.22	66.1%
May 15, 2024	43,345,549.74	19,389,173.39	44.7%	6,046,086.45	58.7%	2,669,259.68	64.8%
November 15, 2024	42,580,628.27	18,792,723.20	44.1%	5,860,096.62	57.9%	2,401,417.14	63.5%
May 15, 2025	41,815,706.81	18,196,273.01	43.5%	5,674,106.79	57.1%	2,133,574.60	62.2%
November 15, 2025	41,050,785.34	17,599,822.82	42.9%	5,488,116.96	56.2%	1,865,732.06	60.8%
May 15, 2026	40,285,863.87	17,003,372.63	42.2%	5,302,127.13	55.4%	1,597,889.52	59.3%
November 15, 2026	39,520,942.41	16,406,922.44	41.5%	5,116,137.30	54.5%	1,330,046.98	57.8%
May 15, 2027	38,756,020.94	15,810,472.25	40.8%	4,930,147.47	53.5%	1,062,204.44	56.3%
November 15, 2027	37,991,099.48	15,214,022.06	40.0%	4,744,157.64	52.5%	0.00	0.0%
May 15, 2028	37,226,178.01	14,617,571.87	39.3%	0.00	0.0%	0.00	0.0%
November 15, 2028	36,461,256.54	14,021,121.68	38.5%	0.00	0.0%	0.00	0.0%
May 15, 2029	35,696,335.08	13,424,671.49	37.6%	0.00	0.0%	0.00	0.0%
November 15, 2029	34,931,413.61	12,828,221.30	36.7%	0.00	0.0%	0.00	0.0%
May 15, 2030	34,166,492.15	12,231,771.11	35.8%	0.00	0.0%	0.00	0.0%
November 15, 2030	33,401,570.68	11,635,320.92	34.8%	0.00	0.0%	0.00	0.0%
May 15, 2031	32,636,649.21	11,038,870.73	33.8%	0.00	0.0%	0.00	0.0%
November 15, 2031	31,871,727.75	10,442,420.54	32.8%	0.00	0.0%	0.00	0.0%
May 15, 2032	31,106,806.28	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-13

	N977JE
		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
Class B Issuance Date	$50,100,000.00	$24,758,398.24	49.4%	$7,719,712.81	64.8%	$4,951,000.00	74.7%
November 15, 2020	50,100,000.00	24,147,194.71	48.2%	7,529,138.47	63.2%	4,675,420.53	72.6%
May 15, 2021	49,313,089.01	23,535,991.18	47.7%	7,338,564.13	62.6%	4,399,841.06	71.5%
November 15, 2021	48,526,178.01	22,924,787.65	47.2%	7,147,989.79	62.0%	4,124,261.59	70.5%
May 15, 2022	47,739,267.02	22,313,584.12	46.7%	6,957,415.45	61.3%	3,848,682.12	69.4%
November 15, 2022	46,952,356.02	21,702,380.59	46.2%	6,766,841.11	60.6%	3,573,102.65	68.2%
May 15, 2023	46,165,445.03	21,091,177.06	45.7%	6,576,266.77	59.9%	3,297,523.18	67.1%
November 15, 2023	45,378,534.03	20,479,973.53	45.1%	6,385,692.43	59.2%	3,021,943.71	65.9%
May 15, 2024	44,591,623.04	19,868,770.00	44.6%	6,195,118.09	58.5%	2,746,364.24	64.6%
November 15, 2024	43,804,712.04	19,257,566.47	44.0%	6,004,543.75	57.7%	2,470,784.77	63.3%
May 15, 2025	43,017,801.05	18,646,362.94	43.3%	5,813,969.41	56.9%	2,195,205.30	62.0%
November 15, 2025	42,230,890.05	18,035,159.41	42.7%	5,623,395.07	56.0%	1,919,625.83	60.6%
May 15, 2026	41,443,979.06	17,423,955.88	42.0%	5,432,820.73	55.2%	1,644,046.36	59.1%
November 15, 2026	40,657,068.06	16,812,752.35	41.4%	5,242,246.39	54.2%	1,368,466.89	57.6%
May 15, 2027	39,870,157.07	16,201,548.82	40.6%	5,051,672.05	53.3%	1,092,887.42	56.0%
November 15, 2027	39,083,246.07	15,590,345.29	39.9%	4,861,097.71	52.3%	0.00	0.0%
May 15, 2028	38,296,335.08	14,979,141.76	39.1%	0.00	0.0%	0.00	0.0%
November 15, 2028	37,509,424.08	14,367,938.23	38.3%	0.00	0.0%	0.00	0.0%
May 15, 2029	36,722,513.09	13,756,734.70	37.5%	0.00	0.0%	0.00	0.0%
November 15, 2029	35,935,602.09	13,145,531.17	36.6%	0.00	0.0%	0.00	0.0%
May 15, 2030	35,148,691.10	12,534,327.64	35.7%	0.00	0.0%	0.00	0.0%
November 15, 2030	34,361,780.10	11,923,124.11	34.7%	0.00	0.0%	0.00	0.0%
May 15, 2031	33,574,869.11	11,311,920.58	33.7%	0.00	0.0%	0.00	0.0%
November 15, 2031	32,787,958.12	10,700,717.05	32.6%	0.00	0.0%	0.00	0.0%
May 15, 2032	32,001,047.12	0.00	0.0%	0.00	0.0%	0.00	0.0%

III-14

APPENDIX IV

EQUIPMENT NOTE PRINCIPAL AMOUNTS AND AMORTIZATION SCHEDULES

	N976JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$22,056,745.69	$0.00	$6,878,101.14	$0.00	$4,327,000.00
November 15, 2020	544,508.61	21,512,237.08	169,797.72	6,708,303.42	240,846.77	4,086,153.23
May 15, 2021	544,508.61	20,967,728.47	169,797.72	6,538,505.70	240,846.77	3,845,306.46
November 15, 2021	544,508.61	20,423,219.86	169,797.72	6,368,707.98	240,846.77	3,604,459.69
May 15, 2022	544,508.61	19,878,711.25	169,797.72	6,198,910.26	240,846.77	3,363,612.92
November 15, 2022	544,508.61	19,334,202.64	169,797.72	6,029,112.54	240,846.77	3,122,766.15
May 15, 2023	544,508.61	18,789,694.03	169,797.72	5,859,314.82	240,846.77	2,881,919.38
November 15, 2023	544,508.61	18,245,185.42	169,797.72	5,689,517.10	240,846.77	2,641,072.61
May 15, 2024	544,508.61	17,700,676.81	169,797.72	5,519,719.38	240,846.77	2,400,225.84
November 15, 2024	544,508.61	17,156,168.20	169,797.72	5,349,921.66	240,846.77	2,159,379.07
May 15, 2025	544,508.61	16,611,659.59	169,797.72	5,180,123.94	240,846.77	1,918,532.30
November 15, 2025	544,508.61	16,067,150.98	169,797.72	5,010,326.22	240,846.77	1,677,685.53
May 15, 2026	544,508.61	15,522,642.37	169,797.72	4,840,528.50	240,846.77	1,436,838.76
November 15, 2026	544,508.61	14,978,133.76	169,797.72	4,670,730.78	240,846.77	1,195,991.99
May 15, 2027	544,508.61	14,433,625.15	169,797.72	4,500,933.06	240,846.77	955,145.22
November 15, 2027	544,508.61	13,889,116.54	169,797.72	4,331,135.34	955,145.22	0.00
May 15, 2028	544,508.61	13,344,607.93	4,331,135.34	0.00	0.00	0.00
November 15, 2028	544,508.61	12,800,099.32	0.00	0.00	0.00	0.00
May 15, 2029	544,508.61	12,255,590.71	0.00	0.00	0.00	0.00
November 15, 2029	544,508.61	11,711,082.10	0.00	0.00	0.00	0.00
May 15, 2030	544,508.61	11,166,573.49	0.00	0.00	0.00	0.00
November 15, 2030	544,508.61	10,622,064.88	0.00	0.00	0.00	0.00
May 15, 2031	544,508.61	10,077,556.27	0.00	0.00	0.00	0.00
November 15, 2031	544,508.61	9,533,047.66	0.00	0.00	0.00	0.00
May 15, 2032	9,533,047.66	0.00	0.00	0.00	0.00	0.00

	N978JB
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$22,139,721.49	$0.00	$6,903,784.13	$0.00	$4,352,000.00
November 15, 2020	546,557.01	21,593,164.48	170,431.74	6,733,352.39	242,238.31	4,109,761.69
May 15, 2021	546,557.01	21,046,607.47	170,431.74	6,562,920.65	242,238.31	3,867,523.38
November 15, 2021	546,557.01	20,500,050.46	170,431.74	6,392,488.91	242,238.31	3,625,285.07
May 15, 2022	546,557.01	19,953,493.45	170,431.74	6,222,057.17	242,238.31	3,383,046.76
November 15, 2022	546,557.01	19,406,936.44	170,431.74	6,051,625.43	242,238.31	3,140,808.45
May 15, 2023	546,557.01	18,860,379.43	170,431.74	5,881,193.69	242,238.31	2,898,570.14
November 15, 2023	546,557.01	18,313,822.42	170,431.74	5,710,761.95	242,238.31	2,656,331.83
May 15, 2024	546,557.01	17,767,265.41	170,431.74	5,540,330.21	242,238.31	2,414,093.52
November 15, 2024	546,557.01	17,220,708.40	170,431.74	5,369,898.47	242,238.31	2,171,855.21
May 15, 2025	546,557.01	16,674,151.39	170,431.74	5,199,466.73	242,238.31	1,929,616.90
November 15, 2025	546,557.01	16,127,594.38	170,431.74	5,029,034.99	242,238.31	1,687,378.59
May 15, 2026	546,557.01	15,581,037.37	170,431.74	4,858,603.25	242,238.31	1,445,140.28
November 15, 2026	546,557.01	15,034,480.36	170,431.74	4,688,171.51	242,238.31	1,202,901.97
May 15, 2027	546,557.01	14,487,923.35	170,431.74	4,517,739.77	242,238.31	960,663.66
November 15, 2027	546,557.01	13,941,366.34	170,431.74	4,347,308.03	960,663.66	0.00
May 15, 2028	546,557.01	13,394,809.33	4,347,308.03	0.00	0.00	0.00
November 15, 2028	546,557.01	12,848,252.32	0.00	0.00	0.00	0.00
May 15, 2029	546,557.01	12,301,695.31	0.00	0.00	0.00	0.00
November 15, 2029	546,557.01	11,755,138.30	0.00	0.00	0.00	0.00
May 15, 2030	546,557.01	11,208,581.29	0.00	0.00	0.00	0.00
November 15, 2030	546,557.01	10,662,024.28	0.00	0.00	0.00	0.00
May 15, 2031	546,557.01	10,115,467.27	0.00	0.00	0.00	0.00
November 15, 2031	546,557.01	9,568,910.26	0.00	0.00	0.00	0.00
May 15, 2032	9,568,910.26	0.00	0.00	0.00	0.00	0.00

	N979JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$22,362,965.91	$0.00	$6,973,918.44	$0.00	$4,397,000.00
November 15, 2020	552,068.19	21,810,897.72	172,163.13	6,801,755.31	244,743.07	4,152,256.93
May 15, 2021	552,068.19	21,258,829.53	172,163.13	6,629,592.18	244,743.07	3,907,513.86
November 15, 2021	552,068.19	20,706,761.34	172,163.13	6,457,429.05	244,743.07	3,662,770.79
May 15, 2022	552,068.19	20,154,693.15	172,163.13	6,285,265.92	244,743.07	3,418,027.72
November 15, 2022	552,068.19	19,602,624.96	172,163.13	6,113,102.79	244,743.07	3,173,284.65
May 15, 2023	552,068.19	19,050,556.77	172,163.13	5,940,939.66	244,743.07	2,928,541.58
November 15, 2023	552,068.19	18,498,488.58	172,163.13	5,768,776.53	244,743.07	2,683,798.51
May 15, 2024	552,068.19	17,946,420.39	172,163.13	5,596,613.40	244,743.07	2,439,055.44
November 15, 2024	552,068.19	17,394,352.20	172,163.13	5,424,450.27	244,743.07	2,194,312.37
May 15, 2025	552,068.19	16,842,284.01	172,163.13	5,252,287.14	244,743.07	1,949,569.30
November 15, 2025	552,068.19	16,290,215.82	172,163.13	5,080,124.01	244,743.07	1,704,826.23
May 15, 2026	552,068.19	15,738,147.63	172,163.13	4,907,960.88	244,743.07	1,460,083.16
November 15, 2026	552,068.19	15,186,079.44	172,163.13	4,735,797.75	244,743.07	1,215,340.09
May 15, 2027	552,068.19	14,634,011.25	172,163.13	4,563,634.62	244,743.07	970,597.02
November 15, 2027	552,068.19	14,081,943.06	172,163.13	4,391,471.49	970,597.02	0.00
May 15, 2028	552,068.19	13,529,874.87	4,391,471.49	0.00	0.00	0.00
November 15, 2028	552,068.19	12,977,806.68	0.00	0.00	0.00	0.00
May 15, 2029	552,068.19	12,425,738.49	0.00	0.00	0.00	0.00
November 15, 2029	552,068.19	11,873,670.30	0.00	0.00	0.00	0.00
May 15, 2030	552,068.19	11,321,602.11	0.00	0.00	0.00	0.00
November 15, 2030	552,068.19	10,769,533.92	0.00	0.00	0.00	0.00
May 15, 2031	552,068.19	10,217,465.73	0.00	0.00	0.00	0.00
November 15, 2031	552,068.19	9,665,397.54	0.00	0.00	0.00	0.00
May 15, 2032	9,665,397.54	0.00	0.00	0.00	0.00	0.00

	N981JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$22,484,466.19	$0.00	$7,011,455.11	$0.00	$4,443,000.00
November 15, 2020	555,067.63	21,929,398.56	173,089.79	6,838,365.32	247,303.49	4,195,696.51
May 15, 2021	555,067.63	21,374,330.93	173,089.79	6,665,275.53	247,303.49	3,948,393.02
November 15, 2021	555,067.63	20,819,263.30	173,089.79	6,492,185.74	247,303.49	3,701,089.53
May 15, 2022	555,067.63	20,264,195.67	173,089.79	6,319,095.95	247,303.49	3,453,786.04
November 15, 2022	555,067.63	19,709,128.04	173,089.79	6,146,006.16	247,303.49	3,206,482.55
May 15, 2023	555,067.63	19,154,060.41	173,089.79	5,972,916.37	247,303.49	2,959,179.06
November 15, 2023	555,067.63	18,598,992.78	173,089.79	5,799,826.58	247,303.49	2,711,875.57
May 15, 2024	555,067.63	18,043,925.15	173,089.79	5,626,736.79	247,303.49	2,464,572.08
November 15, 2024	555,067.63	17,488,857.52	173,089.79	5,453,647.00	247,303.49	2,217,268.59
May 15, 2025	555,067.63	16,933,789.89	173,089.79	5,280,557.21	247,303.49	1,969,965.10
November 15, 2025	555,067.63	16,378,722.26	173,089.79	5,107,467.42	247,303.49	1,722,661.61
May 15, 2026	555,067.63	15,823,654.63	173,089.79	4,934,377.63	247,303.49	1,475,358.12
November 15, 2026	555,067.63	15,268,587.00	173,089.79	4,761,287.84	247,303.49	1,228,054.63
May 15, 2027	555,067.63	14,713,519.37	173,089.79	4,588,198.05	247,303.49	980,751.14
November 15, 2027	555,067.63	14,158,451.74	173,089.79	4,415,108.26	980,751.14	0.00
May 15, 2028	555,067.63	13,603,384.11	4,415,108.26	0.00	0.00	0.00
November 15, 2028	555,067.63	13,048,316.48	0.00	0.00	0.00	0.00
May 15, 2029	555,067.63	12,493,248.85	0.00	0.00	0.00	0.00
November 15, 2029	555,067.63	11,938,181.22	0.00	0.00	0.00	0.00
May 15, 2030	555,067.63	11,383,113.59	0.00	0.00	0.00	0.00
November 15, 2030	555,067.63	10,828,045.96	0.00	0.00	0.00	0.00
May 15, 2031	555,067.63	10,272,978.33	0.00	0.00	0.00	0.00
November 15, 2031	555,067.63	9,717,910.70	0.00	0.00	0.00	0.00
May 15, 2032	9,717,910.70	0.00	0.00	0.00	0.00	0.00

	N980JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$22,507,185.75	$0.00	$7,018,369.76	$0.00	$4,459,000.00
November 15, 2020	555,628.50	21,951,557.25	173,260.49	6,845,109.27	248,194.07	4,210,805.93
May 15, 2021	555,628.50	21,395,928.75	173,260.49	6,671,848.78	248,194.07	3,962,611.86
November 15, 2021	555,628.50	20,840,300.25	173,260.49	6,498,588.29	248,194.07	3,714,417.79
May 15, 2022	555,628.50	20,284,671.75	173,260.49	6,325,327.80	248,194.07	3,466,223.72
November 15, 2022	555,628.50	19,729,043.25	173,260.49	6,152,067.31	248,194.07	3,218,029.65
May 15, 2023	555,628.50	19,173,414.75	173,260.49	5,978,806.82	248,194.07	2,969,835.58
November 15, 2023	555,628.50	18,617,786.25	173,260.49	5,805,546.33	248,194.07	2,721,641.51
May 15, 2024	555,628.50	18,062,157.75	173,260.49	5,632,285.84	248,194.07	2,473,447.44
November 15, 2024	555,628.50	17,506,529.25	173,260.49	5,459,025.35	248,194.07	2,225,253.37
May 15, 2025	555,628.50	16,950,900.75	173,260.49	5,285,764.86	248,194.07	1,977,059.30
November 15, 2025	555,628.50	16,395,272.25	173,260.49	5,112,504.37	248,194.07	1,728,865.23
May 15, 2026	555,628.50	15,839,643.75	173,260.49	4,939,243.88	248,194.07	1,480,671.16
November 15, 2026	555,628.50	15,284,015.25	173,260.49	4,765,983.39	248,194.07	1,232,477.09
May 15, 2027	555,628.50	14,728,386.75	173,260.49	4,592,722.90	248,194.07	984,283.02
November 15, 2027	555,628.50	14,172,758.25	173,260.49	4,419,462.41	984,283.02	0.00
May 15, 2028	555,628.50	13,617,129.75	4,419,462.41	0.00	0.00	0.00
November 15, 2028	555,628.50	13,061,501.25	0.00	0.00	0.00	0.00
May 15, 2029	555,628.50	12,505,872.75	0.00	0.00	0.00	0.00
November 15, 2029	555,628.50	11,950,244.25	0.00	0.00	0.00	0.00
May 15, 2030	555,628.50	11,394,615.75	0.00	0.00	0.00	0.00
November 15, 2030	555,628.50	10,838,987.25	0.00	0.00	0.00	0.00
May 15, 2031	555,628.50	10,283,358.75	0.00	0.00	0.00	0.00
November 15, 2031	555,628.50	9,727,730.25	0.00	0.00	0.00	0.00
May 15, 2032	9,727,730.25	0.00	0.00	0.00	0.00	0.00

	N982JB
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$22,848,967.02	$0.00	$7,124,065.12	$0.00	$4,533,000.00
November 15, 2020	564,065.96	22,284,901.06	175,869.76	6,948,195.36	252,313.02	4,280,686.98
May 15, 2021	564,065.96	21,720,835.10	175,869.76	6,772,325.60	252,313.02	4,028,373.96
November 15, 2021	564,065.96	21,156,769.14	175,869.76	6,596,455.84	252,313.02	3,776,060.94
May 15, 2022	564,065.96	20,592,703.18	175,869.76	6,420,586.08	252,313.02	3,523,747.92
November 15, 2022	564,065.96	20,028,637.22	175,869.76	6,244,716.32	252,313.02	3,271,434.90
May 15, 2023	564,065.96	19,464,571.26	175,869.76	6,068,846.56	252,313.02	3,019,121.88
November 15, 2023	564,065.96	18,900,505.30	175,869.76	5,892,976.80	252,313.02	2,766,808.86
May 15, 2024	564,065.96	18,336,439.34	175,869.76	5,717,107.04	252,313.02	2,514,495.84
November 15, 2024	564,065.96	17,772,373.38	175,869.76	5,541,237.28	252,313.02	2,262,182.82
May 15, 2025	564,065.96	17,208,307.42	175,869.76	5,365,367.52	252,313.02	2,009,869.80
November 15, 2025	564,065.96	16,644,241.46	175,869.76	5,189,497.76	252,313.02	1,757,556.78
May 15, 2026	564,065.96	16,080,175.50	175,869.76	5,013,628.00	252,313.02	1,505,243.76
November 15, 2026	564,065.96	15,516,109.54	175,869.76	4,837,758.24	252,313.02	1,252,930.74
May 15, 2027	564,065.96	14,952,043.58	175,869.76	4,661,888.48	252,313.02	1,000,617.72
November 15, 2027	564,065.96	14,387,977.62	175,869.76	4,486,018.72	1,000,617.72	0.00
May 15, 2028	564,065.96	13,823,911.66	4,486,018.72	0.00	0.00	0.00
November 15, 2028	564,065.96	13,259,845.70	0.00	0.00	0.00	0.00
May 15, 2029	564,065.96	12,695,779.74	0.00	0.00	0.00	0.00
November 15, 2029	564,065.96	12,131,713.78	0.00	0.00	0.00	0.00
May 15, 2030	564,065.96	11,567,647.82	0.00	0.00	0.00	0.00
November 15, 2030	564,065.96	11,003,581.86	0.00	0.00	0.00	0.00
May 15, 2031	564,065.96	10,439,515.90	0.00	0.00	0.00	0.00
November 15, 2031	564,065.96	9,875,449.94	0.00	0.00	0.00	0.00
May 15, 2032	9,875,449.94	0.00	0.00	0.00	0.00	0.00

	N984JB
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$22,874,650.01	$0.00	$7,132,955.39	$0.00	$4,551,000.00
November 15, 2020	564,699.99	22,309,950.02	176,089.23	6,956,866.16	253,314.92	4,297,685.08
May 15, 2021	564,699.99	21,745,250.03	176,089.23	6,780,776.93	253,314.92	4,044,370.16
November 15, 2021	564,699.99	21,180,550.04	176,089.23	6,604,687.70	253,314.92	3,791,055.24
May 15, 2022	564,699.99	20,615,850.05	176,089.23	6,428,598.47	253,314.92	3,537,740.32
November 15, 2022	564,699.99	20,051,150.06	176,089.23	6,252,509.24	253,314.92	3,284,425.40
May 15, 2023	564,699.99	19,486,450.07	176,089.23	6,076,420.01	253,314.92	3,031,110.48
November 15, 2023	564,699.99	18,921,750.08	176,089.23	5,900,330.78	253,314.92	2,777,795.56
May 15, 2024	564,699.99	18,357,050.09	176,089.23	5,724,241.55	253,314.92	2,524,480.64
November 15, 2024	564,699.99	17,792,350.10	176,089.23	5,548,152.32	253,314.92	2,271,165.72
May 15, 2025	564,699.99	17,227,650.11	176,089.23	5,372,063.09	253,314.92	2,017,850.80
November 15, 2025	564,699.99	16,662,950.12	176,089.23	5,195,973.86	253,314.92	1,764,535.88
May 15, 2026	564,699.99	16,098,250.13	176,089.23	5,019,884.63	253,314.92	1,511,220.96
November 15, 2026	564,699.99	15,533,550.14	176,089.23	4,843,795.40	253,314.92	1,257,906.04
May 15, 2027	564,699.99	14,968,850.15	176,089.23	4,667,706.17	253,314.92	1,004,591.12
November 15, 2027	564,699.99	14,404,150.16	176,089.23	4,491,616.94	1,004,591.12	0.00
May 15, 2028	564,699.99	13,839,450.17	4,491,616.94	0.00	0.00	0.00
November 15, 2028	564,699.99	13,274,750.18	0.00	0.00	0.00	0.00
May 15, 2029	564,699.99	12,710,050.19	0.00	0.00	0.00	0.00
November 15, 2029	564,699.99	12,145,350.20	0.00	0.00	0.00	0.00
May 15, 2030	564,699.99	11,580,650.21	0.00	0.00	0.00	0.00
November 15, 2030	564,699.99	11,015,950.22	0.00	0.00	0.00	0.00
May 15, 2031	564,699.99	10,451,250.23	0.00	0.00	0.00	0.00
November 15, 2031	564,699.99	9,886,550.24	0.00	0.00	0.00	0.00
May 15, 2032	9,886,550.24	0.00	0.00	0.00	0.00	0.00

	N983JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$22,874,650.01	$0.00	$7,132,955.39	$0.00	$4,551,000.00
November 15, 2020	564,699.99	22,309,950.02	176,089.23	6,956,866.16	253,314.92	4,297,685.08
May 15, 2021	564,699.99	21,745,250.03	176,089.23	6,780,776.93	253,314.92	4,044,370.16
November 15, 2021	564,699.99	21,180,550.04	176,089.23	6,604,687.70	253,314.92	3,791,055.24
May 15, 2022	564,699.99	20,615,850.05	176,089.23	6,428,598.47	253,314.92	3,537,740.32
November 15, 2022	564,699.99	20,051,150.06	176,089.23	6,252,509.24	253,314.92	3,284,425.40
May 15, 2023	564,699.99	19,486,450.07	176,089.23	6,076,420.01	253,314.92	3,031,110.48
November 15, 2023	564,699.99	18,921,750.08	176,089.23	5,900,330.78	253,314.92	2,777,795.56
May 15, 2024	564,699.99	18,357,050.09	176,089.23	5,724,241.55	253,314.92	2,524,480.64
November 15, 2024	564,699.99	17,792,350.10	176,089.23	5,548,152.32	253,314.92	2,271,165.72
May 15, 2025	564,699.99	17,227,650.11	176,089.23	5,372,063.09	253,314.92	2,017,850.80
November 15, 2025	564,699.99	16,662,950.12	176,089.23	5,195,973.86	253,314.92	1,764,535.88
May 15, 2026	564,699.99	16,098,250.13	176,089.23	5,019,884.63	253,314.92	1,511,220.96
November 15, 2026	564,699.99	15,533,550.14	176,089.23	4,843,795.40	253,314.92	1,257,906.04
May 15, 2027	564,699.99	14,968,850.15	176,089.23	4,667,706.17	253,314.92	1,004,591.12
November 15, 2027	564,699.99	14,404,150.16	176,089.23	4,491,616.94	1,004,591.12	0.00
May 15, 2028	564,699.99	13,839,450.17	4,491,616.94	0.00	0.00	0.00
November 15, 2028	564,699.99	13,274,750.18	0.00	0.00	0.00	0.00
May 15, 2029	564,699.99	12,710,050.19	0.00	0.00	0.00	0.00
November 15, 2029	564,699.99	12,145,350.20	0.00	0.00	0.00	0.00
May 15, 2030	564,699.99	11,580,650.21	0.00	0.00	0.00	0.00
November 15, 2030	564,699.99	11,015,950.22	0.00	0.00	0.00	0.00
May 15, 2031	564,699.99	10,451,250.23	0.00	0.00	0.00	0.00
November 15, 2031	564,699.99	9,886,550.24	0.00	0.00	0.00	0.00
May 15, 2032	9,886,550.24	0.00	0.00	0.00	0.00	0.00

	N986JB
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,131,479.86	$0.00	$7,213,955.57	$0.00	$4,596,000.00
November 15, 2020	571,040.27	22,560,439.59	178,088.86	7,035,866.71	255,819.68	4,340,180.32
May 15, 2021	571,040.27	21,989,399.32	178,088.86	6,857,777.85	255,819.68	4,084,360.64
November 15, 2021	571,040.27	21,418,359.05	178,088.86	6,679,688.99	255,819.68	3,828,540.96
May 15, 2022	571,040.27	20,847,318.78	178,088.86	6,501,600.13	255,819.68	3,572,721.28
November 15, 2022	571,040.27	20,276,278.51	178,088.86	6,323,511.27	255,819.68	3,316,901.60
May 15, 2023	571,040.27	19,705,238.24	178,088.86	6,145,422.41	255,819.68	3,061,081.92
November 15, 2023	571,040.27	19,134,197.97	178,088.86	5,967,333.55	255,819.68	2,805,262.24
May 15, 2024	571,040.27	18,563,157.70	178,088.86	5,789,244.69	255,819.68	2,549,442.56
November 15, 2024	571,040.27	17,992,117.43	178,088.86	5,611,155.83	255,819.68	2,293,622.88
May 15, 2025	571,040.27	17,421,077.16	178,088.86	5,433,066.97	255,819.68	2,037,803.20
November 15, 2025	571,040.27	16,850,036.89	178,088.86	5,254,978.11	255,819.68	1,781,983.52
May 15, 2026	571,040.27	16,278,996.62	178,088.86	5,076,889.25	255,819.68	1,526,163.84
November 15, 2026	571,040.27	15,707,956.35	178,088.86	4,898,800.39	255,819.68	1,270,344.16
May 15, 2027	571,040.27	15,136,916.08	178,088.86	4,720,711.53	255,819.68	1,014,524.48
November 15, 2027	571,040.27	14,565,875.81	178,088.86	4,542,622.67	1,014,524.48	0.00
May 15, 2028	571,040.27	13,994,835.54	4,542,622.67	0.00	0.00	0.00
November 15, 2028	571,040.27	13,423,795.27	0.00	0.00	0.00	0.00
May 15, 2029	571,040.27	12,852,755.00	0.00	0.00	0.00	0.00
November 15, 2029	571,040.27	12,281,714.73	0.00	0.00	0.00	0.00
May 15, 2030	571,040.27	11,710,674.46	0.00	0.00	0.00	0.00
November 15, 2030	571,040.27	11,139,634.19	0.00	0.00	0.00	0.00
May 15, 2031	571,040.27	10,568,593.92	0.00	0.00	0.00	0.00
November 15, 2031	571,040.27	9,997,553.65	0.00	0.00	0.00	0.00
May 15, 2032	9,997,553.65	0.00	0.00	0.00	0.00	0.00

	N985JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,142,345.74	$0.00	$7,216,918.99	$0.00	$4,603,000.00
November 15, 2020	571,308.51	22,571,037.23	178,162.01	7,038,756.98	256,209.31	4,346,790.69
May 15, 2021	571,308.51	21,999,728.72	178,162.01	6,860,594.97	256,209.31	4,090,581.38
November 15, 2021	571,308.51	21,428,420.21	178,162.01	6,682,432.96	256,209.31	3,834,372.07
May 15, 2022	571,308.51	20,857,111.70	178,162.01	6,504,270.95	256,209.31	3,578,162.76
November 15, 2022	571,308.51	20,285,803.19	178,162.01	6,326,108.94	256,209.31	3,321,953.45
May 15, 2023	571,308.51	19,714,494.68	178,162.01	6,147,946.93	256,209.31	3,065,744.14
November 15, 2023	571,308.51	19,143,186.17	178,162.01	5,969,784.92	256,209.31	2,809,534.83
May 15, 2024	571,308.51	18,571,877.66	178,162.01	5,791,622.91	256,209.31	2,553,325.52
November 15, 2024	571,308.51	18,000,569.15	178,162.01	5,613,460.90	256,209.31	2,297,116.21
May 15, 2025	571,308.51	17,429,260.64	178,162.01	5,435,298.89	256,209.31	2,040,906.90
November 15, 2025	571,308.51	16,857,952.13	178,162.01	5,257,136.88	256,209.31	1,784,697.59
May 15, 2026	571,308.51	16,286,643.62	178,162.01	5,078,974.87	256,209.31	1,528,488.28
November 15, 2026	571,308.51	15,715,335.11	178,162.01	4,900,812.86	256,209.31	1,272,278.97
May 15, 2027	571,308.51	15,144,026.60	178,162.01	4,722,650.85	256,209.31	1,016,069.66
November 15, 2027	571,308.51	14,572,718.09	178,162.01	4,544,488.84	1,016,069.66	0.00
May 15, 2028	571,308.51	14,001,409.58	4,544,488.84	0.00	0.00	0.00
November 15, 2028	571,308.51	13,430,101.07	0.00	0.00	0.00	0.00
May 15, 2029	571,308.51	12,858,792.56	0.00	0.00	0.00	0.00
November 15, 2029	571,308.51	12,287,484.05	0.00	0.00	0.00	0.00
May 15, 2030	571,308.51	11,716,175.54	0.00	0.00	0.00	0.00
November 15, 2030	571,308.51	11,144,867.03	0.00	0.00	0.00	0.00
May 15, 2031	571,308.51	10,573,558.52	0.00	0.00	0.00	0.00
November 15, 2031	571,308.51	10,002,250.01	0.00	0.00	0.00	0.00
May 15, 2032	10,002,250.01	0.00	0.00	0.00	0.00	0.00

	N988JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,222,358.12	$0.00	$7,241,614.17	$0.00	$4,616,000.00
November 15, 2020	573,283.76	22,649,074.36	178,771.66	7,062,842.51	256,932.91	4,359,067.09
May 15, 2021	573,283.76	22,075,790.60	178,771.66	6,884,070.85	256,932.91	4,102,134.18
November 15, 2021	573,283.76	21,502,506.84	178,771.66	6,705,299.19	256,932.91	3,845,201.27
May 15, 2022	573,283.76	20,929,223.08	178,771.66	6,526,527.53	256,932.91	3,588,268.36
November 15, 2022	573,283.76	20,355,939.32	178,771.66	6,347,755.87	256,932.91	3,331,335.45
May 15, 2023	573,283.76	19,782,655.56	178,771.66	6,168,984.21	256,932.91	3,074,402.54
November 15, 2023	573,283.76	19,209,371.80	178,771.66	5,990,212.55	256,932.91	2,817,469.63
May 15, 2024	573,283.76	18,636,088.04	178,771.66	5,811,440.89	256,932.91	2,560,536.72
November 15, 2024	573,283.76	18,062,804.28	178,771.66	5,632,669.23	256,932.91	2,303,603.81
May 15, 2025	573,283.76	17,489,520.52	178,771.66	5,453,897.57	256,932.91	2,046,670.90
November 15, 2025	573,283.76	16,916,236.76	178,771.66	5,275,125.91	256,932.91	1,789,737.99
May 15, 2026	573,283.76	16,342,953.00	178,771.66	5,096,354.25	256,932.91	1,532,805.08
November 15, 2026	573,283.76	15,769,669.24	178,771.66	4,917,582.59	256,932.91	1,275,872.17
May 15, 2027	573,283.76	15,196,385.48	178,771.66	4,738,810.93	256,932.91	1,018,939.26
November 15, 2027	573,283.76	14,623,101.72	178,771.66	4,560,039.27	1,018,939.26	0.00
May 15, 2028	573,283.76	14,049,817.96	4,560,039.27	0.00	0.00	0.00
November 15, 2028	573,283.76	13,476,534.20	0.00	0.00	0.00	0.00
May 15, 2029	573,283.76	12,903,250.44	0.00	0.00	0.00	0.00
November 15, 2029	573,283.76	12,329,966.68	0.00	0.00	0.00	0.00
May 15, 2030	573,283.76	11,756,682.92	0.00	0.00	0.00	0.00
November 15, 2030	573,283.76	11,183,399.16	0.00	0.00	0.00	0.00
May 15, 2031	573,283.76	10,610,115.40	0.00	0.00	0.00	0.00
November 15, 2031	573,283.76	10,036,831.64	0.00	0.00	0.00	0.00
May 15, 2032	10,036,831.64	0.00	0.00	0.00	0.00	0.00

	N987JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,237,175.23	$0.00	$7,246,553.21	$0.00	$4,618,000.00
November 15, 2020	573,649.54	22,663,525.69	178,893.59	7,067,659.62	257,044.23	4,360,955.77
May 15, 2021	573,649.54	22,089,876.15	178,893.59	6,888,766.03	257,044.23	4,103,911.54
November 15, 2021	573,649.54	21,516,226.61	178,893.59	6,709,872.44	257,044.23	3,846,867.31
May 15, 2022	573,649.54	20,942,577.07	178,893.59	6,530,978.85	257,044.23	3,589,823.08
November 15, 2022	573,649.54	20,368,927.53	178,893.59	6,352,085.26	257,044.23	3,332,778.85
May 15, 2023	573,649.54	19,795,277.99	178,893.59	6,173,191.67	257,044.23	3,075,734.62
November 15, 2023	573,649.54	19,221,628.45	178,893.59	5,994,298.08	257,044.23	2,818,690.39
May 15, 2024	573,649.54	18,647,978.91	178,893.59	5,815,404.49	257,044.23	2,561,646.16
November 15, 2024	573,649.54	18,074,329.37	178,893.59	5,636,510.90	257,044.23	2,304,601.93
May 15, 2025	573,649.54	17,500,679.83	178,893.59	5,457,617.31	257,044.23	2,047,557.70
November 15, 2025	573,649.54	16,927,030.29	178,893.59	5,278,723.72	257,044.23	1,790,513.47
May 15, 2026	573,649.54	16,353,380.75	178,893.59	5,099,830.13	257,044.23	1,533,469.24
November 15, 2026	573,649.54	15,779,731.21	178,893.59	4,920,936.54	257,044.23	1,276,425.01
May 15, 2027	573,649.54	15,206,081.67	178,893.59	4,742,042.95	257,044.23	1,019,380.78
November 15, 2027	573,649.54	14,632,432.13	178,893.59	4,563,149.36	1,019,380.78	0.00
May 15, 2028	573,649.54	14,058,782.59	4,563,149.36	0.00	0.00	0.00
November 15, 2028	573,649.54	13,485,133.05	0.00	0.00	0.00	0.00
May 15, 2029	573,649.54	12,911,483.51	0.00	0.00	0.00	0.00
November 15, 2029	573,649.54	12,337,833.97	0.00	0.00	0.00	0.00
May 15, 2030	573,649.54	11,764,184.43	0.00	0.00	0.00	0.00
November 15, 2030	573,649.54	11,190,534.89	0.00	0.00	0.00	0.00
May 15, 2031	573,649.54	10,616,885.35	0.00	0.00	0.00	0.00
November 15, 2031	573,649.54	10,043,235.81	0.00	0.00	0.00	0.00
May 15, 2032	10,043,235.81	0.00	0.00	0.00	0.00	0.00

	N990JL
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,242,114.26	$0.00	$7,247,541.01	$0.00	$4,638,000.00
November 15, 2020	573,771.47	22,668,342.79	178,917.97	7,068,623.04	258,157.46	4,379,842.54
May 15, 2021	573,771.47	22,094,571.32	178,917.97	6,889,705.07	258,157.46	4,121,685.08
November 15, 2021	573,771.47	21,520,799.85	178,917.97	6,710,787.10	258,157.46	3,863,527.62
May 15, 2022	573,771.47	20,947,028.38	178,917.97	6,531,869.13	258,157.46	3,605,370.16
November 15, 2022	573,771.47	20,373,256.91	178,917.97	6,352,951.16	258,157.46	3,347,212.70
May 15, 2023	573,771.47	19,799,485.44	178,917.97	6,174,033.19	258,157.46	3,089,055.24
November 15, 2023	573,771.47	19,225,713.97	178,917.97	5,995,115.22	258,157.46	2,830,897.78
May 15, 2024	573,771.47	18,651,942.50	178,917.97	5,816,197.25	258,157.46	2,572,740.32
November 15, 2024	573,771.47	18,078,171.03	178,917.97	5,637,279.28	258,157.46	2,314,582.86
May 15, 2025	573,771.47	17,504,399.56	178,917.97	5,458,361.31	258,157.46	2,056,425.40
November 15, 2025	573,771.47	16,930,628.09	178,917.97	5,279,443.34	258,157.46	1,798,267.94
May 15, 2026	573,771.47	16,356,856.62	178,917.97	5,100,525.37	258,157.46	1,540,110.48
November 15, 2026	573,771.47	15,783,085.15	178,917.97	4,921,607.40	258,157.46	1,281,953.02
May 15, 2027	573,771.47	15,209,313.68	178,917.97	4,742,689.43	258,157.46	1,023,795.56
November 15, 2027	573,771.47	14,635,542.21	178,917.97	4,563,771.46	1,023,795.56	0.00
May 15, 2028	573,771.47	14,061,770.74	4,563,771.46	0.00	0.00	0.00
November 15, 2028	573,771.47	13,487,999.27	0.00	0.00	0.00	0.00
May 15, 2029	573,771.47	12,914,227.80	0.00	0.00	0.00	0.00
November 15, 2029	573,771.47	12,340,456.33	0.00	0.00	0.00	0.00
May 15, 2030	573,771.47	11,766,684.86	0.00	0.00	0.00	0.00
November 15, 2030	573,771.47	11,192,913.39	0.00	0.00	0.00	0.00
May 15, 2031	573,771.47	10,619,141.92	0.00	0.00	0.00	0.00
November 15, 2031	573,771.47	10,045,370.45	0.00	0.00	0.00	0.00
May 15, 2032	10,045,370.45	0.00	0.00	0.00	0.00	0.00

	N989JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,242,114.26	$0.00	$7,247,541.01	$0.00	$4,634,000.00
November 15, 2020	573,771.47	22,668,342.79	178,917.97	7,068,623.04	257,934.81	4,376,065.19
May 15, 2021	573,771.47	22,094,571.32	178,917.97	6,889,705.07	257,934.81	4,118,130.38
November 15, 2021	573,771.47	21,520,799.85	178,917.97	6,710,787.10	257,934.81	3,860,195.57
May 15, 2022	573,771.47	20,947,028.38	178,917.97	6,531,869.13	257,934.81	3,602,260.76
November 15, 2022	573,771.47	20,373,256.91	178,917.97	6,352,951.16	257,934.81	3,344,325.95
May 15, 2023	573,771.47	19,799,485.44	178,917.97	6,174,033.19	257,934.81	3,086,391.14
November 15, 2023	573,771.47	19,225,713.97	178,917.97	5,995,115.22	257,934.81	2,828,456.33
May 15, 2024	573,771.47	18,651,942.50	178,917.97	5,816,197.25	257,934.81	2,570,521.52
November 15, 2024	573,771.47	18,078,171.03	178,917.97	5,637,279.28	257,934.81	2,312,586.71
May 15, 2025	573,771.47	17,504,399.56	178,917.97	5,458,361.31	257,934.81	2,054,651.90
November 15, 2025	573,771.47	16,930,628.09	178,917.97	5,279,443.34	257,934.81	1,796,717.09
May 15, 2026	573,771.47	16,356,856.62	178,917.97	5,100,525.37	257,934.81	1,538,782.28
November 15, 2026	573,771.47	15,783,085.15	178,917.97	4,921,607.40	257,934.81	1,280,847.47
May 15, 2027	573,771.47	15,209,313.68	178,917.97	4,742,689.43	257,934.81	1,022,912.66
November 15, 2027	573,771.47	14,635,542.21	178,917.97	4,563,771.46	1,022,912.66	0.00
May 15, 2028	573,771.47	14,061,770.74	4,563,771.46	0.00	0.00	0.00
November 15, 2028	573,771.47	13,487,999.27	0.00	0.00	0.00	0.00
May 15, 2029	573,771.47	12,914,227.80	0.00	0.00	0.00	0.00
November 15, 2029	573,771.47	12,340,456.33	0.00	0.00	0.00	0.00
May 15, 2030	573,771.47	11,766,684.86	0.00	0.00	0.00	0.00
November 15, 2030	573,771.47	11,192,913.39	0.00	0.00	0.00	0.00
May 15, 2031	573,771.47	10,619,141.92	0.00	0.00	0.00	0.00
November 15, 2031	573,771.47	10,045,370.45	0.00	0.00	0.00	0.00
May 15, 2032	10,045,370.45	0.00	0.00	0.00	0.00	0.00

	N991JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,242,114.26	$0.00	$7,247,541.01	$0.00	$4,639,000.00
November 15, 2020	573,771.47	22,668,342.79	178,917.97	7,068,623.04	258,213.12	4,380,786.88
May 15, 2021	573,771.47	22,094,571.32	178,917.97	6,889,705.07	258,213.12	4,122,573.76
November 15, 2021	573,771.47	21,520,799.85	178,917.97	6,710,787.10	258,213.12	3,864,360.64
May 15, 2022	573,771.47	20,947,028.38	178,917.97	6,531,869.13	258,213.12	3,606,147.52
November 15, 2022	573,771.47	20,373,256.91	178,917.97	6,352,951.16	258,213.12	3,347,934.40
May 15, 2023	573,771.47	19,799,485.44	178,917.97	6,174,033.19	258,213.12	3,089,721.28
November 15, 2023	573,771.47	19,225,713.97	178,917.97	5,995,115.22	258,213.12	2,831,508.16
May 15, 2024	573,771.47	18,651,942.50	178,917.97	5,816,197.25	258,213.12	2,573,295.04
November 15, 2024	573,771.47	18,078,171.03	178,917.97	5,637,279.28	258,213.12	2,315,081.92
May 15, 2025	573,771.47	17,504,399.56	178,917.97	5,458,361.31	258,213.12	2,056,868.80
November 15, 2025	573,771.47	16,930,628.09	178,917.97	5,279,443.34	258,213.12	1,798,655.68
May 15, 2026	573,771.47	16,356,856.62	178,917.97	5,100,525.37	258,213.12	1,540,442.56
November 15, 2026	573,771.47	15,783,085.15	178,917.97	4,921,607.40	258,213.12	1,282,229.44
May 15, 2027	573,771.47	15,209,313.68	178,917.97	4,742,689.43	258,213.12	1,024,016.32
November 15, 2027	573,771.47	14,635,542.21	178,917.97	4,563,771.46	1,024,016.32	0.00
May 15, 2028	573,771.47	14,061,770.74	4,563,771.46	0.00	0.00	0.00
November 15, 2028	573,771.47	13,487,999.27	0.00	0.00	0.00	0.00
May 15, 2029	573,771.47	12,914,227.80	0.00	0.00	0.00	0.00
November 15, 2029	573,771.47	12,340,456.33	0.00	0.00	0.00	0.00
May 15, 2030	573,771.47	11,766,684.86	0.00	0.00	0.00	0.00
November 15, 2030	573,771.47	11,192,913.39	0.00	0.00	0.00	0.00
May 15, 2031	573,771.47	10,619,141.92	0.00	0.00	0.00	0.00
November 15, 2031	573,771.47	10,045,370.45	0.00	0.00	0.00	0.00
May 15, 2032	10,045,370.45	0.00	0.00	0.00	0.00	0.00

	N993JE
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,609,578.52	$0.00	$7,362,126.64	$0.00	$4,723,000.00
November 15, 2020	582,842.96	23,026,735.56	181,746.71	7,180,379.93	262,888.68	4,460,111.32
May 15, 2021	582,842.96	22,443,892.60	181,746.71	6,998,633.22	262,888.68	4,197,222.64
November 15, 2021	582,842.96	21,861,049.64	181,746.71	6,816,886.51	262,888.68	3,934,333.96
May 15, 2022	582,842.96	21,278,206.68	181,746.71	6,635,139.80	262,888.68	3,671,445.28
November 15, 2022	582,842.96	20,695,363.72	181,746.71	6,453,393.09	262,888.68	3,408,556.60
May 15, 2023	582,842.96	20,112,520.76	181,746.71	6,271,646.38	262,888.68	3,145,667.92
November 15, 2023	582,842.96	19,529,677.80	181,746.71	6,089,899.67	262,888.68	2,882,779.24
May 15, 2024	582,842.96	18,946,834.84	181,746.71	5,908,152.96	262,888.68	2,619,890.56
November 15, 2024	582,842.96	18,363,991.88	181,746.71	5,726,406.25	262,888.68	2,357,001.88
May 15, 2025	582,842.96	17,781,148.92	181,746.71	5,544,659.54	262,888.68	2,094,113.20
November 15, 2025	582,842.96	17,198,305.96	181,746.71	5,362,912.83	262,888.68	1,831,224.52
May 15, 2026	582,842.96	16,615,463.00	181,746.71	5,181,166.12	262,888.68	1,568,335.84
November 15, 2026	582,842.96	16,032,620.04	181,746.71	4,999,419.41	262,888.68	1,305,447.16
May 15, 2027	582,842.96	15,449,777.08	181,746.71	4,817,672.70	262,888.68	1,042,558.48
November 15, 2027	582,842.96	14,866,934.12	181,746.71	4,635,925.99	1,042,558.48	0.00
May 15, 2028	582,842.96	14,284,091.16	4,635,925.99	0.00	0.00	0.00
November 15, 2028	582,842.96	13,701,248.20	0.00	0.00	0.00	0.00
May 15, 2029	582,842.96	13,118,405.24	0.00	0.00	0.00	0.00
November 15, 2029	582,842.96	12,535,562.28	0.00	0.00	0.00	0.00
May 15, 2030	582,842.96	11,952,719.32	0.00	0.00	0.00	0.00
November 15, 2030	582,842.96	11,369,876.36	0.00	0.00	0.00	0.00
May 15, 2031	582,842.96	10,787,033.40	0.00	0.00	0.00	0.00
November 15, 2031	582,842.96	10,204,190.44	0.00	0.00	0.00	0.00
May 15, 2032	10,204,190.44	0.00	0.00	0.00	0.00	0.00

	N992JB
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,609,578.52	$0.00	$7,362,126.64	$0.00	$4,723,000.00
November 15, 2020	582,842.96	23,026,735.56	181,746.71	7,180,379.93	262,888.68	4,460,111.32
May 15, 2021	582,842.96	22,443,892.60	181,746.71	6,998,633.22	262,888.68	4,197,222.64
November 15, 2021	582,842.96	21,861,049.64	181,746.71	6,816,886.51	262,888.68	3,934,333.96
May 15, 2022	582,842.96	21,278,206.68	181,746.71	6,635,139.80	262,888.68	3,671,445.28
November 15, 2022	582,842.96	20,695,363.72	181,746.71	6,453,393.09	262,888.68	3,408,556.60
May 15, 2023	582,842.96	20,112,520.76	181,746.71	6,271,646.38	262,888.68	3,145,667.92
November 15, 2023	582,842.96	19,529,677.80	181,746.71	6,089,899.67	262,888.68	2,882,779.24
May 15, 2024	582,842.96	18,946,834.84	181,746.71	5,908,152.96	262,888.68	2,619,890.56
November 15, 2024	582,842.96	18,363,991.88	181,746.71	5,726,406.25	262,888.68	2,357,001.88
May 15, 2025	582,842.96	17,781,148.92	181,746.71	5,544,659.54	262,888.68	2,094,113.20
November 15, 2025	582,842.96	17,198,305.96	181,746.71	5,362,912.83	262,888.68	1,831,224.52
May 15, 2026	582,842.96	16,615,463.00	181,746.71	5,181,166.12	262,888.68	1,568,335.84
November 15, 2026	582,842.96	16,032,620.04	181,746.71	4,999,419.41	262,888.68	1,305,447.16
May 15, 2027	582,842.96	15,449,777.08	181,746.71	4,817,672.70	262,888.68	1,042,558.48
November 15, 2027	582,842.96	14,866,934.12	181,746.71	4,635,925.99	1,042,558.48	0.00
May 15, 2028	582,842.96	14,284,091.16	4,635,925.99	0.00	0.00	0.00
November 15, 2028	582,842.96	13,701,248.20	0.00	0.00	0.00	0.00
May 15, 2029	582,842.96	13,118,405.24	0.00	0.00	0.00	0.00
November 15, 2029	582,842.96	12,535,562.28	0.00	0.00	0.00	0.00
May 15, 2030	582,842.96	11,952,719.32	0.00	0.00	0.00	0.00
November 15, 2030	582,842.96	11,369,876.36	0.00	0.00	0.00	0.00
May 15, 2031	582,842.96	10,787,033.40	0.00	0.00	0.00	0.00
November 15, 2031	582,842.96	10,204,190.44	0.00	0.00	0.00	0.00
May 15, 2032	10,204,190.44	0.00	0.00	0.00	0.00	0.00

	N994JL
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,425,846.39	$0.00	$7,304,833.83	$0.00	$4,664,000.00
November 15, 2020	578,307.21	22,847,539.18	180,332.34	7,124,501.49	259,604.66	4,404,395.34
May 15, 2021	578,307.21	22,269,231.97	180,332.34	6,944,169.15	259,604.66	4,144,790.68
November 15, 2021	578,307.21	21,690,924.76	180,332.34	6,763,836.81	259,604.66	3,885,186.02
May 15, 2022	578,307.21	21,112,617.55	180,332.34	6,583,504.47	259,604.66	3,625,581.36
November 15, 2022	578,307.21	20,534,310.34	180,332.34	6,403,172.13	259,604.66	3,365,976.70
May 15, 2023	578,307.21	19,956,003.13	180,332.34	6,222,839.79	259,604.66	3,106,372.04
November 15, 2023	578,307.21	19,377,695.92	180,332.34	6,042,507.45	259,604.66	2,846,767.38
May 15, 2024	578,307.21	18,799,388.71	180,332.34	5,862,175.11	259,604.66	2,587,162.72
November 15, 2024	578,307.21	18,221,081.50	180,332.34	5,681,842.77	259,604.66	2,327,558.06
May 15, 2025	578,307.21	17,642,774.29	180,332.34	5,501,510.43	259,604.66	2,067,953.40
November 15, 2025	578,307.21	17,064,467.08	180,332.34	5,321,178.09	259,604.66	1,808,348.74
May 15, 2026	578,307.21	16,486,159.87	180,332.34	5,140,845.75	259,604.66	1,548,744.08
November 15, 2026	578,307.21	15,907,852.66	180,332.34	4,960,513.41	259,604.66	1,289,139.42
May 15, 2027	578,307.21	15,329,545.45	180,332.34	4,780,181.07	259,604.66	1,029,534.76
November 15, 2027	578,307.21	14,751,238.24	180,332.34	4,599,848.73	1,029,534.76	0.00
May 15, 2028	578,307.21	14,172,931.03	4,599,848.73	0.00	0.00	0.00
November 15, 2028	578,307.21	13,594,623.82	0.00	0.00	0.00	0.00
May 15, 2029	578,307.21	13,016,316.61	0.00	0.00	0.00	0.00
November 15, 2029	578,307.21	12,438,009.40	0.00	0.00	0.00	0.00
May 15, 2030	578,307.21	11,859,702.19	0.00	0.00	0.00	0.00
November 15, 2030	578,307.21	11,281,394.98	0.00	0.00	0.00	0.00
May 15, 2031	578,307.21	10,703,087.77	0.00	0.00	0.00	0.00
November 15, 2031	578,307.21	10,124,780.56	0.00	0.00	0.00	0.00
May 15, 2032	10,124,780.56	0.00	0.00	0.00	0.00	0.00

	N995JL
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,425,846.39	$0.00	$7,304,833.83	$0.00	$4,664,000.00
November 15, 2020	578,307.21	22,847,539.18	180,332.34	7,124,501.49	259,604.66	4,404,395.34
May 15, 2021	578,307.21	22,269,231.97	180,332.34	6,944,169.15	259,604.66	4,144,790.68
November 15, 2021	578,307.21	21,690,924.76	180,332.34	6,763,836.81	259,604.66	3,885,186.02
May 15, 2022	578,307.21	21,112,617.55	180,332.34	6,583,504.47	259,604.66	3,625,581.36
November 15, 2022	578,307.21	20,534,310.34	180,332.34	6,403,172.13	259,604.66	3,365,976.70
May 15, 2023	578,307.21	19,956,003.13	180,332.34	6,222,839.79	259,604.66	3,106,372.04
November 15, 2023	578,307.21	19,377,695.92	180,332.34	6,042,507.45	259,604.66	2,846,767.38
May 15, 2024	578,307.21	18,799,388.71	180,332.34	5,862,175.11	259,604.66	2,587,162.72
November 15, 2024	578,307.21	18,221,081.50	180,332.34	5,681,842.77	259,604.66	2,327,558.06
May 15, 2025	578,307.21	17,642,774.29	180,332.34	5,501,510.43	259,604.66	2,067,953.40
November 15, 2025	578,307.21	17,064,467.08	180,332.34	5,321,178.09	259,604.66	1,808,348.74
May 15, 2026	578,307.21	16,486,159.87	180,332.34	5,140,845.75	259,604.66	1,548,744.08
November 15, 2026	578,307.21	15,907,852.66	180,332.34	4,960,513.41	259,604.66	1,289,139.42
May 15, 2027	578,307.21	15,329,545.45	180,332.34	4,780,181.07	259,604.66	1,029,534.76
November 15, 2027	578,307.21	14,751,238.24	180,332.34	4,599,848.73	1,029,534.76	0.00
May 15, 2028	578,307.21	14,172,931.03	4,599,848.73	0.00	0.00	0.00
November 15, 2028	578,307.21	13,594,623.82	0.00	0.00	0.00	0.00
May 15, 2029	578,307.21	13,016,316.61	0.00	0.00	0.00	0.00
November 15, 2029	578,307.21	12,438,009.40	0.00	0.00	0.00	0.00
May 15, 2030	578,307.21	11,859,702.19	0.00	0.00	0.00	0.00
November 15, 2030	578,307.21	11,281,394.98	0.00	0.00	0.00	0.00
May 15, 2031	578,307.21	10,703,087.77	0.00	0.00	0.00	0.00
November 15, 2031	578,307.21	10,124,780.56	0.00	0.00	0.00	0.00
May 15, 2032	10,124,780.56	0.00	0.00	0.00	0.00	0.00

	N996JL
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,793,310.65	$0.00	$7,419,419.46	$0.00	$4,733,000.00
November 15, 2020	587,378.70	23,205,931.95	183,161.09	7,236,258.37	263,445.29	4,469,554.71
May 15, 2021	587,378.70	22,618,553.25	183,161.09	7,053,097.28	263,445.29	4,206,109.42
November 15, 2021	587,378.70	22,031,174.55	183,161.09	6,869,936.19	263,445.29	3,942,664.13
May 15, 2022	587,378.70	21,443,795.85	183,161.09	6,686,775.10	263,445.29	3,679,218.84
November 15, 2022	587,378.70	20,856,417.15	183,161.09	6,503,614.01	263,445.29	3,415,773.55
May 15, 2023	587,378.70	20,269,038.45	183,161.09	6,320,452.92	263,445.29	3,152,328.26
November 15, 2023	587,378.70	19,681,659.75	183,161.09	6,137,291.83	263,445.29	2,888,882.97
May 15, 2024	587,378.70	19,094,281.05	183,161.09	5,954,130.74	263,445.29	2,625,437.68
November 15, 2024	587,378.70	18,506,902.35	183,161.09	5,770,969.65	263,445.29	2,361,992.39
May 15, 2025	587,378.70	17,919,523.65	183,161.09	5,587,808.56	263,445.29	2,098,547.10
November 15, 2025	587,378.70	17,332,144.95	183,161.09	5,404,647.47	263,445.29	1,835,101.81
May 15, 2026	587,378.70	16,744,766.25	183,161.09	5,221,486.38	263,445.29	1,571,656.52
November 15, 2026	587,378.70	16,157,387.55	183,161.09	5,038,325.29	263,445.29	1,308,211.23
May 15, 2027	587,378.70	15,570,008.85	183,161.09	4,855,164.20	263,445.29	1,044,765.94
November 15, 2027	587,378.70	14,982,630.15	183,161.09	4,672,003.11	1,044,765.94	0.00
May 15, 2028	587,378.70	14,395,251.45	4,672,003.11	0.00	0.00	0.00
November 15, 2028	587,378.70	13,807,872.75	0.00	0.00	0.00	0.00
May 15, 2029	587,378.70	13,220,494.05	0.00	0.00	0.00	0.00
November 15, 2029	587,378.70	12,633,115.35	0.00	0.00	0.00	0.00
May 15, 2030	587,378.70	12,045,736.65	0.00	0.00	0.00	0.00
November 15, 2030	587,378.70	11,458,357.95	0.00	0.00	0.00	0.00
May 15, 2031	587,378.70	10,870,979.25	0.00	0.00	0.00	0.00
November 15, 2031	587,378.70	10,283,600.55	0.00	0.00	0.00	0.00
May 15, 2032	10,283,600.55	0.00	0.00	0.00	0.00	0.00

	N997JL
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$23,793,310.65	$0.00	$7,419,419.46	$0.00	$4,733,000.00
November 15, 2020	587,378.70	23,205,931.95	183,161.09	7,236,258.37	263,445.29	4,469,554.71
May 15, 2021	587,378.70	22,618,553.25	183,161.09	7,053,097.28	263,445.29	4,206,109.42
November 15, 2021	587,378.70	22,031,174.55	183,161.09	6,869,936.19	263,445.29	3,942,664.13
May 15, 2022	587,378.70	21,443,795.85	183,161.09	6,686,775.10	263,445.29	3,679,218.84
November 15, 2022	587,378.70	20,856,417.15	183,161.09	6,503,614.01	263,445.29	3,415,773.55
May 15, 2023	587,378.70	20,269,038.45	183,161.09	6,320,452.92	263,445.29	3,152,328.26
November 15, 2023	587,378.70	19,681,659.75	183,161.09	6,137,291.83	263,445.29	2,888,882.97
May 15, 2024	587,378.70	19,094,281.05	183,161.09	5,954,130.74	263,445.29	2,625,437.68
November 15, 2024	587,378.70	18,506,902.35	183,161.09	5,770,969.65	263,445.29	2,361,992.39
May 15, 2025	587,378.70	17,919,523.65	183,161.09	5,587,808.56	263,445.29	2,098,547.10
November 15, 2025	587,378.70	17,332,144.95	183,161.09	5,404,647.47	263,445.29	1,835,101.81
May 15, 2026	587,378.70	16,744,766.25	183,161.09	5,221,486.38	263,445.29	1,571,656.52
November 15, 2026	587,378.70	16,157,387.55	183,161.09	5,038,325.29	263,445.29	1,308,211.23
May 15, 2027	587,378.70	15,570,008.85	183,161.09	4,855,164.20	263,445.29	1,044,765.94
November 15, 2027	587,378.70	14,982,630.15	183,161.09	4,672,003.11	1,044,765.94	0.00
May 15, 2028	587,378.70	14,395,251.45	4,672,003.11	0.00	0.00	0.00
November 15, 2028	587,378.70	13,807,872.75	0.00	0.00	0.00	0.00
May 15, 2029	587,378.70	13,220,494.05	0.00	0.00	0.00	0.00
November 15, 2029	587,378.70	12,633,115.35	0.00	0.00	0.00	0.00
May 15, 2030	587,378.70	12,045,736.65	0.00	0.00	0.00	0.00
November 15, 2030	587,378.70	11,458,357.95	0.00	0.00	0.00	0.00
May 15, 2031	587,378.70	10,870,979.25	0.00	0.00	0.00	0.00
November 15, 2031	587,378.70	10,283,600.55	0.00	0.00	0.00	0.00
May 15, 2032	10,283,600.55	0.00	0.00	0.00	0.00	0.00

	N998JE
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$24,160,774.91	$0.00	$7,534,005.09	$0.00	$4,812,000.00
November 15, 2020	596,450.19	23,564,324.72	185,989.83	7,348,015.26	267,842.54	4,544,157.46
May 15, 2021	596,450.19	22,967,874.53	185,989.83	7,162,025.43	267,842.54	4,276,314.92
November 15, 2021	596,450.19	22,371,424.34	185,989.83	6,976,035.60	267,842.54	4,008,472.38
May 15, 2022	596,450.19	21,774,974.15	185,989.83	6,790,045.77	267,842.54	3,740,629.84
November 15, 2022	596,450.19	21,178,523.96	185,989.83	6,604,055.94	267,842.54	3,472,787.30
May 15, 2023	596,450.19	20,582,073.77	185,989.83	6,418,066.11	267,842.54	3,204,944.76
November 15, 2023	596,450.19	19,985,623.58	185,989.83	6,232,076.28	267,842.54	2,937,102.22
May 15, 2024	596,450.19	19,389,173.39	185,989.83	6,046,086.45	267,842.54	2,669,259.68
November 15, 2024	596,450.19	18,792,723.20	185,989.83	5,860,096.62	267,842.54	2,401,417.14
May 15, 2025	596,450.19	18,196,273.01	185,989.83	5,674,106.79	267,842.54	2,133,574.60
November 15, 2025	596,450.19	17,599,822.82	185,989.83	5,488,116.96	267,842.54	1,865,732.06
May 15, 2026	596,450.19	17,003,372.63	185,989.83	5,302,127.13	267,842.54	1,597,889.52
November 15, 2026	596,450.19	16,406,922.44	185,989.83	5,116,137.30	267,842.54	1,330,046.98
May 15, 2027	596,450.19	15,810,472.25	185,989.83	4,930,147.47	267,842.54	1,062,204.44
November 15, 2027	596,450.19	15,214,022.06	185,989.83	4,744,157.64	1,062,204.44	0.00
May 15, 2028	596,450.19	14,617,571.87	4,744,157.64	0.00	0.00	0.00
November 15, 2028	596,450.19	14,021,121.68	0.00	0.00	0.00	0.00
May 15, 2029	596,450.19	13,424,671.49	0.00	0.00	0.00	0.00
November 15, 2029	596,450.19	12,828,221.30	0.00	0.00	0.00	0.00
May 15, 2030	596,450.19	12,231,771.11	0.00	0.00	0.00	0.00
November 15, 2030	596,450.19	11,635,320.92	0.00	0.00	0.00	0.00
May 15, 2031	596,450.19	11,038,870.73	0.00	0.00	0.00	0.00
November 15, 2031	596,450.19	10,442,420.54	0.00	0.00	0.00	0.00
May 15, 2032	10,442,420.54	0.00	0.00	0.00	0.00	0.00

	N999JQ
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$24,160,774.91	$0.00	$7,534,005.09	$0.00	$4,812,000.00
November 15, 2020	596,450.19	23,564,324.72	185,989.83	7,348,015.26	267,842.54	4,544,157.46
May 15, 2021	596,450.19	22,967,874.53	185,989.83	7,162,025.43	267,842.54	4,276,314.92
November 15, 2021	596,450.19	22,371,424.34	185,989.83	6,976,035.60	267,842.54	4,008,472.38
May 15, 2022	596,450.19	21,774,974.15	185,989.83	6,790,045.77	267,842.54	3,740,629.84
November 15, 2022	596,450.19	21,178,523.96	185,989.83	6,604,055.94	267,842.54	3,472,787.30
May 15, 2023	596,450.19	20,582,073.77	185,989.83	6,418,066.11	267,842.54	3,204,944.76
November 15, 2023	596,450.19	19,985,623.58	185,989.83	6,232,076.28	267,842.54	2,937,102.22
May 15, 2024	596,450.19	19,389,173.39	185,989.83	6,046,086.45	267,842.54	2,669,259.68
November 15, 2024	596,450.19	18,792,723.20	185,989.83	5,860,096.62	267,842.54	2,401,417.14
May 15, 2025	596,450.19	18,196,273.01	185,989.83	5,674,106.79	267,842.54	2,133,574.60
November 15, 2025	596,450.19	17,599,822.82	185,989.83	5,488,116.96	267,842.54	1,865,732.06
May 15, 2026	596,450.19	17,003,372.63	185,989.83	5,302,127.13	267,842.54	1,597,889.52
November 15, 2026	596,450.19	16,406,922.44	185,989.83	5,116,137.30	267,842.54	1,330,046.98
May 15, 2027	596,450.19	15,810,472.25	185,989.83	4,930,147.47	267,842.54	1,062,204.44
November 15, 2027	596,450.19	15,214,022.06	185,989.83	4,744,157.64	1,062,204.44	0.00
May 15, 2028	596,450.19	14,617,571.87	4,744,157.64	0.00	0.00	0.00
November 15, 2028	596,450.19	14,021,121.68	0.00	0.00	0.00	0.00
May 15, 2029	596,450.19	13,424,671.49	0.00	0.00	0.00	0.00
November 15, 2029	596,450.19	12,828,221.30	0.00	0.00	0.00	0.00
May 15, 2030	596,450.19	12,231,771.11	0.00	0.00	0.00	0.00
November 15, 2030	596,450.19	11,635,320.92	0.00	0.00	0.00	0.00
May 15, 2031	596,450.19	11,038,870.73	0.00	0.00	0.00	0.00
November 15, 2031	596,450.19	10,442,420.54	0.00	0.00	0.00	0.00
May 15, 2032	10,442,420.54	0.00	0.00	0.00	0.00	0.00

	N973JT
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$24,160,774.91	$0.00	$7,534,005.09	$0.00	$4,812,000.00
November 15, 2020	596,450.19	23,564,324.72	185,989.83	7,348,015.26	267,842.54	4,544,157.46
May 15, 2021	596,450.19	22,967,874.53	185,989.83	7,162,025.43	267,842.54	4,276,314.92
November 15, 2021	596,450.19	22,371,424.34	185,989.83	6,976,035.60	267,842.54	4,008,472.38
May 15, 2022	596,450.19	21,774,974.15	185,989.83	6,790,045.77	267,842.54	3,740,629.84
November 15, 2022	596,450.19	21,178,523.96	185,989.83	6,604,055.94	267,842.54	3,472,787.30
May 15, 2023	596,450.19	20,582,073.77	185,989.83	6,418,066.11	267,842.54	3,204,944.76
November 15, 2023	596,450.19	19,985,623.58	185,989.83	6,232,076.28	267,842.54	2,937,102.22
May 15, 2024	596,450.19	19,389,173.39	185,989.83	6,046,086.45	267,842.54	2,669,259.68
November 15, 2024	596,450.19	18,792,723.20	185,989.83	5,860,096.62	267,842.54	2,401,417.14
May 15, 2025	596,450.19	18,196,273.01	185,989.83	5,674,106.79	267,842.54	2,133,574.60
November 15, 2025	596,450.19	17,599,822.82	185,989.83	5,488,116.96	267,842.54	1,865,732.06
May 15, 2026	596,450.19	17,003,372.63	185,989.83	5,302,127.13	267,842.54	1,597,889.52
November 15, 2026	596,450.19	16,406,922.44	185,989.83	5,116,137.30	267,842.54	1,330,046.98
May 15, 2027	596,450.19	15,810,472.25	185,989.83	4,930,147.47	267,842.54	1,062,204.44
November 15, 2027	596,450.19	15,214,022.06	185,989.83	4,744,157.64	1,062,204.44	0.00
May 15, 2028	596,450.19	14,617,571.87	4,744,157.64	0.00	0.00	0.00
November 15, 2028	596,450.19	14,021,121.68	0.00	0.00	0.00	0.00
May 15, 2029	596,450.19	13,424,671.49	0.00	0.00	0.00	0.00
November 15, 2029	596,450.19	12,828,221.30	0.00	0.00	0.00	0.00
May 15, 2030	596,450.19	12,231,771.11	0.00	0.00	0.00	0.00
November 15, 2030	596,450.19	11,635,320.92	0.00	0.00	0.00	0.00
May 15, 2031	596,450.19	11,038,870.73	0.00	0.00	0.00	0.00
November 15, 2031	596,450.19	10,442,420.54	0.00	0.00	0.00	0.00
May 15, 2032	10,442,420.54	0.00	0.00	0.00	0.00	0.00

	N977JE
	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Class B Issuance Date	$0.00	$24,758,398.24	$0.00	$7,719,712.81	$0.00	$4,951,000.00
November 15, 2020	611,203.53	24,147,194.71	190,574.34	7,529,138.47	275,579.47	4,675,420.53
May 15, 2021	611,203.53	23,535,991.18	190,574.34	7,338,564.13	275,579.47	4,399,841.06
November 15, 2021	611,203.53	22,924,787.65	190,574.34	7,147,989.79	275,579.47	4,124,261.59
May 15, 2022	611,203.53	22,313,584.12	190,574.34	6,957,415.45	275,579.47	3,848,682.12
November 15, 2022	611,203.53	21,702,380.59	190,574.34	6,766,841.11	275,579.47	3,573,102.65
May 15, 2023	611,203.53	21,091,177.06	190,574.34	6,576,266.77	275,579.47	3,297,523.18
November 15, 2023	611,203.53	20,479,973.53	190,574.34	6,385,692.43	275,579.47	3,021,943.71
May 15, 2024	611,203.53	19,868,770.00	190,574.34	6,195,118.09	275,579.47	2,746,364.24
November 15, 2024	611,203.53	19,257,566.47	190,574.34	6,004,543.75	275,579.47	2,470,784.77
May 15, 2025	611,203.53	18,646,362.94	190,574.34	5,813,969.41	275,579.47	2,195,205.30
November 15, 2025	611,203.53	18,035,159.41	190,574.34	5,623,395.07	275,579.47	1,919,625.83
May 15, 2026	611,203.53	17,423,955.88	190,574.34	5,432,820.73	275,579.47	1,644,046.36
November 15, 2026	611,203.53	16,812,752.35	190,574.34	5,242,246.39	275,579.47	1,368,466.89
May 15, 2027	611,203.53	16,201,548.82	190,574.34	5,051,672.05	275,579.47	1,092,887.42
November 15, 2027	611,203.53	15,590,345.29	190,574.34	4,861,097.71	1,092,887.42	0.00
May 15, 2028	611,203.53	14,979,141.76	4,861,097.71	0.00	0.00	0.00
November 15, 2028	611,203.53	14,367,938.23	0.00	0.00	0.00	0.00
May 15, 2029	611,203.53	13,756,734.70	0.00	0.00	0.00	0.00
November 15, 2029	611,203.53	13,145,531.17	0.00	0.00	0.00	0.00
May 15, 2030	611,203.53	12,534,327.64	0.00	0.00	0.00	0.00
November 15, 2030	611,203.53	11,923,124.11	0.00	0.00	0.00	0.00
May 15, 2031	611,203.53	11,311,920.58	0.00	0.00	0.00	0.00
November 15, 2031	611,203.53	10,700,717.05	0.00	0.00	0.00	0.00
May 15, 2032	10,700,717.05	0.00	0.00	0.00	0.00	0.00

PROSPECTUS

Pass Through Certificates

Pass through trusts that we form may offer for sale pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

•

one or more owner trustees, on a non-recourse basis, to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us as part of a leveraged lease transaction; or

•	JetBlue to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us.

The pass through certificates will not represent interests in or obligations of JetBlue or any of our affiliates.

Equipment notes issued by any owner trustee will be without recourse to us. For each aircraft, we or an owner trustee will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.

You should read this prospectus and any applicable prospectus supplement carefully before you purchase our pass through certificates. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF PASS THROUGH CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer and sell the pass through certificates directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from such sales will be set forth in the prospectus supplement.

Investing in our pass through trust certificates involves risks. See the “Risk Factors” section of this prospectus. You should carefully consider these risk factors and risks before investing in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the shelf registration statement process, using this prospectus, together with a prospectus supplement, we may sell from time to time pass through certificates in one or more offerings. This prospectus provides you with a general description of pass through certificates that we may offer. Each time that we offer pass through certificates under this prospectus, we will provide a prospectus supplement that will contain specific information about the pass through certificates being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add to, update or change information contained in this prospectus with respect to that offering. Accordingly, to the extent inconsistent the information in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement. You should read carefully this prospectus, the applicable prospectus supplement, and the additional information incorporated by reference in this prospectus described under the heading “Where You Can Find More Information; Incorporation by Reference” before making an investment in the pass through certificates.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “JetBlue,” “we,” “our,” “us” and the “Company” in this prospectus, we mean JetBlue Airways Corporation and our consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 21, 2019;

•	our Proxy Statement on Schedule 14A, to be filed no later than 120 days after the end of the fiscal year ended December 31, 2018; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed on April 10, 2002 pursuant to Section 12 of the Exchange Act

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

JetBlue Airways Corporation

27-01 Queens Plaza North

Long Island City, New York 11101

Attention: Legal Department

(718) 286-7900

Documents may also be available on our website at http://investor.jetblue.com . Information contained on our website does not constitute part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

JETBLUE AIRWAYS CORPORATION

JetBlue Airways Corporation, or JetBlue, is New York’s Hometown Airline™. In 2018, JetBlue carried over 42 million passengers with an average of 1,000 daily flights and served 105 destinations in the United States, the Caribbean and Latin America.

JetBlue was incorporated in Delaware in August 1998, commenced service on February 11, 2000. As of the end of 2018, we were the sixth largest passenger carrier in the U.S. based on available seat miles, or ASMs, as reported by these passenger airlines. We believe our differentiated product and culture combined with our competitive cost structure enables us to compete fiercely in the high-value geography we serve. Looking to the future, we plan to continue to grow in our high-value geography, invest in industry-leading products and provide award-winning service by our more than 22,000 dedicated employees, whom we refer to as Crewmembers. Going forward, we believe we will continue to differentiate ourselves from the other airlines, enabling us to continue to attract a greater mix of customers and to allocate further profitable growth across our network.

RISK FACTORS

Investing in our pass through trust certificates involves risks. See the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018 as updated by our Current Reports on Form 8-K, and any other reports that we may file from time to time with the Securities and Exchange Commission, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act. The prospectus supplement relating to a particular offering of pass through trust certificates may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

USE OF PROCEEDS; DESCRIPTION OF PASS THROUGH CERTIFICATES

Except as set forth in any applicable prospectus supplement, the pass through trustee(s) will use proceeds from the sale of pass through certificates to purchase equipment notes secured by aircraft. The equipment notes are or will be issued by:

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to us (“leased aircraft notes”), or

•	us to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by us (“owned aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by us, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to us.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, us. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement.

The pass through certificates will not represent interests in JetBlue or any of our affiliates and will not represent obligations of any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied including any depositary or escrow arrangements.

CREDIT ENHANCEMENTS

Ranking; Cross-Subordination

Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be fully or partially subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

Credit Support Agreements

The applicable prospectus supplement may provide that a “credit support agreement” will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

PLAN OF DISTRIBUTION

We may sell the offered pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for JetBlue by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of JetBlue Airways Corporation appearing in JetBlue Airways Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the schedule appearing therein), and the effectiveness of JetBlue Airways Corporation’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and JetBlue Airways Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.